Exhibit 99.2

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

)
In re:	)	Chapter 11
)
Allied Nevada Gold Corp., et al.,[1]	)	Case No. 15-10503 (MFW)
)
Debtors.	)	Jointly Administered
	) )	Re: Docket Nos. 931 & 1024

NOTICE OF FILING OF PLAN SUPPLEMENT FOR THE

DEBTORS’ AMENDED JOINT CHAPTER 11 PLAN OF REORGANIZATION

PLEASE TAKE NOTICE that the above-captioned debtors and debtors in possession (collectively, the “Debtors”), hereby file an amended plan supplement (the “Amended Plan Supplement”),2 in support of the Debtors’ Amended Joint Chapter 11 Plan of Reorganization [Docket No. 931] (as amended or modified from time to time, the “Plan”),3 filed in these chapter 11 cases on August 27, 2015.

[1]	The Debtors in these cases, along with the last four digits of each Debtor’s federal tax identification number, are: Allied Nevada Gold Corp. (7115); Allied Nevada Gold Holdings LLC (7115); Allied VGH Inc. (3601); Allied VNC Inc. (3291); ANG Central LLC (7115); ANG Cortez LLC (7115); ANG Eureka LLC (7115); ANG North LLC (7115); ANG Northeast LLC (7115); ANG Pony LLC (7115); Hasbrouck Production Company LLC (3601); Hycroft Resources & Development, Inc. (1989); Victory Exploration Inc. (8144); and Victory Gold Inc. (8139). The corporate headquarters for each of the above Debtors are located at, and the mailing address for each of the above Debtors, except Hycroft Resources & Development, Inc., is 9790 Gateway Drive, Suite 200, Reno, NV 89521. The mailing address for Hycroft Resources & Development, Inc. is P.O. Box 3030, Winnemucca, NV 89446.
[2]	An original plan supplement was filed on September 18, 2015 [Docket No. 1024] (the “Original Plan Supplement” and, together with the Amended Plan Supplement, the “Plan Supplement”). Redlines appended to this Notice reflect modifications made to certain documents included in the Original Plan Supplement.
[3]	Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Plan.

PLEASE TAKE FURTHER NOTICE that the Amended Plan Supplement includes the following documents, as may be modified, amended, or supplemented from time to time:

•	Exhibit A – New Organizational Documents[4]

•	Exhibit A-Redline – Redline of New Organizational Documents

•	Exhibit D – Note Purchase Agreement

•	Exhibit D-1 – Redline of Note Purchase Agreement

•	Exhibit F – New Warrant Agreement[5]

•	Exhibit F-1 – Redline of New Warrant Agreement

•	Exhibit J – Stockholders Agreement

•	Exhibit J-1 – Redline of Stockholders Agreement

PLEASE TAKE FURTHER NOTICE that the documents contained in the Plan Supplement are integral to and part of the Plan and, if the Plan is confirmed, the documents in the Plan Supplement will be approved by the Bankruptcy Court pursuant to the Confirmation Order; provided, however, that the Confirmation Order shall not be deemed to be an approval or authorization of the specific terms of the Management Incentive Plan or the Post-Emergence Key Employee Retention Plan.

PLEASE TAKE FURTHER NOTICE that the documents contained in the Plan Supplement are drafts and the Debtors reserve the right, subject to the terms and conditions set forth in the Plan, the Amended and Restated Restructuring Support Agreement, and the Exit Facility Commitment Letter, to add additional documents to the Plan Supplement or to alter, amend, modify, or supplement any document in the Plan Supplement; provided, that if any document in the Plan Supplement is altered, amended, modified, or supplemented in any material respect prior to the Confirmation Hearing, the Debtors will file a blackline of such document with the Bankruptcy Court.

[4]	The New Organizational Documents included in this Amended Plan Supplement reflect (a) certain New Organizational Documents that have been amended or modified since the filing of the Original Plan Supplement and (b) certain New Organizational Documents that have been amended or modified in connection with the Plan and were not previously filed.
[5]	The form of New Warrant is included as an Exhibit to the New Warrant Agreement.

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PLEASE TAKE FURTHER NOTICE that the Confirmation Hearing is currently scheduled for October 6, 2015, at 10:00 a.m. (prevailing Eastern Time) before the Honorable Judge Mary F. Walrath in the United States Bankruptcy Court for the District of Delaware, located at 824 N. Market Street, Wilmington, Delaware 19801.

PLEASE TAKE FURTHER NOTICE that the Plan, the Disclosure Statement, the Plan Supplement, as well as further information regarding these chapter 11 cases are available for inspection on the Bankruptcy Court’s website at www.deb.uscourts.gov, or free of charge on the Debtors’ restructuring website at https://cases.primeclerk.com/alliednevadagold.

Wilmington, Delaware

Date: September 25, 2015	BLANK ROME LLP

	By:	/s/ Stanley B. Tarr
Stanley B. Tarr (No. 5535)
Michael D. DeBaecke (No. 3186)
Victoria Guilfoyle (No. 5183)
1201 N. Market Street, Suite 800
Wilmington, Delaware 19801
Telephone: (302) 425-6400
Facsimile: (302) 425-6464

-and-

AKIN GUMP STRAUSS HAUER & FELD LLP
Ira S. Dizengoff (admitted pro hac vice)
Philip C. Dublin (admitted pro hac vice)
Alexis Freeman (admitted pro hac vice)
Matthew C. Fagen (admitted pro hac vice)
One Bryant Park
New York, New York 10036
Telephone: (212) 872-1000
Facsimile: (212) 872-1002

Co-Counsel to the Debtors and
Debtors in Possession

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EXHIBIT A

New Organizational Documents

EXHIBIT A-1(a)

Certificate of Incorporation of Allied Nevada Gold Corp.

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

of

HYCROFT MINING CORPORATION

HYCROFT MINING CORPORATION, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

The name of the corporation is HYCROFT MINING CORPORATION (the “Corporation”). The Corporation filed its original Certificate of Incorporation with the Secretary of State of the State of Delaware on September 14, 2006, and amended and restated such Certificate of Incorporation on October 27, 2011 (as so amended and restated, and as further amended, supplemented or otherwise modified prior to the filing of this Second Amended and Restated Certificate of Incorporation, the “Current Certificate of Incorporation”). This Second Amended and Restated Certificate of Incorporation (as amended, amended and restated, supplemented or otherwise modified from time to time, this “Certificate of Incorporation”) was duly adopted, without the need for approval of the Board of Directors or the stockholders of the Corporation, in accordance with §§ 242, 245 and 303 of the Delaware General Corporation Law (the “DGCL”) and in accordance with a plan of reorganization of the Corporation (the “Plan”) approved by order of the United States Bankruptcy Court for the District of Delaware in In re: Allied Nevada Gold Corp., et al., under Chapter 11 of the United States Bankruptcy Code (11 U.S.C. §§ 101-1330), as amended (the “Bankruptcy Code”), which Plan became effective on [            ], 2015 (the “Plan Effective Date”).

The Current Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

1. Name. The name of the Corporation is HYCROFT MINING CORPORATION.

2. Registered Office and Agent. The Corporation’s registered office in the State of Delaware is located at 160 Greentree Drive, Suite 101, in the City of Dover, County of Kent, 19904. The name of its registered agent at such address is National Registered Agents, Inc.

3. Purpose. The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

4. Authorized Capital Stock; Number of Shares. The total number of shares of all classes of capital stock that the Corporation shall have the authority to issue is [        ] million ([                ]) shares, of which (a) [        ] million ([                ]) shares shall be common stock, $0.001 par value per share (“Common Stock”); and (b) [        ] million ([                ]) shares shall be preferred stock, $0.001 par value per share (“Preferred Stock”).

Notwithstanding anything herein to the contrary, the Corporation shall not issue non-voting equity securities of any class, series or other designation to the extent prohibited by Section 1123(a)(6) of the Bankruptcy Code; provided, however, that the foregoing restriction

(i) shall have no further force and effect beyond that required under Section 1123(a)(6) of the Bankruptcy Code, (ii) shall only have such force and effect to the extent and for so long as such Section 1123(a)(6) is in effect and applies to the Corporation and (iii) may be amended or eliminated in accordance with applicable law as from time to time may be in effect.

5. Rights of Stockholders.

5.1 Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series. Subject to applicable law and the provisions of this Certificate of Incorporation, the Board of Directors of the Corporation (the “Board of Directors”) is authorized to determine the designation of any series of Preferred Stock, to fix the number of shares of any series of Preferred Stock, and to determine the rights, powers (including voting powers, if any), preferences, privileges, limitations and restrictions granted to or imposed upon any series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series of Preferred Stock, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such series subsequent to the issuance of shares of that series. If the number of shares of any series of Preferred Stock shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

5.2 Common Stock.

5.2.1 Relative Rights. The Common Stock shall be subject to all of the rights, privileges, preferences and priorities of any series of Preferred Stock.

5.2.2 Dividends. Subject to the rights of holders of any outstanding series of Preferred Stock, the Board of Directors may cause dividends to be declared and paid on outstanding shares of Common Stock out of funds legally available for the payment of dividends. When, as and if dividends are declared by the Board of Directors, whether payable in cash, in property, in stock or otherwise, in accordance with this Certificate of Incorporation and the Bylaws of the Corporation, as in effect from time to time (the “Bylaws”), out of the assets of the Corporation which are at law available therefor, the holders of outstanding shares of Common Stock shall be entitled to share equally in, and to receive in accordance with the number of shares of Common Stock held by each such holder, all such dividends.

5.2.3 Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of issued and outstanding shares of Common Stock shall be entitled to share, ratably according to the number of shares of Common Stock held by each such holder, in the remaining assets of the Corporation available for distribution to its stockholders after the payment, or provision for payment, of all debts and other liabilities of the Corporation and the payment of any outstanding Preferred Stock that has preferential rights on distributions upon a liquidation, dissolution or winding up of the Corporation.

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5.2.4 Stockholder Voting Rights. Subject to applicable law and except as otherwise expressly provided elsewhere in this Certificate of Incorporation or the Bylaws, and subject to the rights of holders of any outstanding series of Preferred Stock:

(i) each holder of record of one or more issued and outstanding shares of Common Stock shall be entitled to one vote for each share of Common Stock standing in such holder’s name on the books of the Corporation; and

(ii) the holders of the issued and outstanding shares of Common Stock shall exclusively possess voting power on all matters on which the Corporation’s stockholders are entitled to vote.

5.3 Consideration. Subject to applicable law and except as otherwise provided in this Certificate of Incorporation, the capital stock of the Corporation, regardless of class or series, may be issued for such consideration and for such corporate purposes as the Board of Directors may from time to time determine.

5.4 Stockholders Agreement. To the fullest extent permitted by law, every holder of shares of Common Stock shall be subject to, shall be required to enter into, shall be deemed to have entered into, and shall be deemed to be bound by, the Stockholders Agreement dated as of the Plan Effective Date among the Corporation and the stockholders of the Corporation (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the provisions thereof, the “Stockholders Agreement”) (including the transfer restrictions therein), at such time as such holder receives shares of Common Stock (whether by sale, gift, inheritance or other Transfer, through the exercise or conversion of warrants, options or other convertible securities, including, without limitation, the exercise of the Warrants and the conversion of the Convertible Notes, by operation of law or otherwise), regardless of whether any such holder has executed the Stockholders Agreement, and the Stockholders Agreement shall be deemed to be a valid, binding and enforceable obligation of such holder (including any obligation set forth therein to waive or refrain from exercising any appraisal, dissenters or similar rights) even if such holder has not actually executed and delivered a counterpart of the Stockholders Agreement.

If any provisions of this Section 5.4 or the application thereof to any Person or circumstance is held invalid or unenforceable to any extent, the remainder of this Section 5.4 and the application of such provision to other Persons and circumstances shall not be affected thereby and such provision shall be enforced to the greatest extent permitted by law.

The Corporation will furnish without charge to each holder of record of shares of Common Stock a copy of the Stockholders Agreement upon written request to the Corporation at its principal place of business.

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6. Transfers of Shares.

6.1 Restrictions on Transfer.

6.1.1 Prohibited Transfers. Without limiting any other provisions or restrictions or conditions of this Section 6, unless otherwise waived by the Board of Directors in its sole discretion, no shares of Common Stock shall be Transferred by any stockholder (regardless of the manner in which the Transferor initially acquired such shares of Common Stock), if:

(i) such Transfer would, if consummated, result in any violation of the Securities Act or any state securities laws or regulations, or any other applicable federal or state laws or order of any Governmental Authority having jurisdiction over the Corporation;

(ii) such Transfer would, if consummated (after taking into account any other proposed Transfers or transfers of Convertible Notes or Warrants for which a notice thereof has been previously delivered to the Board of Directors, but not yet consummated), result in the Corporation having, in the aggregate, [400]1 or more holders of record (as such concept is understood for purposes of Section 12(g) of the Exchange Act) of shares of Common Stock, Convertible Notes and Warrants, unless at the time of such Transfer the Corporation is already subject to the reporting obligations under Sections 13 or 15(d) of the Exchange Act; provided, that (x) the number [400] as used in this Section 6.1.1(ii) shall be increased by the number of such holders that acquire shares of Common Stock from the Corporation other than on account of an exercise or conversion of Convertible Notes or Warrants and (y) the provisions of this Section 6.1.1(ii) shall not apply to a Transfer to a Transferee that is a Qualified Institutional Buyer and an Accredited Investor so long as (A) the Transferor certifies to the Corporation in the applicable Transfer Notice that such Transferee is a Qualified Institutional Buyer and an Accredited Investor, (B) the Transferee certifies to the Corporation in the representation letter delivered to the Corporation pursuant to Section 6.1.2(ii)(B)(1) that it is a Qualified Institutional Buyer and an Accredited Investor and (C) such Transfer would, if consummated (after taking into account any other proposed Transfers or transfers of Convertible Notes or Warrants for which a notice thereof has been previously delivered to the Board of Directors, but not yet consummated), not result in the Corporation having, in the aggregate, 1,900 or more holders of record (as such concept is understood for purposes of Section 12(g) of the Exchange Act) of shares of Common Stock, Convertible Notes and Warrants, unless at the time of such Transfer the Corporation is already subject to the reporting obligations under Sections 13 or 15(d) of the Exchange Act; provided, further that any such Transferee that is a Qualified Institutional Buyer and an Accredited Investor described in the foregoing clause (y) shall not be counted for purposes of determining whether any Transfer made after the date the Transfer is made to such Transferee would, if consummated (after taking into account any other proposed Transfers or transfers of Convertible Notes or Warrants for which a notice thereof has been previously delivered to the Board of Directors, but not yet consummated), result in the Corporation having, in the aggregate, [400] or more holders of record (as such concept is understood for purposes of Section 12(g) of the Exchange Act) of shares of Common Stock, Convertible Notes and Warrants (unless the Corporation obtains knowledge that such Transferee ceases to be an Accredited Investor);

[1]	NTD: Subject to confirmation of the number of record holders of shares of Common Stock, Convertible Notes and Warrants.

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(iii) such Transfer would, if consummated (after taking into account any other proposed Transfers or transfers of Convertible Notes or Warrants for which a notice thereof has been previously delivered to the Board of Directors, but not yet consummated), require the Corporation to register its Common Stock or any other equity securities of the Corporation under the Exchange Act (as a result of the number of stockholders or otherwise), unless at the time of such Transfer the Corporation is already subject to the reporting obligations under Sections 13 or 15(d) of the Exchange Act; or

(iv) such Transfer is to a Competitor or an Affiliate of a Competitor, except if any such Affiliate is a holder of any of the Convertible Notes on the Effective Date or any Affiliate of any such holder.

6.1.2 Certificates; Legal Opinion. In addition to the restrictions set forth in Section 6.1.1, no shares of Common Stock shall be Transferred by any stockholder unless (i) the certificates (if any) representing such shares bear legends as provided in Section 2.1(e) of the Stockholders Agreement (and, with respect to uncertificated shares, notice of such legends is provided in accordance with applicable law), for so long as such legends are applicable, and (ii) either (A) the Transferee is an Affiliate of the Transferor or (B) prior to such Transfer (1) the Transferee and the Transferor shall have delivered to the Corporation representation letters in such form as may be approved from time to time by the Board of Directors and available from the Secretary of the Corporation and (2) the Transferor shall have delivered to the Corporation a legal opinion reasonably acceptable to the Board of Directors, stating that the registration of the shares of Common Stock that are the subject of such proposed Transfer is not required under the Securities Act or any applicable state securities or “blue sky” laws. Any of the requirements set forth in clause (B) of the immediately preceding sentence may be waived by the Board of Directors in its sole discretion.

6.1.3 Notice of Transfer. Subject to Section 7, and unless otherwise provided by the Board of Directors, any stockholder, or group of stockholders, effecting a Transfer of Common Stock must submit to the Corporation, prior to such Transfer, a written notice (a “Transfer Notice”) of such Transfer. A Transfer Notice shall be mailed or delivered to (i) the Secretary or Chief Financial Officer of the Corporation, or any of their designees, and (ii) the Chairman of the Board (the “Transfer Notice Recipients”), in each case in accordance with Section 13. A Transfer Notice shall include or be accompanied by (A) the name, address and telephone number of the Transferor and the Transferee, (B) whether the Transferee is an Affiliate of the Transferor and whether the Transferee is an Accredited Investor, (C) the number of shares of Common Stock proposed to be Transferred to, and acquired by, the Transferee, (D) the date on which the Transfer is expected to take place, (E) the percentage of the Transferor’s total number of shares of Common Stock to be Transferred, (F) a joinder agreement to the Stockholders Agreement, duly completed and executed by the Transferee to the extent such Transferee has not already signed a counterpart of the Stockholders Agreement and (G) a request that the Corporation register the Transfer on the books of the Corporation and inform the Corporation’s stock transfer agent of the Transfer. So long as the other provisions of this Section 6 are satisfied and complied with, the Board of Directors (or an officer of the Corporation to whom such determination has been delegated by the Board of Directors) shall, within ten (10) Business Days after a Transfer Notice is submitted to the Corporation, cause the Transfer to be registered on the books of the Corporation and inform the Corporation’s stock transfer agent of such Transfer unless, prior to

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the expiration of such ten (10) Business Day period, the Board of Directors (or such delegated officer) or any of the Transfer Notice Recipients request information demonstrating that the Transfer complies with this Section 6 (including information demonstrating that the Transferee or any of its Affiliates (other than any Affiliate that is a holder of any of the Convertible Notes on the Effective Date or any Affiliate of any such holder) is not a Competitor), in which case the Transfer shall be registered on the books of the Corporation no later than ten (10) Business Days after the Board of Directors (or such delegated officer) or such Transfer Notice Recipient receives such information, unless the Board of Directors (or such delegated officer) determines that the Transfer is not permitted pursuant to the terms of this Section 6, in which case the Board of Directors (or such delegated officer) shall promptly inform the Transferor of such determination.

6.2 Termination. Except for the legend requirements set forth in Section 6.1.2 (to the extent still applicable), the provisions of this Section 6 shall terminate automatically upon the consummation of a Qualified Public Offering.

7. Drag-Along Transactions.

7.1 Drag-Along Transactions.

7.1.1 In the event that one or more stockholders that own or hold, together with their Affiliates, a majority of the Fully Diluted Common Stock (the “Selling Holders”) determine to effect, approve or otherwise take any action that would cause the occurrence of, or desire to consummate, a Sale Transaction, the Corporation or the Selling Holders (or a designated representative acting on behalf of the Selling Holders) will have the right (but not the obligation) to deliver written notice thereof (a “Drag Notice”) to all other stockholders (the “Dragged Holders”). Such written notice shall be delivered in accordance with Section 13, and shall contain a general description of the material terms and conditions of the Sale Transaction, including the identity of the Third Party Purchaser, the amount and form of consideration to be paid by the Third Party Purchaser and the proposed date (which may be an estimated date or range of dates) for the closing of the Sale Transaction.

7.1.2 If a Drag Notice is delivered by the Corporation or by or on behalf of the Selling Holders to the Dragged Holders in accordance with Section 7.1.1, each of the Dragged Holders shall:

(i) if such Sale Transaction is structured as a Transfer of shares of Common Stock, be obligated to Transfer to the Third Party Purchaser (subject to the other terms of this Section 7.1.2), at the closing of such Sale Transaction, all shares of Common Stock held by such Dragged Holder (or the applicable portion of such Dragged Holder’s shares of Common Stock that are required to be Transferred in connection with such Sale Transaction, as determined in accordance with Section 7.1.3) on the same terms and conditions as the Selling Holders (excluding any investment or reinvestment opportunity given to management of the Corporation or any of its subsidiaries), free and clear of any Liens (other than Permitted Liens); provided, that each stockholder will receive the same form of consideration in respect of such stockholder’s shares of Common Stock (or, if any stockholder is given an option as to the form of consideration to be received in

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exchange for each share of Common Stock held by such stockholder, each other stockholder holding shares of Common Stock of the same class, series or type shall be given the same option (excluding any investment or reinvestment opportunity given to employees of the Corporation or any of its subsidiaries)) and the same portion of the aggregate consideration in respect of such stockholder’s shares of Common Stock that such stockholder would have received if such aggregate consideration had been distributed by the Corporation in complete liquidation pursuant to the rights and preferences set forth in this Certificate of Incorporation as in effect immediately prior to such Sale Transaction;

(ii) if such Sale Transaction is structured as a Transfer of assets (including by or through the sale, issuance or other disposition of the outstanding capital stock or other outstanding equity interests of, or reorganization, merger, share exchange, consolidation or other business combination involving, any direct and/or indirect subsidiary or subsidiaries of the Corporation), approve any subsequent dissolution and liquidation of the Corporation or any of its subsidiaries in connection therewith and execute and/or deliver any applicable documents, instruments or agreements related thereto; provided, that, in any liquidation, each stockholder shall receive on account of its shares of Common Stock the distributions pursuant to the rights and preferences set forth in this Certificate of Incorporation as in effect immediately prior to such Sale Transaction;

(iii) (A) be required to vote (including by written consent) such Dragged Holder’s shares of Common Stock, whether by proxy, voting agreement or otherwise, in favor of such Sale Transaction, and (B) not raise any objection against such Sale Transaction or the process pursuant to which it was arranged;

(iv) execute and deliver any purchase agreement, merger agreement, indemnity agreement, escrow agreement, letter of transmittal or other agreements or documents governing or relating to such Sale Transaction that the Corporation, the Selling Holders or the Third Party Purchaser may request (the “Sale Transaction Documents”); provided, however, that no Dragged Holder shall be required to become liable for any indemnification obligations that exceed the total consideration payable to such Dragged Holder in connection with such Sale Transaction;

(v) use commercially reasonable efforts to obtain or make any consents or filings necessary to be obtained or made by such Dragged Holder to effectuate such Sale Transaction;

(vi) waive and refrain from exercising any appraisal, dissenters or similar rights with respect to such Sale Transaction (and each stockholder shall be deemed to have irrevocably waived any appraisal, dissenters or similar rights arising from or relating to any Sale Transaction);

(vii) not (A) take any action that might impede, be prejudicial to or be inconsistent with, such Sale Transaction, (B) assert, to the extent that an advance waiver is permitted under applicable non-waiveable law, at any time, any claim against the Corporation, any member of the Board of Directors (or any committee thereof), any

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member of the board of directors, board of managers or similar governing body of any subsidiary of the Corporation, or any other stockholder or any of its Affiliates (including any Selling Holder and any of its Affiliates) in connection with such Sale Transaction, or (C) disclose to any Person any information related to such Sale Transaction (including, without limitation, the fact that discussions or negotiations are taking place concerning such Sale Transaction, or any of the terms, conditions or other facts with respect to such Sale Transaction); and

(viii) take all necessary or desirable actions reasonably requested by the Selling Holders and/or the Corporation in connection with the consummation of such Sale Transaction.

7.1.3 In the case of a Sale Transaction involving less than 100% of the then-issued and outstanding shares of Common Stock, a percentage of the shares of Common Stock owned or held by each Dragged Holder and each Selling Holder shall be Transferred in such Sale Transaction, which percentage shall be derived by dividing (i) the total number of shares of Common Stock owned or held by the Selling Holders (in the aggregate) that are proposed to be included in such Sale Transaction by (ii) the total number of shares of Common Stock owned or held by the Selling Holders (in the aggregate).

7.1.4 At the closing of any Sale Transaction that is structured as a sale or other Transfer of shares of Common Stock in which the Selling Holders have exercised their rights under this Section 7.1, each Dragged Holder shall deliver at such closing, against payment of the purchase price therefor in accordance with the terms of the Sale Transaction Documents, certificates or other documentation (or other evidence thereof reasonably acceptable to the Third Party Purchaser) representing such Dragged Holder’s Common Stock to be sold, duly endorsed for transfer or accompanied by duly endorsed stock powers, and such other documents as are deemed reasonably necessary by any one or more of the Selling Holders, the Third Party Purchaser and/or the Corporation for the proper transfer of such Common Stock on the books of the Corporation, free and clear of any Liens (other than Permitted Liens).

7.1.5 Each Selling Holder and each Dragged Holder will bear its pro rata share (based upon its relative percentage ownership of shares of Common Stock) of the costs and expenses of any Sale Transaction to the extent such costs and expenses are incurred for the benefit of all stockholders or the Corporation and are not otherwise paid by the Corporation or the Third Party Purchaser; provided, however, that no Dragged Holder shall be directly and personally liable for any costs and expenses of any Sale Transaction that is not consummated (other than if such failure to consummate such Sale Transaction is a result of such Dragged Holder breaching its obligations under this Agreement). Costs and expenses incurred by any stockholder on its own behalf will not be considered costs and expenses of the Sale Transaction and will be borne solely by such stockholder.

7.1.6 The Corporation shall, and shall use its commercially reasonable efforts to cause its officers, employees, agents, contractors and others under its control to, cooperate and assist in any proposed Sale Transaction and not to take any action which

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might impede, be prejudicial to or be inconsistent with, any such Sale Transaction. Pending the completion of any proposed Sale Transaction, the Corporation shall use commercially reasonable efforts to operate in the ordinary course of business and to maintain all existing business relationships in good standing.

7.1.7 The Selling Holders shall have the power and authority to cause the Corporation to enter into a Sale Transaction and to take any and all such further action in connection therewith as the Selling Holders may deem necessary or appropriate in order to consummate (or, if directed by the Selling Holders, abandon) any such Sale Transaction. Neither the Corporation nor any of the Selling Holders shall have any liability if any such Sale Transaction is not consummated for any reason. Subject to the provisions of this Section 7.1, the Selling Holders, in exercising their rights under this Section 7.1, shall have complete discretion over the terms and conditions of any Sale Transaction effected thereby, including price, payment terms, conditions to closing, representations, warranties, affirmative covenants, negative covenants, indemnification, holdbacks and escrows. Without limitation of the foregoing, the Selling Holders may authorize and cause the Corporation or any now or hereafter created subsidiary to execute such agreements, documents, applications, authorizations, registration statements and instruments (collectively “Drag-Along Documents”) as they may deem necessary or appropriate in connection with any Sale Transaction, and each third person who is party to any such Drag-Along Documents may rely on the authority vested in the Selling Holders under this Section 7.1 for all purposes.

7.1.8 IN ORDER TO SECURE THE OBLIGATIONS OF EACH DRAGGED HOLDER TO VOTE SUCH DRAGGED HOLDER’S SHARES OF COMMON STOCK IN FAVOR OF A SALE TRANSACTION AND TO WAIVE ANY APPRAISAL, DISSENTERS OR SIMILAR RIGHTS THAT SUCH DRAGGED HOLDER HAS (OR MAY HAVE) WITH RESPECT TO ANY SALE TRANSACTION, IN EACH CASE AS SET FORTH IN SECTION 7.1.2, EACH DRAGGED HOLDER SHALL BE DEEMED TO IRREVOCABLY APPOINT THE SELLING HOLDERS (AND EACH OF THEM) AS SUCH DRAGGED HOLDER’S TRUE AND LAWFUL PROXY AND ATTORNEY, WITH FULL POWER OF SUBSTITUTION, TO VOTE ALL SHARES OF COMMON STOCK OWNED OR HELD BY SUCH DRAGGED HOLDER OR OVER WHICH SUCH DRAGGED HOLDER HAS VOTING CONTROL TO EFFECTUATE SUCH VOTES AND WAIVERS FOR THE DURATION OF THE EXISTENCE OF THE CORPORATION. IN ADDITION, IN ORDER TO SECURE THE OBLIGATIONS OF EACH DRAGGED HOLDER TO EXECUTE AND DELIVER THE SALE TRANSACTION DOCUMENTS, AND TO TAKE ACTIONS IN CONNECTION WITH THE CONSUMMATION OF A SALE TRANSACTION, IN EACH CASE AS SET FORTH IN SECTION 7.1.2, EACH DRAGGED HOLDER SHALL BE DEEMED TO IRREVOCABLY GRANT TO THE SELLING HOLDERS (AND EACH OF THEM) A POWER-OF-ATTORNEY TO SIGN ANY AND ALL SUCH SALE TRANSACTION DOCUMENTS AND TO TAKE ANY AND ALL SUCH ACTIONS, IN THE NAME AND ON BEHALF OF SUCH DRAGGED HOLDER. THE PROXIES AND POWERS OF ATTORNEY GRANTED BY EACH DRAGGED HOLDER PURSUANT TO THIS SECTION 7.1.8 ARE COUPLED WITH AN INTEREST, ARE IRREVOCABLE, SHALL NOT BE AFFECTED BY AND

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SHALL SURVIVE THE DEATH, INCOMPETENCY, INCAPACITY, DISABILITY, BANKRUPTCY OR INSOLVENCY OF ANY DRAGGED HOLDER WHO IS AN INDIVIDUAL AND THE MERGER, CONSOLIDATION, LIQUIDATION, BANKRUPTCY, INSOLVENCY OR DISSOLUTION OF ANY DRAGGED HOLDER THAT IS NOT AN INDIVIDUAL. ANY SELLING HOLDER MAY EXERCISE THE PROXIES AND POWERS OF ATTORNEY GRANTED BY ANY DRAGGED HOLDER HEREUNDER AT ANY TIME SUCH DRAGGED HOLDER FAILS TO COMPLY WITH THE PROVISIONS OF THIS SECTION 7.

7.1.9 If the Selling Holders enter into any negotiation or transaction for which Rule 506 of Regulation D (or any similar rule then in effect) promulgated by the United States Securities and Exchange Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), each Dragged Holder who is not an Accredited Investor shall, at the request of the Corporation or the Selling Holders (as applicable), appoint a “purchaser representative” (as such term is defined in Rule 501 of Regulation D) reasonably acceptable to the Corporation or the Selling Holders in connection with such negotiation or transaction and the Corporation shall pay the fees and expenses of such purchaser representative.

7.1.10 The provisions of this Section 7.1 shall be in addition to, and not in limitation of, the provisions of Article III of the Stockholders Agreement.

7.1.11 A Transfer of shares of Common Stock in a Sale Transaction by a Selling Holder or a Dragged Holder pursuant to this Section 7.1 shall not be subject to the requirements of Section 6 other than Section 6.1.1(i).

7.2 Termination. The provisions of this Section 7 shall terminate automatically upon the consummation of a Qualified Public Offering.

8. Directors. This Section 8 is inserted for the management of the business and for the conduct of the affairs of the Corporation and it is expressly provided that it is intended to be in furtherance of and not in limitation or exclusion of the powers conferred by applicable law.

8.1 Powers. Except as may otherwise be provided in this Certificate of Incorporation, the Bylaws, the Stockholders Agreement or the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

8.2 Composition of the Board of Directors.

8.2.1 Subject to the rights and preferences of any series of outstanding Preferred Stock, the number of directors constituting the whole Board of Directors shall be fixed from time to time in accordance with the provisions of the Bylaws and the Stockholders Agreement. As of the Plan Effective Date, the Board of Directors shall consist of the five (5) individuals identified in the Plan (such five individuals, the “Initial Board”). Each member of the Initial Board shall hold office until his or her respective successor is duly elected and qualified in accordance with the terms of this Certificate of Incorporation, the Bylaws and the Stockholders Agreement.

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8.2.2 Subject to the voting rights, if any, of holders of any outstanding series of Preferred Stock, the holders of the issued and outstanding shares of Common Stock shall have the right and power to elect all the directors of the Corporation by vote of holders of a plurality of the votes of the issued and outstanding shares of Common Stock present in person or represented by proxy at any meeting at which a quorum is present called for the purpose of electing directors; provided, however, that holders of shares of Common Stock shall be required to vote their shares of Common Stock to elect as directors (including by executing written consents) those individuals that are nominated and designated in accordance with the terms of the Stockholders Agreement.

8.2.3 The election of directors need not be by written ballot.

8.3 Tenure. The term of office of each director shall expire at the first meeting of the Board of Directors following the annual meeting of stockholders next occurring after the director’s election or appointment to the Board of Directors, or upon such director’s earlier death, resignation or removal.

8.4 Removal. Except as otherwise provided by this Certificate of Incorporation, the Stockholders Agreement or the DGCL, any director may be removed at any time, with or without cause, upon the affirmative vote of holders of at least a majority of the issued and outstanding shares of Common Stock; provided, however, that no removal of a director shall be made that is in violation of any restrictions or limitations set forth in the Stockholders Agreement. If the Board of Directors terminates the employment of the chief executive officer of the Corporation for any reason, and such chief executive officer is then serving as a director, the terminated chief executive officer will be required to immediately resign as a director.

8.5 Newly Created Directorships and Vacancies. Subject to the rights and preferences of any series of outstanding Preferred Stock and subject to the voting and board designation rights set forth herein and in the Stockholders Agreement, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office, or other cause, shall be filled by either: (i) a majority vote of the remaining directors then in office (even if less than a quorum); or (ii) a plurality of the votes of the issued and outstanding shares of Common Stock present in person or represented by proxy at a special meeting of stockholders called for such purpose in accordance with the terms of the Bylaws. Any director(s) so chosen shall hold office until their respective successors are duly elected at the next annual meeting of stockholders, or upon such director’s earlier death, resignation or removal.

8.6 Cumulative Voting. There shall not be cumulative voting by stockholders in the election of directors of the Corporation.

9. Compromise, Arrangement or Reorganization. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or

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receivers appointed for this Corporation under the provisions of Section 291 of the DGCL or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of the DGCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

10. Limitation of Liability. To the fullest extent permitted by the DGCL, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, including breaches resulting from such director’s grossly negligent behavior, except for liability (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL or (d) for any transaction from which the director derived any improper personal benefits. If the DGCL is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any amendment, repeal or modification of this Section 10 by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at or prior to the time of such amendment, repeal or modification.

11. Indemnification.

11.1 To the fullest extent permitted by law, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (“Proceeding”), whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (“Other Entity”), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such Proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful. To the extent specified by the Board of Directors at any time and to the fullest extent permitted by law, the Corporation shall indemnify any person who was

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or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of an Other Entity against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware (the “Court of Chancery”) or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

11.2 The Corporation shall, from time to time, reimburse or advance to any director or officer or other person entitled to indemnification hereunder the funds necessary for payment of expenses, including attorneys’ fees and disbursements, incurred in connection with any Proceeding, in advance of the final disposition of such Proceeding; provided, however, that, if required by the DGCL, such expenses incurred by or on behalf of any director or officer or other person may be paid in advance of the final disposition of a Proceeding only upon receipt by the Corporation of an undertaking, by or on behalf of such director or officer (or other person indemnified hereunder), to repay any such amount so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that such director, officer or other person is not entitled to be indemnified for such expenses.

11.3 The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 11 shall not be deemed exclusive of any other rights to which a person seeking indemnification or reimbursement or advancement of expenses may have or hereafter be entitled under any statute, this Certificate of Incorporation, the Bylaws, any agreement (including any policy of insurance purchased or provided by the Corporation under which directors, officers, employees and other agents of the Corporation are covered), any vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

11.4 The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 11 shall continue as to a person who has ceased to be a director or officer (or other person indemnified hereunder) and shall inure to the benefit of the executors, administrators, legatees and distributees of such person.

11.5 The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, member, manager, employee or agent of an Other Entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Section 11, the Bylaws, the Stockholders Agreement or under Section 145 of the DGCL or any other provision of law.

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11.6 The provisions of this Section 11 shall be a contract between the Corporation, on the one hand, and each director and officer who serves in such capacity at any time while this Section 11 is in effect and any other person indemnified hereunder, on the other hand, pursuant to which the Corporation and each such director, officer, or other person intend to be legally bound. Notwithstanding anything to the contrary contained in this Certificate of Incorporation, no amendment, repeal or modification of this Section 11 shall affect any rights or obligations with respect to any state of facts then or theretofore existing or any proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

11.7 The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 11 shall be enforceable by any person entitled to such indemnification or reimbursement or advancement of expenses in any court of competent jurisdiction. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) to have made a determination prior to the commencement of such action that such indemnification or reimbursement or advancement of expenses is proper in the circumstances nor an actual determination by the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) that such person is not entitled to such indemnification or reimbursement or advancement of expenses shall constitute a defense to the action or create a presumption that such person is not so entitled. Such a person shall also be indemnified, to the fullest extent permitted by law, for any expenses incurred in connection with successfully establishing his or her right to such indemnification or reimbursement or advancement of expenses, in whole or in part, in any such action.

11.8 Any director or officer of the Corporation serving in any capacity in (i) another corporation of which a majority of the shares entitled to vote in the election of its directors is held, directly or indirectly, by the Corporation or (ii) any employee benefit plan of the Corporation or any corporation referred to in clause (i) shall be deemed to be doing so at the request of the Corporation.

11.9 Any person entitled to be indemnified or to reimbursement or advancement of expenses as a matter of right pursuant to this Section 11 may elect to have the right to indemnification or reimbursement or advancement of expenses interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the applicable Proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time such indemnification or reimbursement or advancement of expenses is sought. Such election shall be made, by a notice in writing to the Corporation, at the time indemnification or reimbursement or advancement of expenses is sought; provided, however, that if no such notice is given, the right to indemnification or reimbursement or advancement of expenses shall be determined by the law in effect at the time indemnification or reimbursement or advancement of expenses is sought.

11.10 It is the intent that with respect to all advancement, reimbursement and indemnification obligations under this Section 11, the Corporation shall be the indemnitor of first resort (i.e., its obligations to indemnitees under this Certificate of Incorporation are primary and

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any obligation of any stockholder (or any of its Affiliates) to provide advancement or indemnification for the same losses incurred by indemnitees are secondary), and if a stockholder pays or causes to be paid, for any reason, any amounts otherwise indemnifiable hereunder or under any other indemnification agreement (whether pursuant to this Certificate of Incorporation, the Bylaws, the Stockholders Agreement, contract, law or regulation), then (i) such stockholder (or such Affiliate, as the case may be) shall be fully subrogated to all rights hereunder of the indemnitee with respect to such payment and (ii) the Corporation shall reimburse such stockholder (or such Affiliate, as the case may be) for the payments actually made and waive any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of such stockholder (or such Affiliate, as the case may be).

12. Books and Records. The books and records of the Corporation may be kept (subject to any provision contained in the DGCL or other applicable law) at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws.

13. Notices. All notices, requests, waivers and other communications made pursuant to this Certificate of Incorporation shall be in writing and shall be deemed to have been effectively given or delivered (a) when personally delivered to the party to be notified; (b) if given by electronic transmission in the manner provided in Section 232 of the DGCL, in accordance with Section 232 of the DGCL; (c) three (3) Business Days after deposit in the United States mail, postage prepaid, by certified or registered mail with return receipt requested, addressed to the party to be notified; or (d) one (1) Business Day after deposit with a national overnight delivery service, postage prepaid, addressed to the party to be notified with next-Business Day delivery guaranteed, in each case as follows: (i) in the case of any stockholder, to such stockholder at its address or facsimile number set forth in the stock records of the Corporation; and (ii) in the case of the Corporation, to the Secretary of the Corporation at the Corporation’s principal place of business. A party may change its address for purposes of notice hereunder by giving notice of such change in the manner provided in this Section 13.

14. Restrictions on Transactions. The Corporation elects not to be governed by the provisions of Section 203 of the DGCL.

15. Amendments. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the DGCL and in accordance with the terms of the Stockholders Agreement. Notwithstanding the foregoing and the provisions of Section 242(b)(2) of the DGCL, the number of authorized shares of Common Stock of any class may be increased or decreased (but not below the number of shares of such class then-issued and outstanding, plus the number of shares of such class then reserved for future issuance) in accordance with the preceding sentence, without a separate vote of the holders of such class of Common Stock.

16. Corporate Opportunities.

16.1.1 Each stockholder (who is not also an employee of the Corporation or any of its subsidiaries), each member of the Board of Directors or any committee thereof (other than an employee of the Corporation or any of its subsidiaries), each member of any board of directors, board of managers or similar governing body of any subsidiary of the Corporation (other than an

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employee of the Corporation or any of its subsidiaries), and any one or more of the respective Affiliates, managers, directors, principals, officers, employees and other representatives of each such stockholder, member of the Board of Directors (or committee thereof) or member of any governing body of any subsidiary of the Corporation who is not (in any such case) also an employee of the Corporation or any of its subsidiaries (the foregoing Persons being referred to, collectively, as “Identified Persons” and, each individually, as an “Identified Person”) may now engage, may continue to engage, or may, in the future, decide to engage, in the same or similar activities or lines of business as those in which the Corporation or any of its Affiliates, directly or indirectly, now engage or may engage or other business activities that overlap with, are complementary to, or compete with those in which the Corporation or any of its Affiliates, directly or indirectly, now engage or may engage (any such activity or line of business, an “Opportunity”). No Identified Person shall have any duty to refrain, directly or indirectly, from (i) engaging in any Opportunity or (ii) otherwise competing with the Corporation or any of its Affiliates. No Identified Person shall have any duty or obligation to refer or offer to the Corporation or any of its Affiliates any Opportunity, and the Corporation hereby renounces any interest or expectancy of the Corporation in, or in being offered, an opportunity to participate in any Opportunity which may be a corporate (or analogous) or business opportunity for the Corporation or any of its Affiliates.

16.1.2 In the event that any Identified Person acquires knowledge of a potential transaction or other corporate (or analogous) or business opportunity which may be an Opportunity for the Corporation or any of its Affiliates, such Identified Person shall have no duty to communicate or offer such Opportunity to the Corporation or any of its Affiliates and shall not be liable to the Corporation or the stockholders for breach of any purported fiduciary duty by reason of the fact that such Identified Person pursues or acquires such Opportunity for itself, or offers or directs such Opportunity to another Person (including any Affiliate of such Identified Person).

16.1.3 The Identified Persons may now own, may continue to own, and from time to time may acquire and own, investments in one or more other entities (such entities, collectively, “Related Companies”) that are direct competitors of, or that otherwise may have interests that do or could conflict with those of, the Corporation, any of the stockholders or any of their respective Affiliates, and (i) the enjoyment, exercise and enforcement of the rights, interests, privileges, powers and benefits granted or available to the Identified Persons under this Certificate of Incorporation and/or the Stockholders Agreement shall not be in any manner reduced, diminished, affected or impaired, and the obligations of the Identified Persons under this Certificate of Incorporation and/or the Stockholders Agreement shall not be in any manner augmented or increased, by reason of any act, circumstance, occurrence or event arising from or in any respect relating to (x) the ownership by an Identified Person of any interest in any Related Company, (y) the affiliation of any Related Company with an Identified Person or (z) any action taken or omitted by an Identified Person in respect of any Related Company, (ii) no Identified Person shall, by reason of such ownership, affiliation or action, become subject to any fiduciary duty to the Corporation, any of the stockholders or any of their respective Affiliates, (iii) none of the duties imposed on an Identified Person, whether by contract or law, do or shall limit or impair the right of any Identified Person lawfully to compete with the Corporation, any of the stockholders or any of their respective Affiliates and (iv) the Identified Persons are not and shall not be obligated to disclose to the Corporation, any of the stockholders or any of their respective

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Affiliates any information related to their respective businesses or opportunities, including acquisition opportunities, or to refrain from or in any respect to be restricted in competing against the Corporation, any of the stockholders or any of their respective Affiliates in any such business or as to any such opportunities.

17. Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the DGCL, this Certificate of Incorporation or the Bylaws, or (d) any action asserting a claim governed by the internal affairs doctrine, in each case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.

18. Enforceability; Severability. Each provision of this Certificate of Incorporation shall be enforceable in accordance with its terms to the fullest extent permitted by law, but in case any one or more of the provisions contained in this Certificate of Incorporation shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Certificate of Incorporation, and this Certificate of Incorporation shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein.

19. Bylaws. In furtherance and not in limitation of the powers conferred by law and except as otherwise set forth in the Stockholders Agreement, the Board of Directors is expressly authorized and empowered to adopt, amend or repeal any or all of the Bylaws without any action on the part of the stockholders of the Corporation, subject to the power of the stockholders of the Corporation to amend or repeal any Bylaws adopted or amended by the Board of Directors.

20. Certain Definitions. As used in this Certificate of Incorporation, the following terms shall have the following meanings:

(i) “Accredited Investor” means an “accredited investor” as such term is defined in Rule 501 under the Securities Act.

(ii) “Affiliate” means, with respect to any Person, any other Person that (either directly or indirectly) controls, is controlled by, or is under direct or indirect common control with the specified Person, and shall also include (i) any Related Fund of such Person and (ii) in the case of a specified Person who is an individual, any Family Member of such Person. The term “control” includes the possession, directly or indirectly, of the power to direct the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise. No stockholder shall be deemed an Affiliate of another Person solely by virtue of being a party to the Stockholders Agreement or by being a lender to or creditor of such other Person.

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(iii) “Business Day” means any day other than a day which is a Saturday, Sunday or legal holiday on which banks in the City of New York are authorized or obligated by law to close.

(iv) “Competitor” means a Person that is engaged in competition with the Corporation, as determined by the Board of Directors.

(v) “Convertible Notes” means the Senior Secured Convertible Notes due 2020 issued by the Corporation pursuant to the Convertible Notes Indenture, as amended, supplemented, amended and restated, modified, increased, replaced, reissued or extended from time to time.

(vi) “Convertible Notes Indenture” means the Indenture, dated as of the Effective Date, between the Corporation, as issuer, and [                    ], as trustee and collateral agent, as amended, supplemented or otherwise modified from time to time.

(vii) “Derivative Securities” means direct or indirect options, rights, warrants or securities convertible into, or redeemable, exercisable or exchangeable for, shares of Common Stock.

(viii) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(ix) “Family Member” means, with respect to any individual, (i) any Related Person of such individual or (ii) any trust the sole beneficiaries of which are such individual or one or more of such individual’s Related Persons.

(x) “Fully Diluted Common Stock” means, as of any time of determination, all issued and outstanding shares of Common Stock as of such time (other than any shares of Common Stock owned by the Corporation or any subsidiary of the Corporation), assuming that all Derivative Securities (including the Convertible Notes but expressly excluding the Warrants) existing as of such time were converted into, or redeemed, exercised or exchanged for, shares of Common Stock as of such time. Any reference in this Certificate of Incorporation to shares of Fully Diluted Common Stock owned or held by any Person (or group of Persons) as of any particular time shall mean the sum of (x) the shares of Common Stock owned or held by such Person (or group of Persons) as of such time and (y) the shares of Common Stock that such Person (or group of Persons) would own or hold as of such time if all Derivative Securities (including the Convertible Notes but expressly excluding the Warrants) owned or held by such Person (or group of Persons) as of such time were converted into, or redeemed, exercised or exchanged for, shares of Common Stock as of such time.

(xi) “Liens” means any lien, encumbrance, claim, right, demand, charge, mortgage, deed of trust, option, pledge, security interest or similar interest, title defect, hypothecation, easement, right of way, restrictive covenant, encroachment, right of first refusal, preemptive right, judgment, conditional sale or other title retention agreement and all other impositions, imperfections, defects, limitations or restrictions of any nature or kind whatsoever.

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(xii) “Permitted Liens” means Liens that are imposed (x) by this Certificate of Incorporation, (y) by the Stockholders Agreement, or (z) under applicable securities laws.

(xiii) “Person” means an individual, partnership, corporation, unincorporated organization, joint stock company, limited liability company, partnership, association, trust, joint venture or any other entity, or a governmental agency or political subdivision thereof.

(xiv) “Qualified Institutional Buyer” means an “qualified institutional buyer” as defined in Rule 144A under the Securities Act.

(xv) “Qualified Public Offering” means the first underwritten public offering pursuant to an effective registration statement covering a sale of shares of Common Stock to the public that (x) results in shares of Common Stock being listed on a national securities exchange or quoted on the Nasdaq Stock Market, and (y) involves gross cash proceeds of at least $100 million.

(xvi) “Related Fund” means, with respect to any Person, any fund, account or investment vehicle that is controlled or managed by (x) such Person or (y) the same investment manager or advisor as such Person or an Affiliate of such investment manager or advisor.

(xvii) “Related Person” means, with respect to any individual, any of such individual’s parents, spouse, siblings, children and grandchildren.

(xviii) “Sale Transaction” means the sale, lease, transfer, issuance or other disposition, in one transaction or a series of related transactions, of (x) all or substantially all of the consolidated assets of the Corporation and its subsidiaries (including by or through the issuance, sale, contribution, transfer or other disposition (including by way of reorganization, merger, share exchange, consolidation or other business combination) of a majority of the capital stock or other equity interests of any direct and/or indirect subsidiary or subsidiaries of the Corporation if substantially all of the consolidated assets of the Corporation and its subsidiaries are held by such subsidiary or subsidiaries) or (y) at least a majority of the then-issued and outstanding shares of Common Stock, to (in either case of clause (x) or clause (y)) any Person or “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) of Persons (other than the Selling Holders or any Affiliates thereof) (a “Third Party Purchaser”), whether directly or indirectly or by way of any merger, statutory share exchange, recapitalization, sale or contribution of equity, tender offer, reclassification, consolidation or other business combination transaction or purchase of beneficial ownership.

(xix) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(xx) “Third Party Purchaser” has the meaning specified in the definition of “Sale Transaction.”

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(xxi) “Transfer” means any direct or indirect sale, transfer, gift, hypothecation, pledge, assignment, devise or other disposition of Common Stock (including (x) the granting of any option or entering into any agreement for the future sale, transfer or other disposition of Common Stock, or (y) the sale, transfer, assignment or other disposition of any securities or rights convertible into, or exchangeable or exercisable for, Common Stock), whether voluntary or involuntary, whether of record, constructively or beneficially and whether by operation of law or otherwise, including by recapitalization, merger, consolidation, liquidation, dissolution, dividend, distribution or otherwise. Notwithstanding the foregoing, any transaction in which a stockholder lends or borrows any shares of Common Stock to or from brokers, banks, or other financial institutions for the purpose of effecting margin transactions, or pledges or otherwise encumbers shares of Common Stock in connection with such stockholder’s financing arrangements, in any case in the ordinary course of business, shall not constitute a Transfer of shares of Common Stock for purposes of this Certificate of Incorporation; provided, however, that any foreclosure (including the retention of shares of Common Stock in satisfaction of any obligations) on shares of Common Stock by any such broker, bank or other financial institution shall be deemed a Transfer of shares of Common Stock for purposes of this Certificate of Incorporation. The terms “Transferee,” “Transferor,” “Transferred,” and other forms of the word “Transfer” shall have the correlative meanings.

(xxii) “Warrants” means the Warrants to purchase shares of Common Stock issued pursuant to the Warrant Agreement, as any of the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

(xxiii) “Warrant Agreement” means the Warrant Agreement, dated as of the Effective Date, between the Corporation and [                    ], as warrant agent, as amended, supplemented or otherwise modified from time to time.

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IN WITNESS WHEREOF, the Corporation has caused this Second Amended and Restated Certificate of Incorporation, which amends and restates the Corporation’s First Amended and Restated Certificate of Incorporation, to be made, executed and acknowledged by its duly authorized officer this      day of [            ], 2015, as directed by and provided for in the Order of the United States Bankruptcy Court for the District of Delaware, dated [            ], 2015, Confirming the Plan under Chapter 11 of the Bankruptcy Code.

Name: Title:

EXHIBIT A-1(b)(2)

Bylaws of Allied VGH Inc.

AMENDED AND RESTATED BYLAWS

of

ALLIED VGH INC.

(Effective as of [            ], 2015)

ARTICLE I

Offices

1. Business Offices. Allied VGH Inc. (the “Corporation”) may have one or more offices at such place or places, either within or outside the State of Nevada, as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time determine or as the business of the Corporation may require.

2. Registered Office and Registered Agent. The registered office of the Corporation shall be at the office of its registered agent at 241 Ridge Street, Suite 210, Reno, Nevada 89501, and the name of its registered agent at such address shall be Thomas P. Erwin, unless changed as provided by the provisions of Chapter 78 of the Nevada Revised Statutes (as amended from time to time, the “NRS”).

ARTICLE II

Stockholders’ Meetings

1. Annual Meetings. An annual meeting of stockholders of the Corporation for the election of directors shall be held in each year beginning in 2016 on such date and at such time as the Board of Directors shall designate. At any such annual meeting, the stockholders entitled to vote thereon shall elect directors of the Corporation and shall transact such other business as may properly come before the meeting; provided, however, that no annual meeting of stockholders need be held if directors are elected by written consent of the stockholders entitled to vote thereon in lieu of an annual meeting, in accordance with Section 78.320(2) of the NRS.

2. Special Meetings. Special meetings of stockholders may be called at any time by the Chairman of the Board of Directors or the President of the Corporation, and shall be called by the President of the Corporation when directed to do so by resolution of the Board of Directors or upon the written request (which shall state the purpose or purposes therefor) of the holders of not less than ten percent (10%) of the issued and outstanding shares of common stock. The record date for determining the holders of common stock entitled to request a special meeting of stockholders shall be the date on which the first demand for a special meeting is made. Business transacted at any special meeting of stockholders shall be limited to the purpose or purposes stated in the notice provided pursuant to Section 4 of this Article II.

3. Place of Meetings. Meetings of stockholders may be held (i) at any place within or outside the State of Nevada designated by the Board of Directors or, in the case of a special meeting called at the request of the stockholders, the stockholders that requested such meeting to be called as set forth in the written request therefor, or (ii) if the Board of Directors or such stockholders so determine, solely by means of remote communication. Any stockholder participating in a meeting by remote communication is deemed to be present in person at the meeting. In the absence of any such designation by the Board of Directors or such stockholders, stockholder meetings shall be held at the principal place of business of the Corporation.

4. Notice of Meetings. Not less than ten (10) nor more than sixty (60) days prior to each annual or special meeting of the Corporation’s stockholders, written notice of the meeting shall be given to each stockholder entitled to vote at such meeting (unless such notice is waived by such stockholder as provided in Article IV of these Bylaws); provided, however, that if greater notice is required by the NRS, the provisions of the NRS shall govern. All notices shall be in writing and shall be deemed to have been effectively given and delivered (a) when personally delivered to the party to be notified; (b) when sent if given by electronic transmission; (c) three (3) business days after deposit in the United States mail, postage prepaid, by certified or registered mail with return receipt requested, addressed to the party to be notified; or (d) one (1) business day after deposit with a national overnight delivery service, postage prepaid, addressed to the party to be notified with next-business day delivery guaranteed, in each case to such stockholder at its address, electronic mail address or facsimile number stated in the stock records of the Corporation. The notice of any meeting shall state the place, if any, date and time of the meeting. The notice of a special meeting shall, in addition, state the purposes of the meeting.

5. Stockholders List. A complete record of the stockholders entitled to vote at each meeting (or an adjourned meeting described in Section 9 of this Article II), arranged by class of shares and, within each class, in alphabetical order, showing the address of each stockholder and the number of shares of each class of stock registered in the name of such stockholder, shall be prepared by the officer or agent of the Corporation who has charge of the stock transfer books of the Corporation. Such record of stockholders shall be available for inspection by any stockholder entitled to vote at the meeting beginning ten (10) days before the meeting and continuing through the meeting and any adjournment thereof, subject to the requirements of the NRS, either on a reasonably accessible electronic network, provided that the information required to gain access to such network is provided with the notice of the meeting, or during normal business hours at the principal place of business of the Corporation. Such record of stockholders shall also be produced and kept at the time and place of the meeting during the whole time thereof and shall be subject to inspection for any purpose germane to the meeting by any stockholder entitled to vote at such meeting who may be present.

6. Organization. The Chairman of the Board of Directors or, in the Chairman’s absence, the President (or, in the President’s absence, any Vice President), shall call meetings of stockholders to order and act as chairperson of such meetings. In the absence of said officers, any stockholder entitled to vote at the meeting, or any proxy of any such stockholder, may call the meeting to order and a chairperson shall be elected by the affirmative vote of holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at such meeting. The Secretary or any Assistant Secretary of the Corporation or any person appointed by the chairperson may act as secretary of such meetings.

7. Agenda and Procedure. The Board of Directors shall have the responsibility of establishing an agenda for each meeting of stockholders, subject to the rights of stockholders to raise matters for consideration which may otherwise properly be brought before an annual meeting although not included within the agenda. The chairperson shall be charged with the orderly conduct of all meetings of stockholders.

8. Quorum. Unless otherwise provided in the First Amended and Restated Articles of Incorporation of the Corporation (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Articles of Incorporation”), these Bylaws, the NRS or other applicable law, at any annual or special meeting of stockholders, the holders of shares representing a majority of the voting power of the then-issued and outstanding shares entitled to vote on a matter at the meeting, either present in person or represented by proxy, shall constitute a quorum with respect to action on such matter, and action may be taken with respect to any matter presented at the meeting only if a quorum exists with respect to such matter. However, in the absence of a quorum at any meeting of stockholders, the holders of shares representing a majority of the voting power of the then-issued and outstanding shares that are present in person or represented by proxy at the meeting and are entitled to vote on one (1) or more matters at the meeting may adjourn the meeting from time to time without further notice (except as provided in Section 9 of this Article II) until a quorum shall be present or represented.

9. Adjournment. When a meeting is for any reason adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, any business may be transacted which might have been transacted at the original meeting. However, if the adjournment is for more than thirty (30) days from the date of the original meeting, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

10. Voting.

a. Except as otherwise required by law or otherwise provided in the Articles of Incorporation or these Bylaws, and subject to the rights of holders of any series of preferred stock of the Corporation, (i) at every meeting of stockholders (or with respect to corporate action which may be taken without a meeting), every holder of record of stock of the Corporation entitled to vote on any matter at such meeting shall be entitled, with respect to such matter, to one (1) vote for each share of such stock held of record by such stockholder on the record date designated therefor pursuant to Section 3 of Article IX of these Bylaws (or the record date established pursuant to statute in the absence of such designation), (ii) whenever directors are to be elected by vote of stockholders, they shall be elected in accordance with the provisions of Section 1 of Article III of these Bylaws, and (iii) whenever any corporate action, other than the election of directors, is to be taken by vote of stockholders, such corporate action shall be authorized by the affirmative vote of holders of a majority of the shares of common stock present in person or represented by proxy at the meeting and entitled to vote with respect to such corporate action.

b. At any meeting of stockholders, a stockholder may vote the stockholder’s shares either in person or by proxy. A stockholder may appoint a proxy in person or through an attorney-in-fact and such appointment may be transmitted by any written statement of appointment permitted by the NRS. The appointment of a proxy shall be effective for the period expressly specified in the appointment form.

c. The voting rights of fiduciaries, beneficiaries, pledgors, pledgees and joint, common and other multiple owners of shares of stock shall be as provided from time to time by the NRS and any other applicable law.

d. Shares of the Corporation held of record by another corporation or entity that are entitled to vote may be voted by such officer, agent or proxy as the bylaws of such other corporation or entity may prescribe, or, in the absence of such provision, as the board of directors or similar governing body of such other corporation or entity may determine.

11. Inspectors. The chairperson of any meeting of stockholders may at any time appoint one (1) or more inspectors to serve at such meeting. Such inspectors shall decide upon the qualifications of voters, including the validity of proxies, accept and count the votes for and against the questions presented, report the results of such votes, and subscribe and deliver to the secretary of the meeting a certificate stating the number of shares of stock issued and outstanding and entitled to vote thereon and the number of shares voted for and against the questions presented. The voting inspectors need not be stockholders of the Corporation, and any director or officer of the Corporation may be an inspector on any question other than a vote for or against such director’s or officer’s election to any position with the Corporation or on any other question in which such officer or director may be directly interested.

12. Stockholder Director Nominations.

a. Stockholders shall be entitled to submit nominees for election as directors to be voted upon by stockholders at any annual meeting or at any special meeting of the stockholders called for such purpose, provided that such nominations comply with the procedures stated in this Section 12. Only those nominations which satisfy all requirements specified in this Section 12 shall be deemed “Qualified Stockholder Nominations”.

b. In order for nominees to constitute “Qualified Stockholder Nominations”, all of the following requirements must be satisfied:

1. The nominations must be made for an election to be held at an annual meeting of stockholders or at a special meeting of stockholders called for such purpose;

2. The nominees must be submitted by a stockholder who shall be (i) entitled to vote on the election of directors and (ii) a record holder on the record date for determining stockholders entitled to receive notice of and to vote at such annual meeting or special meeting (a “Proposing Stockholder”);

3. The Proposing Stockholder must deliver a written notice identifying such nominees to the Corporation’s Secretary at the Corporation’s principal place of business at least two (2) business days prior to the meeting by (i) personal delivery, (ii) facsimile or electronic transmission, (iii) registered or certified mail, postage prepaid, return receipt requested, or (iv) nationally recognized overnight or other express courier service. All notices shall be effective and shall be deemed delivered (a) if by personal delivery, on the date of delivery, (b) if by facsimile or electronic transmission, on the business day of dispatch of such facsimile or electronic transmission, (c) if by courier service, on the next business day after dispatch of a notice addressed to the Corporation, and (d) if by mail, on the fifth (5th) day after deposit in the mail, addressed to the Corporation;

4. The Proposing Stockholder’s notice must include (i) the name and address of the Proposing Stockholder, as they appear on the Corporation’s books, and the telephone number at which the Proposing Stockholder may be contacted during normal business hours through the time for which the meeting is scheduled, (ii) the class and number of shares of common stock which are owned by the Proposing Stockholder, and (iii) the names and qualifications of the Proposing Stockholder’s nominees; and

5. The Proposing Stockholder must also provide such other information as any officer of the Corporation shall reasonably deem relevant with respect to the nominees within such time limits as any officer of the Corporation shall reasonably impose for such information.

ARTICLE III

Board of Directors

1. Election; Term. The business and affairs of the Corporation shall be managed by or at the direction of the Board of Directors. Each director will be elected by vote of holders of a plurality of the votes of the issued and outstanding shares of common stock present in person or represented by proxy at the meeting of stockholders and entitled to vote thereon. Each director shall be elected to serve and to hold office until the next succeeding annual meeting and until such director’s successor shall be elected and shall qualify, or until such director’s earlier death, resignation or removal.

2. Qualification. Each director must be a natural person at least eighteen (18) years of age on the date of election but need not be a stockholder.

3. Annual Meetings. On the same day as, and immediately following, each annual stockholders’ meeting, the Board of Directors shall meet for the purpose of organization, election of officers and the transaction of any other business.

4. Regular Meetings. Regular meetings of the Board of Directors shall be held at such time or times (not less frequently than once each calendar quarter) as may be determined by the Board of Directors and specified in the notice of such meetings.

5. Special Meetings. Special meetings of the Board of Directors may be called by any director.

6. Place of Meetings. Any meeting of the Board of Directors may be held at such place or places as shall from time to time be determined by the Board of Directors and as shall be designated in the notice of the meeting. If no other place is designated in the notice of the meeting, such meeting shall be held at the Corporation’s principal executive offices.

7. Quorum. A quorum for meetings of the Board of Directors will require the attendance of at least one (1) plus a majority of the directors then in office; provided, however, that if the number of directors in office at any particular time shall be less than three (3), then a quorum for meetings of the Board of Directors at such time will require the attendance of all of the directors in office at such time. The vote of a majority of the directors present and entitled to vote at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the express provision of the NRS or the Articles of Incorporation requires a different vote, in which case such express provision shall govern and control. In the absence of a quorum at any such meeting, a majority of the directors present and entitled to vote at such meeting may adjourn the meeting from time to time without further notice, other than announcement at the meeting, until a quorum shall be present.

8. Notice of Meetings. Notice of each meeting of the Board of Directors, whether annual, regular or special, shall be given to each director (unless such notice is waived by such director as provided in Article IV of these Bylaws). Unless a longer period is required by the NRS, if such notice is given either (a) by personally delivering written notice to a director, (b) by personally telephoning such director or (c) by facsimile or email transmission at the facsimile number or email address of such director on the books and records of the Corporation, it shall be so given at least 24 hours prior to the meeting. Unless a longer period is required by the NRS, if such notice is given by depositing a written notice by overnight courier service, postage prepaid, directed to such director at that person’s residence or place of business, it shall be so given at least two (2) days prior to the meeting. The notice shall state the date and time of the meeting, but need not, unless otherwise required by the NRS, state the purposes of the meeting.

9. Meetings by Telecommunication. One (1) or more members of the Board of Directors or any committee designated by the Board of Directors may hold or participate in a meeting of the Board of Directors or such committee through the use of any means of communication by which all persons participating can hear each other at the same time or by any other means permitted by the NRS. Any director participating in a meeting by any such means of communication is deemed to be present in person at the meeting.

10. Organization, Agenda and Procedure. The directors shall choose a Chairman of the Board to preside over the meetings of the Board of Directors. The Secretary, any Assistant Secretary, or any other person appointed by the Chairman of the Board shall act as secretary of each meeting of the Board of Directors. The procedure for such meetings shall be as determined by the Chairman of the Board. All proposed agenda topics to be reviewed at the annual meetings and the regular meetings shall be delivered to each director prior to, or at the time that, notice of such meeting is provided to such director.

11. Resignation. Any director of the Corporation may resign at any time by giving written notice of such director’s resignation to the Board of Directors, the President, any Vice President or the Secretary of the Corporation. Such resignation shall take effect at the date of receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. A director who resigns may deliver to the Secretary of State for filing a statement to that effect.

12. Vacancies. Vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office, or other cause, shall be filled by either: (i) a majority vote of the remaining directors then in office (even if less than a quorum); or (ii) a plurality of the votes of the issued and outstanding shares of common stock present in person or represented by proxy at a special meeting of stockholders called for such purpose in accordance with the terms of these Bylaws. Any director(s) so chosen shall hold office until their respective successors are duly elected at the next annual meeting of stockholders, or upon such director’s earlier death, resignation or removal.

13. Committees. At its sole discretion, the Board of Directors may from time to time establish from among its members an audit committee, a compensation committee, a nominating and corporate governance committee, and any other committee deemed appropriate or necessary by the Board of Directors (each to consist of one (1) or more directors). The Board of Directors may designate a chairperson of each such committee from among its members. Each such committee, to the extent provided in the resolution establishing such committee and except as otherwise prescribed by the NRS, shall have and may exercise all of the authority of the Board of Directors in the management of the Corporation between meetings of the Board of Directors; provided, however, that no such committee shall have the authority to (a) approve or propose to stockholders any action that the NRS requires to be approved by stockholders, or (b) adopt, amend, or repeal these Bylaws. Subject to the Articles of Incorporation, any or all members of any committee may be removed, with or without cause, by resolution of the Board of Directors. Rules governing the procedures for meetings of each committee shall be as established by the Board of Directors.

14. Compensation. Each non-employee director shall be paid such amount per annum or such fixed sum, in such form (including cash, securities or a combination thereof) as reasonably determined by the Board of Directors from time to time for attendance at meetings of the Board of Directors or any committee thereof, together with reimbursement for the reasonable expenses incurred by such director in connection with the performance of such director’s duties (including, but not limited to, expenses incurred in attending meetings of the Board of Directors or any committee thereof). Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity or any of its subsidiaries in any other capacity and receiving proper compensation therefor.

ARTICLE IV

Waiver of Notice by Stockholders and Directors; Action

of Stockholders and Directors by Consent

1. Waiver of Notice. A stockholder may waive any notice required by the NRS, the Articles of Incorporation or these Bylaws, and a director may waive any notice of a meeting of the Board of Directors, whether before or after the date or time stated in the notice as the date or time when any action will occur or has occurred. Any such waiver shall be in writing, be signed by the stockholder or director entitled to the notice, and be delivered to the Secretary of the Corporation for inclusion in the minutes or filing with the corporate records, but such delivery and filing shall not be conditions of the effectiveness of the waiver. Attendance of a stockholder (in person or by duly authorized proxy) at a meeting of stockholders, or attendance or participation by a director at a meeting of the Board of Directors, (a) shall be deemed a waiver of objection to lack of required notice or defective notice of the meeting, unless the stockholder at the beginning of the meeting, or the director, at the beginning of the meeting or promptly upon his or her later arrival, expressly objects to holding the meeting or transacting business at the meeting because of lack of notice or defective notice, and does not thereafter vote for or assent to action taken at the meeting, and (b) shall be deemed a waiver of objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, or of a matter without special notice required by the NRS, the Articles of Incorporation or these Bylaws, unless the stockholder or director expressly objects to considering the matter when it is presented and does not thereafter vote for or assent to action taken at the meeting with respect to such matter.

2. Action By Written Consent Without a Meeting.

a. Unless the Articles of Incorporation or the NRS expressly requires that such action be taken solely at a stockholders’ meeting, any action required or permitted to be taken at an annual or special meeting of the stockholders of the Corporation may be taken without a meeting and without a vote if a consent or consents in writing, stating the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum voting power that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Nevada, its principal place of business, or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Such action shall be effective as of the time the last writing necessary to effect the action is received by the Corporation, unless all writings necessary to effect the action specify a later time, in which case the later time shall be the time of the action; provided, however, such action shall not be effective if the last writing necessary to effect the action is received by the Corporation later than sixty (60) days after the date the first such written consent was received by the Corporation. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

b. Unless otherwise required by the Articles of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors, or any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or such committee. Such action shall be effective as of the time the last director signs a writing describing the action taken unless before such time the Secretary has received a written revocation of the consent of any other director, and any action so taken shall be effective at the time taken unless the directors specify a different effective time.

ARTICLE V

Officers

1. Election, Authority and Tenure. The officers of the Corporation shall consist of a Chairman of the Board, a President (who shall also be the Chief Executive Officer), a Chief Financial Officer, a Secretary and a Treasurer, each of whom shall be appointed annually by the Board of Directors. The Board of Directors may also designate and appoint such other officers and assistant officers as may be deemed necessary or advisable. The Board of Directors may expressly delegate to any such officer the power to appoint or remove subordinate officers, agents or employees. Any two or more offices may be held by the same person. Each officer so appointed shall continue in office until a successor shall be appointed and shall qualify, or until the officer’s earlier death, resignation or removal. Each officer shall be a natural person who is eighteen (18) years of age or older.

2. Resignation, Removal and Vacancies. Any officer may resign at any time by giving written notice of resignation to the Board of Directors, the President or the Secretary. Such resignation shall take effect when the notice is received by the Corporation unless the notice specifies a later date, and acceptance of the resignation shall not be necessary to render such resignation effective unless such resignation so states. The Board of Directors may at any time terminate, remove or modify the authority of, any officer with or without cause. If any office becomes vacant for any reason, the vacancy may be filled by the Board of Directors. An officer appointed to fill a vacancy shall be appointed for the unexpired term of such officer’s predecessor in office and shall continue in office until a successor shall be elected or appointed and shall qualify, or until such officer’s earlier death, resignation or removal. The appointment of an officer shall not itself create contract rights in favor of the officer, and the removal of an officer shall not affect the officer’s contract rights, if any, with the Corporation, and the resignation of an officer does not affect the Corporation’s contract rights, if any, with the officer.

3. Compensation. Officers of the Corporation shall be entitled to such salaries, emoluments, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors or in such manner as the Board of Directors shall provide.

4. Chairman of the Board. The Chairman of the Board shall preside over the meetings of the Board of Directors and have such powers and responsibilities as are incident thereto. However, the Chairman of the Board shall not have responsibility for the day-to-day business operations of the Corporation.

5. President. The President shall be the chief executive officer of the Corporation. The President shall (i) preside at meetings of the stockholders; (ii) have general and active management of the business of the Corporation, and preside over the day-to-day business operations of the Corporation; (iii) see that all orders and resolutions of the Board of Directors are carried into effect; and (iv) perform all duties as may from time to time be assigned by the Board of Directors.

6. Chief Financial Officer. The Chief Financial Officer shall perform such duties and shall have such powers as may from time to time be assigned by the Board of Directors or the President, and shall perform such duties and have such powers and responsibilities as are incident to the office of Chief Financial Officer. In addition, the Chief Financial Officer shall have, along with the President, responsibility for the day-to-day business operations of the Corporation.

7. Vice Presidents. The Vice Presidents, if any, shall perform such duties and possess such powers as from time to time may be assigned to them by the Board of Directors or the President. In the absence of the President or in the event of the inability or refusal of the President to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board of Directors, or in the absence of any designation, then in the order of the election or appointment of the Vice Presidents) shall perform the duties of the President and when so performing shall have all the powers of and be subject to all the restrictions upon the President.

8. Secretary. The Secretary shall perform such duties and shall have such powers as may from time to time be assigned by the Board of Directors or the President. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of Secretary, including, without limitation, the duty and power to give notice of all meetings of stockholders and the Board of Directors, the preparation and maintenance of minutes of the directors’ and stockholders’ meetings and other records and information required to be kept by the Corporation under these Bylaws and for authenticating records of the Corporation, and to be custodian of the corporate seal and to affix and attest to the same on documents, the execution of which on behalf of the Corporation is authorized by these Bylaws or by the action of the Board of Directors.

9. Treasurer. The Treasurer shall perform such duties and shall have such powers as may from time to time be assigned by the Board of Directors or the President. In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of Treasurer, including, without limitation, the duty and power to keep and be responsible for all funds and securities of the Corporation, to deposit funds of the Corporation in depositories selected in accordance with these Bylaws, to disburse such funds as ordered by the Board of Directors, making proper accounts thereof, and to render as required by the Board of Directors statements of all such transactions as Treasurer and of the financial condition of the Corporation.

10. Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries and Assistant Treasurers, if any, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors. In the absence, inability or refusal to act of the Secretary or the Treasurer, the Assistant Secretaries or Assistant Treasurers, respectively, in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election or appointment, shall perform the duties and exercise the powers of the Secretary or Treasurer, as the case may be.

ARTICLE VI

Execution of Instruments; Borrowing; Checks and

Endorsements; Deposits; Proxies

1. Execution of Instruments. The President, the Chief Financial Officer or any Vice President shall have the power to execute and deliver on behalf of and in the name of the Corporation any instrument requiring the signature of an officer of the Corporation, except as otherwise provided in these Bylaws or when the execution and delivery of the instrument shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. Unless authorized to do so by these Bylaws or by the Board of Directors or incident to the powers of the office of any particular officer, no officer, agent or employee shall have any power or authority to bind the Corporation in any way, to pledge its credit or to render it liable pecuniarily for any purpose or in any amount.

2. Borrowing. No loan shall be contracted on behalf of the Corporation, and no evidence of indebtedness shall be issued, endorsed or accepted in its name, unless authorized by the Board of Directors or a committee designated by the Board of Directors so to act. Such authority may be general or confined to specific instances. When so authorized, an officer may (a) effect loans at any time for the Corporation from any bank or other entity and for such loans may execute and deliver promissory notes or other evidences of indebtedness of the Corporation; and (b) mortgage, pledge or otherwise encumber any real or personal property, or any interest therein, owned or held by the Corporation as security for the payment of any loans or obligations of the Corporation, and to that end may execute and deliver for the Corporation such instruments as may be necessary or proper in connection with such transaction.

3. Checks and Endorsements. All checks, drafts or other orders for the payment of money, obligations, notes or other evidences of indebtedness, bills of lading, warehouse receipts, trade acceptances and other such instruments shall be signed or endorsed for the Corporation by such officers or agents of the Corporation as shall from time to time be determined by resolution of the Board of Directors, which resolution may provide for the use of facsimile signatures.

4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the Corporation’s credit in such banks or other depositories as shall from time to time be determined by resolution of the Board of Directors, which resolution may specify the officers or agents of the Corporation who shall have the power, and the manner in which such power shall be exercised, to make such deposits and to endorse, assign and deliver for collection and deposit checks, drafts and other orders for the payment of money payable to the Corporation or its order.

5. Proxies. The Board of Directors may (i) from time to time appoint one (1) or more agents of the Corporation, in the name and on behalf of the Corporation, (a) to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation, association or other entity whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, association or other entity, or (b) to consent in writing to any action by such other corporation, association or other entity; and (ii) instruct the person so appointed (a) as to the manner of casting such votes or giving such consent, and (b) to execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as may be deemed necessary or proper.

ARTICLE VII

Shares of Stock

1. Certificates of Stock. The shares of the Corporation may, but need not, be represented by certificates. Unless the NRS or another law expressly provides otherwise, the fact that the shares are not represented by certificates shall have no effect on the rights and obligations of stockholders. If the shares are represented by certificates, such certificates shall be signed by both of (i) any one of the Chairman of the Board or Vice Chairman of the Board, or the President or Vice President, and (ii) any one of the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, and may, but need not, be sealed with the corporate seal of the Corporation; provided, however, that where any such certificate is signed or countersigned by a transfer agent or registrar the signatures of such officers of the Corporation may be in facsimile form. In case any officer of the Corporation who shall have signed, or whose facsimile signature shall have been placed on, any certificate shall cease for any reason to be such officer before such certificate shall have been issued or delivered by the Corporation, such certificate may nevertheless be issued and delivered by the Corporation as though the person who signed such certificate, or whose facsimile signature shall have been placed thereon, had not ceased to be such officer of the Corporation. Every certificate representing shares (if any) issued by the Corporation shall state the number of shares owned by the holder in the Corporation, shall designate the class of stock to which such shares belong, and shall otherwise be in such form as is required by law and as the Board of Directors shall prescribe.

2. Shares Without Certificates. The Board of Directors may authorize the issuance of any class or series of shares of the Corporation without certificates. Such authorization shall not affect shares already represented by certificates until they are surrendered to the Corporation, or its transfer agent. Within a reasonable time following the issue or transfer of shares without certificates, the Corporation shall send, or direct its transfer agent to send, the stockholder a complete written statement of the information required on certificates by the NRS.

3. Record. A record shall be kept of the name of each person or entity holding the stock represented by each certificate for shares of the Corporation issued, the number of shares represented by each such certificate, the date thereof and, in the case of cancellation, the date of cancellation. The person or other entity in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof, and thus a holder of record of such shares of stock, for all purposes as regards the Corporation.

4. Transfer of Stock. Except as otherwise provided by the Articles of Incorporation, transfers of shares of the stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by such registered holder’s attorney thereunto authorized, and on the surrender of the certificate or certificates (if any) for such shares properly endorsed. The stock record book and other transfer records shall be in the possession of the Secretary or of a transfer agent for the Corporation.

5. Transfer Agents and Registrars; Regulations. The Corporation, by resolution of the Board of Directors, may from time to time appoint a transfer agent and a registrar, under such arrangements and upon such terms and conditions as the Board of Directors deems advisable, but until and unless the Board of Directors appoints some other person, firm or corporation as its transfer agent (and upon the revocation of any such appointment, thereafter until a new appointment is similarly made) the Secretary of the Corporation shall be the transfer agent of the Corporation without the necessity of any formal action of the Board of Directors, and the Secretary, or any person designated by the Secretary, shall perform all of the duties of such transfer agent. The Board of Directors may make such rules and regulations as it may deem expedient and as are not inconsistent with the Articles of Incorporation and these Bylaws concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation.

6. Lost, Destroyed or Mutilated Certificates. In case of the alleged loss, destruction or mutilation of a certificate representing stock of the Corporation, a new certificate may be issued in place thereof, in such manner and upon such terms and conditions as the Board of Directors may prescribe, and shall be issued in such situations as required by the NRS.

ARTICLE VIII

Fiscal Year

The fiscal year of the Corporation shall be the calendar year ending December 31, unless another fiscal year is established by the Board of Directors.

ARTICLE IX

Corporate Books and Records

1. Books and Records. The books and records of the Corporation may be kept at such place or places as may be from time to time designated by the Board of Directors. The Corporation shall keep correct and complete books and records of account, including the amount of its assets and liabilities, minutes of the proceedings of its stockholders and the Board of Directors (and any committee having the authority of the Board of Directors), and the names and places of residence of its officers.

2. Addresses of Stockholders. Each stockholder shall furnish to the Secretary of the Corporation or the Corporation’s transfer agent an address to which notices from the Corporation, including notices of meetings, may be directed, and if any stockholder shall fail so to designate such an address, it shall be sufficient for any such notice to be directed to such stockholder at such stockholder’s address last known to the Secretary or transfer agent.

3. Fixing Record Date.

a. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date for notice and voting which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting.

b. In order that the Corporation may determine the stockholders entitled to express consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.

c. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which shall not be more than sixty (60) days prior to such other action.

If no record date is fixed: (a) the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (b) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is delivered to the Corporation in accordance with applicable law; (c) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when prior action by the Board of Directors is required, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (d) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

4. Audits of Books and Accounts. The Corporation’s books and accounts shall be audited at such times and by such auditors as shall be specified and designated by the Board of Directors.

ARTICLE X

Amendments

Except as otherwise stated in the Articles of Incorporation, the Board of Directors is expressly authorized and empowered to adopt, amend or repeal any or all of these Bylaws without any action on the part of the stockholders of the Corporation, subject to the power of the stockholders of the Corporation to amend or repeal any Bylaws adopted or amended by the Board of Directors.

ARTICLE XI

Conflicts

To the extent that any of the terms of these Bylaws conflict, or are otherwise inconsistent, with the terms of the Articles of Incorporation, the Corporation, the Board of Directors and the stockholders must and shall act in accordance with the terms of the Articles of Incorporation, and to the extent that there is any ambiguity with respect to whether the Articles of Incorporation, on the one hand, and the Bylaws, on the other hand, control with respect to any matter affecting the Corporation, the terms of the Articles of Incorporation shall be deemed to control and the Corporation, the Board of Directors and the stockholders shall act in accordance therewith. In these Bylaws, references to law, the Articles of Incorporation and these Bylaws mean the NRS and the laws promulgated pursuant thereto and thereunder, and the provisions of the Articles of Incorporation and these Bylaws, as may from time to time be in effect.

EXHIBIT A-1(c)(2)

Bylaws of Allied VNC Inc.

AMENDED AND RESTATED BYLAWS

of

ALLIED VNC INC.

(Effective as of [            ], 2015)

ARTICLE I

Offices

1. Business Offices. Allied VNC Inc. (the “Corporation”) may have one or more offices at such place or places, either within or outside the State of Nevada, as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time determine or as the business of the Corporation may require.

2. Registered Office and Registered Agent. The registered office of the Corporation shall be at the office of its registered agent at 241 Ridge Street, Suite 210, Reno, Nevada 89501, and the name of its registered agent at such address shall be Thomas P. Erwin, unless changed as provided by the provisions of Chapter 78 of the Nevada Revised Statutes (as amended from time to time, the “NRS”).

ARTICLE II

Stockholders’ Meetings

1. Annual Meetings. An annual meeting of stockholders of the Corporation for the election of directors shall be held in each year beginning in 2016 on such date and at such time as the Board of Directors shall designate. At any such annual meeting, the stockholders entitled to vote thereon shall elect directors of the Corporation and shall transact such other business as may properly come before the meeting; provided, however, that no annual meeting of stockholders need be held if directors are elected by written consent of the stockholders entitled to vote thereon in lieu of an annual meeting, in accordance with Section 78.320(2) of the NRS.

2. Special Meetings. Special meetings of stockholders may be called at any time by the Chairman of the Board of Directors or the President of the Corporation, and shall be called by the President of the Corporation when directed to do so by resolution of the Board of Directors or upon the written request (which shall state the purpose or purposes therefor) of the holders of not less than ten percent (10%) of the issued and outstanding shares of common stock. The record date for determining the holders of common stock entitled to request a special meeting of stockholders shall be the date on which the first demand for a special meeting is made. Business transacted at any special meeting of stockholders shall be limited to the purpose or purposes stated in the notice provided pursuant to Section 4 of this Article II.

3. Place of Meetings. Meetings of stockholders may be held (i) at any place within or outside the State of Nevada designated by the Board of Directors or, in the case of a special meeting called at the request of the stockholders, the stockholders that requested such meeting to be called as set forth in the written request therefor, or (ii) if the Board of Directors or such stockholders so determine, solely by means of remote communication. Any stockholder participating in a meeting by remote communication is deemed to be present in person at the meeting. In the absence of any such designation by the Board of Directors or such stockholders, stockholder meetings shall be held at the principal place of business of the Corporation.

4. Notice of Meetings. Not less than ten (10) nor more than sixty (60) days prior to each annual or special meeting of the Corporation’s stockholders, written notice of the meeting shall be given to each stockholder entitled to vote at such meeting (unless such notice is waived by such stockholder as provided in Article IV of these Bylaws); provided, however, that if greater notice is required by the NRS, the provisions of the NRS shall govern. All notices shall be in writing and shall be deemed to have been effectively given and delivered (a) when personally delivered to the party to be notified; (b) when sent if given by electronic transmission; (c) three (3) business days after deposit in the United States mail, postage prepaid, by certified or registered mail with return receipt requested, addressed to the party to be notified; or (d) one (1) business day after deposit with a national overnight delivery service, postage prepaid, addressed to the party to be notified with next-business day delivery guaranteed, in each case to such stockholder at its address, electronic mail address or facsimile number stated in the stock records of the Corporation. The notice of any meeting shall state the place, if any, date and time of the meeting. The notice of a special meeting shall, in addition, state the purposes of the meeting.

5. Stockholders List. A complete record of the stockholders entitled to vote at each meeting (or an adjourned meeting described in Section 9 of this Article II), arranged by class of shares and, within each class, in alphabetical order, showing the address of each stockholder and the number of shares of each class of stock registered in the name of such stockholder, shall be prepared by the officer or agent of the Corporation who has charge of the stock transfer books of the Corporation. Such record of stockholders shall be available for inspection by any stockholder entitled to vote at the meeting beginning ten (10) days before the meeting and continuing through the meeting and any adjournment thereof, subject to the requirements of the NRS, either on a reasonably accessible electronic network, provided that the information required to gain access to such network is provided with the notice of the meeting, or during normal business hours at the principal place of business of the Corporation. Such record of stockholders shall also be produced and kept at the time and place of the meeting during the whole time thereof and shall be subject to inspection for any purpose germane to the meeting by any stockholder entitled to vote at such meeting who may be present.

6. Organization. The Chairman of the Board of Directors or, in the Chairman’s absence, the President (or, in the President’s absence, any Vice President), shall call meetings of stockholders to order and act as chairperson of such meetings. In the absence of said officers, any stockholder entitled to vote at the meeting, or any proxy of any such stockholder, may call the meeting to order and a chairperson shall be elected by the affirmative vote of holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at such meeting. The Secretary or any Assistant Secretary of the Corporation or any person appointed by the chairperson may act as secretary of such meetings.

7. Agenda and Procedure. The Board of Directors shall have the responsibility of establishing an agenda for each meeting of stockholders, subject to the rights of stockholders to raise matters for consideration which may otherwise properly be brought before an annual meeting although not included within the agenda. The chairperson shall be charged with the orderly conduct of all meetings of stockholders.

8. Quorum. Unless otherwise provided in the First Amended and Restated Articles of Incorporation of the Corporation (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Articles of Incorporation”), these Bylaws, the NRS or other applicable law, at any annual or special meeting of stockholders, the holders of shares representing a majority of the voting power of the then-issued and outstanding shares entitled to vote on a matter at the meeting, either present in person or represented by proxy, shall constitute a quorum with respect to action on such matter, and action may be taken with respect to any matter presented at the meeting only if a quorum exists with respect to such matter. However, in the absence of a quorum at any meeting of stockholders, the holders of shares representing a majority of the voting power of the then-issued and outstanding shares that are present in person or represented by proxy at the meeting and are entitled to vote on one (1) or more matters at the meeting may adjourn the meeting from time to time without further notice (except as provided in Section 9 of this Article II) until a quorum shall be present or represented.

9. Adjournment. When a meeting is for any reason adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, any business may be transacted which might have been transacted at the original meeting. However, if the adjournment is for more than thirty (30) days from the date of the original meeting, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

10. Voting.

a. Except as otherwise required by law or otherwise provided in the Articles of Incorporation or these Bylaws, and subject to the rights of holders of any series of preferred stock of the Corporation, (i) at every meeting of stockholders (or with respect to corporate action which may be taken without a meeting), every holder of record of stock of the Corporation entitled to vote on any matter at such meeting shall be entitled, with respect to such matter, to one (1) vote for each share of such stock held of record by such stockholder on the record date designated therefor pursuant to Section 3 of Article IX of these Bylaws (or the record date established pursuant to statute in the absence of such designation), (ii) whenever directors are to be elected by vote of stockholders, they shall be elected in accordance with the provisions of Section 1 of Article III of these Bylaws, and (iii) whenever any corporate action, other than the election of directors, is to be taken by vote of stockholders, such corporate action shall be authorized by the affirmative vote of holders of a majority of the shares of common stock present in person or represented by proxy at the meeting and entitled to vote with respect to such corporate action.

b. At any meeting of stockholders, a stockholder may vote the stockholder’s shares either in person or by proxy. A stockholder may appoint a proxy in person or through an attorney-in-fact and such appointment may be transmitted by any written statement of appointment permitted by the NRS. The appointment of a proxy shall be effective for the period expressly specified in the appointment form.

c. The voting rights of fiduciaries, beneficiaries, pledgors, pledgees and joint, common and other multiple owners of shares of stock shall be as provided from time to time by the NRS and any other applicable law.

d. Shares of the Corporation held of record by another corporation or entity that are entitled to vote may be voted by such officer, agent or proxy as the bylaws of such other corporation or entity may prescribe, or, in the absence of such provision, as the board of directors or similar governing body of such other corporation or entity may determine.

11. Inspectors. The chairperson of any meeting of stockholders may at any time appoint one (1) or more inspectors to serve at such meeting. Such inspectors shall decide upon the qualifications of voters, including the validity of proxies, accept and count the votes for and against the questions presented, report the results of such votes, and subscribe and deliver to the secretary of the meeting a certificate stating the number of shares of stock issued and outstanding and entitled to vote thereon and the number of shares voted for and against the questions presented. The voting inspectors need not be stockholders of the Corporation, and any director or officer of the Corporation may be an inspector on any question other than a vote for or against such director’s or officer’s election to any position with the Corporation or on any other question in which such officer or director may be directly interested.

12. Stockholder Director Nominations.

a. Stockholders shall be entitled to submit nominees for election as directors to be voted upon by stockholders at any annual meeting or at any special meeting of the stockholders called for such purpose, provided that such nominations comply with the procedures stated in this Section 12. Only those nominations which satisfy all requirements specified in this Section 12 shall be deemed “Qualified Stockholder Nominations”.

b. In order for nominees to constitute “Qualified Stockholder Nominations”, all of the following requirements must be satisfied:

1. The nominations must be made for an election to be held at an annual meeting of stockholders or at a special meeting of stockholders called for such purpose;

2. The nominees must be submitted by a stockholder who shall be (i) entitled to vote on the election of directors and (ii) a record holder on the record date for determining stockholders entitled to receive notice of and to vote at such annual meeting or special meeting (a “Proposing Stockholder”);

3. The Proposing Stockholder must deliver a written notice identifying such nominees to the Corporation’s Secretary at the Corporation’s principal place of business at least two (2) business days prior to the meeting by (i) personal delivery, (ii) facsimile or electronic transmission, (iii) registered or certified mail, postage prepaid, return receipt requested, or (iv) nationally recognized overnight or other express courier service. All notices shall be effective and shall be deemed delivered (a) if by personal delivery, on the date of delivery, (b) if by facsimile or electronic transmission, on the business day of dispatch of such facsimile or electronic transmission, (c) if by courier service, on the next business day after dispatch of a notice addressed to the Corporation, and (d) if by mail, on the fifth (5th) day after deposit in the mail, addressed to the Corporation;

4. The Proposing Stockholder’s notice must include (i) the name and address of the Proposing Stockholder, as they appear on the Corporation’s books, and the telephone number at which the Proposing Stockholder may be contacted during normal business hours through the time for which the meeting is scheduled, (ii) the class and number of shares of common stock which are owned by the Proposing Stockholder, and (iii) the names and qualifications of the Proposing Stockholder’s nominees; and

5. The Proposing Stockholder must also provide such other information as any officer of the Corporation shall reasonably deem relevant with respect to the nominees within such time limits as any officer of the Corporation shall reasonably impose for such information.

ARTICLE III

Board of Directors

1. Election; Term. The business and affairs of the Corporation shall be managed by or at the direction of the Board of Directors. Each director will be elected by vote of holders of a plurality of the votes of the issued and outstanding shares of common stock present in person or represented by proxy at the meeting of stockholders and entitled to vote thereon. Each director shall be elected to serve and to hold office until the next succeeding annual meeting and until such director’s successor shall be elected and shall qualify, or until such director’s earlier death, resignation or removal.

2. Qualification. Each director must be a natural person at least eighteen (18) years of age on the date of election but need not be a stockholder.

3. Annual Meetings. On the same day as, and immediately following, each annual stockholders’ meeting, the Board of Directors shall meet for the purpose of organization, election of officers and the transaction of any other business.

4. Regular Meetings. Regular meetings of the Board of Directors shall be held at such time or times (not less frequently than once each calendar quarter) as may be determined by the Board of Directors and specified in the notice of such meetings.

5. Special Meetings. Special meetings of the Board of Directors may be called by any director.

6. Place of Meetings. Any meeting of the Board of Directors may be held at such place or places as shall from time to time be determined by the Board of Directors and as shall be designated in the notice of the meeting. If no other place is designated in the notice of the meeting, such meeting shall be held at the Corporation’s principal executive offices.

7. Quorum. A quorum for meetings of the Board of Directors will require the attendance of at least one (1) plus a majority of the directors then in office; provided, however, that if the number of directors in office at any particular time shall be less than three (3), then a quorum for meetings of the Board of Directors at such time will require the attendance of all of the directors in office at such time. The vote of a majority of the directors present and entitled to vote at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the express provision of the NRS or the Articles of Incorporation requires a different vote, in which case such express provision shall govern and control. In the absence of a quorum at any such meeting, a majority of the directors present and entitled to vote at such meeting may adjourn the meeting from time to time without further notice, other than announcement at the meeting, until a quorum shall be present.

8. Notice of Meetings. Notice of each meeting of the Board of Directors, whether annual, regular or special, shall be given to each director (unless such notice is waived by such director as provided in Article IV of these Bylaws). Unless a longer period is required by the NRS, if such notice is given either (a) by personally delivering written notice to a director, (b) by personally telephoning such director or (c) by facsimile or email transmission at the facsimile number or email address of such director on the books and records of the Corporation, it shall be so given at least 24 hours prior to the meeting. Unless a longer period is required by the NRS, if such notice is given by depositing a written notice by overnight courier service, postage prepaid, directed to such director at that person’s residence or place of business, it shall be so given at least two (2) days prior to the meeting. The notice shall state the date and time of the meeting, but need not, unless otherwise required by the NRS, state the purposes of the meeting.

9. Meetings by Telecommunication. One (1) or more members of the Board of Directors or any committee designated by the Board of Directors may hold or participate in a meeting of the Board of Directors or such committee through the use of any means of communication by which all persons participating can hear each other at the same time or by any other means permitted by the NRS. Any director participating in a meeting by any such means of communication is deemed to be present in person at the meeting.

10. Organization, Agenda and Procedure. The directors shall choose a Chairman of the Board to preside over the meetings of the Board of Directors. The Secretary, any Assistant Secretary, or any other person appointed by the Chairman of the Board shall act as secretary of each meeting of the Board of Directors. The procedure for such meetings shall be as determined by the Chairman of the Board. All proposed agenda topics to be reviewed at the annual meetings and the regular meetings shall be delivered to each director prior to, or at the time that, notice of such meeting is provided to such director.

11. Resignation. Any director of the Corporation may resign at any time by giving written notice of such director’s resignation to the Board of Directors, the President, any Vice President or the Secretary of the Corporation. Such resignation shall take effect at the date of receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. A director who resigns may deliver to the Secretary of State for filing a statement to that effect.

12. Vacancies. Vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office, or other cause, shall be filled by either: (i) a majority vote of the remaining directors then in office (even if less than a quorum); or (ii) a plurality of the votes of the issued and outstanding shares of common stock present in person or represented by proxy at a special meeting of stockholders called for such purpose in accordance with the terms of these Bylaws. Any director(s) so chosen shall hold office until their respective successors are duly elected at the next annual meeting of stockholders, or upon such director’s earlier death, resignation or removal.

13. Committees. At its sole discretion, the Board of Directors may from time to time establish from among its members an audit committee, a compensation committee, a nominating and corporate governance committee, and any other committee deemed appropriate or necessary by the Board of Directors (each to consist of one (1) or more directors). The Board of Directors may designate a chairperson of each such committee from among its members. Each such committee, to the extent provided in the resolution establishing such committee and except as otherwise prescribed by the NRS, shall have and may exercise all of the authority of the Board of Directors in the management of the Corporation between meetings of the Board of Directors; provided, however, that no such committee shall have the authority to (a) approve or propose to stockholders any action that the NRS requires to be approved by stockholders, or (b) adopt, amend, or repeal these Bylaws. Subject to the Articles of Incorporation, any or all members of any committee may be removed, with or without cause, by resolution of the Board of Directors. Rules governing the procedures for meetings of each committee shall be as established by the Board of Directors.

14. Compensation. Each non-employee director shall be paid such amount per annum or such fixed sum, in such form (including cash, securities or a combination thereof) as reasonably determined by the Board of Directors from time to time for attendance at meetings of the Board of Directors or any committee thereof, together with reimbursement for the reasonable expenses incurred by such director in connection with the performance of such director’s duties (including, but not limited to, expenses incurred in attending meetings of the Board of Directors or any committee thereof). Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity or any of its subsidiaries in any other capacity and receiving proper compensation therefor.

ARTICLE IV

Waiver of Notice by Stockholders and Directors; Action

of Stockholders and Directors by Consent

1. Waiver of Notice. A stockholder may waive any notice required by the NRS, the Articles of Incorporation or these Bylaws, and a director may waive any notice of a meeting of the Board of Directors, whether before or after the date or time stated in the notice as the date or time when any action will occur or has occurred. Any such waiver shall be in writing, be signed by the stockholder or director entitled to the notice, and be delivered to the Secretary of the Corporation for inclusion in the minutes or filing with the corporate records, but such delivery and filing shall not be conditions of the effectiveness of the waiver. Attendance of a stockholder (in person or by duly authorized proxy) at a meeting of stockholders, or attendance or participation by a director at a meeting of the Board of Directors, (a) shall be deemed a waiver of objection to lack of required notice or defective notice of the meeting, unless the stockholder at the beginning of the meeting, or the director, at the beginning of the meeting or promptly upon his or her later arrival, expressly objects to holding the meeting or transacting business at the meeting because of lack of notice or defective notice, and does not thereafter vote for or assent to action taken at the meeting, and (b) shall be deemed a waiver of objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, or of a matter without special notice required by the NRS, the Articles of Incorporation or these Bylaws, unless the stockholder or director expressly objects to considering the matter when it is presented and does not thereafter vote for or assent to action taken at the meeting with respect to such matter.

2. Action By Written Consent Without a Meeting.

a. Unless the Articles of Incorporation or the NRS expressly requires that such action be taken solely at a stockholders’ meeting, any action required or permitted to be taken at an annual or special meeting of the stockholders of the Corporation may be taken without a meeting and without a vote if a consent or consents in writing, stating the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum voting power that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Nevada, its principal place of business, or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Such action shall be effective as of the time the last writing necessary to effect the action is received by the Corporation, unless all writings necessary to effect the action specify a later time, in which case the later time shall be the time of the action; provided, however, such action shall not be effective if the last writing necessary to effect the action is received by the Corporation later than sixty (60) days after the date the first such written consent was received by the Corporation. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

b. Unless otherwise required by the Articles of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors, or any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or such committee. Such action shall be effective as of the time the last director signs a writing describing the action taken unless before such time the Secretary has received a written revocation of the consent of any other director, and any action so taken shall be effective at the time taken unless the directors specify a different effective time.

ARTICLE V

Officers

1. Election, Authority and Tenure. The officers of the Corporation shall consist of a Chairman of the Board, a President (who shall also be the Chief Executive Officer), a Chief Financial Officer, a Secretary and a Treasurer, each of whom shall be appointed annually by the Board of Directors. The Board of Directors may also designate and appoint such other officers and assistant officers as may be deemed necessary or advisable. The Board of Directors may expressly delegate to any such officer the power to appoint or remove subordinate officers, agents or employees. Any two or more offices may be held by the same person. Each officer so appointed shall continue in office until a successor shall be appointed and shall qualify, or until the officer’s earlier death, resignation or removal. Each officer shall be a natural person who is eighteen (18) years of age or older.

2. Resignation, Removal and Vacancies. Any officer may resign at any time by giving written notice of resignation to the Board of Directors, the President or the Secretary. Such resignation shall take effect when the notice is received by the Corporation unless the notice specifies a later date, and acceptance of the resignation shall not be necessary to render such resignation effective unless such resignation so states. The Board of Directors may at any time terminate, remove or modify the authority of, any officer with or without cause. If any office becomes vacant for any reason, the vacancy may be filled by the Board of Directors. An officer appointed to fill a vacancy shall be appointed for the unexpired term of such officer’s predecessor in office and shall continue in office until a successor shall be elected or appointed and shall qualify, or until such officer’s earlier death, resignation or removal. The appointment of an officer shall not itself create contract rights in favor of the officer, and the removal of an officer shall not affect the officer’s contract rights, if any, with the Corporation, and the resignation of an officer does not affect the Corporation’s contract rights, if any, with the officer.

3. Compensation. Officers of the Corporation shall be entitled to such salaries, emoluments, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors or in such manner as the Board of Directors shall provide.

4. Chairman of the Board. The Chairman of the Board shall preside over the meetings of the Board of Directors and have such powers and responsibilities as are incident thereto. However, the Chairman of the Board shall not have responsibility for the day-to-day business operations of the Corporation.

5. President. The President shall be the chief executive officer of the Corporation. The President shall (i) preside at meetings of the stockholders; (ii) have general and active management of the business of the Corporation, and preside over the day-to-day business operations of the Corporation; (iii) see that all orders and resolutions of the Board of Directors are carried into effect; and (iv) perform all duties as may from time to time be assigned by the Board of Directors.

6. Chief Financial Officer. The Chief Financial Officer shall perform such duties and shall have such powers as may from time to time be assigned by the Board of Directors or the President, and shall perform such duties and have such powers and responsibilities as are incident to the office of Chief Financial Officer. In addition, the Chief Financial Officer shall have, along with the President, responsibility for the day-to-day business operations of the Corporation.

7. Vice Presidents. The Vice Presidents, if any, shall perform such duties and possess such powers as from time to time may be assigned to them by the Board of Directors or the President. In the absence of the President or in the event of the inability or refusal of the President to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board of Directors, or in the absence of any designation, then in the order of the election or appointment of the Vice Presidents) shall perform the duties of the President and when so performing shall have all the powers of and be subject to all the restrictions upon the President.

8. Secretary. The Secretary shall perform such duties and shall have such powers as may from time to time be assigned by the Board of Directors or the President. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of Secretary, including, without limitation, the duty and power to give notice of all meetings of stockholders and the Board of Directors, the preparation and maintenance of minutes of the directors’ and stockholders’ meetings and other records and information required to be kept by the Corporation under these Bylaws and for authenticating records of the Corporation, and to be custodian of the corporate seal and to affix and attest to the same on documents, the execution of which on behalf of the Corporation is authorized by these Bylaws or by the action of the Board of Directors.

9. Treasurer. The Treasurer shall perform such duties and shall have such powers as may from time to time be assigned by the Board of Directors or the President. In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of Treasurer, including, without limitation, the duty and power to keep and be responsible for all funds and securities of the Corporation, to deposit funds of the Corporation in depositories selected in accordance with these Bylaws, to disburse such funds as ordered by the Board of Directors, making proper accounts thereof, and to render as required by the Board of Directors statements of all such transactions as Treasurer and of the financial condition of the Corporation.

10. Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries and Assistant Treasurers, if any, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors. In the absence, inability or refusal to act of the Secretary or the Treasurer, the Assistant Secretaries or Assistant Treasurers, respectively, in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election or appointment, shall perform the duties and exercise the powers of the Secretary or Treasurer, as the case may be.

ARTICLE VI

Execution of Instruments; Borrowing; Checks and

Endorsements; Deposits; Proxies

1. Execution of Instruments. The President, the Chief Financial Officer or any Vice President shall have the power to execute and deliver on behalf of and in the name of the Corporation any instrument requiring the signature of an officer of the Corporation, except as otherwise provided in these Bylaws or when the execution and delivery of the instrument shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. Unless authorized to do so by these Bylaws or by the Board of Directors or incident to the powers of the office of any particular officer, no officer, agent or employee shall have any power or authority to bind the Corporation in any way, to pledge its credit or to render it liable pecuniarily for any purpose or in any amount.

2. Borrowing. No loan shall be contracted on behalf of the Corporation, and no evidence of indebtedness shall be issued, endorsed or accepted in its name, unless authorized by the Board of Directors or a committee designated by the Board of Directors so to act. Such authority may be general or confined to specific instances. When so authorized, an officer may (a) effect loans at any time for the Corporation from any bank or other entity and for such loans may execute and deliver promissory notes or other evidences of indebtedness of the Corporation; and (b) mortgage, pledge or otherwise encumber any real or personal property, or any interest therein, owned or held by the Corporation as security for the payment of any loans or obligations of the Corporation, and to that end may execute and deliver for the Corporation such instruments as may be necessary or proper in connection with such transaction.

3. Checks and Endorsements. All checks, drafts or other orders for the payment of money, obligations, notes or other evidences of indebtedness, bills of lading, warehouse receipts, trade acceptances and other such instruments shall be signed or endorsed for the Corporation by such officers or agents of the Corporation as shall from time to time be determined by resolution of the Board of Directors, which resolution may provide for the use of facsimile signatures.

4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the Corporation’s credit in such banks or other depositories as shall from time to time be determined by resolution of the Board of Directors, which resolution may specify the officers or agents of the Corporation who shall have the power, and the manner in which such power shall be exercised, to make such deposits and to endorse, assign and deliver for collection and deposit checks, drafts and other orders for the payment of money payable to the Corporation or its order.

5. Proxies. The Board of Directors may (i) from time to time appoint one (1) or more agents of the Corporation, in the name and on behalf of the Corporation, (a) to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation, association or other entity whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, association or other entity, or (b) to consent in writing to any action by such other corporation, association or other entity; and (ii) instruct the person so appointed (a) as to the manner of casting such votes or giving such consent, and (b) to execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as may be deemed necessary or proper.

ARTICLE VII

Shares of Stock

1. Certificates of Stock. The shares of the Corporation may, but need not, be represented by certificates. Unless the NRS or another law expressly provides otherwise, the fact that the shares are not represented by certificates shall have no effect on the rights and obligations of stockholders. If the shares are represented by certificates, such certificates shall be signed by both of (i) any one of the Chairman of the Board or Vice Chairman of the Board, or the President or Vice President, and (ii) any one of the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, and may, but need not, be sealed with the corporate seal of the Corporation; provided, however, that where any such certificate is signed or countersigned by a transfer agent or registrar the signatures of such officers of the Corporation may be in facsimile form. In case any officer of the Corporation who shall have signed, or whose facsimile signature shall have been placed on, any certificate shall cease for any reason to be such officer before such certificate shall have been issued or delivered by the Corporation, such certificate may nevertheless be issued and delivered by the Corporation as though the person who signed such certificate, or whose facsimile signature shall have been placed thereon, had not ceased to be such officer of the Corporation. Every certificate representing shares (if any) issued by the Corporation shall state the number of shares owned by the holder in the Corporation, shall designate the class of stock to which such shares belong, and shall otherwise be in such form as is required by law and as the Board of Directors shall prescribe.

2. Shares Without Certificates. The Board of Directors may authorize the issuance of any class or series of shares of the Corporation without certificates. Such authorization shall not affect shares already represented by certificates until they are surrendered to the Corporation, or its transfer agent. Within a reasonable time following the issue or transfer of shares without certificates, the Corporation shall send, or direct its transfer agent to send, the stockholder a complete written statement of the information required on certificates by the NRS.

3. Record. A record shall be kept of the name of each person or entity holding the stock represented by each certificate for shares of the Corporation issued, the number of shares represented by each such certificate, the date thereof and, in the case of cancellation, the date of cancellation. The person or other entity in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof, and thus a holder of record of such shares of stock, for all purposes as regards the Corporation.

4. Transfer of Stock. Except as otherwise provided by the Articles of Incorporation, transfers of shares of the stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by such registered holder’s attorney thereunto authorized, and on the surrender of the certificate or certificates (if any) for such shares properly endorsed. The stock record book and other transfer records shall be in the possession of the Secretary or of a transfer agent for the Corporation.

5. Transfer Agents and Registrars; Regulations. The Corporation, by resolution of the Board of Directors, may from time to time appoint a transfer agent and a registrar, under such arrangements and upon such terms and conditions as the Board of Directors deems advisable, but until and unless the Board of Directors appoints some other person, firm or corporation as its transfer agent (and upon the revocation of any such appointment, thereafter until a new appointment is similarly made) the Secretary of the Corporation shall be the transfer agent of the Corporation without the necessity of any formal action of the Board of Directors, and the Secretary, or any person designated by the Secretary, shall perform all of the duties of such transfer agent. The Board of Directors may make such rules and regulations as it may deem expedient and as are not inconsistent with the Articles of Incorporation and these Bylaws concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation.

6. Lost, Destroyed or Mutilated Certificates. In case of the alleged loss, destruction or mutilation of a certificate representing stock of the Corporation, a new certificate may be issued in place thereof, in such manner and upon such terms and conditions as the Board of Directors may prescribe, and shall be issued in such situations as required by the NRS.

ARTICLE VIII

Fiscal Year

The fiscal year of the Corporation shall be the calendar year ending December 31, unless another fiscal year is established by the Board of Directors.

ARTICLE IX

Corporate Books and Records

1. Books and Records. The books and records of the Corporation may be kept at such place or places as may be from time to time designated by the Board of Directors. The Corporation shall keep correct and complete books and records of account, including the amount of its assets and liabilities, minutes of the proceedings of its stockholders and the Board of Directors (and any committee having the authority of the Board of Directors), and the names and places of residence of its officers.

2. Addresses of Stockholders. Each stockholder shall furnish to the Secretary of the Corporation or the Corporation’s transfer agent an address to which notices from the Corporation, including notices of meetings, may be directed, and if any stockholder shall fail so to designate such an address, it shall be sufficient for any such notice to be directed to such stockholder at such stockholder’s address last known to the Secretary or transfer agent.

3. Fixing Record Date.

a. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date for notice and voting which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting.

b. In order that the Corporation may determine the stockholders entitled to express consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.

c. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which shall not be more than sixty (60) days prior to such other action.

If no record date is fixed: (a) the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (b) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is delivered to the Corporation in accordance with applicable law; (c) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when prior action by the Board of Directors is required, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (d) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

4. Audits of Books and Accounts. The Corporation’s books and accounts shall be audited at such times and by such auditors as shall be specified and designated by the Board of Directors.

ARTICLE X

Amendments

Except as otherwise stated in the Articles of Incorporation, the Board of Directors is expressly authorized and empowered to adopt, amend or repeal any or all of these Bylaws without any action on the part of the stockholders of the Corporation, subject to the power of the stockholders of the Corporation to amend or repeal any Bylaws adopted or amended by the Board of Directors.

ARTICLE XI

Conflicts

To the extent that any of the terms of these Bylaws conflict, or are otherwise inconsistent, with the terms of the Articles of Incorporation, the Corporation, the Board of Directors and the stockholders must and shall act in accordance with the terms of the Articles of Incorporation, and to the extent that there is any ambiguity with respect to whether the Articles of Incorporation, on the one hand, and the Bylaws, on the other hand, control with respect to any matter affecting the Corporation, the terms of the Articles of Incorporation shall be deemed to control and the Corporation, the Board of Directors and the stockholders shall act in accordance therewith. In these Bylaws, references to law, the Articles of Incorporation and these Bylaws mean the NRS and the laws promulgated pursuant thereto and thereunder, and the provisions of the Articles of Incorporation and these Bylaws, as may from time to time be in effect.

EXHIBIT A-1(d)(2)

Bylaws of Hycroft Resources & Development, Inc.

AMENDED AND RESTATED BYLAWS

of

HYCROFT RESOURCES & DEVELOPMENT, INC.

(Effective as of [            ], 2015)

ARTICLE I

Offices

1. Business Offices. Hycroft Resources & Development, Inc. (the “Corporation”) may have one or more offices at such place or places, either within or outside the State of Nevada, as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time determine or as the business of the Corporation may require.

2. Registered Office and Registered Agent. The registered office of the Corporation shall be at the office of its registered agent at 241 Ridge Street, Suite 210, Reno, Nevada 89501, and the name of its registered agent at such address shall be Thomas P. Erwin, unless changed as provided by the provisions of Chapter 78 of the Nevada Revised Statutes (as amended from time to time, the “NRS”).

ARTICLE II

Stockholders’ Meetings

1. Annual Meetings. An annual meeting of stockholders of the Corporation for the election of directors shall be held in each year beginning in 2016 on such date and at such time as the Board of Directors shall designate. At any such annual meeting, the stockholders entitled to vote thereon shall elect directors of the Corporation and shall transact such other business as may properly come before the meeting; provided, however, that no annual meeting of stockholders need be held if directors are elected by written consent of the stockholders entitled to vote thereon in lieu of an annual meeting, in accordance with Section 78.320(2) of the NRS.

2. Special Meetings. Special meetings of stockholders may be called at any time by the Chairman of the Board of Directors or the President of the Corporation, and shall be called by the President of the Corporation when directed to do so by resolution of the Board of Directors or upon the written request (which shall state the purpose or purposes therefor) of the holders of not less than ten percent (10%) of the issued and outstanding shares of common stock. The record date for determining the holders of common stock entitled to request a special meeting of stockholders shall be the date on which the first demand for a special meeting is made. Business transacted at any special meeting of stockholders shall be limited to the purpose or purposes stated in the notice provided pursuant to Section 4 of this Article II.

3. Place of Meetings. Meetings of stockholders may be held (i) at any place within or outside the State of Nevada designated by the Board of Directors or, in the case of a special meeting called at the request of the stockholders, the stockholders that requested such meeting to be called as set forth in the written request therefor, or (ii) if the Board of Directors or such stockholders so determine, solely by means of remote communication. Any stockholder participating in a meeting by remote communication is deemed to be present in person at the meeting. In the absence of any such designation by the Board of Directors or such stockholders, stockholder meetings shall be held at the principal place of business of the Corporation.

4. Notice of Meetings. Not less than ten (10) nor more than sixty (60) days prior to each annual or special meeting of the Corporation’s stockholders, written notice of the meeting shall be given to each stockholder entitled to vote at such meeting (unless such notice is waived by such stockholder as provided in Article IV of these Bylaws); provided, however, that if greater notice is required by the NRS, the provisions of the NRS shall govern. All notices shall be in writing and shall be deemed to have been effectively given and delivered (a) when personally delivered to the party to be notified; (b) when sent if given by electronic transmission; (c) three (3) business days after deposit in the United States mail, postage prepaid, by certified or registered mail with return receipt requested, addressed to the party to be notified; or (d) one (1) business day after deposit with a national overnight delivery service, postage prepaid, addressed to the party to be notified with next-business day delivery guaranteed, in each case to such stockholder at its address, electronic mail address or facsimile number stated in the stock records of the Corporation. The notice of any meeting shall state the place, if any, date and time of the meeting. The notice of a special meeting shall, in addition, state the purposes of the meeting.

5. Stockholders List. A complete record of the stockholders entitled to vote at each meeting (or an adjourned meeting described in Section 9 of this Article II), arranged by class of shares and, within each class, in alphabetical order, showing the address of each stockholder and the number of shares of each class of stock registered in the name of such stockholder, shall be prepared by the officer or agent of the Corporation who has charge of the stock transfer books of the Corporation. Such record of stockholders shall be available for inspection by any stockholder entitled to vote at the meeting beginning ten (10) days before the meeting and continuing through the meeting and any adjournment thereof, subject to the requirements of the NRS, either on a reasonably accessible electronic network, provided that the information required to gain access to such network is provided with the notice of the meeting, or during normal business hours at the principal place of business of the Corporation. Such record of stockholders shall also be produced and kept at the time and place of the meeting during the whole time thereof and shall be subject to inspection for any purpose germane to the meeting by any stockholder entitled to vote at such meeting who may be present.

6. Organization. The Chairman of the Board of Directors or, in the Chairman’s absence, the President (or, in the President’s absence, any Vice President), shall call meetings of stockholders to order and act as chairperson of such meetings. In the absence of said officers, any stockholder entitled to vote at the meeting, or any proxy of any such stockholder, may call the meeting to order and a chairperson shall be elected by the affirmative vote of holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at such meeting. The Secretary or any Assistant Secretary of the Corporation or any person appointed by the chairperson may act as secretary of such meetings.

7. Agenda and Procedure. The Board of Directors shall have the responsibility of establishing an agenda for each meeting of stockholders, subject to the rights of stockholders to raise matters for consideration which may otherwise properly be brought before an annual meeting although not included within the agenda. The chairperson shall be charged with the orderly conduct of all meetings of stockholders.

8. Quorum. Unless otherwise provided in the First Amended and Restated Articles of Incorporation of the Corporation (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Articles of Incorporation”), these Bylaws, the NRS or other applicable law, at any annual or special meeting of stockholders, the holders of shares representing a majority of the voting power of the then-issued and outstanding shares entitled to vote on a matter at the meeting, either present in person or represented by proxy, shall constitute a quorum with respect to action on such matter, and action may be taken with respect to any matter presented at the meeting only if a quorum exists with respect to such matter. However, in the absence of a quorum at any meeting of stockholders, the holders of shares representing a majority of the voting power of the then-issued and outstanding shares that are present in person or represented by proxy at the meeting and are entitled to vote on one (1) or more matters at the meeting may adjourn the meeting from time to time without further notice (except as provided in Section 9 of this Article II) until a quorum shall be present or represented.

9. Adjournment. When a meeting is for any reason adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, any business may be transacted which might have been transacted at the original meeting. However, if the adjournment is for more than thirty (30) days from the date of the original meeting, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

10. Voting.

a. Except as otherwise required by law or otherwise provided in the Articles of Incorporation or these Bylaws, and subject to the rights of holders of any series of preferred stock of the Corporation, (i) at every meeting of stockholders (or with respect to corporate action which may be taken without a meeting), every holder of record of stock of the Corporation entitled to vote on any matter at such meeting shall be entitled, with respect to such matter, to one (1) vote for each share of such stock held of record by such stockholder on the record date designated therefor pursuant to Section 3 of Article IX of these Bylaws (or the record date established pursuant to statute in the absence of such designation), (ii) whenever directors are to be elected by vote of stockholders, they shall be elected in accordance with the provisions of Section 1 of Article III of these Bylaws, and (iii) whenever any corporate action, other than the election of directors, is to be taken by vote of stockholders, such corporate action shall be authorized by the affirmative vote of holders of a majority of the shares of common stock present in person or represented by proxy at the meeting and entitled to vote with respect to such corporate action.

b. At any meeting of stockholders, a stockholder may vote the stockholder’s shares either in person or by proxy. A stockholder may appoint a proxy in person or through an attorney-in-fact and such appointment may be transmitted by any written statement of appointment permitted by the NRS. The appointment of a proxy shall be effective for the period expressly specified in the appointment form.

c. The voting rights of fiduciaries, beneficiaries, pledgors, pledgees and joint, common and other multiple owners of shares of stock shall be as provided from time to time by the NRS and any other applicable law.

d. Shares of the Corporation held of record by another corporation or entity that are entitled to vote may be voted by such officer, agent or proxy as the bylaws of such other corporation or entity may prescribe, or, in the absence of such provision, as the board of directors or similar governing body of such other corporation or entity may determine.

11. Inspectors. The chairperson of any meeting of stockholders may at any time appoint one (1) or more inspectors to serve at such meeting. Such inspectors shall decide upon the qualifications of voters, including the validity of proxies, accept and count the votes for and against the questions presented, report the results of such votes, and subscribe and deliver to the secretary of the meeting a certificate stating the number of shares of stock issued and outstanding and entitled to vote thereon and the number of shares voted for and against the questions presented. The voting inspectors need not be stockholders of the Corporation, and any director or officer of the Corporation may be an inspector on any question other than a vote for or against such director’s or officer’s election to any position with the Corporation or on any other question in which such officer or director may be directly interested.

12. Stockholder Director Nominations.

a. Stockholders shall be entitled to submit nominees for election as directors to be voted upon by stockholders at any annual meeting or at any special meeting of the stockholders called for such purpose, provided that such nominations comply with the procedures stated in this Section 12. Only those nominations which satisfy all requirements specified in this Section 12 shall be deemed “Qualified Stockholder Nominations”.

b. In order for nominees to constitute “Qualified Stockholder Nominations”, all of the following requirements must be satisfied:

1. The nominations must be made for an election to be held at an annual meeting of stockholders or at a special meeting of stockholders called for such purpose;

2. The nominees must be submitted by a stockholder who shall be (i) entitled to vote on the election of directors and (ii) a record holder on the record date for determining stockholders entitled to receive notice of and to vote at such annual meeting or special meeting (a “Proposing Stockholder”);

3. The Proposing Stockholder must deliver a written notice identifying such nominees to the Corporation’s Secretary at the Corporation’s principal place of business at least two (2) business days prior to the meeting by (i) personal delivery, (ii) facsimile or electronic transmission, (iii) registered or certified mail, postage prepaid, return receipt requested, or (iv) nationally recognized overnight or other express courier service. All notices shall be effective and shall be deemed delivered (a) if by personal delivery, on the date of delivery, (b) if by facsimile or electronic transmission, on the business day of dispatch of such facsimile or electronic transmission, (c) if by courier service, on the next business day after dispatch of a notice addressed to the Corporation, and (d) if by mail, on the fifth (5th) day after deposit in the mail, addressed to the Corporation;

4. The Proposing Stockholder’s notice must include (i) the name and address of the Proposing Stockholder, as they appear on the Corporation’s books, and the telephone number at which the Proposing Stockholder may be contacted during normal business hours through the time for which the meeting is scheduled, (ii) the class and number of shares of common stock which are owned by the Proposing Stockholder, and (iii) the names and qualifications of the Proposing Stockholder’s nominees; and

5. The Proposing Stockholder must also provide such other information as any officer of the Corporation shall reasonably deem relevant with respect to the nominees within such time limits as any officer of the Corporation shall reasonably impose for such information.

ARTICLE III

Board of Directors

1. Election; Term. The business and affairs of the Corporation shall be managed by or at the direction of the Board of Directors. Each director will be elected by vote of holders of a plurality of the votes of the issued and outstanding shares of common stock present in person or represented by proxy at the meeting of stockholders and entitled to vote thereon. Each director shall be elected to serve and to hold office until the next succeeding annual meeting and until such director’s successor shall be elected and shall qualify, or until such director’s earlier death, resignation or removal.

2. Qualification. Each director must be a natural person at least eighteen (18) years of age on the date of election but need not be a stockholder.

3. Annual Meetings. On the same day as, and immediately following, each annual stockholders’ meeting, the Board of Directors shall meet for the purpose of organization, election of officers and the transaction of any other business.

4. Regular Meetings. Regular meetings of the Board of Directors shall be held at such time or times (not less frequently than once each calendar quarter) as may be determined by the Board of Directors and specified in the notice of such meetings.

5. Special Meetings. Special meetings of the Board of Directors may be called by any director.

6. Place of Meetings. Any meeting of the Board of Directors may be held at such place or places as shall from time to time be determined by the Board of Directors and as shall be designated in the notice of the meeting. If no other place is designated in the notice of the meeting, such meeting shall be held at the Corporation’s principal executive offices.

7. Quorum. A quorum for meetings of the Board of Directors will require the attendance of at least one (1) plus a majority of the directors then in office; provided, however, that if the number of directors in office at any particular time shall be less than three (3), then a quorum for meetings of the Board of Directors at such time will require the attendance of all of the directors in office at such time. The vote of a majority of the directors present and entitled to vote at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the express provision of the NRS or the Articles of Incorporation requires a different vote, in which case such express provision shall govern and control. In the absence of a quorum at any such meeting, a majority of the directors present and entitled to vote at such meeting may adjourn the meeting from time to time without further notice, other than announcement at the meeting, until a quorum shall be present.

8. Notice of Meetings. Notice of each meeting of the Board of Directors, whether annual, regular or special, shall be given to each director (unless such notice is waived by such director as provided in Article IV of these Bylaws). Unless a longer period is required by the NRS, if such notice is given either (a) by personally delivering written notice to a director, (b) by personally telephoning such director or (c) by facsimile or email transmission at the facsimile number or email address of such director on the books and records of the Corporation, it shall be so given at least 24 hours prior to the meeting. Unless a longer period is required by the NRS, if such notice is given by depositing a written notice by overnight courier service, postage prepaid, directed to such director at that person’s residence or place of business, it shall be so given at least two (2) days prior to the meeting. The notice shall state the date and time of the meeting, but need not, unless otherwise required by the NRS, state the purposes of the meeting.

9. Meetings by Telecommunication. One (1) or more members of the Board of Directors or any committee designated by the Board of Directors may hold or participate in a meeting of the Board of Directors or such committee through the use of any means of communication by which all persons participating can hear each other at the same time or by any other means permitted by the NRS. Any director participating in a meeting by any such means of communication is deemed to be present in person at the meeting.

10. Organization, Agenda and Procedure. The directors shall choose a Chairman of the Board to preside over the meetings of the Board of Directors. The Secretary, any Assistant Secretary, or any other person appointed by the Chairman of the Board shall act as secretary of each meeting of the Board of Directors. The procedure for such meetings shall be as determined by the Chairman of the Board. All proposed agenda topics to be reviewed at the annual meetings and the regular meetings shall be delivered to each director prior to, or at the time that, notice of such meeting is provided to such director.

11. Resignation. Any director of the Corporation may resign at any time by giving written notice of such director’s resignation to the Board of Directors, the President, any Vice President or the Secretary of the Corporation. Such resignation shall take effect at the date of receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. A director who resigns may deliver to the Secretary of State for filing a statement to that effect.

12. Vacancies. Vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office, or other cause, shall be filled by either: (i) a majority vote of the remaining directors then in office (even if less than a quorum); or (ii) a plurality of the votes of the issued and outstanding shares of common stock present in person or represented by proxy at a special meeting of stockholders called for such purpose in accordance with the terms of these Bylaws. Any director(s) so chosen shall hold office until their respective successors are duly elected at the next annual meeting of stockholders, or upon such director’s earlier death, resignation or removal.

13. Committees. At its sole discretion, the Board of Directors may from time to time establish from among its members an audit committee, a compensation committee, a nominating and corporate governance committee, and any other committee deemed appropriate or necessary by the Board of Directors (each to consist of one (1) or more directors). The Board of Directors may designate a chairperson of each such committee from among its members. Each such committee, to the extent provided in the resolution establishing such committee and except as otherwise prescribed by the NRS, shall have and may exercise all of the authority of the Board of Directors in the management of the Corporation between meetings of the Board of Directors; provided, however, that no such committee shall have the authority to (a) approve or propose to stockholders any action that the NRS requires to be approved by stockholders, or (b) adopt, amend, or repeal these Bylaws. Subject to the Articles of Incorporation, any or all members of any committee may be removed, with or without cause, by resolution of the Board of Directors. Rules governing the procedures for meetings of each committee shall be as established by the Board of Directors.

14. Compensation. Each non-employee director shall be paid such amount per annum or such fixed sum, in such form (including cash, securities or a combination thereof) as reasonably determined by the Board of Directors from time to time for attendance at meetings of the Board of Directors or any committee thereof, together with reimbursement for the reasonable expenses incurred by such director in connection with the performance of such director’s duties (including, but not limited to, expenses incurred in attending meetings of the Board of Directors or any committee thereof). Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity or any of its subsidiaries in any other capacity and receiving proper compensation therefor.

ARTICLE IV

Waiver of Notice by Stockholders and Directors; Action

of Stockholders and Directors by Consent

1. Waiver of Notice. A stockholder may waive any notice required by the NRS, the Articles of Incorporation or these Bylaws, and a director may waive any notice of a meeting of the Board of Directors, whether before or after the date or time stated in the notice as the date or time when any action will occur or has occurred. Any such waiver shall be in writing, be signed by the stockholder or director entitled to the notice, and be delivered to the Secretary of the Corporation for inclusion in the minutes or filing with the corporate records, but such delivery and filing shall not be conditions of the effectiveness of the waiver. Attendance of a stockholder (in person or by duly authorized proxy) at a meeting of stockholders, or attendance or participation by a director at a meeting of the Board of Directors, (a) shall be deemed a waiver of objection to lack of required notice or defective notice of the meeting, unless the stockholder at the beginning of the meeting, or the director, at the beginning of the meeting or promptly upon his or her later arrival, expressly objects to holding the meeting or transacting business at the meeting because of lack of notice or defective notice, and does not thereafter vote for or assent to action taken at the meeting, and (b) shall be deemed a waiver of objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, or of a matter without special notice required by the NRS, the Articles of Incorporation or these Bylaws, unless the stockholder or director expressly objects to considering the matter when it is presented and does not thereafter vote for or assent to action taken at the meeting with respect to such matter.

2. Action By Written Consent Without a Meeting.

a. Unless the Articles of Incorporation or the NRS expressly requires that such action be taken solely at a stockholders’ meeting, any action required or permitted to be taken at an annual or special meeting of the stockholders of the Corporation may be taken without a meeting and without a vote if a consent or consents in writing, stating the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum voting power that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Nevada, its principal place of business, or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Such action shall be effective as of the time the last writing necessary to effect the action is received by the Corporation, unless all writings necessary to effect the action specify a later time, in which case the later time shall be the time of the action; provided, however, such action shall not be effective if the last writing necessary to effect the action is received by the Corporation later than sixty (60) days after the date the first such written consent was received by the Corporation. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

b. Unless otherwise required by the Articles of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors, or any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or such committee. Such action shall be effective as of the time the last director signs a writing describing the action taken unless before such time the Secretary has received a written revocation of the consent of any other director, and any action so taken shall be effective at the time taken unless the directors specify a different effective time.

ARTICLE V

Officers

1. Election, Authority and Tenure. The officers of the Corporation shall consist of a Chairman of the Board, a President (who shall also be the Chief Executive Officer), a Chief Financial Officer, a Secretary and a Treasurer, each of whom shall be appointed annually by the Board of Directors. The Board of Directors may also designate and appoint such other officers and assistant officers as may be deemed necessary or advisable. The Board of Directors may expressly delegate to any such officer the power to appoint or remove subordinate officers, agents or employees. Any two or more offices may be held by the same person. Each officer so appointed shall continue in office until a successor shall be appointed and shall qualify, or until the officer’s earlier death, resignation or removal. Each officer shall be a natural person who is eighteen (18) years of age or older.

2. Resignation, Removal and Vacancies. Any officer may resign at any time by giving written notice of resignation to the Board of Directors, the President or the Secretary. Such resignation shall take effect when the notice is received by the Corporation unless the notice specifies a later date, and acceptance of the resignation shall not be necessary to render such resignation effective unless such resignation so states. The Board of Directors may at any time terminate, remove or modify the authority of, any officer with or without cause. If any office becomes vacant for any reason, the vacancy may be filled by the Board of Directors. An officer appointed to fill a vacancy shall be appointed for the unexpired term of such officer’s predecessor in office and shall continue in office until a successor shall be elected or appointed and shall qualify, or until such officer’s earlier death, resignation or removal. The appointment of an officer shall not itself create contract rights in favor of the officer, and the removal of an officer shall not affect the officer’s contract rights, if any, with the Corporation, and the resignation of an officer does not affect the Corporation’s contract rights, if any, with the officer.

3. Compensation. Officers of the Corporation shall be entitled to such salaries, emoluments, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors or in such manner as the Board of Directors shall provide.

4. Chairman of the Board. The Chairman of the Board shall preside over the meetings of the Board of Directors and have such powers and responsibilities as are incident thereto. However, the Chairman of the Board shall not have responsibility for the day-to-day business operations of the Corporation.

5. President. The President shall be the chief executive officer of the Corporation. The President shall (i) preside at meetings of the stockholders; (ii) have general and active management of the business of the Corporation, and preside over the day-to-day business operations of the Corporation; (iii) see that all orders and resolutions of the Board of Directors are carried into effect; and (iv) perform all duties as may from time to time be assigned by the Board of Directors.

6. Chief Financial Officer. The Chief Financial Officer shall perform such duties and shall have such powers as may from time to time be assigned by the Board of Directors or the President, and shall perform such duties and have such powers and responsibilities as are incident to the office of Chief Financial Officer. In addition, the Chief Financial Officer shall have, along with the President, responsibility for the day-to-day business operations of the Corporation.

7. Vice Presidents. The Vice Presidents, if any, shall perform such duties and possess such powers as from time to time may be assigned to them by the Board of Directors or the President. In the absence of the President or in the event of the inability or refusal of the President to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board of Directors, or in the absence of any designation, then in the order of the election or appointment of the Vice Presidents) shall perform the duties of the President and when so performing shall have all the powers of and be subject to all the restrictions upon the President.

8. Secretary. The Secretary shall perform such duties and shall have such powers as may from time to time be assigned by the Board of Directors or the President. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of Secretary, including, without limitation, the duty and power to give notice of all meetings of stockholders and the Board of Directors, the preparation and maintenance of minutes of the directors’ and stockholders’ meetings and other records and information required to be kept by the Corporation under these Bylaws and for authenticating records of the Corporation, and to be custodian of the corporate seal and to affix and attest to the same on documents, the execution of which on behalf of the Corporation is authorized by these Bylaws or by the action of the Board of Directors.

9. Treasurer. The Treasurer shall perform such duties and shall have such powers as may from time to time be assigned by the Board of Directors or the President. In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of Treasurer, including, without limitation, the duty and power to keep and be responsible for all funds and securities of the Corporation, to deposit funds of the Corporation in depositories selected in accordance with these Bylaws, to disburse such funds as ordered by the Board of Directors, making proper accounts thereof, and to render as required by the Board of Directors statements of all such transactions as Treasurer and of the financial condition of the Corporation.

10. Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries and Assistant Treasurers, if any, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors. In the absence, inability or refusal to act of the Secretary or the Treasurer, the Assistant Secretaries or Assistant Treasurers, respectively, in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election or appointment, shall perform the duties and exercise the powers of the Secretary or Treasurer, as the case may be.

ARTICLE VI

Execution of Instruments; Borrowing; Checks and

Endorsements; Deposits; Proxies

1. Execution of Instruments. The President, the Chief Financial Officer or any Vice President shall have the power to execute and deliver on behalf of and in the name of the Corporation any instrument requiring the signature of an officer of the Corporation, except as otherwise provided in these Bylaws or when the execution and delivery of the instrument shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. Unless authorized to do so by these Bylaws or by the Board of Directors or incident to the powers of the office of any particular officer, no officer, agent or employee shall have any power or authority to bind the Corporation in any way, to pledge its credit or to render it liable pecuniarily for any purpose or in any amount.

2. Borrowing. No loan shall be contracted on behalf of the Corporation, and no evidence of indebtedness shall be issued, endorsed or accepted in its name, unless authorized by the Board of Directors or a committee designated by the Board of Directors so to act. Such authority may be general or confined to specific instances. When so authorized, an officer may (a) effect loans at any time for the Corporation from any bank or other entity and for such loans may execute and deliver promissory notes or other evidences of indebtedness of the Corporation; and (b) mortgage, pledge or otherwise encumber any real or personal property, or any interest therein, owned or held by the Corporation as security for the payment of any loans or obligations of the Corporation, and to that end may execute and deliver for the Corporation such instruments as may be necessary or proper in connection with such transaction.

3. Checks and Endorsements. All checks, drafts or other orders for the payment of money, obligations, notes or other evidences of indebtedness, bills of lading, warehouse receipts, trade acceptances and other such instruments shall be signed or endorsed for the Corporation by such officers or agents of the Corporation as shall from time to time be determined by resolution of the Board of Directors, which resolution may provide for the use of facsimile signatures.

4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the Corporation’s credit in such banks or other depositories as shall from time to time be determined by resolution of the Board of Directors, which resolution may specify the officers or agents of the Corporation who shall have the power, and the manner in which such power shall be exercised, to make such deposits and to endorse, assign and deliver for collection and deposit checks, drafts and other orders for the payment of money payable to the Corporation or its order.

5. Proxies. The Board of Directors may (i) from time to time appoint one (1) or more agents of the Corporation, in the name and on behalf of the Corporation, (a) to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation, association or other entity whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, association or other entity, or (b) to consent in writing to any action by such other corporation, association or other entity; and (ii) instruct the person so appointed (a) as to the manner of casting such votes or giving such consent, and (b) to execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as may be deemed necessary or proper.

ARTICLE VII

Shares of Stock

1. Certificates of Stock. The shares of the Corporation may, but need not, be represented by certificates. Unless the NRS or another law expressly provides otherwise, the fact that the shares are not represented by certificates shall have no effect on the rights and obligations of stockholders. If the shares are represented by certificates, such certificates shall be signed by both of (i) any one of the Chairman of the Board or Vice Chairman of the Board, or the President or Vice President, and (ii) any one of the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, and may, but need not, be sealed with the corporate seal of the Corporation; provided, however, that where any such certificate is signed or countersigned by a transfer agent or registrar the signatures of such officers of the Corporation may be in facsimile form. In case any officer of the Corporation who shall have signed, or whose facsimile signature shall have been placed on, any certificate shall cease for any reason to be such officer before such certificate shall have been issued or delivered by the Corporation, such certificate may nevertheless be issued and delivered by the Corporation as though the person who signed such certificate, or whose facsimile signature shall have been placed thereon, had not ceased to be such officer of the Corporation. Every certificate representing shares (if any) issued by the Corporation shall state the number of shares owned by the holder in the Corporation, shall designate the class of stock to which such shares belong, and shall otherwise be in such form as is required by law and as the Board of Directors shall prescribe.

2. Shares Without Certificates. The Board of Directors may authorize the issuance of any class or series of shares of the Corporation without certificates. Such authorization shall not affect shares already represented by certificates until they are surrendered to the Corporation, or its transfer agent. Within a reasonable time following the issue or transfer of shares without certificates, the Corporation shall send, or direct its transfer agent to send, the stockholder a complete written statement of the information required on certificates by the NRS.

3. Record. A record shall be kept of the name of each person or entity holding the stock represented by each certificate for shares of the Corporation issued, the number of shares represented by each such certificate, the date thereof and, in the case of cancellation, the date of cancellation. The person or other entity in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof, and thus a holder of record of such shares of stock, for all purposes as regards the Corporation.

4. Transfer of Stock. Except as otherwise provided by the Articles of Incorporation, transfers of shares of the stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by such registered holder’s attorney thereunto authorized, and on the surrender of the certificate or certificates (if any) for such shares properly endorsed. The stock record book and other transfer records shall be in the possession of the Secretary or of a transfer agent for the Corporation.

5. Transfer Agents and Registrars; Regulations. The Corporation, by resolution of the Board of Directors, may from time to time appoint a transfer agent and a registrar, under such arrangements and upon such terms and conditions as the Board of Directors deems advisable, but until and unless the Board of Directors appoints some other person, firm or corporation as its transfer agent (and upon the revocation of any such appointment, thereafter until a new appointment is similarly made) the Secretary of the Corporation shall be the transfer agent of the Corporation without the necessity of any formal action of the Board of Directors, and the Secretary, or any person designated by the Secretary, shall perform all of the duties of such transfer agent. The Board of Directors may make such rules and regulations as it may deem expedient and as are not inconsistent with the Articles of Incorporation and these Bylaws concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation.

6. Lost, Destroyed or Mutilated Certificates. In case of the alleged loss, destruction or mutilation of a certificate representing stock of the Corporation, a new certificate may be issued in place thereof, in such manner and upon such terms and conditions as the Board of Directors may prescribe, and shall be issued in such situations as required by the NRS.

ARTICLE VIII

Fiscal Year

The fiscal year of the Corporation shall be the calendar year ending December 31, unless another fiscal year is established by the Board of Directors.

ARTICLE IX

Corporate Books and Records

1. Books and Records. The books and records of the Corporation may be kept at such place or places as may be from time to time designated by the Board of Directors. The Corporation shall keep correct and complete books and records of account, including the amount of its assets and liabilities, minutes of the proceedings of its stockholders and the Board of Directors (and any committee having the authority of the Board of Directors), and the names and places of residence of its officers.

2. Addresses of Stockholders. Each stockholder shall furnish to the Secretary of the Corporation or the Corporation’s transfer agent an address to which notices from the Corporation, including notices of meetings, may be directed, and if any stockholder shall fail so to designate such an address, it shall be sufficient for any such notice to be directed to such stockholder at such stockholder’s address last known to the Secretary or transfer agent.

3. Fixing Record Date.

a. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date for notice and voting which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting.

b. In order that the Corporation may determine the stockholders entitled to express consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.

c. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which shall not be more than sixty (60) days prior to such other action.

If no record date is fixed: (a) the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (b) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is delivered to the Corporation in accordance with applicable law; (c) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when prior action by the Board of Directors is required, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (d) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

4. Audits of Books and Accounts. The Corporation’s books and accounts shall be audited at such times and by such auditors as shall be specified and designated by the Board of Directors.

ARTICLE X

Amendments

Except as otherwise stated in the Articles of Incorporation, the Board of Directors is expressly authorized and empowered to adopt, amend or repeal any or all of these Bylaws without any action on the part of the stockholders of the Corporation, subject to the power of the stockholders of the Corporation to amend or repeal any Bylaws adopted or amended by the Board of Directors.

ARTICLE XI

Conflicts

To the extent that any of the terms of these Bylaws conflict, or are otherwise inconsistent, with the terms of the Articles of Incorporation, the Corporation, the Board of Directors and the stockholders must and shall act in accordance with the terms of the Articles of Incorporation, and to the extent that there is any ambiguity with respect to whether the Articles of Incorporation, on the one hand, and the Bylaws, on the other hand, control with respect to any matter affecting the Corporation, the terms of the Articles of Incorporation shall be deemed to control and the Corporation, the Board of Directors and the stockholders shall act in accordance therewith. In these Bylaws, references to law, the Articles of Incorporation and these Bylaws mean the NRS and the laws promulgated pursuant thereto and thereunder, and the provisions of the Articles of Incorporation and these Bylaws, as may from time to time be in effect.

EXHIBIT A-1(e)(2)

Bylaws of Victory Exploration Inc.

AMENDED AND RESTATED BYLAWS

of

VICTORY EXPLORATION INC.

(Effective as of [            ], 2015)

ARTICLE I

Offices

1. Business Offices. Victory Exploration Inc. (the “Corporation”) may have one or more offices at such place or places, either within or outside the State of Nevada, as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time determine or as the business of the Corporation may require.

2. Registered Office and Registered Agent. The registered office of the Corporation shall be at the office of its registered agent at 241 Ridge Street, Suite 210, Reno, Nevada 89501, and the name of its registered agent at such address shall be Thomas P. Erwin, unless changed as provided by the provisions of Chapter 78 of the Nevada Revised Statutes (as amended from time to time, the “NRS”).

ARTICLE II

Stockholders’ Meetings

1. Annual Meetings. An annual meeting of stockholders of the Corporation for the election of directors shall be held in each year beginning in 2016 on such date and at such time as the Board of Directors shall designate. At any such annual meeting, the stockholders entitled to vote thereon shall elect directors of the Corporation and shall transact such other business as may properly come before the meeting; provided, however, that no annual meeting of stockholders need be held if directors are elected by written consent of the stockholders entitled to vote thereon in lieu of an annual meeting, in accordance with Section 78.320(2) of the NRS.

2. Special Meetings. Special meetings of stockholders may be called at any time by the Chairman of the Board of Directors or the President of the Corporation, and shall be called by the President of the Corporation when directed to do so by resolution of the Board of Directors or upon the written request (which shall state the purpose or purposes therefor) of the holders of not less than ten percent (10%) of the issued and outstanding shares of common stock. The record date for determining the holders of common stock entitled to request a special meeting of stockholders shall be the date on which the first demand for a special meeting is made. Business transacted at any special meeting of stockholders shall be limited to the purpose or purposes stated in the notice provided pursuant to Section 4 of this Article II.

3. Place of Meetings. Meetings of stockholders may be held (i) at any place within or outside the State of Nevada designated by the Board of Directors or, in the case of a special meeting called at the request of the stockholders, the stockholders that requested such meeting to be called as set forth in the written request therefor, or (ii) if the Board of Directors or such stockholders so determine, solely by means of remote communication. Any stockholder participating in a meeting by remote communication is deemed to be present in person at the meeting. In the absence of any such designation by the Board of Directors or such stockholders, stockholder meetings shall be held at the principal place of business of the Corporation.

4. Notice of Meetings. Not less than ten (10) nor more than sixty (60) days prior to each annual or special meeting of the Corporation’s stockholders, written notice of the meeting shall be given to each stockholder entitled to vote at such meeting (unless such notice is waived by such stockholder as provided in Article IV of these Bylaws); provided, however, that if greater notice is required by the NRS, the provisions of the NRS shall govern. All notices shall be in writing and shall be deemed to have been effectively given and delivered (a) when personally delivered to the party to be notified; (b) when sent if given by electronic transmission; (c) three (3) business days after deposit in the United States mail, postage prepaid, by certified or registered mail with return receipt requested, addressed to the party to be notified; or (d) one (1) business day after deposit with a national overnight delivery service, postage prepaid, addressed to the party to be notified with next-business day delivery guaranteed, in each case to such stockholder at its address, electronic mail address or facsimile number stated in the stock records of the Corporation. The notice of any meeting shall state the place, if any, date and time of the meeting. The notice of a special meeting shall, in addition, state the purposes of the meeting.

5. Stockholders List. A complete record of the stockholders entitled to vote at each meeting (or an adjourned meeting described in Section 9 of this Article II), arranged by class of shares and, within each class, in alphabetical order, showing the address of each stockholder and the number of shares of each class of stock registered in the name of such stockholder, shall be prepared by the officer or agent of the Corporation who has charge of the stock transfer books of the Corporation. Such record of stockholders shall be available for inspection by any stockholder entitled to vote at the meeting beginning ten (10) days before the meeting and continuing through the meeting and any adjournment thereof, subject to the requirements of the NRS, either on a reasonably accessible electronic network, provided that the information required to gain access to such network is provided with the notice of the meeting, or during normal business hours at the principal place of business of the Corporation. Such record of stockholders shall also be produced and kept at the time and place of the meeting during the whole time thereof and shall be subject to inspection for any purpose germane to the meeting by any stockholder entitled to vote at such meeting who may be present.

6. Organization. The Chairman of the Board of Directors or, in the Chairman’s absence, the President (or, in the President’s absence, any Vice President), shall call meetings of stockholders to order and act as chairperson of such meetings. In the absence of said officers, any stockholder entitled to vote at the meeting, or any proxy of any such stockholder, may call the meeting to order and a chairperson shall be elected by the affirmative vote of holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at such meeting. The Secretary or any Assistant Secretary of the Corporation or any person appointed by the chairperson may act as secretary of such meetings.

7. Agenda and Procedure. The Board of Directors shall have the responsibility of establishing an agenda for each meeting of stockholders, subject to the rights of stockholders to raise matters for consideration which may otherwise properly be brought before an annual meeting although not included within the agenda. The chairperson shall be charged with the orderly conduct of all meetings of stockholders.

8. Quorum. Unless otherwise provided in the First Amended and Restated Articles of Incorporation of the Corporation (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Articles of Incorporation”), these Bylaws, the NRS or other applicable law, at any annual or special meeting of stockholders, the holders of shares representing a majority of the voting power of the then-issued and outstanding shares entitled to vote on a matter at the meeting, either present in person or represented by proxy, shall constitute a quorum with respect to action on such matter, and action may be taken with respect to any matter presented at the meeting only if a quorum exists with respect to such matter. However, in the absence of a quorum at any meeting of stockholders, the holders of shares representing a majority of the voting power of the then-issued and outstanding shares that are present in person or represented by proxy at the meeting and are entitled to vote on one (1) or more matters at the meeting may adjourn the meeting from time to time without further notice (except as provided in Section 9 of this Article II) until a quorum shall be present or represented.

9. Adjournment. When a meeting is for any reason adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, any business may be transacted which might have been transacted at the original meeting. However, if the adjournment is for more than thirty (30) days from the date of the original meeting, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

10. Voting.

a. Except as otherwise required by law or otherwise provided in the Articles of Incorporation or these Bylaws, and subject to the rights of holders of any series of preferred stock of the Corporation, (i) at every meeting of stockholders (or with respect to corporate action which may be taken without a meeting), every holder of record of stock of the Corporation entitled to vote on any matter at such meeting shall be entitled, with respect to such matter, to one (1) vote for each share of such stock held of record by such stockholder on the record date designated therefor pursuant to Section 3 of Article IX of these Bylaws (or the record date established pursuant to statute in the absence of such designation), (ii) whenever directors are to be elected by vote of stockholders, they shall be elected in accordance with the provisions of Section 1 of Article III of these Bylaws, and (iii) whenever any corporate action, other than the election of directors, is to be taken by vote of stockholders, such corporate action shall be authorized by the affirmative vote of holders of a majority of the shares of common stock present in person or represented by proxy at the meeting and entitled to vote with respect to such corporate action.

b. At any meeting of stockholders, a stockholder may vote the stockholder’s shares either in person or by proxy. A stockholder may appoint a proxy in person or through an attorney-in-fact and such appointment may be transmitted by any written statement of appointment permitted by the NRS. The appointment of a proxy shall be effective for the period expressly specified in the appointment form.

c. The voting rights of fiduciaries, beneficiaries, pledgors, pledgees and joint, common and other multiple owners of shares of stock shall be as provided from time to time by the NRS and any other applicable law.

d. Shares of the Corporation held of record by another corporation or entity that are entitled to vote may be voted by such officer, agent or proxy as the bylaws of such other corporation or entity may prescribe, or, in the absence of such provision, as the board of directors or similar governing body of such other corporation or entity may determine.

11. Inspectors. The chairperson of any meeting of stockholders may at any time appoint one (1) or more inspectors to serve at such meeting. Such inspectors shall decide upon the qualifications of voters, including the validity of proxies, accept and count the votes for and against the questions presented, report the results of such votes, and subscribe and deliver to the secretary of the meeting a certificate stating the number of shares of stock issued and outstanding and entitled to vote thereon and the number of shares voted for and against the questions presented. The voting inspectors need not be stockholders of the Corporation, and any director or officer of the Corporation may be an inspector on any question other than a vote for or against such director’s or officer’s election to any position with the Corporation or on any other question in which such officer or director may be directly interested.

12. Stockholder Director Nominations.

a. Stockholders shall be entitled to submit nominees for election as directors to be voted upon by stockholders at any annual meeting or at any special meeting of the stockholders called for such purpose, provided that such nominations comply with the procedures stated in this Section 12. Only those nominations which satisfy all requirements specified in this Section 12 shall be deemed “Qualified Stockholder Nominations”.

b. In order for nominees to constitute “Qualified Stockholder Nominations”, all of the following requirements must be satisfied:

1. The nominations must be made for an election to be held at an annual meeting of stockholders or at a special meeting of stockholders called for such purpose;

2. The nominees must be submitted by a stockholder who shall be (i) entitled to vote on the election of directors and (ii) a record holder on the record date for determining stockholders entitled to receive notice of and to vote at such annual meeting or special meeting (a “Proposing Stockholder”);

3. The Proposing Stockholder must deliver a written notice identifying such nominees to the Corporation’s Secretary at the Corporation’s principal place of business at least two (2) business days prior to the meeting by (i) personal delivery, (ii) facsimile or electronic transmission, (iii) registered or certified mail, postage prepaid, return receipt requested, or (iv) nationally recognized overnight or other express courier service. All notices shall be effective and shall be deemed delivered (a) if by personal delivery, on the date of delivery, (b) if by facsimile or electronic transmission, on the business day of dispatch of such facsimile or electronic transmission, (c) if by courier service, on the next business day after dispatch of a notice addressed to the Corporation, and (d) if by mail, on the fifth (5th) day after deposit in the mail, addressed to the Corporation;

4. The Proposing Stockholder’s notice must include (i) the name and address of the Proposing Stockholder, as they appear on the Corporation’s books, and the telephone number at which the Proposing Stockholder may be contacted during normal business hours through the time for which the meeting is scheduled, (ii) the class and number of shares of common stock which are owned by the Proposing Stockholder, and (iii) the names and qualifications of the Proposing Stockholder’s nominees; and

5. The Proposing Stockholder must also provide such other information as any officer of the Corporation shall reasonably deem relevant with respect to the nominees within such time limits as any officer of the Corporation shall reasonably impose for such information.

ARTICLE III

Board of Directors

1. Election; Term. The business and affairs of the Corporation shall be managed by or at the direction of the Board of Directors. Each director will be elected by vote of holders of a plurality of the votes of the issued and outstanding shares of common stock present in person or represented by proxy at the meeting of stockholders and entitled to vote thereon. Each director shall be elected to serve and to hold office until the next succeeding annual meeting and until such director’s successor shall be elected and shall qualify, or until such director’s earlier death, resignation or removal.

2. Qualification. Each director must be a natural person at least eighteen (18) years of age on the date of election but need not be a stockholder.

3. Annual Meetings. On the same day as, and immediately following, each annual stockholders’ meeting, the Board of Directors shall meet for the purpose of organization, election of officers and the transaction of any other business.

4. Regular Meetings. Regular meetings of the Board of Directors shall be held at such time or times (not less frequently than once each calendar quarter) as may be determined by the Board of Directors and specified in the notice of such meetings.

5. Special Meetings. Special meetings of the Board of Directors may be called by any director.

6. Place of Meetings. Any meeting of the Board of Directors may be held at such place or places as shall from time to time be determined by the Board of Directors and as shall be designated in the notice of the meeting. If no other place is designated in the notice of the meeting, such meeting shall be held at the Corporation’s principal executive offices.

7. Quorum. A quorum for meetings of the Board of Directors will require the attendance of at least one (1) plus a majority of the directors then in office; provided, however, that if the number of directors in office at any particular time shall be less than three (3), then a quorum for meetings of the Board of Directors at such time will require the attendance of all of the directors in office at such time. The vote of a majority of the directors present and entitled to vote at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the express provision of the NRS or the Articles of Incorporation requires a different vote, in which case such express provision shall govern and control. In the absence of a quorum at any such meeting, a majority of the directors present and entitled to vote at such meeting may adjourn the meeting from time to time without further notice, other than announcement at the meeting, until a quorum shall be present.

8. Notice of Meetings. Notice of each meeting of the Board of Directors, whether annual, regular or special, shall be given to each director (unless such notice is waived by such director as provided in Article IV of these Bylaws). Unless a longer period is required by the NRS, if such notice is given either (a) by personally delivering written notice to a director, (b) by personally telephoning such director or (c) by facsimile or email transmission at the facsimile number or email address of such director on the books and records of the Corporation, it shall be so given at least 24 hours prior to the meeting. Unless a longer period is required by the NRS, if such notice is given by depositing a written notice by overnight courier service, postage prepaid, directed to such director at that person’s residence or place of business, it shall be so given at least two (2) days prior to the meeting. The notice shall state the date and time of the meeting, but need not, unless otherwise required by the NRS, state the purposes of the meeting.

9. Meetings by Telecommunication. One (1) or more members of the Board of Directors or any committee designated by the Board of Directors may hold or participate in a meeting of the Board of Directors or such committee through the use of any means of communication by which all persons participating can hear each other at the same time or by any other means permitted by the NRS. Any director participating in a meeting by any such means of communication is deemed to be present in person at the meeting.

10. Organization, Agenda and Procedure. The directors shall choose a Chairman of the Board to preside over the meetings of the Board of Directors. The Secretary, any Assistant Secretary, or any other person appointed by the Chairman of the Board shall act as secretary of each meeting of the Board of Directors. The procedure for such meetings shall be as determined by the Chairman of the Board. All proposed agenda topics to be reviewed at the annual meetings and the regular meetings shall be delivered to each director prior to, or at the time that, notice of such meeting is provided to such director.

11. Resignation. Any director of the Corporation may resign at any time by giving written notice of such director’s resignation to the Board of Directors, the President, any Vice President or the Secretary of the Corporation. Such resignation shall take effect at the date of receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. A director who resigns may deliver to the Secretary of State for filing a statement to that effect.

12. Vacancies. Vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office, or other cause, shall be filled by either: (i) a majority vote of the remaining directors then in office (even if less than a quorum); or (ii) a plurality of the votes of the issued and outstanding shares of common stock present in person or represented by proxy at a special meeting of stockholders called for such purpose in accordance with the terms of these Bylaws. Any director(s) so chosen shall hold office until their respective successors are duly elected at the next annual meeting of stockholders, or upon such director’s earlier death, resignation or removal.

13. Committees. At its sole discretion, the Board of Directors may from time to time establish from among its members an audit committee, a compensation committee, a nominating and corporate governance committee, and any other committee deemed appropriate or necessary by the Board of Directors (each to consist of one (1) or more directors). The Board of Directors may designate a chairperson of each such committee from among its members. Each such committee, to the extent provided in the resolution establishing such committee and except as otherwise prescribed by the NRS, shall have and may exercise all of the authority of the Board of Directors in the management of the Corporation between meetings of the Board of Directors; provided, however, that no such committee shall have the authority to (a) approve or propose to stockholders any action that the NRS requires to be approved by stockholders, or (b) adopt, amend, or repeal these Bylaws. Subject to the Articles of Incorporation, any or all members of any committee may be removed, with or without cause, by resolution of the Board of Directors. Rules governing the procedures for meetings of each committee shall be as established by the Board of Directors.

14. Compensation. Each non-employee director shall be paid such amount per annum or such fixed sum, in such form (including cash, securities or a combination thereof) as reasonably determined by the Board of Directors from time to time for attendance at meetings of the Board of Directors or any committee thereof, together with reimbursement for the reasonable expenses incurred by such director in connection with the performance of such director’s duties (including, but not limited to, expenses incurred in attending meetings of the Board of Directors or any committee thereof). Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity or any of its subsidiaries in any other capacity and receiving proper compensation therefor.

ARTICLE IV

Waiver of Notice by Stockholders and Directors; Action

of Stockholders and Directors by Consent

1. Waiver of Notice. A stockholder may waive any notice required by the NRS, the Articles of Incorporation or these Bylaws, and a director may waive any notice of a meeting of the Board of Directors, whether before or after the date or time stated in the notice as the date or time when any action will occur or has occurred. Any such waiver shall be in writing, be signed by the stockholder or director entitled to the notice, and be delivered to the Secretary of the Corporation for inclusion in the minutes or filing with the corporate records, but such delivery and filing shall not be conditions of the effectiveness of the waiver. Attendance of a stockholder (in person or by duly authorized proxy) at a meeting of stockholders, or attendance or participation by a director at a meeting of the Board of Directors, (a) shall be deemed a waiver of objection to lack of required notice or defective notice of the meeting, unless the stockholder at the beginning of the meeting, or the director, at the beginning of the meeting or promptly upon his or her later arrival, expressly objects to holding the meeting or transacting business at the meeting because of lack of notice or defective notice, and does not thereafter vote for or assent to action taken at the meeting, and (b) shall be deemed a waiver of objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, or of a matter without special notice required by the NRS, the Articles of Incorporation or these Bylaws, unless the stockholder or director expressly objects to considering the matter when it is presented and does not thereafter vote for or assent to action taken at the meeting with respect to such matter.

2. Action By Written Consent Without a Meeting.

a. Unless the Articles of Incorporation or the NRS expressly requires that such action be taken solely at a stockholders’ meeting, any action required or permitted to be taken at an annual or special meeting of the stockholders of the Corporation may be taken without a meeting and without a vote if a consent or consents in writing, stating the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum voting power that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Nevada, its principal place of business, or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Such action shall be effective as of the time the last writing necessary to effect the action is received by the Corporation, unless all writings necessary to effect the action specify a later time, in which case the later time shall be the time of the action; provided, however, such action shall not be effective if the last writing necessary to effect the action is received by the Corporation later than sixty (60) days after the date the first such written consent was received by the Corporation. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

b. Unless otherwise required by the Articles of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors, or any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or such committee. Such action shall be effective as of the time the last director signs a writing describing the action taken unless before such time the Secretary has received a written revocation of the consent of any other director, and any action so taken shall be effective at the time taken unless the directors specify a different effective time.

ARTICLE V

Officers

1. Election, Authority and Tenure. The officers of the Corporation shall consist of a Chairman of the Board, a President (who shall also be the Chief Executive Officer), a Chief Financial Officer, a Secretary and a Treasurer, each of whom shall be appointed annually by the Board of Directors. The Board of Directors may also designate and appoint such other officers and assistant officers as may be deemed necessary or advisable. The Board of Directors may expressly delegate to any such officer the power to appoint or remove subordinate officers, agents or employees. Any two or more offices may be held by the same person. Each officer so appointed shall continue in office until a successor shall be appointed and shall qualify, or until the officer’s earlier death, resignation or removal. Each officer shall be a natural person who is eighteen (18) years of age or older.

2. Resignation, Removal and Vacancies. Any officer may resign at any time by giving written notice of resignation to the Board of Directors, the President or the Secretary. Such resignation shall take effect when the notice is received by the Corporation unless the notice specifies a later date, and acceptance of the resignation shall not be necessary to render such resignation effective unless such resignation so states. The Board of Directors may at any time terminate, remove or modify the authority of, any officer with or without cause. If any office becomes vacant for any reason, the vacancy may be filled by the Board of Directors. An officer appointed to fill a vacancy shall be appointed for the unexpired term of such officer’s predecessor in office and shall continue in office until a successor shall be elected or appointed and shall qualify, or until such officer’s earlier death, resignation or removal. The appointment of an officer shall not itself create contract rights in favor of the officer, and the removal of an officer shall not affect the officer’s contract rights, if any, with the Corporation, and the resignation of an officer does not affect the Corporation’s contract rights, if any, with the officer.

3. Compensation. Officers of the Corporation shall be entitled to such salaries, emoluments, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors or in such manner as the Board of Directors shall provide.

4. Chairman of the Board. The Chairman of the Board shall preside over the meetings of the Board of Directors and have such powers and responsibilities as are incident thereto. However, the Chairman of the Board shall not have responsibility for the day-to-day business operations of the Corporation.

5. President. The President shall be the chief executive officer of the Corporation. The President shall (i) preside at meetings of the stockholders; (ii) have general and active management of the business of the Corporation, and preside over the day-to-day business operations of the Corporation; (iii) see that all orders and resolutions of the Board of Directors are carried into effect; and (iv) perform all duties as may from time to time be assigned by the Board of Directors.

6. Chief Financial Officer. The Chief Financial Officer shall perform such duties and shall have such powers as may from time to time be assigned by the Board of Directors or the President, and shall perform such duties and have such powers and responsibilities as are incident to the office of Chief Financial Officer. In addition, the Chief Financial Officer shall have, along with the President, responsibility for the day-to-day business operations of the Corporation.

7. Vice Presidents. The Vice Presidents, if any, shall perform such duties and possess such powers as from time to time may be assigned to them by the Board of Directors or the President. In the absence of the President or in the event of the inability or refusal of the President to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board of Directors, or in the absence of any designation, then in the order of the election or appointment of the Vice Presidents) shall perform the duties of the President and when so performing shall have all the powers of and be subject to all the restrictions upon the President.

8. Secretary. The Secretary shall perform such duties and shall have such powers as may from time to time be assigned by the Board of Directors or the President. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of Secretary, including, without limitation, the duty and power to give notice of all meetings of stockholders and the Board of Directors, the preparation and maintenance of minutes of the directors’ and stockholders’ meetings and other records and information required to be kept by the Corporation under these Bylaws and for authenticating records of the Corporation, and to be custodian of the corporate seal and to affix and attest to the same on documents, the execution of which on behalf of the Corporation is authorized by these Bylaws or by the action of the Board of Directors.

9. Treasurer. The Treasurer shall perform such duties and shall have such powers as may from time to time be assigned by the Board of Directors or the President. In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of Treasurer, including, without limitation, the duty and power to keep and be responsible for all funds and securities of the Corporation, to deposit funds of the Corporation in depositories selected in accordance with these Bylaws, to disburse such funds as ordered by the Board of Directors, making proper accounts thereof, and to render as required by the Board of Directors statements of all such transactions as Treasurer and of the financial condition of the Corporation.

10. Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries and Assistant Treasurers, if any, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors. In the absence, inability or refusal to act of the Secretary or the Treasurer, the Assistant Secretaries or Assistant Treasurers, respectively, in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election or appointment, shall perform the duties and exercise the powers of the Secretary or Treasurer, as the case may be.

ARTICLE VI

Execution of Instruments; Borrowing; Checks and

Endorsements; Deposits; Proxies

1. Execution of Instruments. The President, the Chief Financial Officer or any Vice President shall have the power to execute and deliver on behalf of and in the name of the Corporation any instrument requiring the signature of an officer of the Corporation, except as otherwise provided in these Bylaws or when the execution and delivery of the instrument shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. Unless authorized to do so by these Bylaws or by the Board of Directors or incident to the powers of the office of any particular officer, no officer, agent or employee shall have any power or authority to bind the Corporation in any way, to pledge its credit or to render it liable pecuniarily for any purpose or in any amount.

2. Borrowing. No loan shall be contracted on behalf of the Corporation, and no evidence of indebtedness shall be issued, endorsed or accepted in its name, unless authorized by the Board of Directors or a committee designated by the Board of Directors so to act. Such authority may be general or confined to specific instances. When so authorized, an officer may (a) effect loans at any time for the Corporation from any bank or other entity and for such loans may execute and deliver promissory notes or other evidences of indebtedness of the Corporation; and (b) mortgage, pledge or otherwise encumber any real or personal property, or any interest therein, owned or held by the Corporation as security for the payment of any loans or obligations of the Corporation, and to that end may execute and deliver for the Corporation such instruments as may be necessary or proper in connection with such transaction.

3. Checks and Endorsements. All checks, drafts or other orders for the payment of money, obligations, notes or other evidences of indebtedness, bills of lading, warehouse receipts, trade acceptances and other such instruments shall be signed or endorsed for the Corporation by such officers or agents of the Corporation as shall from time to time be determined by resolution of the Board of Directors, which resolution may provide for the use of facsimile signatures.

4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the Corporation’s credit in such banks or other depositories as shall from time to time be determined by resolution of the Board of Directors, which resolution may specify the officers or agents of the Corporation who shall have the power, and the manner in which such power shall be exercised, to make such deposits and to endorse, assign and deliver for collection and deposit checks, drafts and other orders for the payment of money payable to the Corporation or its order.

5. Proxies. The Board of Directors may (i) from time to time appoint one (1) or more agents of the Corporation, in the name and on behalf of the Corporation, (a) to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation, association or other entity whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, association or other entity, or (b) to consent in writing to any action by such other corporation, association or other entity; and (ii) instruct the person so appointed (a) as to the manner of casting such votes or giving such consent, and (b) to execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as may be deemed necessary or proper.

ARTICLE VII

Shares of Stock

1. Certificates of Stock. The shares of the Corporation may, but need not, be represented by certificates. Unless the NRS or another law expressly provides otherwise, the fact that the shares are not represented by certificates shall have no effect on the rights and obligations of stockholders. If the shares are represented by certificates, such certificates shall be signed by both of (i) any one of the Chairman of the Board or Vice Chairman of the Board, or the President or Vice President, and (ii) any one of the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, and may, but need not, be sealed with the corporate seal of the Corporation; provided, however, that where any such certificate is signed or countersigned by a transfer agent or registrar the signatures of such officers of the Corporation may be in facsimile form. In case any officer of the Corporation who shall have signed, or whose facsimile signature shall have been placed on, any certificate shall cease for any reason to be such officer before such certificate shall have been issued or delivered by the Corporation, such certificate may nevertheless be issued and delivered by the Corporation as though the person who signed such certificate, or whose facsimile signature shall have been placed thereon, had not ceased to be such officer of the Corporation. Every certificate representing shares (if any) issued by the Corporation shall state the number of shares owned by the holder in the Corporation, shall designate the class of stock to which such shares belong, and shall otherwise be in such form as is required by law and as the Board of Directors shall prescribe.

2. Shares Without Certificates. The Board of Directors may authorize the issuance of any class or series of shares of the Corporation without certificates. Such authorization shall not affect shares already represented by certificates until they are surrendered to the Corporation, or its transfer agent. Within a reasonable time following the issue or transfer of shares without certificates, the Corporation shall send, or direct its transfer agent to send, the stockholder a complete written statement of the information required on certificates by the NRS.

3. Record. A record shall be kept of the name of each person or entity holding the stock represented by each certificate for shares of the Corporation issued, the number of shares represented by each such certificate, the date thereof and, in the case of cancellation, the date of cancellation. The person or other entity in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof, and thus a holder of record of such shares of stock, for all purposes as regards the Corporation.

4. Transfer of Stock. Except as otherwise provided by the Articles of Incorporation, transfers of shares of the stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by such registered holder’s attorney thereunto authorized, and on the surrender of the certificate or certificates (if any) for such shares properly endorsed. The stock record book and other transfer records shall be in the possession of the Secretary or of a transfer agent for the Corporation.

5. Transfer Agents and Registrars; Regulations. The Corporation, by resolution of the Board of Directors, may from time to time appoint a transfer agent and a registrar, under such arrangements and upon such terms and conditions as the Board of Directors deems advisable, but until and unless the Board of Directors appoints some other person, firm or corporation as its transfer agent (and upon the revocation of any such appointment, thereafter until a new appointment is similarly made) the Secretary of the Corporation shall be the transfer agent of the Corporation without the necessity of any formal action of the Board of Directors, and the Secretary, or any person designated by the Secretary, shall perform all of the duties of such transfer agent. The Board of Directors may make such rules and regulations as it may deem expedient and as are not inconsistent with the Articles of Incorporation and these Bylaws concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation.

6. Lost, Destroyed or Mutilated Certificates. In case of the alleged loss, destruction or mutilation of a certificate representing stock of the Corporation, a new certificate may be issued in place thereof, in such manner and upon such terms and conditions as the Board of Directors may prescribe, and shall be issued in such situations as required by the NRS.

ARTICLE VIII

Fiscal Year

The fiscal year of the Corporation shall be the calendar year ending December 31, unless another fiscal year is established by the Board of Directors.

ARTICLE IX

Corporate Books and Records

1. Books and Records. The books and records of the Corporation may be kept at such place or places as may be from time to time designated by the Board of Directors. The Corporation shall keep correct and complete books and records of account, including the amount of its assets and liabilities, minutes of the proceedings of its stockholders and the Board of Directors (and any committee having the authority of the Board of Directors), and the names and places of residence of its officers.

2. Addresses of Stockholders. Each stockholder shall furnish to the Secretary of the Corporation or the Corporation’s transfer agent an address to which notices from the Corporation, including notices of meetings, may be directed, and if any stockholder shall fail so to designate such an address, it shall be sufficient for any such notice to be directed to such stockholder at such stockholder’s address last known to the Secretary or transfer agent.

3. Fixing Record Date.

a. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date for notice and voting which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting.

b. In order that the Corporation may determine the stockholders entitled to express consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.

c. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which shall not be more than sixty (60) days prior to such other action.

If no record date is fixed: (a) the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (b) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is delivered to the Corporation in accordance with applicable law; (c) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when prior action by the Board of Directors is required, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (d) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

4. Audits of Books and Accounts. The Corporation’s books and accounts shall be audited at such times and by such auditors as shall be specified and designated by the Board of Directors.

ARTICLE X

Amendments

Except as otherwise stated in the Articles of Incorporation, the Board of Directors is expressly authorized and empowered to adopt, amend or repeal any or all of these Bylaws without any action on the part of the stockholders of the Corporation, subject to the power of the stockholders of the Corporation to amend or repeal any Bylaws adopted or amended by the Board of Directors.

ARTICLE XI

Conflicts

To the extent that any of the terms of these Bylaws conflict, or are otherwise inconsistent, with the terms of the Articles of Incorporation, the Corporation, the Board of Directors and the stockholders must and shall act in accordance with the terms of the Articles of Incorporation, and to the extent that there is any ambiguity with respect to whether the Articles of Incorporation, on the one hand, and the Bylaws, on the other hand, control with respect to any matter affecting the Corporation, the terms of the Articles of Incorporation shall be deemed to control and the Corporation, the Board of Directors and the stockholders shall act in accordance therewith. In these Bylaws, references to law, the Articles of Incorporation and these Bylaws mean the NRS and the laws promulgated pursuant thereto and thereunder, and the provisions of the Articles of Incorporation and these Bylaws, as may from time to time be in effect.

EXHIBIT A-1(f)(2)

Bylaws of Victory Gold Inc.

AMENDED AND RESTATED BYLAWS

of

VICTORY GOLD INC.

(Effective as of [            ], 2015)

ARTICLE I

Offices

1. Business Offices. Victory Gold Inc. (the “Corporation”) may have one or more offices at such place or places, either within or outside the State of Nevada, as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time determine or as the business of the Corporation may require.

2. Registered Office and Registered Agent. The registered office of the Corporation shall be at the office of its registered agent at 241 Ridge Street, Suite 210, Reno, Nevada 89501, and the name of its registered agent at such address shall be Thomas P. Erwin, unless changed as provided by the provisions of Chapter 78 of the Nevada Revised Statutes (as amended from time to time, the “NRS”).

ARTICLE II

Stockholders’ Meetings

1. Annual Meetings. An annual meeting of stockholders of the Corporation for the election of directors shall be held in each year beginning in 2016 on such date and at such time as the Board of Directors shall designate. At any such annual meeting, the stockholders entitled to vote thereon shall elect directors of the Corporation and shall transact such other business as may properly come before the meeting; provided, however, that no annual meeting of stockholders need be held if directors are elected by written consent of the stockholders entitled to vote thereon in lieu of an annual meeting, in accordance with Section 78.320(2) of the NRS.

2. Special Meetings. Special meetings of stockholders may be called at any time by the Chairman of the Board of Directors or the President of the Corporation, and shall be called by the President of the Corporation when directed to do so by resolution of the Board of Directors or upon the written request (which shall state the purpose or purposes therefor) of the holders of not less than ten percent (10%) of the issued and outstanding shares of common stock. The record date for determining the holders of common stock entitled to request a special meeting of stockholders shall be the date on which the first demand for a special meeting is made. Business transacted at any special meeting of stockholders shall be limited to the purpose or purposes stated in the notice provided pursuant to Section 4 of this Article II.

3. Place of Meetings. Meetings of stockholders may be held (i) at any place within or outside the State of Nevada designated by the Board of Directors or, in the case of a special meeting called at the request of the stockholders, the stockholders that requested such meeting to be called as set forth in the written request therefor, or (ii) if the Board of Directors or such stockholders so determine, solely by means of remote communication. Any stockholder participating in a meeting by remote communication is deemed to be present in person at the meeting. In the absence of any such designation by the Board of Directors or such stockholders, stockholder meetings shall be held at the principal place of business of the Corporation.

4. Notice of Meetings. Not less than ten (10) nor more than sixty (60) days prior to each annual or special meeting of the Corporation’s stockholders, written notice of the meeting shall be given to each stockholder entitled to vote at such meeting (unless such notice is waived by such stockholder as provided in Article IV of these Bylaws); provided, however, that if greater notice is required by the NRS, the provisions of the NRS shall govern. All notices shall be in writing and shall be deemed to have been effectively given and delivered (a) when personally delivered to the party to be notified; (b) when sent if given by electronic transmission; (c) three (3) business days after deposit in the United States mail, postage prepaid, by certified or registered mail with return receipt requested, addressed to the party to be notified; or (d) one (1) business day after deposit with a national overnight delivery service, postage prepaid, addressed to the party to be notified with next-business day delivery guaranteed, in each case to such stockholder at its address, electronic mail address or facsimile number stated in the stock records of the Corporation. The notice of any meeting shall state the place, if any, date and time of the meeting. The notice of a special meeting shall, in addition, state the purposes of the meeting.

5. Stockholders List. A complete record of the stockholders entitled to vote at each meeting (or an adjourned meeting described in Section 9 of this Article II), arranged by class of shares and, within each class, in alphabetical order, showing the address of each stockholder and the number of shares of each class of stock registered in the name of such stockholder, shall be prepared by the officer or agent of the Corporation who has charge of the stock transfer books of the Corporation. Such record of stockholders shall be available for inspection by any stockholder entitled to vote at the meeting beginning ten (10) days before the meeting and continuing through the meeting and any adjournment thereof, subject to the requirements of the NRS, either on a reasonably accessible electronic network, provided that the information required to gain access to such network is provided with the notice of the meeting, or during normal business hours at the principal place of business of the Corporation. Such record of stockholders shall also be produced and kept at the time and place of the meeting during the whole time thereof and shall be subject to inspection for any purpose germane to the meeting by any stockholder entitled to vote at such meeting who may be present.

6. Organization. The Chairman of the Board of Directors or, in the Chairman’s absence, the President (or, in the President’s absence, any Vice President), shall call meetings of stockholders to order and act as chairperson of such meetings. In the absence of said officers, any stockholder entitled to vote at the meeting, or any proxy of any such stockholder, may call the meeting to order and a chairperson shall be elected by the affirmative vote of holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at such meeting. The Secretary or any Assistant Secretary of the Corporation or any person appointed by the chairperson may act as secretary of such meetings.

7. Agenda and Procedure. The Board of Directors shall have the responsibility of establishing an agenda for each meeting of stockholders, subject to the rights of stockholders to raise matters for consideration which may otherwise properly be brought before an annual meeting although not included within the agenda. The chairperson shall be charged with the orderly conduct of all meetings of stockholders.

8. Quorum. Unless otherwise provided in the First Amended and Restated Articles of Incorporation of the Corporation (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Articles of Incorporation”), these Bylaws, the NRS or other applicable law, at any annual or special meeting of stockholders, the holders of shares representing a majority of the voting power of the then-issued and outstanding shares entitled to vote on a matter at the meeting, either present in person or represented by proxy, shall constitute a quorum with respect to action on such matter, and action may be taken with respect to any matter presented at the meeting only if a quorum exists with respect to such matter. However, in the absence of a quorum at any meeting of stockholders, the holders of shares representing a majority of the voting power of the then-issued and outstanding shares that are present in person or represented by proxy at the meeting and are entitled to vote on one (1) or more matters at the meeting may adjourn the meeting from time to time without further notice (except as provided in Section 9 of this Article II) until a quorum shall be present or represented.

9. Adjournment. When a meeting is for any reason adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, any business may be transacted which might have been transacted at the original meeting. However, if the adjournment is for more than thirty (30) days from the date of the original meeting, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

10. Voting.

a. Except as otherwise required by law or otherwise provided in the Articles of Incorporation or these Bylaws, and subject to the rights of holders of any series of preferred stock of the Corporation, (i) at every meeting of stockholders (or with respect to corporate action which may be taken without a meeting), every holder of record of stock of the Corporation entitled to vote on any matter at such meeting shall be entitled, with respect to such matter, to one (1) vote for each share of such stock held of record by such stockholder on the record date designated therefor pursuant to Section 3 of Article IX of these Bylaws (or the record date established pursuant to statute in the absence of such designation), (ii) whenever directors are to be elected by vote of stockholders, they shall be elected in accordance with the provisions of Section 1 of Article III of these Bylaws, and (iii) whenever any corporate action, other than the election of directors, is to be taken by vote of stockholders, such corporate action shall be authorized by the affirmative vote of holders of a majority of the shares of common stock present in person or represented by proxy at the meeting and entitled to vote with respect to such corporate action.

b. At any meeting of stockholders, a stockholder may vote the stockholder’s shares either in person or by proxy. A stockholder may appoint a proxy in person or through an attorney-in-fact and such appointment may be transmitted by any written statement of appointment permitted by the NRS. The appointment of a proxy shall be effective for the period expressly specified in the appointment form.

c. The voting rights of fiduciaries, beneficiaries, pledgors, pledgees and joint, common and other multiple owners of shares of stock shall be as provided from time to time by the NRS and any other applicable law.

d. Shares of the Corporation held of record by another corporation or entity that are entitled to vote may be voted by such officer, agent or proxy as the bylaws of such other corporation or entity may prescribe, or, in the absence of such provision, as the board of directors or similar governing body of such other corporation or entity may determine.

11. Inspectors. The chairperson of any meeting of stockholders may at any time appoint one (1) or more inspectors to serve at such meeting. Such inspectors shall decide upon the qualifications of voters, including the validity of proxies, accept and count the votes for and against the questions presented, report the results of such votes, and subscribe and deliver to the secretary of the meeting a certificate stating the number of shares of stock issued and outstanding and entitled to vote thereon and the number of shares voted for and against the questions presented. The voting inspectors need not be stockholders of the Corporation, and any director or officer of the Corporation may be an inspector on any question other than a vote for or against such director’s or officer’s election to any position with the Corporation or on any other question in which such officer or director may be directly interested.

12. Stockholder Director Nominations.

a. Stockholders shall be entitled to submit nominees for election as directors to be voted upon by stockholders at any annual meeting or at any special meeting of the stockholders called for such purpose, provided that such nominations comply with the procedures stated in this Section 12. Only those nominations which satisfy all requirements specified in this Section 12 shall be deemed “Qualified Stockholder Nominations”.

b. In order for nominees to constitute “Qualified Stockholder Nominations”, all of the following requirements must be satisfied:

1. The nominations must be made for an election to be held at an annual meeting of stockholders or at a special meeting of stockholders called for such purpose;

2. The nominees must be submitted by a stockholder who shall be (i) entitled to vote on the election of directors and (ii) a record holder on the record date for determining stockholders entitled to receive notice of and to vote at such annual meeting or special meeting (a “Proposing Stockholder”);

3. The Proposing Stockholder must deliver a written notice identifying such nominees to the Corporation’s Secretary at the Corporation’s principal place of business at least two (2) business days prior to the meeting by (i) personal delivery, (ii) facsimile or electronic transmission, (iii) registered or certified mail, postage prepaid, return receipt requested, or (iv) nationally recognized overnight or other express courier service. All notices shall be effective and shall be deemed delivered (a) if by personal delivery, on the date of delivery, (b) if by facsimile or electronic transmission, on the business day of dispatch of such facsimile or electronic transmission, (c) if by courier service, on the next business day after dispatch of a notice addressed to the Corporation, and (d) if by mail, on the fifth (5th) day after deposit in the mail, addressed to the Corporation;

4. The Proposing Stockholder’s notice must include (i) the name and address of the Proposing Stockholder, as they appear on the Corporation’s books, and the telephone number at which the Proposing Stockholder may be contacted during normal business hours through the time for which the meeting is scheduled, (ii) the class and number of shares of common stock which are owned by the Proposing Stockholder, and (iii) the names and qualifications of the Proposing Stockholder’s nominees; and

5. The Proposing Stockholder must also provide such other information as any officer of the Corporation shall reasonably deem relevant with respect to the nominees within such time limits as any officer of the Corporation shall reasonably impose for such information.

ARTICLE III

Board of Directors

1. Election; Term. The business and affairs of the Corporation shall be managed by or at the direction of the Board of Directors. Each director will be elected by vote of holders of a plurality of the votes of the issued and outstanding shares of common stock present in person or represented by proxy at the meeting of stockholders and entitled to vote thereon. Each director shall be elected to serve and to hold office until the next succeeding annual meeting and until such director’s successor shall be elected and shall qualify, or until such director’s earlier death, resignation or removal.

2. Qualification. Each director must be a natural person at least eighteen (18) years of age on the date of election but need not be a stockholder.

3. Annual Meetings. On the same day as, and immediately following, each annual stockholders’ meeting, the Board of Directors shall meet for the purpose of organization, election of officers and the transaction of any other business.

4. Regular Meetings. Regular meetings of the Board of Directors shall be held at such time or times (not less frequently than once each calendar quarter) as may be determined by the Board of Directors and specified in the notice of such meetings.

5. Special Meetings. Special meetings of the Board of Directors may be called by any director.

6. Place of Meetings. Any meeting of the Board of Directors may be held at such place or places as shall from time to time be determined by the Board of Directors and as shall be designated in the notice of the meeting. If no other place is designated in the notice of the meeting, such meeting shall be held at the Corporation’s principal executive offices.

7. Quorum. A quorum for meetings of the Board of Directors will require the attendance of at least one (1) plus a majority of the directors then in office; provided, however, that if the number of directors in office at any particular time shall be less than three (3), then a quorum for meetings of the Board of Directors at such time will require the attendance of all of the directors in office at such time. The vote of a majority of the directors present and entitled to vote at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the express provision of the NRS or the Articles of Incorporation requires a different vote, in which case such express provision shall govern and control. In the absence of a quorum at any such meeting, a majority of the directors present and entitled to vote at such meeting may adjourn the meeting from time to time without further notice, other than announcement at the meeting, until a quorum shall be present.

8. Notice of Meetings. Notice of each meeting of the Board of Directors, whether annual, regular or special, shall be given to each director (unless such notice is waived by such director as provided in Article IV of these Bylaws). Unless a longer period is required by the NRS, if such notice is given either (a) by personally delivering written notice to a director, (b) by personally telephoning such director or (c) by facsimile or email transmission at the facsimile number or email address of such director on the books and records of the Corporation, it shall be so given at least 24 hours prior to the meeting. Unless a longer period is required by the NRS, if such notice is given by depositing a written notice by overnight courier service, postage prepaid, directed to such director at that person’s residence or place of business, it shall be so given at least two (2) days prior to the meeting. The notice shall state the date and time of the meeting, but need not, unless otherwise required by the NRS, state the purposes of the meeting.

9. Meetings by Telecommunication. One (1) or more members of the Board of Directors or any committee designated by the Board of Directors may hold or participate in a meeting of the Board of Directors or such committee through the use of any means of communication by which all persons participating can hear each other at the same time or by any other means permitted by the NRS. Any director participating in a meeting by any such means of communication is deemed to be present in person at the meeting.

10. Organization, Agenda and Procedure. The directors shall choose a Chairman of the Board to preside over the meetings of the Board of Directors. The Secretary, any Assistant Secretary, or any other person appointed by the Chairman of the Board shall act as secretary of each meeting of the Board of Directors. The procedure for such meetings shall be as determined by the Chairman of the Board. All proposed agenda topics to be reviewed at the annual meetings and the regular meetings shall be delivered to each director prior to, or at the time that, notice of such meeting is provided to such director.

11. Resignation. Any director of the Corporation may resign at any time by giving written notice of such director’s resignation to the Board of Directors, the President, any Vice President or the Secretary of the Corporation. Such resignation shall take effect at the date of receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. A director who resigns may deliver to the Secretary of State for filing a statement to that effect.

12. Vacancies. Vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office, or other cause, shall be filled by either: (i) a majority vote of the remaining directors then in office (even if less than a quorum); or (ii) a plurality of the votes of the issued and outstanding shares of common stock present in person or represented by proxy at a special meeting of stockholders called for such purpose in accordance with the terms of these Bylaws. Any director(s) so chosen shall hold office until their respective successors are duly elected at the next annual meeting of stockholders, or upon such director’s earlier death, resignation or removal.

13. Committees. At its sole discretion, the Board of Directors may from time to time establish from among its members an audit committee, a compensation committee, a nominating and corporate governance committee, and any other committee deemed appropriate or necessary by the Board of Directors (each to consist of one (1) or more directors). The Board of Directors may designate a chairperson of each such committee from among its members. Each such committee, to the extent provided in the resolution establishing such committee and except as otherwise prescribed by the NRS, shall have and may exercise all of the authority of the Board of Directors in the management of the Corporation between meetings of the Board of Directors; provided, however, that no such committee shall have the authority to (a) approve or propose to stockholders any action that the NRS requires to be approved by stockholders, or (b) adopt, amend, or repeal these Bylaws. Subject to the Articles of Incorporation, any or all members of any committee may be removed, with or without cause, by resolution of the Board of Directors. Rules governing the procedures for meetings of each committee shall be as established by the Board of Directors.

14. Compensation. Each non-employee director shall be paid such amount per annum or such fixed sum, in such form (including cash, securities or a combination thereof) as reasonably determined by the Board of Directors from time to time for attendance at meetings of the Board of Directors or any committee thereof, together with reimbursement for the reasonable expenses incurred by such director in connection with the performance of such director’s duties (including, but not limited to, expenses incurred in attending meetings of the Board of Directors or any committee thereof). Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity or any of its subsidiaries in any other capacity and receiving proper compensation therefor.

ARTICLE IV

Waiver of Notice by Stockholders and Directors; Action

of Stockholders and Directors by Consent

1. Waiver of Notice. A stockholder may waive any notice required by the NRS, the Articles of Incorporation or these Bylaws, and a director may waive any notice of a meeting of the Board of Directors, whether before or after the date or time stated in the notice as the date or time when any action will occur or has occurred. Any such waiver shall be in writing, be signed by the stockholder or director entitled to the notice, and be delivered to the Secretary of the Corporation for inclusion in the minutes or filing with the corporate records, but such delivery and filing shall not be conditions of the effectiveness of the waiver. Attendance of a stockholder (in person or by duly authorized proxy) at a meeting of stockholders, or attendance or participation by a director at a meeting of the Board of Directors, (a) shall be deemed a waiver of objection to lack of required notice or defective notice of the meeting, unless the stockholder at the beginning of the meeting, or the director, at the beginning of the meeting or promptly upon his or her later arrival, expressly objects to holding the meeting or transacting business at the meeting because of lack of notice or defective notice, and does not thereafter vote for or assent to action taken at the meeting, and (b) shall be deemed a waiver of objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, or of a matter without special notice required by the NRS, the Articles of Incorporation or these Bylaws, unless the stockholder or director expressly objects to considering the matter when it is presented and does not thereafter vote for or assent to action taken at the meeting with respect to such matter.

2. Action By Written Consent Without a Meeting.

a. Unless the Articles of Incorporation or the NRS expressly requires that such action be taken solely at a stockholders’ meeting, any action required or permitted to be taken at an annual or special meeting of the stockholders of the Corporation may be taken without a meeting and without a vote if a consent or consents in writing, stating the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum voting power that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Nevada, its principal place of business, or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Such action shall be effective as of the time the last writing necessary to effect the action is received by the Corporation, unless all writings necessary to effect the action specify a later time, in which case the later time shall be the time of the action; provided, however, such action shall not be effective if the last writing necessary to effect the action is received by the Corporation later than sixty (60) days after the date the first such written consent was received by the Corporation. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

b. Unless otherwise required by the Articles of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors, or any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or such committee. Such action shall be effective as of the time the last director signs a writing describing the action taken unless before such time the Secretary has received a written revocation of the consent of any other director, and any action so taken shall be effective at the time taken unless the directors specify a different effective time.

ARTICLE V

Officers

1. Election, Authority and Tenure. The officers of the Corporation shall consist of a Chairman of the Board, a President (who shall also be the Chief Executive Officer), a Chief Financial Officer, a Secretary and a Treasurer, each of whom shall be appointed annually by the Board of Directors. The Board of Directors may also designate and appoint such other officers and assistant officers as may be deemed necessary or advisable. The Board of Directors may expressly delegate to any such officer the power to appoint or remove subordinate officers, agents or employees. Any two or more offices may be held by the same person. Each officer so appointed shall continue in office until a successor shall be appointed and shall qualify, or until the officer’s earlier death, resignation or removal. Each officer shall be a natural person who is eighteen (18) years of age or older.

2. Resignation, Removal and Vacancies. Any officer may resign at any time by giving written notice of resignation to the Board of Directors, the President or the Secretary. Such resignation shall take effect when the notice is received by the Corporation unless the notice specifies a later date, and acceptance of the resignation shall not be necessary to render such resignation effective unless such resignation so states. The Board of Directors may at any time terminate, remove or modify the authority of, any officer with or without cause. If any office becomes vacant for any reason, the vacancy may be filled by the Board of Directors. An officer appointed to fill a vacancy shall be appointed for the unexpired term of such officer’s predecessor in office and shall continue in office until a successor shall be elected or appointed and shall qualify, or until such officer’s earlier death, resignation or removal. The appointment of an officer shall not itself create contract rights in favor of the officer, and the removal of an officer shall not affect the officer’s contract rights, if any, with the Corporation, and the resignation of an officer does not affect the Corporation’s contract rights, if any, with the officer.

3. Compensation. Officers of the Corporation shall be entitled to such salaries, emoluments, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors or in such manner as the Board of Directors shall provide.

4. Chairman of the Board. The Chairman of the Board shall preside over the meetings of the Board of Directors and have such powers and responsibilities as are incident thereto. However, the Chairman of the Board shall not have responsibility for the day-to-day business operations of the Corporation.

5. President. The President shall be the chief executive officer of the Corporation. The President shall (i) preside at meetings of the stockholders; (ii) have general and active management of the business of the Corporation, and preside over the day-to-day business operations of the Corporation; (iii) see that all orders and resolutions of the Board of Directors are carried into effect; and (iv) perform all duties as may from time to time be assigned by the Board of Directors.

6. Chief Financial Officer. The Chief Financial Officer shall perform such duties and shall have such powers as may from time to time be assigned by the Board of Directors or the President, and shall perform such duties and have such powers and responsibilities as are incident to the office of Chief Financial Officer. In addition, the Chief Financial Officer shall have, along with the President, responsibility for the day-to-day business operations of the Corporation.

7. Vice Presidents. The Vice Presidents, if any, shall perform such duties and possess such powers as from time to time may be assigned to them by the Board of Directors or the President. In the absence of the President or in the event of the inability or refusal of the President to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board of Directors, or in the absence of any designation, then in the order of the election or appointment of the Vice Presidents) shall perform the duties of the President and when so performing shall have all the powers of and be subject to all the restrictions upon the President.

8. Secretary. The Secretary shall perform such duties and shall have such powers as may from time to time be assigned by the Board of Directors or the President. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of Secretary, including, without limitation, the duty and power to give notice of all meetings of stockholders and the Board of Directors, the preparation and maintenance of minutes of the directors’ and stockholders’ meetings and other records and information required to be kept by the Corporation under these Bylaws and for authenticating records of the Corporation, and to be custodian of the corporate seal and to affix and attest to the same on documents, the execution of which on behalf of the Corporation is authorized by these Bylaws or by the action of the Board of Directors.

9. Treasurer. The Treasurer shall perform such duties and shall have such powers as may from time to time be assigned by the Board of Directors or the President. In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of Treasurer, including, without limitation, the duty and power to keep and be responsible for all funds and securities of the Corporation, to deposit funds of the Corporation in depositories selected in accordance with these Bylaws, to disburse such funds as ordered by the Board of Directors, making proper accounts thereof, and to render as required by the Board of Directors statements of all such transactions as Treasurer and of the financial condition of the Corporation.

10. Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries and Assistant Treasurers, if any, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors. In the absence, inability or refusal to act of the Secretary or the Treasurer, the Assistant Secretaries or Assistant Treasurers, respectively, in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election or appointment, shall perform the duties and exercise the powers of the Secretary or Treasurer, as the case may be.

ARTICLE VI

Execution of Instruments; Borrowing; Checks and Endorsements; Deposits; Proxies

1. Execution of Instruments. The President, the Chief Financial Officer or any Vice President shall have the power to execute and deliver on behalf of and in the name of the Corporation any instrument requiring the signature of an officer of the Corporation, except as otherwise provided in these Bylaws or when the execution and delivery of the instrument shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. Unless authorized to do so by these Bylaws or by the Board of Directors or incident to the powers of the office of any particular officer, no officer, agent or employee shall have any power or authority to bind the Corporation in any way, to pledge its credit or to render it liable pecuniarily for any purpose or in any amount.

2. Borrowing. No loan shall be contracted on behalf of the Corporation, and no evidence of indebtedness shall be issued, endorsed or accepted in its name, unless authorized by the Board of Directors or a committee designated by the Board of Directors so to act. Such authority may be general or confined to specific instances. When so authorized, an officer may (a) effect loans at any time for the Corporation from any bank or other entity and for such loans may execute and deliver promissory notes or other evidences of indebtedness of the Corporation; and (b) mortgage, pledge or otherwise encumber any real or personal property, or any interest therein, owned or held by the Corporation as security for the payment of any loans or obligations of the Corporation, and to that end may execute and deliver for the Corporation such instruments as may be necessary or proper in connection with such transaction.

3. Checks and Endorsements. All checks, drafts or other orders for the payment of money, obligations, notes or other evidences of indebtedness, bills of lading, warehouse receipts, trade acceptances and other such instruments shall be signed or endorsed for the Corporation by such officers or agents of the Corporation as shall from time to time be determined by resolution of the Board of Directors, which resolution may provide for the use of facsimile signatures.

4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the Corporation’s credit in such banks or other depositories as shall from time to time be determined by resolution of the Board of Directors, which resolution may specify the officers or agents of the Corporation who shall have the power, and the manner in which such power shall be exercised, to make such deposits and to endorse, assign and deliver for collection and deposit checks, drafts and other orders for the payment of money payable to the Corporation or its order.

5. Proxies. The Board of Directors may (i) from time to time appoint one (1) or more agents of the Corporation, in the name and on behalf of the Corporation, (a) to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation, association or other entity whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, association or other entity, or (b) to consent in writing to any action by such other corporation, association or other entity; and (ii) instruct the person so appointed (a) as to the manner of casting such votes or giving such consent, and (b) to execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as may be deemed necessary or proper.

ARTICLE VII

Shares of Stock

1. Certificates of Stock. The shares of the Corporation may, but need not, be represented by certificates. Unless the NRS or another law expressly provides otherwise, the fact that the shares are not represented by certificates shall have no effect on the rights and obligations of stockholders. If the shares are represented by certificates, such certificates shall be signed by both of (i) any one of the Chairman of the Board or Vice Chairman of the Board, or the President or Vice President, and (ii) any one of the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, and may, but need not, be sealed with the corporate seal of the Corporation; provided, however, that where any such certificate is signed or countersigned by a transfer agent or registrar the signatures of such officers of the Corporation may be in facsimile form. In case any officer of the Corporation who shall have signed, or whose facsimile signature shall have been placed on, any certificate shall cease for any reason to be such officer before such certificate shall have been issued or delivered by the Corporation, such certificate may nevertheless be issued and delivered by the Corporation as though the person who signed such certificate, or whose facsimile signature shall have been placed thereon, had not ceased to be such officer of the Corporation. Every certificate representing shares (if any) issued by the Corporation shall state the number of shares owned by the holder in the Corporation, shall designate the class of stock to which such shares belong, and shall otherwise be in such form as is required by law and as the Board of Directors shall prescribe.

2. Shares Without Certificates. The Board of Directors may authorize the issuance of any class or series of shares of the Corporation without certificates. Such authorization shall not affect shares already represented by certificates until they are surrendered to the Corporation, or its transfer agent. Within a reasonable time following the issue or transfer of shares without certificates, the Corporation shall send, or direct its transfer agent to send, the stockholder a complete written statement of the information required on certificates by the NRS.

3. Record. A record shall be kept of the name of each person or entity holding the stock represented by each certificate for shares of the Corporation issued, the number of shares represented by each such certificate, the date thereof and, in the case of cancellation, the date of cancellation. The person or other entity in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof, and thus a holder of record of such shares of stock, for all purposes as regards the Corporation.

4. Transfer of Stock. Except as otherwise provided by the Articles of Incorporation, transfers of shares of the stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by such registered holder’s attorney thereunto authorized, and on the surrender of the certificate or certificates (if any) for such shares properly endorsed. The stock record book and other transfer records shall be in the possession of the Secretary or of a transfer agent for the Corporation.

5. Transfer Agents and Registrars; Regulations. The Corporation, by resolution of the Board of Directors, may from time to time appoint a transfer agent and a registrar, under such arrangements and upon such terms and conditions as the Board of Directors deems advisable, but until and unless the Board of Directors appoints some other person, firm or corporation as its transfer agent (and upon the revocation of any such appointment, thereafter until a new appointment is similarly made) the Secretary of the Corporation shall be the transfer agent of the Corporation without the necessity of any formal action of the Board of Directors, and the Secretary, or any person designated by the Secretary, shall perform all of the duties of such transfer agent. The Board of Directors may make such rules and regulations as it may deem expedient and as are not inconsistent with the Articles of Incorporation and these Bylaws concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation.

6. Lost, Destroyed or Mutilated Certificates. In case of the alleged loss, destruction or mutilation of a certificate representing stock of the Corporation, a new certificate may be issued in place thereof, in such manner and upon such terms and conditions as the Board of Directors may prescribe, and shall be issued in such situations as required by the NRS.

ARTICLE VIII

Fiscal Year

The fiscal year of the Corporation shall be the calendar year ending December 31, unless another fiscal year is established by the Board of Directors.

ARTICLE IX

Corporate Books and Records

1. Books and Records. The books and records of the Corporation may be kept at such place or places as may be from time to time designated by the Board of Directors. The Corporation shall keep correct and complete books and records of account, including the amount of its assets and liabilities, minutes of the proceedings of its stockholders and the Board of Directors (and any committee having the authority of the Board of Directors), and the names and places of residence of its officers.

2. Addresses of Stockholders. Each stockholder shall furnish to the Secretary of the Corporation or the Corporation’s transfer agent an address to which notices from the Corporation, including notices of meetings, may be directed, and if any stockholder shall fail so to designate such an address, it shall be sufficient for any such notice to be directed to such stockholder at such stockholder’s address last known to the Secretary or transfer agent.

3. Fixing Record Date.

a. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date for notice and voting which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting.

b. In order that the Corporation may determine the stockholders entitled to express consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.

c. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which shall not be more than sixty (60) days prior to such other action.

If no record date is fixed: (a) the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (b) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is delivered to the Corporation in accordance with applicable law; (c) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when prior action by the Board of Directors is required, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (d) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

4. Audits of Books and Accounts. The Corporation’s books and accounts shall be audited at such times and by such auditors as shall be specified and designated by the Board of Directors.

ARTICLE X

Amendments

Except as otherwise stated in the Articles of Incorporation, the Board of Directors is expressly authorized and empowered to adopt, amend or repeal any or all of these Bylaws without any action on the part of the stockholders of the Corporation, subject to the power of the stockholders of the Corporation to amend or repeal any Bylaws adopted or amended by the Board of Directors.

ARTICLE XI

Conflicts

To the extent that any of the terms of these Bylaws conflict, or are otherwise inconsistent, with the terms of the Articles of Incorporation, the Corporation, the Board of Directors and the stockholders must and shall act in accordance with the terms of the Articles of Incorporation, and to the extent that there is any ambiguity with respect to whether the Articles of Incorporation, on the one hand, and the Bylaws, on the other hand, control with respect to any matter affecting the Corporation, the terms of the Articles of Incorporation shall be deemed to control and the Corporation, the Board of Directors and the stockholders shall act in accordance therewith. In these Bylaws, references to law, the Articles of Incorporation and these Bylaws mean the NRS and the laws promulgated pursuant thereto and thereunder, and the provisions of the Articles of Incorporation and these Bylaws, as may from time to time be in effect.

EXHIBIT A-2(a)

Bylaws of Hycroft Mining Corporation

AMENDED AND RESTATED BYLAWS

of

HYCROFT MINING CORPORATION

(Effective as of [            ], 2015)

ARTICLE I

Offices

1. Business Offices. Hycroft Mining Corporation (the “Corporation”) may have one or more offices at such place or places, either within or outside the State of Delaware, as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time determine or as the business of the Corporation may require.

2. Registered Office. The registered office of the Corporation shall be as set forth in the Second Amended and Restated Certificate of Incorporation of the Corporation (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Certificate of Incorporation”), unless changed as provided by the provisions of the Delaware General Corporation Law (as amended from time to time, the “DGCL”).

ARTICLE II

Stockholders’ Meetings

1. Annual Meetings. An annual meeting of stockholders of the Corporation for the election of directors shall be held in each year beginning in 2016 on such date and at such time as the Board of Directors shall designate. At any such annual meeting, the stockholders entitled to vote thereon shall elect directors of the Corporation in accordance with the provisions of the Certificate of Incorporation and the Stockholders Agreement dated as of [            ], 2015, among the Corporation and the stockholders of the Corporation (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the provisions thereof, the “Stockholders Agreement”), and shall transact such other business as may properly come before the meeting; provided, however, that no annual meeting of stockholders need be held if directors are elected by written consent of the stockholders entitled to vote thereon in lieu of an annual meeting, in accordance with Section 211 of the DGCL.

2. Special Meetings. Special meetings of stockholders may be called at any time by the Chairman of the Board of Directors or the President of the Corporation, and shall be called by the President of the Corporation when directed to do so by resolution of the Board of Directors or upon the written request (which shall state the purpose or purposes therefor) of the holders of not less than ten percent (10%) of the issued and outstanding shares of common stock. The record date for determining the holders of common stock entitled to request a special meeting of stockholders shall be the date on which the first demand for a special meeting is made. Business transacted at any special meeting of stockholders shall be limited to the purpose or purposes stated in the notice provided pursuant to Section 4 of this Article II.

3. Place of Meetings. Meetings of stockholders may be held (i) at any place within or outside the State of Delaware designated by the Board of Directors or, in the case of a special meeting called at the request of the stockholders, the stockholders that requested such meeting to be called as set forth in the written request therefor, or (ii) if the Board of Directors or such stockholders so determine, solely by means of remote communication. Any stockholder participating in a meeting by remote communication is deemed to be present in person at the meeting. In the absence of any such designation by the Board of Directors or such stockholders, stockholder meetings shall be held at the principal place of business of the Corporation.

4. Notice of Meetings. Not less than ten (10) nor more than sixty (60) days prior to each annual or special meeting of the Corporation’s stockholders, written notice of the meeting shall be given to each stockholder entitled to vote at such meeting (unless such notice is waived by such stockholder as provided in Article IV of these Bylaws); provided, however, that if greater notice is required by the DGCL, the provisions of the DGCL shall govern. All notices shall be in writing and shall be deemed to have been effectively given and delivered (a) when personally delivered to the party to be notified; (b) if given by electronic transmission in the manner provided in Section 232 of the DGCL, in accordance with Section 232 of the DGCL, (c) three (3) business days after deposit in the United States mail, postage prepaid, by certified or registered mail with return receipt requested, addressed to the party to be notified; or (d) one (1) business day after deposit with a national overnight delivery service, postage prepaid, addressed to the party to be notified with next-business day delivery guaranteed, in each case to such stockholder at its address, electronic mail address or facsimile number set forth in the stock records of the Corporation. The notice of any meeting shall state the place, if any, date and time of the meeting. The notice of a special meeting shall, in addition, state the purposes of the meeting.

5. Stockholders List. A complete record of the stockholders entitled to vote at each meeting (or an adjourned meeting described in Section 9 of this Article II), arranged by class of shares and, within each class, in alphabetical order, showing the address of each stockholder and the number of shares of each class of stock registered in the name of such stockholder, shall be prepared by the officer or agent of the Corporation who has charge of the stock transfer books of the Corporation. Such record of stockholders shall be available for inspection by any stockholder entitled to vote at the meeting beginning ten (10) days before the meeting and continuing through the meeting and any adjournment thereof, subject to the requirements of the DGCL, either on a reasonably accessible electronic network, provided that the information required to gain access to such network is provided with the notice of the meeting, or during normal business hours at the principal place of business of the Corporation. Such record of stockholders shall also be produced and kept at the time and place of the meeting during the whole time thereof and shall be subject to inspection for any purpose germane to the meeting by any stockholder entitled to vote at such meeting who may be present.

6. Organization. The Chairman of the Board of Directors or, in the Chairman’s absence, the President (or, in the President’s absence, any Vice President), shall call meetings of stockholders to order and act as chairperson of such meetings. In the absence of said officers, any stockholder entitled to vote at the meeting, or any proxy of any such stockholder, may call the meeting to order and a chairperson shall be elected by the affirmative vote of holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at such meeting. The Secretary or any Assistant Secretary of the Corporation or any person appointed by the chairperson may act as secretary of such meetings.

7. Agenda and Procedure. The Board of Directors shall have the responsibility of establishing an agenda for each meeting of stockholders, subject to the rights of stockholders to raise matters for consideration which may otherwise properly be brought before an annual meeting although not included within the agenda. The chairperson shall be charged with the orderly conduct of all meetings of stockholders.

8. Quorum. Unless otherwise provided in the Certificate of Incorporation, the Stockholders Agreement, these Bylaws, the DGCL or other applicable law, at any annual or special meeting of stockholders, the holders of shares representing a majority of the voting power of the then-issued and outstanding shares entitled to vote on a matter at the meeting, either present in person or represented by proxy, shall constitute a quorum with respect to action on such matter, and action may be taken with respect to any matter presented at the meeting only if a quorum exists with respect to such matter. However, in the absence of a quorum at any meeting of stockholders, the holders of shares representing a majority of the voting power of the then-issued and outstanding shares that are present in person or represented by proxy at the meeting and are entitled to vote on one (1) or more matters at the meeting may adjourn the meeting from time to time without further notice (except as provided in Section 9 of this Article II) until a quorum shall be present or represented.

9. Adjournment. When a meeting is for any reason adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, any business may be transacted which might have been transacted at the original meeting. However, if the adjournment is for more than thirty (30) days from the date of the original meeting, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

10. Voting.

a. Except as otherwise required by law or otherwise provided in the Certificate of Incorporation, the Stockholders Agreement or these Bylaws, and subject to the rights of holders of any series of preferred stock of the Corporation, (i) at every meeting of stockholders (or with respect to corporate action which may be taken without a meeting), every holder of record of stock of the Corporation entitled to vote on any matter at such meeting shall be entitled, with respect to such matter, to one (1) vote for each share of such stock held of record by such stockholder on the record date designated therefor pursuant to Section 3 of Article IX of these Bylaws (or the record date established pursuant to statute in the absence of such designation), (ii) whenever directors are to be elected by vote of stockholders, they shall be elected in accordance with the provisions of Section 1 of Article III of these Bylaws, and (iii) whenever any corporate action, other than the election of directors, is to be taken by vote of stockholders, such corporate action shall be authorized by the affirmative vote of holders of a majority of the shares of common stock present in person or represented by proxy at the meeting and entitled to vote with respect to such corporate action.

b. At any meeting of stockholders, a stockholder may vote the stockholder’s shares either in person or by proxy. A stockholder may appoint a proxy in person or through an attorney-in-fact and such appointment may be transmitted by any written statement of appointment permitted by the DGCL (including the appointment made pursuant to the terms of the Stockholders Agreement and the Certificate of Incorporation). The appointment of a proxy shall be effective for the period expressly specified in the appointment form.

c. The voting rights of fiduciaries, beneficiaries, pledgors, pledgees and joint, common and other multiple owners of shares of stock shall be as provided from time to time by the DGCL and any other applicable law.

d. Shares of the Corporation held of record by another corporation or entity that are entitled to vote may be voted by such officer, agent or proxy as the bylaws of such other corporation or entity may prescribe, or, in the absence of such provision, as the board of directors or similar governing body of such other corporation or entity may determine.

11. Inspectors. The chairperson of any meeting of stockholders may at any time appoint one (1) or more inspectors to serve at such meeting. Such inspectors shall decide upon the qualifications of voters, including the validity of proxies, accept and count the votes for and against the questions presented, report the results of such votes, and subscribe and deliver to the secretary of the meeting a certificate stating the number of shares of stock issued and outstanding and entitled to vote thereon and the number of shares voted for and against the questions presented. The voting inspectors need not be stockholders of the Corporation, and any director or officer of the Corporation may be an inspector on any question other than a vote for or against such director’s or officer’s election to any position with the Corporation or on any other question in which such officer or director may be directly interested.

12. Stockholder Director Nominations.

a. Except as otherwise provided in the Stockholders Agreement, stockholders shall be entitled to submit nominees for election as directors to be voted upon by stockholders at any annual meeting or at any special meeting of the stockholders called for such purpose, provided that such nominations comply with the procedures set forth in this Section 12. Only those nominations which satisfy all requirements specified in this Section 12 shall be deemed “Qualified Stockholder Nominations”.

b. In order for nominees to constitute “Qualified Stockholder Nominations”, all of the following requirements must be satisfied:

1. The nominations must be made for an election to be held at an annual meeting of stockholders or at a special meeting of stockholders called for such purpose;

2. The nominees must be submitted by a stockholder who shall be (i) entitled to vote on the election of directors and (ii) a record holder on the record date for determining stockholders entitled to receive notice of and to vote at such annual meeting or special meeting (a “Proposing Stockholder”);

3. The Proposing Stockholder must deliver a written notice identifying such nominees to the Corporation’s Secretary at the Corporation’s principal place of business at least two (2) business days prior to the meeting by (i) personal delivery, (ii) facsimile or electronic transmission, (iii) registered or certified mail, postage prepaid, return receipt requested, or (iv) nationally recognized overnight or other express courier service. All notices shall be effective and shall be deemed delivered (a) if by personal delivery, on the date of delivery, (b) if by facsimile or electronic transmission, on the business day of dispatch of such facsimile or electronic transmission, (c) if by courier service, on the next business day after dispatch of a notice addressed to the Corporation, and (d) if by mail, on the fifth (5th) day after deposit in the mail, addressed to the Corporation;

4. The Proposing Stockholder’s notice must include (i) the name and address of the Proposing Stockholder, as they appear on the Corporation’s books, and the telephone number at which the Proposing Stockholder may be contacted during normal business hours through the time for which the meeting is scheduled, (ii) the class and number of shares of common stock which are owned by the Proposing Stockholder, and (iii) the names and qualifications of the Proposing Stockholder’s nominees; and

5. The Proposing Stockholder must also provide such other information as any officer of the Corporation shall reasonably deem relevant with respect to the nominees within such time limits as any officer of the Corporation shall reasonably impose for such information.

ARTICLE III

Board of Directors

1. Election; Term. The business and affairs of the Corporation shall be managed by or at the direction of the Board of Directors. Subject to the terms of the Stockholders Agreement, the number of directors shall be determined by the Board of Directors or by the stockholders at any meeting of the stockholders. Each director will be elected by vote of holders of a plurality of the votes of the issued and outstanding shares of common stock present in person or represented by proxy at the meeting of stockholders and entitled to vote thereon. Each director shall be elected to serve and to hold office until the next succeeding annual meeting and until such director’s successor shall be elected and shall qualify, or until such director’s earlier death, resignation or removal. To the extent the Stockholders Agreement sets forth procedures governing the Board of Directors and any committees thereof, including, without limitation, with respect to composition, nomination, election, term, qualification and number of directors, the Corporation, the stockholders and the Board of Directors must act in accordance with the provisions of the Stockholders Agreement in complying with this Article III.

2. Qualification. Each director must be a natural person at least eighteen (18) years of age on the date of election but need not be a stockholder.

3. Annual Meetings. On the same day as, and immediately following, each annual stockholders’ meeting, the Board of Directors shall meet for the purpose of organization, election of officers and the transaction of any other business.

4. Regular Meetings. Regular meetings of the Board of Directors shall be held at such time or times (not less frequently than once each calendar quarter) as may be determined by the Board of Directors and specified in the notice of such meetings.

5. Special Meetings. Special meetings of the Board of Directors may be called by any director.

6. Place of Meetings. Any meeting of the Board of Directors may be held at such place or places as shall from time to time be determined by the Board of Directors and as shall be designated in the notice of the meeting. If no other place is designated in the notice of the meeting, such meeting shall be held at the Corporation’s principal executive offices.

7. Quorum. Except as otherwise set forth in the Stockholders Agreement, a quorum for meetings of the Board of Directors will require the attendance of at least one (1) plus a majority of the directors then in office; provided, however, that if the number of directors in office at any particular time shall be less than three (3), then a quorum for meetings of the Board of Directors at such time will require the attendance of all of the directors in office at such time. The vote of a majority of the directors present and entitled to vote at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the express provision of the DGCL, the Certificate of Incorporation or the Stockholders Agreement requires a different vote, in which case such express provision shall govern and control. In the absence of a quorum at any such meeting, a majority of the directors present and entitled to vote at such meeting may adjourn the meeting from time to time without further notice, other than announcement at the meeting, until a quorum shall be present.

8. Notice of Meetings. Notice of each meeting of the Board of Directors, whether annual, regular or special, shall be given to each director (unless such notice is waived by such director as provided in Article IV of these Bylaws). Unless a longer period is required by the DGCL, if such notice is given either (a) by personally delivering written notice to a director, (b) by personally telephoning such director or (c) by facsimile or email transmission at the facsimile number or email address of such director on the books and records of the Corporation, it shall be so given at least 24 hours prior to the meeting. Unless a longer period is required by the DGCL, if such notice is given by depositing a written notice by overnight courier service, postage prepaid, directed to such director at that person’s residence or place of business, it shall be so given at least two (2) days prior to the meeting. The notice shall state the date and time of the meeting, but need not, unless otherwise required by the DGCL, state the purposes of the meeting.

9. Meetings by Telecommunication. One (1) or more members of the Board of Directors or any committee designated by the Board of Directors may hold or participate in a meeting of the Board of Directors or such committee through the use of any means of communication by which all persons participating can hear each other at the same time or by any other means permitted by the DGCL. Any director participating in a meeting by any such means of communication is deemed to be present in person at the meeting.

10. Organization, Agenda and Procedure. The directors shall choose a Chairman of the Board to preside over the meetings of the Board of Directors. The Secretary, any Assistant Secretary, or any other person appointed by the Chairman of the Board shall act as secretary of each meeting of the Board of Directors. The procedure for such meetings shall be as determined by the Chairman of the Board. All proposed agenda topics to be reviewed at the annual meetings and the regular meetings shall be delivered to each director prior to, or at the time that, notice of such meeting is provided to such director.

11. Resignation. Any director of the Corporation may resign at any time by giving written notice of such director’s resignation to the Board of Directors, the President, any Vice President or the Secretary of the Corporation. Such resignation shall take effect at the date of receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. A director who resigns may deliver to the Secretary of State for filing a statement to that effect.

12. Vacancies. Vacancies on the Board of Directors shall be filled in the manner provided in the Certificate of Incorporation and the Stockholders Agreement.

13. Committees. At its sole discretion and in accordance with the terms of the Stockholders Agreement, the Board of Directors may from time to time establish from among its members an audit committee, a compensation committee, a nominating and corporate governance committee, and any other committee deemed appropriate or necessary by the Board of Directors (each to consist of one (1) or more directors). The Board of Directors may designate a chairperson of each such committee from among its members. Each such committee, to the extent provided in the resolution establishing such committee and except as otherwise prescribed by the DGCL and the Stockholders Agreement, shall have and may exercise all of the authority of the Board of Directors in the management of the Corporation between meetings of the Board of Directors; provided, however, that no such committee shall have the authority to (a) approve or propose to stockholders any action that the DGCL requires to be approved by stockholders, or (b) adopt, amend, or repeal these Bylaws. Subject to the Certificate of Incorporation and the Stockholders Agreement, any or all members of any committee may be removed, with or without cause, by resolution of the Board of Directors. Rules governing the procedures for meetings of each committee shall be as established by the Board of Directors.

14. Compensation. Each non-employee director shall be paid such amount per annum or such fixed sum, in such form (including cash, securities or a combination thereof) as reasonably determined by the Board of Directors from time to time for attendance at meetings of the Board of Directors or any committee thereof, together with reimbursement for the reasonable expenses incurred by such director in connection with the performance of such director’s duties (including, but not limited to, expenses incurred in attending meetings of the Board of Directors or any committee thereof). Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity or any of its subsidiaries in any other capacity and receiving proper compensation therefor.

ARTICLE IV

Waiver of Notice by Stockholders and Directors; Action of Stockholders and Directors by Consent

1. Waiver of Notice. A stockholder may waive any notice required by the DGCL, the Certificate of Incorporation, the Stockholders Agreement or these Bylaws, and a director may waive any notice of a meeting of the Board of Directors, whether before or after the date or time stated in the notice as the date or time when any action will occur or has occurred. Any such waiver shall be in writing, be signed by the stockholder or director entitled to the notice, and be delivered to the Secretary of the Corporation for inclusion in the minutes or filing with the corporate records, but such delivery and filing shall not be conditions of the effectiveness of the waiver. Attendance of a stockholder (in person or by duly authorized proxy) at a meeting of stockholders, or attendance or participation by a director at a meeting of the Board of Directors, (a) shall be deemed a waiver of objection to lack of required notice or defective notice of the meeting, unless the stockholder at the beginning of the meeting, or the director, at the beginning of the meeting or promptly upon his or her later arrival, expressly objects to holding the meeting or transacting business at the meeting because of lack of notice or defective notice, and does not thereafter vote for or assent to action taken at the meeting, and (b) shall be deemed a waiver of objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, or of a matter without special notice required by the DGCL, the Certificate of Incorporation, the Stockholders Agreement or these Bylaws, unless the stockholder or director expressly objects to considering the matter when it is presented and does not thereafter vote for or assent to action taken at the meeting with respect to such matter.

2. Action By Written Consent Without a Meeting.

a. Unless the Certificate of Incorporation, the Stockholders Agreement or the DGCL expressly requires that such action be taken solely at a stockholders’ meeting, any action required or permitted to be taken at an annual or special meeting of the stockholders of the Corporation may be taken without a meeting and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum voting power that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Such action shall be effective as of the time the last writing necessary to effect the action is received by the Corporation, unless all writings necessary to effect the action specify a later time, in which case the later time shall be the time of the action; provided, however, such action shall not be effective if the last writing necessary to effect the action is received by the Corporation later than sixty (60) days after the date the first such written consent was received by the

Corporation. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

b. Unless otherwise required by the Certificate of Incorporation or the Stockholders Agreement, any action required or permitted to be taken at any meeting of the Board of Directors, or any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or such committee. Such action shall be effective as of the time the last director signs a writing describing the action taken unless before such time the Secretary has received a written revocation of the consent of any other director, and any action so taken shall be effective at the time taken unless the directors specify a different effective time.

ARTICLE V

Officers

1. Election, Authority and Tenure. The officers of the Corporation shall consist of a Chairman of the Board, a President (who shall also be the Chief Executive Officer), a Chief Financial Officer, a Secretary and a Treasurer, each of whom shall be appointed annually by the Board of Directors. The Board of Directors may also designate and appoint such other officers and assistant officers as may be deemed necessary or advisable. The Board of Directors may expressly delegate to any such officer the power to appoint or remove subordinate officers, agents or employees. Any two or more offices may be held by the same person. Each officer so appointed shall continue in office until a successor shall be appointed and shall qualify, or until the officer’s earlier death, resignation or removal. Each officer shall be a natural person who is eighteen (18) years of age or older.

2. Resignation, Removal and Vacancies. Any officer may resign at any time by giving written notice of resignation to the Board of Directors, the President or the Secretary. Such resignation shall take effect when the notice is received by the Corporation unless the notice specifies a later date, and acceptance of the resignation shall not be necessary to render such resignation effective unless such resignation so states. The Board of Directors may at any time terminate, remove or modify the authority of, any officer with or without cause. If any office becomes vacant for any reason, the vacancy may be filled by the Board of Directors. An officer appointed to fill a vacancy shall be appointed for the unexpired term of such officer’s predecessor in office and shall continue in office until a successor shall be elected or appointed and shall qualify, or until such officer’s earlier death, resignation or removal. The appointment of an officer shall not itself create contract rights in favor of the officer, and the removal of an officer shall not affect the officer’s contract rights, if any, with the Corporation, and the resignation of an officer does not affect the Corporation’s contract rights, if any, with the officer.

3. [Intentionally Deleted]

4. Compensation. Officers of the Corporation shall be entitled to such salaries, emoluments, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors or in such manner as the Board of Directors shall provide.

5. Chairman of the Board. The Chairman of the Board shall preside over the meetings of the Board of Directors and have such powers and responsibilities as are incident thereto. However, the Chairman of the Board shall not have responsibility for the day-to-day business operations of the Corporation.

6. President. The President shall be the chief executive officer of the Corporation. The President shall (i) preside at meetings of the stockholders; (ii) have general and active management of the business of the Corporation, and preside over the day-to-day business operations of the Corporation; (iii) see that all orders and resolutions of the Board of Directors are carried into effect; and (iv) perform all duties as may from time to time be assigned by the Board of Directors.

7. Chief Financial Officer. The Chief Financial Officer shall perform such duties and shall have such powers as may from time to time be assigned by the Board of Directors or the President, and shall perform such duties and have such powers and responsibilities as are incident to the office of Chief Financial Officer. In addition, the Chief Financial Officer shall have, along with the President, responsibility for the day-to-day business operations of the Corporation.

8. Vice Presidents. The Vice Presidents, if any, shall perform such duties and possess such powers as from time to time may be assigned to them by the Board of Directors or the President. In the absence of the President or in the event of the inability or refusal of the President to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board of Directors, or in the absence of any designation, then in the order of the election or appointment of the Vice Presidents) shall perform the duties of the President and when so performing shall have all the powers of and be subject to all the restrictions upon the President.

9. Secretary. The Secretary shall perform such duties and shall have such powers as may from time to time be assigned by the Board of Directors or the President. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of Secretary, including, without limitation, the duty and power to give notice of all meetings of stockholders and the Board of Directors, the preparation and maintenance of minutes of the directors’ and stockholders’ meetings and other records and information required to be kept by the Corporation under these Bylaws and for authenticating records of the Corporation, and to be custodian of the corporate seal and to affix and attest to the same on documents, the execution of which on behalf of the Corporation is authorized by these Bylaws or by the action of the Board of Directors.

10. Treasurer. The Treasurer shall perform such duties and shall have such powers as may from time to time be assigned by the Board of Directors or the President. In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of Treasurer, including, without limitation, the duty and power to keep and be responsible for all funds and securities of the Corporation, to deposit funds of the Corporation in depositories selected in accordance with these Bylaws, to disburse such funds as ordered by the Board of Directors, making proper accounts thereof, and to render as required by the Board of Directors statements of all such transactions as Treasurer and of the financial condition of the Corporation.

11. Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries and Assistant Treasurers, if any, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors. In the absence, inability or refusal to act of the Secretary or the Treasurer, the Assistant Secretaries or Assistant Treasurers, respectively, in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election or appointment, shall perform the duties and exercise the powers of the Secretary or Treasurer, as the case may be.

ARTICLE VI

Execution of Instruments; Borrowing; Checks and Endorsements; Deposits; Proxies

1. Execution of Instruments. The President, the Chief Financial Officer or any Vice President shall have the power to execute and deliver on behalf of and in the name of the Corporation any instrument requiring the signature of an officer of the Corporation, except as otherwise provided in these Bylaws or when the execution and delivery of the instrument shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. Unless authorized to do so by these Bylaws or by the Board of Directors or incident to the powers of the office of any particular officer, no officer, agent or employee shall have any power or authority to bind the Corporation in any way, to pledge its credit or to render it liable pecuniarily for any purpose or in any amount.

2. Borrowing. No loan shall be contracted on behalf of the Corporation, and no evidence of indebtedness shall be issued, endorsed or accepted in its name, unless authorized by the Board of Directors or a committee designated by the Board of Directors so to act. Such authority may be general or confined to specific instances. When so authorized, an officer may (a) effect loans at any time for the Corporation from any bank or other entity and for such loans may execute and deliver promissory notes or other evidences of indebtedness of the Corporation; and (b) mortgage, pledge or otherwise encumber any real or personal property, or any interest therein, owned or held by the Corporation as security for the payment of any loans or obligations of the Corporation, and to that end may execute and deliver for the Corporation such instruments as may be necessary or proper in connection with such transaction.

3. Checks and Endorsements. All checks, drafts or other orders for the payment of money, obligations, notes or other evidences of indebtedness, bills of lading, warehouse receipts, trade acceptances and other such instruments shall be signed or endorsed for the Corporation by such officers or agents of the Corporation as shall from time to time be determined by resolution of the Board of Directors, which resolution may provide for the use of facsimile signatures.

4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the Corporation’s credit in such banks or other depositories as shall from time to time be determined by resolution of the Board of Directors, which resolution may specify the officers or agents of the Corporation who shall have the power, and the manner in which such power shall be exercised, to make such deposits and to endorse, assign and deliver for collection and deposit checks, drafts and other orders for the payment of money payable to the Corporation or its order.

5. Proxies. The Board of Directors may (i) from time to time appoint one (1) or more agents of the Corporation, in the name and on behalf of the Corporation, (a) to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation, association or other entity whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, association or other entity, or (b) to consent in writing to any action by such other corporation, association or other entity; and (ii) instruct the person so appointed (a) as to the manner of casting such votes or giving such consent, and (b) to execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as may be deemed necessary or proper.

ARTICLE VII

Shares of Stock

1. Certificates of Stock. The shares of the Corporation may, but need not, be represented by certificates. Unless the DGCL or another law expressly provides otherwise, the fact that the shares are not represented by certificates shall have no effect on the rights and obligations of stockholders. If the shares are represented by certificates, such certificates shall be signed by both of (i) any one of the Chairman of the Board or Vice Chairman of the Board, or the President or Vice President, and (ii) any one of the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, and may, but need not, be sealed with the corporate seal of the Corporation; provided, however, that where any such certificate is signed or countersigned by a transfer agent or registrar the signatures of such officers of the Corporation may be in facsimile form. In case any officer of the Corporation who shall have signed, or whose facsimile signature shall have been placed on, any certificate shall cease for any reason to be such officer before such certificate shall have been issued or delivered by the Corporation, such certificate may nevertheless be issued and delivered by the Corporation as though the person who signed such certificate, or whose facsimile signature shall have been placed thereon, had not ceased to be such officer of the Corporation. Every certificate representing shares (if any) issued by the Corporation shall state the number of shares owned by the holder in the Corporation, shall designate the class of stock to which such shares belong, and shall otherwise be in such form as is required by law and as the Board of Directors shall prescribe.

2. Shares Without Certificates. The Board of Directors may authorize the issuance of any class or series of shares of the Corporation without certificates. Such authorization shall not affect shares already represented by certificates until they are surrendered to the Corporation, or its transfer agent. Within a reasonable time following the issue or transfer of shares without certificates, the Corporation shall send, or direct its transfer agent to send, the stockholder a complete written statement of the information required on certificates by the DGCL, the Certificate of Incorporation and the Stockholders Agreement.

3. Record. A record shall be kept of the name of each person or entity holding the stock represented by each certificate for shares of the Corporation issued, the number of shares represented by each such certificate, the date thereof and, in the case of cancellation, the date of cancellation. The person or other entity in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof, and thus a holder of record of such shares of stock, for all purposes as regards the Corporation.

4. Transfer of Stock. Except as otherwise provided by the Certificate of Incorporation and the Stockholders Agreement, transfers of shares of the stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by such registered holder’s attorney thereunto authorized, and on the surrender of the certificate or certificates (if any) for such shares properly endorsed. The stock record book and other transfer records shall be in the possession of the Secretary or of a transfer agent for the Corporation.

5. Transfer Agents and Registrars; Regulations. The Corporation, by resolution of the Board of Directors, may from time to time appoint a transfer agent and a registrar, under such arrangements and upon such terms and conditions as the Board of Directors deems advisable, but until and unless the Board of Directors appoints some other person, firm or corporation as its transfer agent (and upon the revocation of any such appointment, thereafter until a new appointment is similarly made) the Secretary of the Corporation shall be the transfer agent of the Corporation without the necessity of any formal action of the Board of Directors, and the Secretary, or any person designated by the Secretary, shall perform all of the duties of such transfer agent. The Board of Directors may make such rules and regulations as it may deem expedient and as are not inconsistent with the Certificate of Incorporation, the Stockholders Agreement and these Bylaws concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation.

6. Lost, Destroyed or Mutilated Certificates. In case of the alleged loss, destruction or mutilation of a certificate representing stock of the Corporation, a new certificate may be issued in place thereof, in such manner and upon such terms and conditions as the Board of Directors may prescribe, and shall be issued in such situations as required by the DGCL.

ARTICLE VIII

Fiscal Year

The fiscal year of the Corporation shall be the calendar year ending December 31, unless another fiscal year is established by the Board of Directors.

ARTICLE IX

Corporate Books and Records

1. Books and Records. The books and records of the Corporation may be kept at such place or places as may be from time to time designated by the Board of Directors. The Corporation shall keep correct and complete books and records of account, including the amount of its assets and liabilities, minutes of the proceedings of its stockholders and the Board of Directors (and any committee having the authority of the Board of Directors), and the names and places of residence of its officers.

2. Addresses of Stockholders. Each stockholder shall furnish to the Secretary of the Corporation or the Corporation’s transfer agent an address to which notices from the Corporation, including notices of meetings, may be directed, and if any stockholder shall fail so to designate such an address, it shall be sufficient for any such notice to be directed to such stockholder at such stockholder’s address last known to the Secretary or transfer agent.

3. Fixing Record Date. Except as otherwise set forth in the Stockholders Agreement:

a. in order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date for notice and voting which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting;

b. in order that the Corporation may determine the stockholders entitled to express consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors; and

c. in order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which shall not be more than sixty (60) days prior to such other action.

Except as otherwise set forth in the Stockholders Agreement, if no record date is fixed: (a) the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (b) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is delivered to the Corporation in accordance with applicable law; (c) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when prior action by the Board of Directors is required, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (d) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

4. Audits of Books and Accounts. The Corporation’s books and accounts shall be audited at such times and by such auditors as shall be specified and designated by the Board of Directors.

ARTICLE X

Amendments

Except as otherwise set forth in the Stockholders Agreement or the Certificate of Incorporation, the Board of Directors is expressly authorized and empowered to adopt, amend or repeal any or all of these Bylaws without any action on the part of the stockholders of the Corporation, subject to the power of the stockholders of the Corporation to amend or repeal any Bylaws adopted or amended by the Board of Directors.

ARTICLE XI

Conflicts

These Bylaws are subject to the terms and conditions of the Stockholders Agreement. To the extent that any of the terms of these Bylaws conflict, or are otherwise inconsistent, with the terms of the Certificate of Incorporation and/or the Stockholders Agreement, the Corporation, the Board of Directors and the stockholders must and shall act in accordance with the terms of the Certificate of Incorporation and the Stockholders Agreement (including any voting agreements therein), as applicable, and to the extent that there is any ambiguity with respect to whether the Certificate of Incorporation or the Stockholders Agreement, on the one hand, and the Bylaws, on the other hand, control with respect to any matter affecting the Corporation, the terms of the Certificate of Incorporation or the Stockholders Agreement, as applicable, shall be deemed to control and the Corporation, the Board of Directors and the stockholders shall act in accordance therewith. In these Bylaws, references to law, the Certificate of Incorporation, the Stockholders Agreement and these Bylaws mean the DGCL and the laws promulgated pursuant thereto and thereunder, and the provisions of the Certificate of Incorporation, the Stockholders Agreement and these Bylaws, as may from time to time be in effect.

EXHIBIT A-2(c)

Operating Agreement of ANG Central LLC

FIRST AMENDED AND RESTATED OPERATING AGREEMENT

of

ANG CENTRAL LLC

THIS FIRST AMENDED AND RESTATED OPERATING AGREEMENT is made and entered into effective [            ], 2015, by and between ANG Central LLC, a Nevada limited liability company (the “Company”), and its sole member, Allied Nevada Gold Holdings LLC, a Nevada limited liability company (the “Member”). The Member entered into the Company’s original Operating Agreement effective August 18, 2010 (as amended, supplemented or otherwise modified prior to the date hereof, the “Current Operating Agreement”). This First Amended and Restated Operating Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, this “Operating Agreement”) was entered into in accordance with a plan of reorganization of the Company (the “Plan”) approved by order of the United States Bankruptcy Court for the District of Delaware in In re: Allied Nevada Gold Corp., et al., under chapter 11 of the United States Bankruptcy Code (11 U.S.C. §§ 101-1330), as amended (the “Bankruptcy Code”), which Plan became effective on [            ], 2015 (the “Plan Effective Date”). The Member agrees as follows:

1. Formation of Company.

1.1 Formation. On August 17, 2010, the Company’s organizer organized a Nevada limited liability company by executing and delivering articles of organization to the Nevada Secretary of State in accordance with and pursuant to the Nevada Revised Statutes (“NRS”).

1.2 Name. The name of the Company is ANG Central LLC.

1.3 Principal Place of Business. The principal place of business of the Company within the State of Nevada shall be 9790 Gateway Drive, Suite 200, Reno, Nevada 89521. The Company may locate its places of business and registered office at any place or places as the Manager may from time to time deem advisable.

1.4 Registered Office and Registered Agent. The Company’s registered office shall be at the office of its registered agent at 241 Ridge Street, Suite 210, Reno, Nevada 89501, and the name of its registered agent at such address shall be Thomas P. Erwin. The registered office and registered agent may be changed from time to time by filing the address of the new registered office and the name of the new registered agent with the Nevada Secretary of State pursuant to the NRS.

1.5 Term. The term of the Company shall be perpetual.

2. Business of the Company.

2.1 Permitted Businesses. The business of the Company shall be:

(a) To accomplish any lawful business or which shall at any time appear conducive to or expedient for the protection or benefit of the Company and its assets.

(b) To exercise all other powers necessary to or reasonably connected with the Company’s business which may be legally exercised by limited liability companies under the NRS.

(c) To engage in all activities necessary, customary, convenient or incident to any of the foregoing.

3. Names and Addresses of Members. The member shall be the Member, which shall hold one hundred percent (100%) of the members’ interests. The address of the Member is 9790 Gateway Drive, Suite 200, Reno, Nevada 89521. Additional members may be admitted in accordance with Section 11.

4. Management.

4.1 Manager. The business and affairs of the Company shall be managed by its Manager. The Manager shall direct, manage and control the business of the Company. At any time when there is more than one Manager, any one Manager may take any action permitted to be taken by the Managers, unless the approval of more than one Manager is expressly required pursuant to this Operating Agreement, any agreements entered into or adopted by a majority of the members or the NRS.

4.2 Appointment of Manager. The Manager shall be the Member.

4.3 Manager’s Authority. Subject to the terms of this Operating Agreement, the Manager and the officers appointed by the Manager shall have all authority and rights authorized under the NRS. Except for situations in which the approval of the members is expressly required by this Operating Agreement or by non-waivable provisions of applicable law, the Manager shall have full and complete authority, power and discretion to manage and control the business, affairs and properties of the Company, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the Company’s business. The Manager shall not incur any debt or obligation to acquire assets from third parties without first obtaining the approval of a majority of the membership interests.

5. Officers.

5.1 Appointment by Manager. The Manager may appoint officers of the Company, including, without limitation, a President, a Chief Financial Officer, Vice Presidents, a Secretary, a Treasurer, Assistant Secretaries and Assistant Treasurers, by duly adopted resolution.

5.2 President. The President shall be the chief executive officer of the Company. The President shall (i) preside at meetings of the members; (ii) have general and active management of the business of the Company, and preside over the day-to-day business operations of the Company; (iii) see that all orders and resolutions of the Manager are carried into effect; and (iv) perform all duties as may from time to time be assigned by the Manager.

5.3 Chief Financial Officer. The Chief Financial Officer shall perform such duties and shall have such powers as may from time to time be assigned by the Manager or the President, and shall perform such duties and have such powers and responsibilities as are

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incident to the office of Chief Financial Officer. In addition, the Chief Financial Officer shall have, along with the President, responsibility for the day-to-day business operations of the Company.

5.4 Vice Presidents. The Vice Presidents, if any, shall perform such duties and possess such powers as from time to time may be assigned to them by the Manager or the President. In the absence of the President or in the event of the inability or refusal of the President to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Manager, or in the absence of any designation, then in the order of the election or appointment of the Vice Presidents) shall perform the duties of the President and when so performing shall have all the powers of and be subject to all the restrictions upon the President.

5.5 Secretary. The Secretary shall perform such duties and shall have such powers as may from time to time be assigned by the Manager or the President. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of Secretary, including, without limitation, the duty and power to give notice of all meetings of members, the preparation and maintenance of minutes of the members’ meetings and other records and information required to be kept by the Company, and authenticating records of the Company.

5.6 Treasurer. The Treasurer shall perform such duties and shall have such powers as may from time to time be assigned by the Manager or the President. In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of Treasurer, including, without limitation, the duty and power to keep and be responsible for all funds and securities of the Company, to deposit funds of the Company in depositories selected in accordance with this Operating Agreement, to disburse such funds as ordered by the Manager, making proper accounts thereof, and to render as required by the Manager statements of all such transactions as Treasurer and of the financial condition of the Company.

5.7 Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries and Assistant Treasurers, if any, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Manager. In the absence, inability or refusal to act of the Secretary or the Treasurer, the Assistant Secretaries or Assistant Treasurers, respectively, in the order designated by the Manager, or in the absence of any designation, then in the order of their election or appointment, shall perform the duties and exercise the powers of the Secretary or Treasurer, as the case may be.

5.8 Current Officers. The officers of the Company as of the date of this Operating Agreement are set forth on Exhibit A.

6. Rights and Obligations of Members.

6.1 Limitation of Liability. Each member’s liability shall be limited as prescribed in this Operating Agreement, the NRS and other applicable law.

6.2 Company Debt Liability. A member will not be personally liable for any debts or losses of the Company beyond such member’s respective capital contributions or any obligation to make capital contributions.

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6.3 List of Members. Upon the written request of any member, the Manager shall provide a list showing the names, addresses and membership interests of all members and each person who acquires a member’s membership interest but who does not become a member (each an “Economic Interest Owner”). This information shall also be maintained at the Company’s registered office and may be inspected by any member at any time during normal business hours.

6.4 Company Books. The Manager shall maintain and preserve, during the term of the Company, and for five (5) years thereafter, all accounts, books and other relevant Company documents. Upon reasonable request, each member and Economic Interest Owner shall have the right, during ordinary business hours, to inspect and copy such Company documents at the requesting member’s or Economic Interest Owner’s expense.

6.5 Priority and Return of Capital. Subject to the terms of this Operating Agreement, no member or Economic Interest Owner shall have priority over any other member or Economic Interest Owner, either as to the return of capital contributions or as to net profits, net losses or distributions; provided that this Section shall not apply to loans (as distinguished from capital contributions) which a member has made to the Company.

7. Meetings of the Members.

7.1 Annual Meeting. The annual meeting of the members shall be held on the second Monday in January or at such other time as shall be determined by the Manager, commencing with the year following the year during which this Operating Agreement is executed, for the purpose of the transaction of such business as may come before the meeting.

7.2 Special Meetings. Special meetings of the members, for any purpose or purposes, unless otherwise prescribed by statute, may be called only by the Manager.

7.3 Place of Meetings. The Manager may designate any place, either within or outside the State of Nevada, as the place of meeting for any meeting of the members. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal executive office of the Company in the State of Nevada.

7.4 Notice of Meetings. Except as provided in this Operating Agreement, written notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called shall be delivered not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the Manager, to each member. If mailed, such notice shall be deemed to be delivered two (2) calendar days after being deposited in the United States mail, addressed to the member, at its address as it appears on the books of the Company, with postage thereon prepaid.

7.5 Meeting of all Members. If all of the members shall meet at any time and place, either within or outside of the State of Nevada, and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting lawful action may be taken.

7.6 Record Date. For the purpose of determining members entitled to notice of or to vote at any meeting of members or any meeting adjournment, or members entitled to receive

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payment of any distribution, or in order to make a determination of members for any other purpose, the date on which notice of the meeting is mailed or the date on which the resolution declaring such distribution is adopted, as the case may be, shall be the record date for such determination of members. When a determination of members entitled to vote at any meeting of members has been made as provided in this Section, such determination shall apply to any meeting adjournment.

7.7 Quorum. Members holding at least fifty percent (50%) of the members’ interests, represented in person or by proxy, shall constitute a quorum at any meeting of the members. In the absence of a quorum at any such meeting, a majority of the members so represented may adjourn the meeting from time to time for a period not to exceed sixty (60) days without further notice. However, if the adjournment is for more than sixty (60) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each member of record entitled to vote at the meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The members present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal during such meeting of a member holding a percentage of member’s interests whose absence would cause less than a quorum.

7.8 Manner of Acting. If a quorum is present, the affirmative vote of members holding a majority of the members’ interests shall be the act of the members, unless the vote of a greater or lesser proportion or number is otherwise required by the NRS, by the Articles of Organization, or by this Operating Agreement. Unless otherwise expressly provided in this Operating Agreement or required under applicable law, members who have an interest (economic or otherwise) in the outcome of any particular matter upon which the members are authorized by this Operating Agreement to vote or consent may vote or consent upon any such matter and their members’ interests, vote or consent, as the case may be, shall be counted in the determination of whether the requisite matter was approved by the members.

7.9 Proxies. At all meetings of members, a member may vote in person or by proxy executed in writing by the member or by a duly authorized attorney-in-fact. Such proxy shall be filed with the Manager of the Company before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

7.10 Action by Members Without a Meeting. Action required or permitted to be taken at a meeting of members may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, signed by each member entitled to vote and delivered to the Manager of the Company for inclusion in the minutes or for filing with the Company’s records. Action taken under this Section is effective when all members entitled to vote have signed the consent, unless the consent specifies a different effective date. The record date for determining members entitled to take action without a meeting shall be the date the first member signs a written consent.

7.11 Waiver of Notice. When any notice is required to be given to any member, a waiver of notice in writing signed by the person entitled to such notice, whether before, at, or after the time stated in it, shall be equivalent to the giving of such notice.

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8. Contributions to the Company and Capital Accounts.

8.1 Members’ Capital Contributions. Each member has contributed the consideration described in Exhibit B as its share of the Company’s capital.

8.2 Additional Contributions. Additional contributions may be made to a member’s capital account only in the amount and upon such other terms as the Manager determines.

8.3 Capital Accounts. The Company shall maintain separate capital accounts for each member.

9. Accounting; Distributions; Tax Treatment.

(a) The net profits and net losses of the Company shall be distributed and allocated, as applicable, to the members proportionately to the members’ interests. The Company’s net profits and net losses shall be accounted for in accordance with generally accepted accounting principles and in accordance with the provisions of the Internal Revenue Code.

(b) The Member acknowledges that for so long as the Company has a single member, it will be treated as a “disregarded entity” for US federal income tax purposes, as provided in Section 7701-3 of the Treasury Regulations promulgated under the Internal Revenue Code.

10. Records. The Company shall maintain records and accounts of all operations and expenditures of the Company. At a minimum, the Company shall keep at its principal place of business the following records: (a) a current list of the full name and last known business, residence or mailing address of each member, Economic Interest Owner and Manager; (b) a copy of the Articles of Organization of the Company and all amendments, together with executed copies of any powers of attorney pursuant to which any amendment has been executed; (c) a copy of the Company’s currently effective written Operating Agreement; (d) minutes of every annual meeting, special meeting and court-ordered meeting; and (e) any written consents obtained from members for actions taken by members without a meeting.

11. Additional Members. From the date of the Company’s formation, any person or entity acceptable to the members by their unanimous vote may become a member in this Company either by the issuance by the Company of member’s interests for such consideration as the members by their unanimous votes shall determine, or as a transferee of a member’s interest or any portion of it, subject to the terms and conditions of this Operating Agreement. No new members shall be entitled to any retroactive allocation of losses, income or expense deductions incurred by the Company.

12. Dissolution. The Company shall be dissolved upon occurrence of any of the following events: (a) the agreement of the holders of a majority in interest; and (b) upon the death,

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retirement, resignation, expulsion, bankruptcy or dissolution of a member or of any other event which terminates the continued membership of a member in the Company, unless the business of the Company is continued by the consent of a majority in interest. If the Company is dissolved, the Manager or other appropriate representative of the Company shall execute, deliver and file such certificates and forms as are necessary to complete the Company’s dissolution and to comply with all requirements of the Internal Revenue Code. On dissolution, the Company’s business shall be wound down in accordance with the NRS.

13. Exculpation and Indemnification.

13.1 Exculpation.

(a) Notwithstanding any other provisions of this Operating Agreement (whether express or implied) or obligation or duty at law or in equity, to the fullest extent permitted by applicable law, neither the Member, any other member, any officer of the Company, any employee of the Company nor the Manager (each, a “Covered Person”) shall be liable to any member, the Company or any other person or entity (including any creditor or claimant of the Company or any of its subsidiaries) for any losses, claims, damages or liabilities arising from any judgment or act or omission performed or omitted to be performed by a Covered Person in connection with the Company, nor shall any Covered Person be liable to any member, the Company or any other person or entity for any judgment, action or inaction of any employee or other agent of the Company, except, (i) in each case, to the extent that it shall have been determined by a final, non-appealable decision by a court of competent jurisdiction that any such losses, claims, damages or liabilities are attributable to such Covered Person’s acts or omissions which involve intentional misconduct or gross negligence, and (ii) in the case of any officer of the Company or any employee of the Company, to the extent that it shall have been determined by a final, non-appealable decision by a court of competent jurisdiction that any such losses, claims, damages or liabilities (A) are attributable to such employee’s or officer’s breach of the duty of loyalty to the Company or any member, (B) arise from a transaction in which such employee or officer derived an improper personal benefit or (C) are attributable to acts or omissions of such employee or officer that constitute a knowing violation of law. No amendment to or repeal of this Section 13.1 shall apply to or have any effect on the liability or alleged liability of the Covered Persons for or with respect to their acts or omissions occurring prior to such amendment or repeal.

(b) Except as otherwise provided by this Operating Agreement or applicable law, neither the Member (in its capacity as such), any other member (in its capacity as such) nor the Manager shall be liable to the Company or any other person or entity for a breach of any fiduciary duty (including duties of loyalty and care).

13.2 Indemnification. To the full extent permitted by law, the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action, suit or proceeding by or in the right of the Company to procure a judgment in its favor, by reason of the fact that the person is or was the Manager, a member, or an officer, employee or agent of the Company, or is or was serving at the request of the Company as a manager, member, officer, director, employee or agent of another limited liability

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company, corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. To the full extent permitted by law, the expenses of the Manager and any member incurred in defending a civil or criminal action, suit or proceeding must be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the Manager or a member to repay the amount if it is ultimately determined by a court of competent jurisdiction that the Manager or a member is not entitled to be indemnified by the Company; the provisions of this paragraph do not affect any rights to advancement of expenses to which personnel of the Company other than the Manager or a member may be entitled under any contract or otherwise by law. To the full extent permitted by law, the indemnification provisions included in this Operating Agreement do not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled for either an action in the person’s official capacity or an action in another capacity while holding office. The rights to indemnification and to advancement of expenses arising under a provision of this Operating Agreement shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, and such rights shall continue for a person who has ceased to be the Manager, a member, or an officer, employee or agent of the Company, and inure to the benefit of the heirs, executors and administrators of such a person.

14. Miscellaneous Provisions.

14.1 Notices. Any notice, demand or communication required or permitted to be given by any provision of this Operating Agreement shall be deemed to have been sufficiently given or served for all purposes if delivered personally to the party or to an executive officer of the party to whom the same is directed or, if sent by facsimile, email or registered or certified mail, postage and charges prepaid, addressed to the member’s or the Company’s address, as appropriate. The notice shall be effective on the addressee’s receipt of the notice.

14.2 Books of Account and Records. The Company shall prepare and maintain proper and complete records and books of account which shall be kept or shall be caused to kept by the Manager.

14.3 Application of Nevada Law. This Operating Agreement, and its application and interpretation, shall be governed exclusively by its terms and by the laws of the State of Nevada, and specifically the NRS.

14.4 Waiver of Action for Partition. Each member irrevocably waives during the term of the Company any right that it may have to maintain any action for partition with respect to the property of the Company.

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14.5 Amendments. This Operating Agreement may not be amended except by the unanimous written agreement of all of the members.

14.6 Execution of Additional Instruments. Each member agrees to execute such other and further statements of interest and holdings, designations, powers of attorney and other instruments necessary to comply with any laws, rules or regulations.

14.7 Construction. Whenever the singular number is used in this Operating Agreement and when required by the context, the same shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa.

14.8 Headings. The headings in this Operating Agreement are inserted for convenience only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Operating Agreement or any provision hereof.

14.9 Waivers. The failure of any party to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this Operating Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

14.10 Rights and Remedies Cumulative. The rights and remedies provided by this Operating Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive the right to use any or all other remedies. These rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

14.11 Severability. If any provision of this Operating Agreement or its application to any person or circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of this Operating Agreement and its application shall not be affected and shall be enforceable to the fullest extent permitted by law.

14.12 Successors and Assigns. Each and all of the covenants, terms, provisions and agreements in this Operating Agreement shall be binding upon and inure to the benefit of the parties and, to the extent permitted by this Operating Agreement, their respective successors and assigns.

14.13 Creditors. None of the provisions of this Operating Agreement shall be for the benefit of or enforceable by any creditor of any member, or any creditor of the Company.

14.14 No Third Party Beneficiary. The terms and provisions of this Operating Agreement are intended solely for the benefit of each party hereto or identified herein and its successors and permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person or entity.

14.15 Counterparts. This Operating Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

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14.16 Assignment. A member may not assign such member’s interest in the Company without the prior consent of each other member, except that any transfer resulting from a member’s amalgamation, merger, incapacity or death shall not require such consent. In the case of a transfer of a member’s interest resulting from the member’s incapacity or death, the transferee shall become an Economic Interest Owner, but not a member absent the other members’ consent.

14.17 Section 1123(a)(6) Prohibition on Non-Voting Equity Securities. The Company shall not issue non-voting equity securities of any class, series or other designation to the extent prohibited by Section 1123(a)(6) of the Bankruptcy Code; provided, however, that the foregoing restriction (i) shall have no further force and effect beyond that required under Section 1123(a)(6) of the Bankruptcy Code, (ii) shall only have such force and effect to the extent and for so long as such Section 1123(a)(6) is in effect and applies to the Company and (iii) may be amended or eliminated in accordance with applicable law as from time to time may be in effect.

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Dated effective [ ], 2015

MEMBER:

ALLIED NEVADA GOLD HOLDINGS LLC

By:
Name:
Title:

EXHIBIT A

Officers as of Date of Operating Agreement

EXHIBIT B

Description of Contribution of Capital

The unpatented mining claims described in Exhibit B attached to and by this reference incorporated in this Operating Agreement.

EXHIBIT A-2(d)

Operating Agreement of ANG Cortez LLC

FIRST AMENDED AND RESTATED OPERATING AGREEMENT

of

ANG CORTEZ LLC

THIS FIRST AMENDED AND RESTATED OPERATING AGREEMENT is made and entered into effective [            ], 2015, by and between ANG Cortez LLC, a Nevada limited liability company (the “Company”), and its sole member, Allied Nevada Gold Holdings LLC, a Nevada limited liability company (the “Member”). The Member entered into the Company’s original Operating Agreement effective August 18, 2010 (as amended, supplemented or otherwise modified prior to the date hereof, the “Current Operating Agreement”). This First Amended and Restated Operating Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, this “Operating Agreement”) was entered into in accordance with a plan of reorganization of the Company (the “Plan”) approved by order of the United States Bankruptcy Court for the District of Delaware in In re: Allied Nevada Gold Corp., et al., under chapter 11 of the United States Bankruptcy Code (11 U.S.C. §§ 101-1330), as amended (the “Bankruptcy Code”), which Plan became effective on [            ], 2015 (the “Plan Effective Date”). The Member agrees as follows:

1. Formation of Company.

1.1 Formation. On August 17, 2010, the Company’s organizer organized a Nevada limited liability company by executing and delivering articles of organization to the Nevada Secretary of State in accordance with and pursuant to the Nevada Revised Statutes (“NRS”).

1.2 Name. The name of the Company is ANG Cortez LLC.

1.3 Principal Place of Business. The principal place of business of the Company within the State of Nevada shall be 9790 Gateway Drive, Suite 200, Reno, Nevada 89521. The Company may locate its places of business and registered office at any place or places as the Manager may from time to time deem advisable.

1.4 Registered Office and Registered Agent. The Company’s registered office shall be at the office of its registered agent at 241 Ridge Street, Suite 210, Reno, Nevada 89501, and the name of its registered agent at such address shall be Thomas P. Erwin. The registered office and registered agent may be changed from time to time by filing the address of the new registered office and the name of the new registered agent with the Nevada Secretary of State pursuant to the NRS.

1.5 Term. The term of the Company shall be perpetual.

2. Business of the Company.

2.1 Permitted Businesses. The business of the Company shall be:

(a) To accomplish any lawful business or which shall at any time appear conducive to or expedient for the protection or benefit of the Company and its assets.

(b) To exercise all other powers necessary to or reasonably connected with the Company’s business which may be legally exercised by limited liability companies under the NRS.

(c) To engage in all activities necessary, customary, convenient or incident to any of the foregoing.

3. Names and Addresses of Members. The member shall be the Member, which shall hold one hundred percent (100%) of the members’ interests. The address of the Member is 9790 Gateway Drive, Suite 200, Reno, Nevada 89521. Additional members may be admitted in accordance with Section 11.

4. Management.

4.1 Manager. The business and affairs of the Company shall be managed by its Manager. The Manager shall direct, manage and control the business of the Company. At any time when there is more than one Manager, any one Manager may take any action permitted to be taken by the Managers, unless the approval of more than one Manager is expressly required pursuant to this Operating Agreement, any agreements entered into or adopted by a majority of the members or the NRS.

4.2 Appointment of Manager. The Manager shall be the Member.

4.3 Manager’s Authority. Subject to the terms of this Operating Agreement, the Manager and the officers appointed by the Manager shall have all authority and rights authorized under the NRS. Except for situations in which the approval of the members is expressly required by this Operating Agreement or by non-waivable provisions of applicable law, the Manager shall have full and complete authority, power and discretion to manage and control the business, affairs and properties of the Company, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the Company’s business. The Manager shall not incur any debt or obligation to acquire assets from third parties without first obtaining the approval of a majority of the membership interests.

5. Officers.

5.1 Appointment by Manager. The Manager may appoint officers of the Company, including, without limitation, a President, a Chief Financial Officer, Vice Presidents, a Secretary, a Treasurer, Assistant Secretaries and Assistant Treasurers, by duly adopted resolution.

5.2 President. The President shall be the chief executive officer of the Company. The President shall (i) preside at meetings of the members; (ii) have general and active management of the business of the Company, and preside over the day-to-day business operations of the Company; (iii) see that all orders and resolutions of the Manager are carried into effect; and (iv) perform all duties as may from time to time be assigned by the Manager.

5.3 Chief Financial Officer. The Chief Financial Officer shall perform such duties and shall have such powers as may from time to time be assigned by the Manager or the President, and shall perform such duties and have such powers and responsibilities as are

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incident to the office of Chief Financial Officer. In addition, the Chief Financial Officer shall have, along with the President, responsibility for the day-to-day business operations of the Company.

5.4 Vice Presidents. The Vice Presidents, if any, shall perform such duties and possess such powers as from time to time may be assigned to them by the Manager or the President. In the absence of the President or in the event of the inability or refusal of the President to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Manager, or in the absence of any designation, then in the order of the election or appointment of the Vice Presidents) shall perform the duties of the President and when so performing shall have all the powers of and be subject to all the restrictions upon the President.

5.5 Secretary. The Secretary shall perform such duties and shall have such powers as may from time to time be assigned by the Manager or the President. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of Secretary, including, without limitation, the duty and power to give notice of all meetings of members, the preparation and maintenance of minutes of the members’ meetings and other records and information required to be kept by the Company, and authenticating records of the Company.

5.6 Treasurer. The Treasurer shall perform such duties and shall have such powers as may from time to time be assigned by the Manager or the President. In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of Treasurer, including, without limitation, the duty and power to keep and be responsible for all funds and securities of the Company, to deposit funds of the Company in depositories selected in accordance with this Operating Agreement, to disburse such funds as ordered by the Manager, making proper accounts thereof, and to render as required by the Manager statements of all such transactions as Treasurer and of the financial condition of the Company.

5.7 Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries and Assistant Treasurers, if any, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Manager. In the absence, inability or refusal to act of the Secretary or the Treasurer, the Assistant Secretaries or Assistant Treasurers, respectively, in the order designated by the Manager, or in the absence of any designation, then in the order of their election or appointment, shall perform the duties and exercise the powers of the Secretary or Treasurer, as the case may be.

5.8 Current Officers. The officers of the Company as of the date of this Operating Agreement are set forth on Exhibit A.

6. Rights and Obligations of Members.

6.1 Limitation of Liability. Each member’s liability shall be limited as prescribed in this Operating Agreement, the NRS and other applicable law.

6.2 Company Debt Liability. A member will not be personally liable for any debts or losses of the Company beyond such member’s respective capital contributions or any obligation to make capital contributions.

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6.3 List of Members. Upon the written request of any member, the Manager shall provide a list showing the names, addresses and membership interests of all members and each person who acquires a member’s membership interest but who does not become a member (each an “Economic Interest Owner”). This information shall also be maintained at the Company’s registered office and may be inspected by any member at any time during normal business hours.

6.4 Company Books. The Manager shall maintain and preserve, during the term of the Company, and for five (5) years thereafter, all accounts, books and other relevant Company documents. Upon reasonable request, each member and Economic Interest Owner shall have the right, during ordinary business hours, to inspect and copy such Company documents at the requesting member’s or Economic Interest Owner’s expense.

6.5 Priority and Return of Capital. Subject to the terms of this Operating Agreement, no member or Economic Interest Owner shall have priority over any other member or Economic Interest Owner, either as to the return of capital contributions or as to net profits, net losses or distributions; provided that this Section shall not apply to loans (as distinguished from capital contributions) which a member has made to the Company.

7. Meetings of the Members.

7.1 Annual Meeting. The annual meeting of the members shall be held on the second Monday in January or at such other time as shall be determined by the Manager, commencing with the year following the year during which this Operating Agreement is executed, for the purpose of the transaction of such business as may come before the meeting.

7.2 Special Meetings. Special meetings of the members, for any purpose or purposes, unless otherwise prescribed by statute, may be called only by the Manager.

7.3 Place of Meetings. The Manager may designate any place, either within or outside the State of Nevada, as the place of meeting for any meeting of the members. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal executive office of the Company in the State of Nevada.

7.4 Notice of Meetings. Except as provided in this Operating Agreement, written notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called shall be delivered not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the Manager, to each member. If mailed, such notice shall be deemed to be delivered two (2) calendar days after being deposited in the United States mail, addressed to the member, at its address as it appears on the books of the Company, with postage thereon prepaid.

7.5 Meeting of all Members. If all of the members shall meet at any time and place, either within or outside of the State of Nevada, and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting lawful action may be taken.

7.6 Record Date. For the purpose of determining members entitled to notice of or to vote at any meeting of members or any meeting adjournment, or members entitled to receive

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payment of any distribution, or in order to make a determination of members for any other purpose, the date on which notice of the meeting is mailed or the date on which the resolution declaring such distribution is adopted, as the case may be, shall be the record date for such determination of members. When a determination of members entitled to vote at any meeting of members has been made as provided in this Section, such determination shall apply to any meeting adjournment.

7.7 Quorum. Members holding at least fifty percent (50%) of the members’ interests, represented in person or by proxy, shall constitute a quorum at any meeting of the members. In the absence of a quorum at any such meeting, a majority of the members so represented may adjourn the meeting from time to time for a period not to exceed sixty (60) days without further notice. However, if the adjournment is for more than sixty (60) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each member of record entitled to vote at the meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The members present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal during such meeting of a member holding a percentage of member’s interests whose absence would cause less than a quorum.

7.8 Manner of Acting. If a quorum is present, the affirmative vote of members holding a majority of the members’ interests shall be the act of the members, unless the vote of a greater or lesser proportion or number is otherwise required by the NRS, by the Articles of Organization, or by this Operating Agreement. Unless otherwise expressly provided in this Operating Agreement or required under applicable law, members who have an interest (economic or otherwise) in the outcome of any particular matter upon which the members are authorized by this Operating Agreement to vote or consent may vote or consent upon any such matter and their members’ interests, vote or consent, as the case may be, shall be counted in the determination of whether the requisite matter was approved by the members.

7.9 Proxies. At all meetings of members, a member may vote in person or by proxy executed in writing by the member or by a duly authorized attorney-in-fact. Such proxy shall be filed with the Manager of the Company before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

7.10 Action by Members Without a Meeting. Action required or permitted to be taken at a meeting of members may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, signed by each member entitled to vote and delivered to the Manager of the Company for inclusion in the minutes or for filing with the Company’s records. Action taken under this Section is effective when all members entitled to vote have signed the consent, unless the consent specifies a different effective date. The record date for determining members entitled to take action without a meeting shall be the date the first member signs a written consent.

7.11 Waiver of Notice. When any notice is required to be given to any member, a waiver of notice in writing signed by the person entitled to such notice, whether before, at, or after the time stated in it, shall be equivalent to the giving of such notice.

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8. Contributions to the Company and Capital Accounts.

8.1 Members’ Capital Contributions. Each member has contributed the consideration described in Exhibit B as its share of the Company’s capital.

8.2 Additional Contributions. Additional contributions may be made to a member’s capital account only in the amount and upon such other terms as the Manager determines.

8.3 Capital Accounts. The Company shall maintain separate capital accounts for each member.

9. Accounting; Distributions; Tax Treatment.

(a) The net profits and net losses of the Company shall be distributed and allocated, as applicable, to the members proportionately to the members’ interests. The Company’s net profits and net losses shall be accounted for in accordance with generally accepted accounting principles and in accordance with the provisions of the Internal Revenue Code.

(b) The Member acknowledges that for so long as the Company has a single member, it will be treated as a “disregarded entity” for US federal income tax purposes, as provided in Section 7701-3 of the Treasury Regulations promulgated under the Internal Revenue Code.

10. Records. The Company shall maintain records and accounts of all operations and expenditures of the Company. At a minimum, the Company shall keep at its principal place of business the following records: (a) a current list of the full name and last known business, residence or mailing address of each member, Economic Interest Owner and Manager; (b) a copy of the Articles of Organization of the Company and all amendments, together with executed copies of any powers of attorney pursuant to which any amendment has been executed; (c) a copy of the Company’s currently effective written Operating Agreement; (d) minutes of every annual meeting, special meeting and court-ordered meeting; and (e) any written consents obtained from members for actions taken by members without a meeting.

11. Additional Members. From the date of the Company’s formation, any person or entity acceptable to the members by their unanimous vote may become a member in this Company either by the issuance by the Company of member’s interests for such consideration as the members by their unanimous votes shall determine, or as a transferee of a member’s interest or any portion of it, subject to the terms and conditions of this Operating Agreement. No new members shall be entitled to any retroactive allocation of losses, income or expense deductions incurred by the Company.

12. Dissolution. The Company shall be dissolved upon occurrence of any of the following events: (a) the agreement of the holders of a majority in interest; and (b) upon the death,

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retirement, resignation, expulsion, bankruptcy or dissolution of a member or of any other event which terminates the continued membership of a member in the Company, unless the business of the Company is continued by the consent of a majority in interest. If the Company is dissolved, the Manager or other appropriate representative of the Company shall execute, deliver and file such certificates and forms as are necessary to complete the Company’s dissolution and to comply with all requirements of the Internal Revenue Code. On dissolution, the Company’s business shall be wound down in accordance with the NRS.

13. Exculpation and Indemnification.

13.1 Exculpation.

(a) Notwithstanding any other provisions of this Operating Agreement (whether express or implied) or obligation or duty at law or in equity, to the fullest extent permitted by applicable law, neither the Member, any other member, any officer of the Company, any employee of the Company nor the Manager (each, a “Covered Person”) shall be liable to any member, the Company or any other person or entity (including any creditor or claimant of the Company or any of its subsidiaries) for any losses, claims, damages or liabilities arising from any judgment or act or omission performed or omitted to be performed by a Covered Person in connection with the Company, nor shall any Covered Person be liable to any member, the Company or any other person or entity for any judgment, action or inaction of any employee or other agent of the Company, except, (i) in each case, to the extent that it shall have been determined by a final, non-appealable decision by a court of competent jurisdiction that any such losses, claims, damages or liabilities are attributable to such Covered Person’s acts or omissions which involve intentional misconduct or gross negligence, and (ii) in the case of any officer of the Company or any employee of the Company, to the extent that it shall have been determined by a final, non-appealable decision by a court of competent jurisdiction that any such losses, claims, damages or liabilities (A) are attributable to such employee’s or officer’s breach of the duty of loyalty to the Company or any member, (B) arise from a transaction in which such employee or officer derived an improper personal benefit or (C) are attributable to acts or omissions of such employee or officer that constitute a knowing violation of law. No amendment to or repeal of this Section 13.1 shall apply to or have any effect on the liability or alleged liability of the Covered Persons for or with respect to their acts or omissions occurring prior to such amendment or repeal.

(b) Except as otherwise provided by this Operating Agreement or applicable law, neither the Member (in its capacity as such), any other member (in its capacity as such) nor the Manager shall be liable to the Company or any other person or entity for a breach of any fiduciary duty (including duties of loyalty and care).

13.2 Indemnification. To the full extent permitted by law, the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action, suit or proceeding by or in the right of the Company to procure a judgment in its favor, by reason of the fact that the person is or was the Manager, a member, or an officer, employee or agent of the Company, or is or was serving at the request of the Company as a manager, member, officer, director, employee or agent of another limited liability

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company, corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. To the full extent permitted by law, the expenses of the Manager and any member incurred in defending a civil or criminal action, suit or proceeding must be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the Manager or a member to repay the amount if it is ultimately determined by a court of competent jurisdiction that the Manager or a member is not entitled to be indemnified by the Company; the provisions of this paragraph do not affect any rights to advancement of expenses to which personnel of the Company other than the Manager or a member may be entitled under any contract or otherwise by law. To the full extent permitted by law, the indemnification provisions included in this Operating Agreement do not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled for either an action in the person’s official capacity or an action in another capacity while holding office. The rights to indemnification and to advancement of expenses arising under a provision of this Operating Agreement shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, and such rights shall continue for a person who has ceased to be the Manager, a member, or an officer, employee or agent of the Company, and inure to the benefit of the heirs, executors and administrators of such a person.

14. Miscellaneous Provisions.

14.1 Notices. Any notice, demand or communication required or permitted to be given by any provision of this Operating Agreement shall be deemed to have been sufficiently given or served for all purposes if delivered personally to the party or to an executive officer of the party to whom the same is directed or, if sent by facsimile, email or registered or certified mail, postage and charges prepaid, addressed to the member’s or the Company’s address, as appropriate. The notice shall be effective on the addressee’s receipt of the notice.

14.2 Books of Account and Records. The Company shall prepare and maintain proper and complete records and books of account which shall be kept or shall be caused to kept by the Manager.

14.3 Application of Nevada Law. This Operating Agreement, and its application and interpretation, shall be governed exclusively by its terms and by the laws of the State of Nevada, and specifically the NRS.

14.4 Waiver of Action for Partition. Each member irrevocably waives during the term of the Company any right that it may have to maintain any action for partition with respect to the property of the Company.

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14.5 Amendments. This Operating Agreement may not be amended except by the unanimous written agreement of all of the members.

14.6 Execution of Additional Instruments. Each member agrees to execute such other and further statements of interest and holdings, designations, powers of attorney and other instruments necessary to comply with any laws, rules or regulations.

14.7 Construction. Whenever the singular number is used in this Operating Agreement and when required by the context, the same shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa.

14.8 Headings. The headings in this Operating Agreement are inserted for convenience only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Operating Agreement or any provision hereof.

14.9 Waivers. The failure of any party to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this Operating Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

14.10 Rights and Remedies Cumulative. The rights and remedies provided by this Operating Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive the right to use any or all other remedies. These rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

14.11 Severability. If any provision of this Operating Agreement or its application to any person or circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of this Operating Agreement and its application shall not be affected and shall be enforceable to the fullest extent permitted by law.

14.12 Successors and Assigns. Each and all of the covenants, terms, provisions and agreements in this Operating Agreement shall be binding upon and inure to the benefit of the parties and, to the extent permitted by this Operating Agreement, their respective successors and assigns.

14.13 Creditors. None of the provisions of this Operating Agreement shall be for the benefit of or enforceable by any creditor of any member, or any creditor of the Company.

14.14 No Third Party Beneficiary. The terms and provisions of this Operating Agreement are intended solely for the benefit of each party hereto or identified herein and its successors and permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person or entity.

14.15 Counterparts. This Operating Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

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14.16 Assignment. A member may not assign such member’s interest in the Company without the prior consent of each other member, except that any transfer resulting from a member’s amalgamation, merger, incapacity or death shall not require such consent. In the case of a transfer of a member’s interest resulting from the member’s incapacity or death, the transferee shall become an Economic Interest Owner, but not a member absent the other members’ consent.

14.17 Section 1123(a)(6) Prohibition on Non-Voting Equity Securities. The Company shall not issue non-voting equity securities of any class, series or other designation to the extent prohibited by Section 1123(a)(6) of the Bankruptcy Code; provided, however, that the foregoing restriction (i) shall have no further force and effect beyond that required under Section 1123(a)(6) of the Bankruptcy Code, (ii) shall only have such force and effect to the extent and for so long as such Section 1123(a)(6) is in effect and applies to the Company and (iii) may be amended or eliminated in accordance with applicable law as from time to time may be in effect.

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Dated effective [ ], 2015

MEMBER:

ALLIED NEVADA GOLD HOLDINGS LLC

By:
Name:
Title:

EXHIBIT A

Officers as of Date of Operating Agreement

EXHIBIT B

Description of Contribution of Capital

The unpatented mining claims described in Exhibit B attached to and by this reference incorporated in this Operating Agreement.

EXHIBIT A-2(e)

Operating Agreement of ANG Eureka LLC

FIRST AMENDED AND RESTATED OPERATING AGREEMENT

of

ANG EUREKA LLC

THIS FIRST AMENDED AND RESTATED OPERATING AGREEMENT is made and entered into effective [            ], 2015, by and between ANG Eureka LLC, a Nevada limited liability company (the “Company”), and its sole member, Allied Nevada Gold Holdings LLC, a Nevada limited liability company (the “Member”). The Member entered into the Company’s original Operating Agreement effective August 18, 2010 (as amended, supplemented or otherwise modified prior to the date hereof, the “Current Operating Agreement”). This First Amended and Restated Operating Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, this “Operating Agreement”) was entered into in accordance with a plan of reorganization of the Company (the “Plan”) approved by order of the United States Bankruptcy Court for the District of Delaware in In re: Allied Nevada Gold Corp., et al., under chapter 11 of the United States Bankruptcy Code (11 U.S.C. §§ 101-1330), as amended (the “Bankruptcy Code”), which Plan became effective on [            ], 2015 (the “Plan Effective Date”). The Member agrees as follows:

1. Formation of Company.

1.1 Formation. On August 17, 2010, the Company’s organizer organized a Nevada limited liability company by executing and delivering articles of organization to the Nevada Secretary of State in accordance with and pursuant to the Nevada Revised Statutes (“NRS”).

1.2 Name. The name of the Company is ANG Eureka LLC.

1.3 Principal Place of Business. The principal place of business of the Company within the State of Nevada shall be 9790 Gateway Drive, Suite 200, Reno, Nevada 89521. The Company may locate its places of business and registered office at any place or places as the Manager may from time to time deem advisable.

1.4 Registered Office and Registered Agent. The Company’s registered office shall be at the office of its registered agent at 241 Ridge Street, Suite 210, Reno, Nevada 89501, and the name of its registered agent at such address shall be Thomas P. Erwin. The registered office and registered agent may be changed from time to time by filing the address of the new registered office and the name of the new registered agent with the Nevada Secretary of State pursuant to the NRS.

1.5 Term. The term of the Company shall be perpetual.

2. Business of the Company.

2.1 Permitted Businesses. The business of the Company shall be:

(a) To accomplish any lawful business or which shall at any time appear conducive to or expedient for the protection or benefit of the Company and its assets.

(b) To exercise all other powers necessary to or reasonably connected with the Company’s business which may be legally exercised by limited liability companies under the NRS.

(c) To engage in all activities necessary, customary, convenient or incident to any of the foregoing.

3. Names and Addresses of Members. The member shall be the Member, which shall hold one hundred percent (100%) of the members’ interests. The address of the Member is 9790 Gateway Drive, Suite 200, Reno, Nevada 89521. Additional members may be admitted in accordance with Section 11.

4. Management.

4.1 Manager. The business and affairs of the Company shall be managed by its Manager. The Manager shall direct, manage and control the business of the Company. At any time when there is more than one Manager, any one Manager may take any action permitted to be taken by the Managers, unless the approval of more than one Manager is expressly required pursuant to this Operating Agreement, any agreements entered into or adopted by a majority of the members or the NRS.

4.2 Appointment of Manager. The Manager shall be the Member.

4.3 Manager’s Authority. Subject to the terms of this Operating Agreement, the Manager and the officers appointed by the Manager shall have all authority and rights authorized under the NRS. Except for situations in which the approval of the members is expressly required by this Operating Agreement or by non-waivable provisions of applicable law, the Manager shall have full and complete authority, power and discretion to manage and control the business, affairs and properties of the Company, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the Company’s business. The Manager shall not incur any debt or obligation to acquire assets from third parties without first obtaining the approval of a majority of the membership interests.

5. Officers.

5.1 Appointment by Manager. The Manager may appoint officers of the Company, including, without limitation, a President, a Chief Financial Officer, Vice Presidents, a Secretary, a Treasurer, Assistant Secretaries and Assistant Treasurers, by duly adopted resolution.

5.2 President. The President shall be the chief executive officer of the Company. The President shall (i) preside at meetings of the members; (ii) have general and active management of the business of the Company, and preside over the day-to-day business operations of the Company; (iii) see that all orders and resolutions of the Manager are carried into effect; and (iv) perform all duties as may from time to time be assigned by the Manager.

5.3 Chief Financial Officer. The Chief Financial Officer shall perform such duties and shall have such powers as may from time to time be assigned by the Manager or the President, and shall perform such duties and have such powers and responsibilities as are

2

incident to the office of Chief Financial Officer. In addition, the Chief Financial Officer shall have, along with the President, responsibility for the day-to-day business operations of the Company.

5.4 Vice Presidents. The Vice Presidents, if any, shall perform such duties and possess such powers as from time to time may be assigned to them by the Manager or the President. In the absence of the President or in the event of the inability or refusal of the President to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Manager, or in the absence of any designation, then in the order of the election or appointment of the Vice Presidents) shall perform the duties of the President and when so performing shall have all the powers of and be subject to all the restrictions upon the President.

5.5 Secretary. The Secretary shall perform such duties and shall have such powers as may from time to time be assigned by the Manager or the President. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of Secretary, including, without limitation, the duty and power to give notice of all meetings of members, the preparation and maintenance of minutes of the members’ meetings and other records and information required to be kept by the Company, and authenticating records of the Company.

5.6 Treasurer. The Treasurer shall perform such duties and shall have such powers as may from time to time be assigned by the Manager or the President. In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of Treasurer, including, without limitation, the duty and power to keep and be responsible for all funds and securities of the Company, to deposit funds of the Company in depositories selected in accordance with this Operating Agreement, to disburse such funds as ordered by the Manager, making proper accounts thereof, and to render as required by the Manager statements of all such transactions as Treasurer and of the financial condition of the Company.

5.7 Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries and Assistant Treasurers, if any, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Manager. In the absence, inability or refusal to act of the Secretary or the Treasurer, the Assistant Secretaries or Assistant Treasurers, respectively, in the order designated by the Manager, or in the absence of any designation, then in the order of their election or appointment, shall perform the duties and exercise the powers of the Secretary or Treasurer, as the case may be.

5.8 Current Officers. The officers of the Company as of the date of this Operating Agreement are set forth on Exhibit A.

6. Rights and Obligations of Members.

6.1 Limitation of Liability. Each member’s liability shall be limited as prescribed in this Operating Agreement, the NRS and other applicable law.

6.2 Company Debt Liability. A member will not be personally liable for any debts or losses of the Company beyond such member’s respective capital contributions or any obligation to make capital contributions.

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6.3 List of Members. Upon the written request of any member, the Manager shall provide a list showing the names, addresses and membership interests of all members and each person who acquires a member’s membership interest but who does not become a member (each an “Economic Interest Owner”). This information shall also be maintained at the Company’s registered office and may be inspected by any member at any time during normal business hours.

6.4 Company Books. The Manager shall maintain and preserve, during the term of the Company, and for five (5) years thereafter, all accounts, books and other relevant Company documents. Upon reasonable request, each member and Economic Interest Owner shall have the right, during ordinary business hours, to inspect and copy such Company documents at the requesting member’s or Economic Interest Owner’s expense.

6.5 Priority and Return of Capital. Subject to the terms of this Operating Agreement, no member or Economic Interest Owner shall have priority over any other member or Economic Interest Owner, either as to the return of capital contributions or as to net profits, net losses or distributions; provided that this Section shall not apply to loans (as distinguished from capital contributions) which a member has made to the Company.

7. Meetings of the Members.

7.1 Annual Meeting. The annual meeting of the members shall be held on the second Monday in January or at such other time as shall be determined by the Manager, commencing with the year following the year during which this Operating Agreement is executed, for the purpose of the transaction of such business as may come before the meeting.

7.2 Special Meetings. Special meetings of the members, for any purpose or purposes, unless otherwise prescribed by statute, may be called only by the Manager.

7.3 Place of Meetings. The Manager may designate any place, either within or outside the State of Nevada, as the place of meeting for any meeting of the members. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal executive office of the Company in the State of Nevada.

7.4 Notice of Meetings. Except as provided in this Operating Agreement, written notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called shall be delivered not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the Manager, to each member. If mailed, such notice shall be deemed to be delivered two (2) calendar days after being deposited in the United States mail, addressed to the member, at its address as it appears on the books of the Company, with postage thereon prepaid.

7.5 Meeting of all Members. If all of the members shall meet at any time and place, either within or outside of the State of Nevada, and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting lawful action may be taken.

7.6 Record Date. For the purpose of determining members entitled to notice of or to vote at any meeting of members or any meeting adjournment, or members entitled to receive

4

payment of any distribution, or in order to make a determination of members for any other purpose, the date on which notice of the meeting is mailed or the date on which the resolution declaring such distribution is adopted, as the case may be, shall be the record date for such determination of members. When a determination of members entitled to vote at any meeting of members has been made as provided in this Section, such determination shall apply to any meeting adjournment.

7.7 Quorum. Members holding at least fifty percent (50%) of the members’ interests, represented in person or by proxy, shall constitute a quorum at any meeting of the members. In the absence of a quorum at any such meeting, a majority of the members so represented may adjourn the meeting from time to time for a period not to exceed sixty (60) days without further notice. However, if the adjournment is for more than sixty (60) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each member of record entitled to vote at the meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The members present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal during such meeting of a member holding a percentage of member’s interests whose absence would cause less than a quorum.

7.8 Manner of Acting. If a quorum is present, the affirmative vote of members holding a majority of the members’ interests shall be the act of the members, unless the vote of a greater or lesser proportion or number is otherwise required by the NRS, by the Articles of Organization, or by this Operating Agreement. Unless otherwise expressly provided in this Operating Agreement or required under applicable law, members who have an interest (economic or otherwise) in the outcome of any particular matter upon which the members are authorized by this Operating Agreement to vote or consent may vote or consent upon any such matter and their members’ interests, vote or consent, as the case may be, shall be counted in the determination of whether the requisite matter was approved by the members.

7.9 Proxies. At all meetings of members, a member may vote in person or by proxy executed in writing by the member or by a duly authorized attorney-in-fact. Such proxy shall be filed with the Manager of the Company before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

7.10 Action by Members Without a Meeting. Action required or permitted to be taken at a meeting of members may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, signed by each member entitled to vote and delivered to the Manager of the Company for inclusion in the minutes or for filing with the Company’s records. Action taken under this Section is effective when all members entitled to vote have signed the consent, unless the consent specifies a different effective date. The record date for determining members entitled to take action without a meeting shall be the date the first member signs a written consent.

7.11 Waiver of Notice. When any notice is required to be given to any member, a waiver of notice in writing signed by the person entitled to such notice, whether before, at, or after the time stated in it, shall be equivalent to the giving of such notice.

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8. Contributions to the Company and Capital Accounts.

8.1 Members’ Capital Contributions. Each member has contributed the consideration described in Exhibit B as its share of the Company’s capital.

8.2 Additional Contributions. Additional contributions may be made to a member’s capital account only in the amount and upon such other terms as the Manager determines.

8.3 Capital Accounts. The Company shall maintain separate capital accounts for each member.

9. Accounting; Distributions; Tax Treatment.

(a) The net profits and net losses of the Company shall be distributed and allocated, as applicable, to the members proportionately to the members’ interests. The Company’s net profits and net losses shall be accounted for in accordance with generally accepted accounting principles and in accordance with the provisions of the Internal Revenue Code.

(b) The Member acknowledges that for so long as the Company has a single member, it will be treated as a “disregarded entity” for US federal income tax purposes, as provided in Section 7701-3 of the Treasury Regulations promulgated under the Internal Revenue Code.

10. Records. The Company shall maintain records and accounts of all operations and expenditures of the Company. At a minimum, the Company shall keep at its principal place of business the following records: (a) a current list of the full name and last known business, residence or mailing address of each member, Economic Interest Owner and Manager; (b) a copy of the Articles of Organization of the Company and all amendments, together with executed copies of any powers of attorney pursuant to which any amendment has been executed; (c) a copy of the Company’s currently effective written Operating Agreement; (d) minutes of every annual meeting, special meeting and court-ordered meeting; and (e) any written consents obtained from members for actions taken by members without a meeting.

11. Additional Members. From the date of the Company’s formation, any person or entity acceptable to the members by their unanimous vote may become a member in this Company either by the issuance by the Company of member’s interests for such consideration as the members by their unanimous votes shall determine, or as a transferee of a member’s interest or any portion of it, subject to the terms and conditions of this Operating Agreement. No new members shall be entitled to any retroactive allocation of losses, income or expense deductions incurred by the Company.

12. Dissolution. The Company shall be dissolved upon occurrence of any of the following events: (a) the agreement of the holders of a majority in interest; and (b) upon the death,

6

retirement, resignation, expulsion, bankruptcy or dissolution of a member or of any other event which terminates the continued membership of a member in the Company, unless the business of the Company is continued by the consent of a majority in interest. If the Company is dissolved, the Manager or other appropriate representative of the Company shall execute, deliver and file such certificates and forms as are necessary to complete the Company’s dissolution and to comply with all requirements of the Internal Revenue Code. On dissolution, the Company’s business shall be wound down in accordance with the NRS.

13. Exculpation and Indemnification.

13.1 Exculpation.

(a) Notwithstanding any other provisions of this Operating Agreement (whether express or implied) or obligation or duty at law or in equity, to the fullest extent permitted by applicable law, neither the Member, any other member, any officer of the Company, any employee of the Company nor the Manager (each, a “Covered Person”) shall be liable to any member, the Company or any other person or entity (including any creditor or claimant of the Company or any of its subsidiaries) for any losses, claims, damages or liabilities arising from any judgment or act or omission performed or omitted to be performed by a Covered Person in connection with the Company, nor shall any Covered Person be liable to any member, the Company or any other person or entity for any judgment, action or inaction of any employee or other agent of the Company, except, (i) in each case, to the extent that it shall have been determined by a final, non-appealable decision by a court of competent jurisdiction that any such losses, claims, damages or liabilities are attributable to such Covered Person’s acts or omissions which involve intentional misconduct or gross negligence, and (ii) in the case of any officer of the Company or any employee of the Company, to the extent that it shall have been determined by a final, non-appealable decision by a court of competent jurisdiction that any such losses, claims, damages or liabilities (A) are attributable to such employee’s or officer’s breach of the duty of loyalty to the Company or any member, (B) arise from a transaction in which such employee or officer derived an improper personal benefit or (C) are attributable to acts or omissions of such employee or officer that constitute a knowing violation of law. No amendment to or repeal of this Section 13.1 shall apply to or have any effect on the liability or alleged liability of the Covered Persons for or with respect to their acts or omissions occurring prior to such amendment or repeal.

(b) Except as otherwise provided by this Operating Agreement or applicable law, neither the Member (in its capacity as such), any other member (in its capacity as such) nor the Manager shall be liable to the Company or any other person or entity for a breach of any fiduciary duty (including duties of loyalty and care).

13.2 Indemnification. To the full extent permitted by law, the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action, suit or proceeding by or in the right of the Company to procure a judgment in its favor, by reason of the fact that the person is or was the Manager, a member, or an officer, employee or agent of the Company, or is or was serving at the request of the Company as a manager, member, officer, director, employee or agent of another limited liability

7

company, corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. To the full extent permitted by law, the expenses of the Manager and any member incurred in defending a civil or criminal action, suit or proceeding must be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the Manager or a member to repay the amount if it is ultimately determined by a court of competent jurisdiction that the Manager or a member is not entitled to be indemnified by the Company; the provisions of this paragraph do not affect any rights to advancement of expenses to which personnel of the Company other than the Manager or a member may be entitled under any contract or otherwise by law. To the full extent permitted by law, the indemnification provisions included in this Operating Agreement do not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled for either an action in the person’s official capacity or an action in another capacity while holding office. The rights to indemnification and to advancement of expenses arising under a provision of this Operating Agreement shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, and such rights shall continue for a person who has ceased to be the Manager, a member, or an officer, employee or agent of the Company, and inure to the benefit of the heirs, executors and administrators of such a person.

14. Miscellaneous Provisions.

14.1 Notices. Any notice, demand or communication required or permitted to be given by any provision of this Operating Agreement shall be deemed to have been sufficiently given or served for all purposes if delivered personally to the party or to an executive officer of the party to whom the same is directed or, if sent by facsimile, email or registered or certified mail, postage and charges prepaid, addressed to the member’s or the Company’s address, as appropriate. The notice shall be effective on the addressee’s receipt of the notice.

14.2 Books of Account and Records. The Company shall prepare and maintain proper and complete records and books of account which shall be kept or shall be caused to kept by the Manager.

14.3 Application of Nevada Law. This Operating Agreement, and its application and interpretation, shall be governed exclusively by its terms and by the laws of the State of Nevada, and specifically the NRS.

14.4 Waiver of Action for Partition. Each member irrevocably waives during the term of the Company any right that it may have to maintain any action for partition with respect to the property of the Company.

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14.5 Amendments. This Operating Agreement may not be amended except by the unanimous written agreement of all of the members.

14.6 Execution of Additional Instruments. Each member agrees to execute such other and further statements of interest and holdings, designations, powers of attorney and other instruments necessary to comply with any laws, rules or regulations.

14.7 Construction. Whenever the singular number is used in this Operating Agreement and when required by the context, the same shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa.

14.8 Headings. The headings in this Operating Agreement are inserted for convenience only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Operating Agreement or any provision hereof.

14.9 Waivers. The failure of any party to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this Operating Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

14.10 Rights and Remedies Cumulative. The rights and remedies provided by this Operating Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive the right to use any or all other remedies. These rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

14.11 Severability. If any provision of this Operating Agreement or its application to any person or circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of this Operating Agreement and its application shall not be affected and shall be enforceable to the fullest extent permitted by law.

14.12 Successors and Assigns. Each and all of the covenants, terms, provisions and agreements in this Operating Agreement shall be binding upon and inure to the benefit of the parties and, to the extent permitted by this Operating Agreement, their respective successors and assigns.

14.13 Creditors. None of the provisions of this Operating Agreement shall be for the benefit of or enforceable by any creditor of any member, or any creditor of the Company.

14.14 No Third Party Beneficiary. The terms and provisions of this Operating Agreement are intended solely for the benefit of each party hereto or identified herein and its successors and permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person or entity.

14.15 Counterparts. This Operating Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

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14.16 Assignment. A member may not assign such member’s interest in the Company without the prior consent of each other member, except that any transfer resulting from a member’s amalgamation, merger, incapacity or death shall not require such consent. In the case of a transfer of a member’s interest resulting from the member’s incapacity or death, the transferee shall become an Economic Interest Owner, but not a member absent the other members’ consent.

14.17 Section 1123(a)(6) Prohibition on Non-Voting Equity Securities. The Company shall not issue non-voting equity securities of any class, series or other designation to the extent prohibited by Section 1123(a)(6) of the Bankruptcy Code; provided, however, that the foregoing restriction (i) shall have no further force and effect beyond that required under Section 1123(a)(6) of the Bankruptcy Code, (ii) shall only have such force and effect to the extent and for so long as such Section 1123(a)(6) is in effect and applies to the Company and (iii) may be amended or eliminated in accordance with applicable law as from time to time may be in effect.

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10

Dated effective [ ], 2015

MEMBER:

ALLIED NEVADA GOLD HOLDINGS LLC

By:
Name:
Title:

EXHIBIT A

Officers as of Date of Operating Agreement

EXHIBIT B

Description of Contribution of Capital

The unpatented mining claims described in Exhibit B attached to and by this reference incorporated in this Operating Agreement.

EXHIBIT A-2(f)

Operating Agreement of ANG North LLC

FIRST AMENDED AND RESTATED OPERATING AGREEMENT

of

ANG NORTH LLC

THIS FIRST AMENDED AND RESTATED OPERATING AGREEMENT is made and entered into effective [            ], 2015, by and between ANG North LLC, a Nevada limited liability company (the “Company”), and its sole member, Allied Nevada Gold Holdings LLC, a Nevada limited liability company (the “Member”). The Member entered into the Company’s original Operating Agreement effective August 18, 2010 (as amended, supplemented or otherwise modified prior to the date hereof, the “Current Operating Agreement”). This First Amended and Restated Operating Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, this “Operating Agreement”) was entered into in accordance with a plan of reorganization of the Company (the “Plan”) approved by order of the United States Bankruptcy Court for the District of Delaware in In re: Allied Nevada Gold Corp., et al., under chapter 11 of the United States Bankruptcy Code (11 U.S.C. §§ 101-1330), as amended (the “Bankruptcy Code”), which Plan became effective on [            ], 2015 (the “Plan Effective Date”). The Member agrees as follows:

1. Formation of Company.

1.1 Formation. On August 17, 2010, the Company’s organizer organized a Nevada limited liability company by executing and delivering articles of organization to the Nevada Secretary of State in accordance with and pursuant to the Nevada Revised Statutes (“NRS”).

1.2 Name. The name of the Company is ANG North LLC.

1.3 Principal Place of Business. The principal place of business of the Company within the State of Nevada shall be 9790 Gateway Drive, Suite 200, Reno, Nevada 89521. The Company may locate its places of business and registered office at any place or places as the Manager may from time to time deem advisable.

1.4 Registered Office and Registered Agent. The Company’s registered office shall be at the office of its registered agent at 241 Ridge Street, Suite 210, Reno, Nevada 89501, and the name of its registered agent at such address shall be Thomas P. Erwin. The registered office and registered agent may be changed from time to time by filing the address of the new registered office and the name of the new registered agent with the Nevada Secretary of State pursuant to the NRS.

1.5 Term. The term of the Company shall be perpetual.

2. Business of the Company.

2.1 Permitted Businesses. The business of the Company shall be:

(a) To accomplish any lawful business or which shall at any time appear conducive to or expedient for the protection or benefit of the Company and its assets.

(b) To exercise all other powers necessary to or reasonably connected with the Company’s business which may be legally exercised by limited liability companies under the NRS.

(c) To engage in all activities necessary, customary, convenient or incident to any of the foregoing.

3. Names and Addresses of Members. The member shall be the Member, which shall hold one hundred percent (100%) of the members’ interests. The address of the Member is 9790 Gateway Drive, Suite 200, Reno, Nevada 89521. Additional members may be admitted in accordance with Section 11.

4. Management.

4.1 Manager. The business and affairs of the Company shall be managed by its Manager. The Manager shall direct, manage and control the business of the Company. At any time when there is more than one Manager, any one Manager may take any action permitted to be taken by the Managers, unless the approval of more than one Manager is expressly required pursuant to this Operating Agreement, any agreements entered into or adopted by a majority of the members or the NRS.

4.2 Appointment of Manager. The Manager shall be the Member.

4.3 Manager’s Authority. Subject to the terms of this Operating Agreement, the Manager and the officers appointed by the Manager shall have all authority and rights authorized under the NRS. Except for situations in which the approval of the members is expressly required by this Operating Agreement or by non-waivable provisions of applicable law, the Manager shall have full and complete authority, power and discretion to manage and control the business, affairs and properties of the Company, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the Company’s business. The Manager shall not incur any debt or obligation to acquire assets from third parties without first obtaining the approval of a majority of the membership interests.

5. Officers.

5.1 Appointment by Manager. The Manager may appoint officers of the Company, including, without limitation, a President, a Chief Financial Officer, Vice Presidents, a Secretary, a Treasurer, Assistant Secretaries and Assistant Treasurers, by duly adopted resolution.

5.2 President. The President shall be the chief executive officer of the Company. The President shall (i) preside at meetings of the members; (ii) have general and active management of the business of the Company, and preside over the day-to-day business operations of the Company; (iii) see that all orders and resolutions of the Manager are carried into effect; and (iv) perform all duties as may from time to time be assigned by the Manager.

5.3 Chief Financial Officer. The Chief Financial Officer shall perform such duties and shall have such powers as may from time to time be assigned by the Manager or the President, and shall perform such duties and have such powers and responsibilities as are

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incident to the office of Chief Financial Officer. In addition, the Chief Financial Officer shall have, along with the President, responsibility for the day-to-day business operations of the Company.

5.4 Vice Presidents. The Vice Presidents, if any, shall perform such duties and possess such powers as from time to time may be assigned to them by the Manager or the President. In the absence of the President or in the event of the inability or refusal of the President to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Manager, or in the absence of any designation, then in the order of the election or appointment of the Vice Presidents) shall perform the duties of the President and when so performing shall have all the powers of and be subject to all the restrictions upon the President.

5.5 Secretary. The Secretary shall perform such duties and shall have such powers as may from time to time be assigned by the Manager or the President. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of Secretary, including, without limitation, the duty and power to give notice of all meetings of members, the preparation and maintenance of minutes of the members’ meetings and other records and information required to be kept by the Company, and authenticating records of the Company.

5.6 Treasurer. The Treasurer shall perform such duties and shall have such powers as may from time to time be assigned by the Manager or the President. In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of Treasurer, including, without limitation, the duty and power to keep and be responsible for all funds and securities of the Company, to deposit funds of the Company in depositories selected in accordance with this Operating Agreement, to disburse such funds as ordered by the Manager, making proper accounts thereof, and to render as required by the Manager statements of all such transactions as Treasurer and of the financial condition of the Company.

5.7 Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries and Assistant Treasurers, if any, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Manager. In the absence, inability or refusal to act of the Secretary or the Treasurer, the Assistant Secretaries or Assistant Treasurers, respectively, in the order designated by the Manager, or in the absence of any designation, then in the order of their election or appointment, shall perform the duties and exercise the powers of the Secretary or Treasurer, as the case may be.

5.8 Current Officers. The officers of the Company as of the date of this Operating Agreement are set forth on Exhibit A.

6. Rights and Obligations of Members.

6.1 Limitation of Liability. Each member’s liability shall be limited as prescribed in this Operating Agreement, the NRS and other applicable law.

6.2 Company Debt Liability. A member will not be personally liable for any debts or losses of the Company beyond such member’s respective capital contributions or any obligation to make capital contributions.

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6.3 List of Members. Upon the written request of any member, the Manager shall provide a list showing the names, addresses and membership interests of all members and each person who acquires a member’s membership interest but who does not become a member (each an “Economic Interest Owner”). This information shall also be maintained at the Company’s registered office and may be inspected by any member at any time during normal business hours.

6.4 Company Books. The Manager shall maintain and preserve, during the term of the Company, and for five (5) years thereafter, all accounts, books and other relevant Company documents. Upon reasonable request, each member and Economic Interest Owner shall have the right, during ordinary business hours, to inspect and copy such Company documents at the requesting member’s or Economic Interest Owner’s expense.

6.5 Priority and Return of Capital. Subject to the terms of this Operating Agreement, no member or Economic Interest Owner shall have priority over any other member or Economic Interest Owner, either as to the return of capital contributions or as to net profits, net losses or distributions; provided that this Section shall not apply to loans (as distinguished from capital contributions) which a member has made to the Company.

7. Meetings of the Members.

7.1 Annual Meeting. The annual meeting of the members shall be held on the second Monday in January or at such other time as shall be determined by the Manager, commencing with the year following the year during which this Operating Agreement is executed, for the purpose of the transaction of such business as may come before the meeting.

7.2 Special Meetings. Special meetings of the members, for any purpose or purposes, unless otherwise prescribed by statute, may be called only by the Manager.

7.3 Place of Meetings. The Manager may designate any place, either within or outside the State of Nevada, as the place of meeting for any meeting of the members. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal executive office of the Company in the State of Nevada.

7.4 Notice of Meetings. Except as provided in this Operating Agreement, written notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called shall be delivered not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the Manager, to each member. If mailed, such notice shall be deemed to be delivered two (2) calendar days after being deposited in the United States mail, addressed to the member, at its address as it appears on the books of the Company, with postage thereon prepaid.

7.5 Meeting of all Members. If all of the members shall meet at any time and place, either within or outside of the State of Nevada, and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting lawful action may be taken.

7.6 Record Date. For the purpose of determining members entitled to notice of or to vote at any meeting of members or any meeting adjournment, or members entitled to receive

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payment of any distribution, or in order to make a determination of members for any other purpose, the date on which notice of the meeting is mailed or the date on which the resolution declaring such distribution is adopted, as the case may be, shall be the record date for such determination of members. When a determination of members entitled to vote at any meeting of members has been made as provided in this Section, such determination shall apply to any meeting adjournment.

7.7 Quorum. Members holding at least fifty percent (50%) of the members’ interests, represented in person or by proxy, shall constitute a quorum at any meeting of the members. In the absence of a quorum at any such meeting, a majority of the members so represented may adjourn the meeting from time to time for a period not to exceed sixty (60) days without further notice. However, if the adjournment is for more than sixty (60) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each member of record entitled to vote at the meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The members present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal during such meeting of a member holding a percentage of member’s interests whose absence would cause less than a quorum.

7.8 Manner of Acting. If a quorum is present, the affirmative vote of members holding a majority of the members’ interests shall be the act of the members, unless the vote of a greater or lesser proportion or number is otherwise required by the NRS, by the Articles of Organization, or by this Operating Agreement. Unless otherwise expressly provided in this Operating Agreement or required under applicable law, members who have an interest (economic or otherwise) in the outcome of any particular matter upon which the members are authorized by this Operating Agreement to vote or consent may vote or consent upon any such matter and their members’ interests, vote or consent, as the case may be, shall be counted in the determination of whether the requisite matter was approved by the members.

7.9 Proxies. At all meetings of members, a member may vote in person or by proxy executed in writing by the member or by a duly authorized attorney-in-fact. Such proxy shall be filed with the Manager of the Company before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

7.10 Action by Members Without a Meeting. Action required or permitted to be taken at a meeting of members may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, signed by each member entitled to vote and delivered to the Manager of the Company for inclusion in the minutes or for filing with the Company’s records. Action taken under this Section is effective when all members entitled to vote have signed the consent, unless the consent specifies a different effective date. The record date for determining members entitled to take action without a meeting shall be the date the first member signs a written consent.

7.11 Waiver of Notice. When any notice is required to be given to any member, a waiver of notice in writing signed by the person entitled to such notice, whether before, at, or after the time stated in it, shall be equivalent to the giving of such notice.

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8. Contributions to the Company and Capital Accounts.

8.1 Members’ Capital Contributions. Each member has contributed the consideration described in Exhibit B as its share of the Company’s capital.

8.2 Additional Contributions. Additional contributions may be made to a member’s capital account only in the amount and upon such other terms as the Manager determines.

8.3 Capital Accounts. The Company shall maintain separate capital accounts for each member.

9. Accounting; Distributions; Tax Treatment.

(a) The net profits and net losses of the Company shall be distributed and allocated, as applicable, to the members proportionately to the members’ interests. The Company’s net profits and net losses shall be accounted for in accordance with generally accepted accounting principles and in accordance with the provisions of the Internal Revenue Code.

(b) The Member acknowledges that for so long as the Company has a single member, it will be treated as a “disregarded entity” for US federal income tax purposes, as provided in Section 7701-3 of the Treasury Regulations promulgated under the Internal Revenue Code.

10. Records. The Company shall maintain records and accounts of all operations and expenditures of the Company. At a minimum, the Company shall keep at its principal place of business the following records: (a) a current list of the full name and last known business, residence or mailing address of each member, Economic Interest Owner and Manager; (b) a copy of the Articles of Organization of the Company and all amendments, together with executed copies of any powers of attorney pursuant to which any amendment has been executed; (c) a copy of the Company’s currently effective written Operating Agreement; (d) minutes of every annual meeting, special meeting and court-ordered meeting; and (e) any written consents obtained from members for actions taken by members without a meeting.

11. Additional Members. From the date of the Company’s formation, any person or entity acceptable to the members by their unanimous vote may become a member in this Company either by the issuance by the Company of member’s interests for such consideration as the members by their unanimous votes shall determine, or as a transferee of a member’s interest or any portion of it, subject to the terms and conditions of this Operating Agreement. No new members shall be entitled to any retroactive allocation of losses, income or expense deductions incurred by the Company.

12. Dissolution. The Company shall be dissolved upon occurrence of any of the following events: (a) the agreement of the holders of a majority in interest; and (b) upon the death,

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retirement, resignation, expulsion, bankruptcy or dissolution of a member or of any other event which terminates the continued membership of a member in the Company, unless the business of the Company is continued by the consent of a majority in interest. If the Company is dissolved, the Manager or other appropriate representative of the Company shall execute, deliver and file such certificates and forms as are necessary to complete the Company’s dissolution and to comply with all requirements of the Internal Revenue Code. On dissolution, the Company’s business shall be wound down in accordance with the NRS.

13. Exculpation and Indemnification.

13.1 Exculpation.

(a) Notwithstanding any other provisions of this Operating Agreement (whether express or implied) or obligation or duty at law or in equity, to the fullest extent permitted by applicable law, neither the Member, any other member, any officer of the Company, any employee of the Company nor the Manager (each, a “Covered Person”) shall be liable to any member, the Company or any other person or entity (including any creditor or claimant of the Company or any of its subsidiaries) for any losses, claims, damages or liabilities arising from any judgment or act or omission performed or omitted to be performed by a Covered Person in connection with the Company, nor shall any Covered Person be liable to any member, the Company or any other person or entity for any judgment, action or inaction of any employee or other agent of the Company, except, (i) in each case, to the extent that it shall have been determined by a final, non-appealable decision by a court of competent jurisdiction that any such losses, claims, damages or liabilities are attributable to such Covered Person’s acts or omissions which involve intentional misconduct or gross negligence, and (ii) in the case of any officer of the Company or any employee of the Company, to the extent that it shall have been determined by a final, non-appealable decision by a court of competent jurisdiction that any such losses, claims, damages or liabilities (A) are attributable to such employee’s or officer’s breach of the duty of loyalty to the Company or any member, (B) arise from a transaction in which such employee or officer derived an improper personal benefit or (C) are attributable to acts or omissions of such employee or officer that constitute a knowing violation of law. No amendment to or repeal of this Section 13.1 shall apply to or have any effect on the liability or alleged liability of the Covered Persons for or with respect to their acts or omissions occurring prior to such amendment or repeal.

(b) Except as otherwise provided by this Operating Agreement or applicable law, neither the Member (in its capacity as such), any other member (in its capacity as such) nor the Manager shall be liable to the Company or any other person or entity for a breach of any fiduciary duty (including duties of loyalty and care).

13.2 Indemnification. To the full extent permitted by law, the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action, suit or proceeding by or in the right of the Company to procure a judgment in its favor, by reason of the fact that the person is or was the Manager, a member, or an officer, employee or agent of the Company, or is or was serving at the request of the Company as a manager, member, officer, director, employee or agent of another limited liability

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company, corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. To the full extent permitted by law, the expenses of the Manager and any member incurred in defending a civil or criminal action, suit or proceeding must be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the Manager or a member to repay the amount if it is ultimately determined by a court of competent jurisdiction that the Manager or a member is not entitled to be indemnified by the Company; the provisions of this paragraph do not affect any rights to advancement of expenses to which personnel of the Company other than the Manager or a member may be entitled under any contract or otherwise by law. To the full extent permitted by law, the indemnification provisions included in this Operating Agreement do not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled for either an action in the person’s official capacity or an action in another capacity while holding office. The rights to indemnification and to advancement of expenses arising under a provision of this Operating Agreement shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, and such rights shall continue for a person who has ceased to be the Manager, a member, or an officer, employee or agent of the Company, and inure to the benefit of the heirs, executors and administrators of such a person.

14. Miscellaneous Provisions.

14.1 Notices. Any notice, demand or communication required or permitted to be given by any provision of this Operating Agreement shall be deemed to have been sufficiently given or served for all purposes if delivered personally to the party or to an executive officer of the party to whom the same is directed or, if sent by facsimile, email or registered or certified mail, postage and charges prepaid, addressed to the member’s or the Company’s address, as appropriate. The notice shall be effective on the addressee’s receipt of the notice.

14.2 Books of Account and Records. The Company shall prepare and maintain proper and complete records and books of account which shall be kept or shall be caused to kept by the Manager.

14.3 Application of Nevada Law. This Operating Agreement, and its application and interpretation, shall be governed exclusively by its terms and by the laws of the State of Nevada, and specifically the NRS.

14.4 Waiver of Action for Partition. Each member irrevocably waives during the term of the Company any right that it may have to maintain any action for partition with respect to the property of the Company.

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14.5 Amendments. This Operating Agreement may not be amended except by the unanimous written agreement of all of the members.

14.6 Execution of Additional Instruments. Each member agrees to execute such other and further statements of interest and holdings, designations, powers of attorney and other instruments necessary to comply with any laws, rules or regulations.

14.7 Construction. Whenever the singular number is used in this Operating Agreement and when required by the context, the same shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa.

14.8 Headings. The headings in this Operating Agreement are inserted for convenience only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Operating Agreement or any provision hereof.

14.9 Waivers. The failure of any party to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this Operating Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

14.10 Rights and Remedies Cumulative. The rights and remedies provided by this Operating Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive the right to use any or all other remedies. These rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

14.11 Severability. If any provision of this Operating Agreement or its application to any person or circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of this Operating Agreement and its application shall not be affected and shall be enforceable to the fullest extent permitted by law.

14.12 Successors and Assigns. Each and all of the covenants, terms, provisions and agreements in this Operating Agreement shall be binding upon and inure to the benefit of the parties and, to the extent permitted by this Operating Agreement, their respective successors and assigns.

14.13 Creditors. None of the provisions of this Operating Agreement shall be for the benefit of or enforceable by any creditor of any member, or any creditor of the Company.

14.14 No Third Party Beneficiary. The terms and provisions of this Operating Agreement are intended solely for the benefit of each party hereto or identified herein and its successors and permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person or entity.

14.15 Counterparts. This Operating Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

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14.16 Assignment. A member may not assign such member’s interest in the Company without the prior consent of each other member, except that any transfer resulting from a member’s amalgamation, merger, incapacity or death shall not require such consent. In the case of a transfer of a member’s interest resulting from the member’s incapacity or death, the transferee shall become an Economic Interest Owner, but not a member absent the other members’ consent.

14.17 Section 1123(a)(6) Prohibition on Non-Voting Equity Securities. The Company shall not issue non-voting equity securities of any class, series or other designation to the extent prohibited by Section 1123(a)(6) of the Bankruptcy Code; provided, however, that the foregoing restriction (i) shall have no further force and effect beyond that required under Section 1123(a)(6) of the Bankruptcy Code, (ii) shall only have such force and effect to the extent and for so long as such Section 1123(a)(6) is in effect and applies to the Company and (iii) may be amended or eliminated in accordance with applicable law as from time to time may be in effect.

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Dated effective [ ], 2015

MEMBER:

ALLIED NEVADA GOLD HOLDINGS LLC

By:
Name:
Title:

EXHIBIT A

Officers as of Date of Operating Agreement

EXHIBIT B

Description of Contribution of Capital

The unpatented mining claims described in Exhibit B attached to and by this reference incorporated in this Operating Agreement.

EXHIBIT A-2(g)

Operating Agreement of ANG Northeast LLC

FIRST AMENDED AND RESTATED OPERATING AGREEMENT

of

ANG NORTHEAST LLC

THIS FIRST AMENDED AND RESTATED OPERATING AGREEMENT is made and entered into effective [            ], 2015, by and between ANG Northeast LLC, a Nevada limited liability company (the “Company”), and its sole member, Allied Nevada Gold Holdings LLC, a Nevada limited liability company (the “Member”). The Member entered into the Company’s original Operating Agreement effective August 18, 2010 (as amended, supplemented or otherwise modified prior to the date hereof, the “Current Operating Agreement”). This First Amended and Restated Operating Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, this “Operating Agreement”) was entered into in accordance with a plan of reorganization of the Company (the “Plan”) approved by order of the United States Bankruptcy Court for the District of Delaware in In re: Allied Nevada Gold Corp., et al., under chapter 11 of the United States Bankruptcy Code (11 U.S.C. §§ 101-1330), as amended (the “Bankruptcy Code”), which Plan became effective on [            ], 2015 (the “Plan Effective Date”). The Member agrees as follows:

1. Formation of Company.

1.1 Formation. On August 17, 2010, the Company’s organizer organized a Nevada limited liability company by executing and delivering articles of organization to the Nevada Secretary of State in accordance with and pursuant to the Nevada Revised Statutes (“NRS”).

1.2 Name. The name of the Company is ANG Northeast LLC.

1.3 Principal Place of Business. The principal place of business of the Company within the State of Nevada shall be 9790 Gateway Drive, Suite 200, Reno, Nevada 89521. The Company may locate its places of business and registered office at any place or places as the Manager may from time to time deem advisable.

1.4 Registered Office and Registered Agent. The Company’s registered office shall be at the office of its registered agent at 241 Ridge Street, Suite 210, Reno, Nevada 89501, and the name of its registered agent at such address shall be Thomas P. Erwin. The registered office and registered agent may be changed from time to time by filing the address of the new registered office and the name of the new registered agent with the Nevada Secretary of State pursuant to the NRS.

1.5 Term. The term of the Company shall be perpetual.

2. Business of the Company.

2.1 Permitted Businesses. The business of the Company shall be:

(a) To accomplish any lawful business or which shall at any time appear conducive to or expedient for the protection or benefit of the Company and its assets.

(b) To exercise all other powers necessary to or reasonably connected with the Company’s business which may be legally exercised by limited liability companies under the NRS.

(c) To engage in all activities necessary, customary, convenient or incident to any of the foregoing.

3. Names and Addresses of Members. The member shall be the Member, which shall hold one hundred percent (100%) of the members’ interests. The address of the Member is 9790 Gateway Drive, Suite 200, Reno, Nevada 89521. Additional members may be admitted in accordance with Section 11.

4. Management.

4.1 Manager. The business and affairs of the Company shall be managed by its Manager. The Manager shall direct, manage and control the business of the Company. At any time when there is more than one Manager, any one Manager may take any action permitted to be taken by the Managers, unless the approval of more than one Manager is expressly required pursuant to this Operating Agreement, any agreements entered into or adopted by a majority of the members or the NRS.

4.2 Appointment of Manager. The Manager shall be the Member.

4.3 Manager’s Authority. Subject to the terms of this Operating Agreement, the Manager and the officers appointed by the Manager shall have all authority and rights authorized under the NRS. Except for situations in which the approval of the members is expressly required by this Operating Agreement or by non-waivable provisions of applicable law, the Manager shall have full and complete authority, power and discretion to manage and control the business, affairs and properties of the Company, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the Company’s business. The Manager shall not incur any debt or obligation to acquire assets from third parties without first obtaining the approval of a majority of the membership interests.

5. Officers.

5.1 Appointment by Manager. The Manager may appoint officers of the Company, including, without limitation, a President, a Chief Financial Officer, Vice Presidents, a Secretary, a Treasurer, Assistant Secretaries and Assistant Treasurers, by duly adopted resolution.

5.2 President. The President shall be the chief executive officer of the Company. The President shall (i) preside at meetings of the members; (ii) have general and active management of the business of the Company, and preside over the day-to-day business operations of the Company; (iii) see that all orders and resolutions of the Manager are carried into effect; and (iv) perform all duties as may from time to time be assigned by the Manager.

5.3 Chief Financial Officer. The Chief Financial Officer shall perform such duties and shall have such powers as may from time to time be assigned by the Manager or the President, and shall perform such duties and have such powers and responsibilities as are

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incident to the office of Chief Financial Officer. In addition, the Chief Financial Officer shall have, along with the President, responsibility for the day-to-day business operations of the Company.

5.4 Vice Presidents. The Vice Presidents, if any, shall perform such duties and possess such powers as from time to time may be assigned to them by the Manager or the President. In the absence of the President or in the event of the inability or refusal of the President to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Manager, or in the absence of any designation, then in the order of the election or appointment of the Vice Presidents) shall perform the duties of the President and when so performing shall have all the powers of and be subject to all the restrictions upon the President.

5.5 Secretary. The Secretary shall perform such duties and shall have such powers as may from time to time be assigned by the Manager or the President. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of Secretary, including, without limitation, the duty and power to give notice of all meetings of members, the preparation and maintenance of minutes of the members’ meetings and other records and information required to be kept by the Company, and authenticating records of the Company.

5.6 Treasurer. The Treasurer shall perform such duties and shall have such powers as may from time to time be assigned by the Manager or the President. In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of Treasurer, including, without limitation, the duty and power to keep and be responsible for all funds and securities of the Company, to deposit funds of the Company in depositories selected in accordance with this Operating Agreement, to disburse such funds as ordered by the Manager, making proper accounts thereof, and to render as required by the Manager statements of all such transactions as Treasurer and of the financial condition of the Company.

5.7 Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries and Assistant Treasurers, if any, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Manager. In the absence, inability or refusal to act of the Secretary or the Treasurer, the Assistant Secretaries or Assistant Treasurers, respectively, in the order designated by the Manager, or in the absence of any designation, then in the order of their election or appointment, shall perform the duties and exercise the powers of the Secretary or Treasurer, as the case may be.

5.8 Current Officers. The officers of the Company as of the date of this Operating Agreement are set forth on Exhibit A.

6. Rights and Obligations of Members.

6.1 Limitation of Liability. Each member’s liability shall be limited as prescribed in this Operating Agreement, the NRS and other applicable law.

6.2 Company Debt Liability. A member will not be personally liable for any debts or losses of the Company beyond such member’s respective capital contributions or any obligation to make capital contributions.

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6.3 List of Members. Upon the written request of any member, the Manager shall provide a list showing the names, addresses and membership interests of all members and each person who acquires a member’s membership interest but who does not become a member (each an “Economic Interest Owner”). This information shall also be maintained at the Company’s registered office and may be inspected by any member at any time during normal business hours.

6.4 Company Books. The Manager shall maintain and preserve, during the term of the Company, and for five (5) years thereafter, all accounts, books and other relevant Company documents. Upon reasonable request, each member and Economic Interest Owner shall have the right, during ordinary business hours, to inspect and copy such Company documents at the requesting member’s or Economic Interest Owner’s expense.

6.5 Priority and Return of Capital. Subject to the terms of this Operating Agreement, no member or Economic Interest Owner shall have priority over any other member or Economic Interest Owner, either as to the return of capital contributions or as to net profits, net losses or distributions; provided that this Section shall not apply to loans (as distinguished from capital contributions) which a member has made to the Company.

7. Meetings of the Members.

7.1 Annual Meeting. The annual meeting of the members shall be held on the second Monday in January or at such other time as shall be determined by the Manager, commencing with the year following the year during which this Operating Agreement is executed, for the purpose of the transaction of such business as may come before the meeting.

7.2 Special Meetings. Special meetings of the members, for any purpose or purposes, unless otherwise prescribed by statute, may be called only by the Manager.

7.3 Place of Meetings. The Manager may designate any place, either within or outside the State of Nevada, as the place of meeting for any meeting of the members. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal executive office of the Company in the State of Nevada.

7.4 Notice of Meetings. Except as provided in this Operating Agreement, written notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called shall be delivered not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the Manager, to each member. If mailed, such notice shall be deemed to be delivered two (2) calendar days after being deposited in the United States mail, addressed to the member, at its address as it appears on the books of the Company, with postage thereon prepaid.

7.5 Meeting of all Members. If all of the members shall meet at any time and place, either within or outside of the State of Nevada, and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting lawful action may be taken.

7.6 Record Date. For the purpose of determining members entitled to notice of or to vote at any meeting of members or any meeting adjournment, or members entitled to receive

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payment of any distribution, or in order to make a determination of members for any other purpose, the date on which notice of the meeting is mailed or the date on which the resolution declaring such distribution is adopted, as the case may be, shall be the record date for such determination of members. When a determination of members entitled to vote at any meeting of members has been made as provided in this Section, such determination shall apply to any meeting adjournment.

7.7 Quorum. Members holding at least fifty percent (50%) of the members’ interests, represented in person or by proxy, shall constitute a quorum at any meeting of the members. In the absence of a quorum at any such meeting, a majority of the members so represented may adjourn the meeting from time to time for a period not to exceed sixty (60) days without further notice. However, if the adjournment is for more than sixty (60) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each member of record entitled to vote at the meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The members present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal during such meeting of a member holding a percentage of member’s interests whose absence would cause less than a quorum.

7.8 Manner of Acting. If a quorum is present, the affirmative vote of members holding a majority of the members’ interests shall be the act of the members, unless the vote of a greater or lesser proportion or number is otherwise required by the NRS, by the Articles of Organization, or by this Operating Agreement. Unless otherwise expressly provided in this Operating Agreement or required under applicable law, members who have an interest (economic or otherwise) in the outcome of any particular matter upon which the members are authorized by this Operating Agreement to vote or consent may vote or consent upon any such matter and their members’ interests, vote or consent, as the case may be, shall be counted in the determination of whether the requisite matter was approved by the members.

7.9 Proxies. At all meetings of members, a member may vote in person or by proxy executed in writing by the member or by a duly authorized attorney-in-fact. Such proxy shall be filed with the Manager of the Company before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

7.10 Action by Members Without a Meeting. Action required or permitted to be taken at a meeting of members may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, signed by each member entitled to vote and delivered to the Manager of the Company for inclusion in the minutes or for filing with the Company’s records. Action taken under this Section is effective when all members entitled to vote have signed the consent, unless the consent specifies a different effective date. The record date for determining members entitled to take action without a meeting shall be the date the first member signs a written consent.

7.11 Waiver of Notice. When any notice is required to be given to any member, a waiver of notice in writing signed by the person entitled to such notice, whether before, at, or after the time stated in it, shall be equivalent to the giving of such notice.

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8. Contributions to the Company and Capital Accounts.

8.1 Members’ Capital Contributions. Each member has contributed the consideration described in Exhibit B as its share of the Company’s capital.

8.2 Additional Contributions. Additional contributions may be made to a member’s capital account only in the amount and upon such other terms as the Manager determines.

8.3 Capital Accounts. The Company shall maintain separate capital accounts for each member.

9. Accounting; Distributions; Tax Treatment.

(a) The net profits and net losses of the Company shall be distributed and allocated, as applicable, to the members proportionately to the members’ interests. The Company’s net profits and net losses shall be accounted for in accordance with generally accepted accounting principles and in accordance with the provisions of the Internal Revenue Code.

(b) The Member acknowledges that for so long as the Company has a single member, it will be treated as a “disregarded entity” for US federal income tax purposes, as provided in Section 7701-3 of the Treasury Regulations promulgated under the Internal Revenue Code.

10. Records. The Company shall maintain records and accounts of all operations and expenditures of the Company. At a minimum, the Company shall keep at its principal place of business the following records: (a) a current list of the full name and last known business, residence or mailing address of each member, Economic Interest Owner and Manager; (b) a copy of the Articles of Organization of the Company and all amendments, together with executed copies of any powers of attorney pursuant to which any amendment has been executed; (c) a copy of the Company’s currently effective written Operating Agreement; (d) minutes of every annual meeting, special meeting and court-ordered meeting; and (e) any written consents obtained from members for actions taken by members without a meeting.

11. Additional Members. From the date of the Company’s formation, any person or entity acceptable to the members by their unanimous vote may become a member in this Company either by the issuance by the Company of member’s interests for such consideration as the members by their unanimous votes shall determine, or as a transferee of a member’s interest or any portion of it, subject to the terms and conditions of this Operating Agreement. No new members shall be entitled to any retroactive allocation of losses, income or expense deductions incurred by the Company.

12. Dissolution. The Company shall be dissolved upon occurrence of any of the following events: (a) the agreement of the holders of a majority in interest; and (b) upon the death,

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retirement, resignation, expulsion, bankruptcy or dissolution of a member or of any other event which terminates the continued membership of a member in the Company, unless the business of the Company is continued by the consent of a majority in interest. If the Company is dissolved, the Manager or other appropriate representative of the Company shall execute, deliver and file such certificates and forms as are necessary to complete the Company’s dissolution and to comply with all requirements of the Internal Revenue Code. On dissolution, the Company’s business shall be wound down in accordance with the NRS.

13. Exculpation and Indemnification.

13.1 Exculpation.

(a) Notwithstanding any other provisions of this Operating Agreement (whether express or implied) or obligation or duty at law or in equity, to the fullest extent permitted by applicable law, neither the Member, any other member, any officer of the Company, any employee of the Company nor the Manager (each, a “Covered Person”) shall be liable to any member, the Company or any other person or entity (including any creditor or claimant of the Company or any of its subsidiaries) for any losses, claims, damages or liabilities arising from any judgment or act or omission performed or omitted to be performed by a Covered Person in connection with the Company, nor shall any Covered Person be liable to any member, the Company or any other person or entity for any judgment, action or inaction of any employee or other agent of the Company, except, (i) in each case, to the extent that it shall have been determined by a final, non-appealable decision by a court of competent jurisdiction that any such losses, claims, damages or liabilities are attributable to such Covered Person’s acts or omissions which involve intentional misconduct or gross negligence, and (ii) in the case of any officer of the Company or any employee of the Company, to the extent that it shall have been determined by a final, non-appealable decision by a court of competent jurisdiction that any such losses, claims, damages or liabilities (A) are attributable to such employee’s or officer’s breach of the duty of loyalty to the Company or any member, (B) arise from a transaction in which such employee or officer derived an improper personal benefit or (C) are attributable to acts or omissions of such employee or officer that constitute a knowing violation of law. No amendment to or repeal of this Section 13.1 shall apply to or have any effect on the liability or alleged liability of the Covered Persons for or with respect to their acts or omissions occurring prior to such amendment or repeal.

(b) Except as otherwise provided by this Operating Agreement or applicable law, neither the Member (in its capacity as such), any other member (in its capacity as such) nor the Manager shall be liable to the Company or any other person or entity for a breach of any fiduciary duty (including duties of loyalty and care).

13.2 Indemnification. To the full extent permitted by law, the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action, suit or proceeding by or in the right of the Company to procure a judgment in its favor, by reason of the fact that the person is or was the Manager, a member, or an officer, employee or agent of the Company, or is or was serving at the request of the Company as a manager, member, officer, director, employee or agent of another limited liability

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company, corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. To the full extent permitted by law, the expenses of the Manager and any member incurred in defending a civil or criminal action, suit or proceeding must be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the Manager or a member to repay the amount if it is ultimately determined by a court of competent jurisdiction that the Manager or a member is not entitled to be indemnified by the Company; the provisions of this paragraph do not affect any rights to advancement of expenses to which personnel of the Company other than the Manager or a member may be entitled under any contract or otherwise by law. To the full extent permitted by law, the indemnification provisions included in this Operating Agreement do not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled for either an action in the person’s official capacity or an action in another capacity while holding office. The rights to indemnification and to advancement of expenses arising under a provision of this Operating Agreement shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, and such rights shall continue for a person who has ceased to be the Manager, a member, or an officer, employee or agent of the Company, and inure to the benefit of the heirs, executors and administrators of such a person.

14. Miscellaneous Provisions.

14.1 Notices. Any notice, demand or communication required or permitted to be given by any provision of this Operating Agreement shall be deemed to have been sufficiently given or served for all purposes if delivered personally to the party or to an executive officer of the party to whom the same is directed or, if sent by facsimile, email or registered or certified mail, postage and charges prepaid, addressed to the member’s or the Company’s address, as appropriate. The notice shall be effective on the addressee’s receipt of the notice.

14.2 Books of Account and Records. The Company shall prepare and maintain proper and complete records and books of account which shall be kept or shall be caused to kept by the Manager.

14.3 Application of Nevada Law. This Operating Agreement, and its application and interpretation, shall be governed exclusively by its terms and by the laws of the State of Nevada, and specifically the NRS.

14.4 Waiver of Action for Partition. Each member irrevocably waives during the term of the Company any right that it may have to maintain any action for partition with respect to the property of the Company.

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14.5 Amendments. This Operating Agreement may not be amended except by the unanimous written agreement of all of the members.

14.6 Execution of Additional Instruments. Each member agrees to execute such other and further statements of interest and holdings, designations, powers of attorney and other instruments necessary to comply with any laws, rules or regulations.

14.7 Construction. Whenever the singular number is used in this Operating Agreement and when required by the context, the same shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa.

14.8 Headings. The headings in this Operating Agreement are inserted for convenience only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Operating Agreement or any provision hereof.

14.9 Waivers. The failure of any party to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this Operating Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

14.10 Rights and Remedies Cumulative. The rights and remedies provided by this Operating Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive the right to use any or all other remedies. These rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

14.11 Severability. If any provision of this Operating Agreement or its application to any person or circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of this Operating Agreement and its application shall not be affected and shall be enforceable to the fullest extent permitted by law.

14.12 Successors and Assigns. Each and all of the covenants, terms, provisions and agreements in this Operating Agreement shall be binding upon and inure to the benefit of the parties and, to the extent permitted by this Operating Agreement, their respective successors and assigns.

14.13 Creditors. None of the provisions of this Operating Agreement shall be for the benefit of or enforceable by any creditor of any member, or any creditor of the Company.

14.14 No Third Party Beneficiary. The terms and provisions of this Operating Agreement are intended solely for the benefit of each party hereto or identified herein and its successors and permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person or entity.

14.15 Counterparts. This Operating Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

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14.16 Assignment. A member may not assign such member’s interest in the Company without the prior consent of each other member, except that any transfer resulting from a member’s amalgamation, merger, incapacity or death shall not require such consent. In the case of a transfer of a member’s interest resulting from the member’s incapacity or death, the transferee shall become an Economic Interest Owner, but not a member absent the other members’ consent.

14.17 Section 1123(a)(6) Prohibition on Non-Voting Equity Securities. The Company shall not issue non-voting equity securities of any class, series or other designation to the extent prohibited by Section 1123(a)(6) of the Bankruptcy Code; provided, however, that the foregoing restriction (i) shall have no further force and effect beyond that required under Section 1123(a)(6) of the Bankruptcy Code, (ii) shall only have such force and effect to the extent and for so long as such Section 1123(a)(6) is in effect and applies to the Company and (iii) may be amended or eliminated in accordance with applicable law as from time to time may be in effect.

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Dated effective [ ], 2015

MEMBER:

ALLIED NEVADA GOLD HOLDINGS LLC

By:
Name:
Title:

EXHIBIT A

Officers as of Date of Operating Agreement

EXHIBIT B

Description of Contribution of Capital

The unpatented mining claims described in Exhibit B attached to and by this reference incorporated in this Operating Agreement.

EXHIBIT A-2(h)

Operating Agreement of ANG Pony LLC

FIRST AMENDED AND RESTATED OPERATING AGREEMENT

of

ANG PONY LLC

THIS FIRST AMENDED AND RESTATED OPERATING AGREEMENT is made and entered into effective [            ], 2015, by and between ANG Pony LLC, a Nevada limited liability company (the “Company”), and its sole member, Allied Nevada Gold Holdings LLC, a Nevada limited liability company (the “Member”). The Member entered into the Company’s original Operating Agreement effective August 18, 2010 (as amended, supplemented or otherwise modified prior to the date hereof, the “Current Operating Agreement”). This First Amended and Restated Operating Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, this “Operating Agreement”) was entered into in accordance with a plan of reorganization of the Company (the “Plan”) approved by order of the United States Bankruptcy Court for the District of Delaware in In re: Allied Nevada Gold Corp., et al., under chapter 11 of the United States Bankruptcy Code (11 U.S.C. §§ 101-1330), as amended (the “Bankruptcy Code”), which Plan became effective on [            ], 2015 (the “Plan Effective Date”). The Member agrees as follows:

1. Formation of Company.

1.1 Formation. On August 17, 2010, the Company’s organizer organized a Nevada limited liability company by executing and delivering articles of organization to the Nevada Secretary of State in accordance with and pursuant to the Nevada Revised Statutes (“NRS”).

1.2 Name. The name of the Company is ANG Pony LLC.

1.3 Principal Place of Business. The principal place of business of the Company within the State of Nevada shall be 9790 Gateway Drive, Suite 200, Reno, Nevada 89521. The Company may locate its places of business and registered office at any place or places as the Manager may from time to time deem advisable.

1.4 Registered Office and Registered Agent. The Company’s registered office shall be at the office of its registered agent at 241 Ridge Street, Suite 210, Reno, Nevada 89501, and the name of its registered agent at such address shall be Thomas P. Erwin. The registered office and registered agent may be changed from time to time by filing the address of the new registered office and the name of the new registered agent with the Nevada Secretary of State pursuant to the NRS.

1.5 Term. The term of the Company shall be perpetual.

2. Business of the Company.

2.1 Permitted Businesses. The business of the Company shall be:

(a) To accomplish any lawful business or which shall at any time appear conducive to or expedient for the protection or benefit of the Company and its assets.

(b) To exercise all other powers necessary to or reasonably connected with the Company’s business which may be legally exercised by limited liability companies under the NRS.

(c) To engage in all activities necessary, customary, convenient or incident to any of the foregoing.

3. Names and Addresses of Members. The member shall be the Member, which shall hold one hundred percent (100%) of the members’ interests. The address of the Member is 9790 Gateway Drive, Suite 200, Reno, Nevada 89521. Additional members may be admitted in accordance with Section 11.

4. Management.

4.1 Manager. The business and affairs of the Company shall be managed by its Manager. The Manager shall direct, manage and control the business of the Company. At any time when there is more than one Manager, any one Manager may take any action permitted to be taken by the Managers, unless the approval of more than one Manager is expressly required pursuant to this Operating Agreement, any agreements entered into or adopted by a majority of the members or the NRS.

4.2 Appointment of Manager. The Manager shall be the Member.

4.3 Manager’s Authority. Subject to the terms of this Operating Agreement, the Manager and the officers appointed by the Manager shall have all authority and rights authorized under the NRS. Except for situations in which the approval of the members is expressly required by this Operating Agreement or by non-waivable provisions of applicable law, the Manager shall have full and complete authority, power and discretion to manage and control the business, affairs and properties of the Company, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the Company’s business. The Manager shall not incur any debt or obligation to acquire assets from third parties without first obtaining the approval of a majority of the membership interests.

5. Officers.

5.1 Appointment by Manager. The Manager may appoint officers of the Company, including, without limitation, a President, a Chief Financial Officer, Vice Presidents, a Secretary, a Treasurer, Assistant Secretaries and Assistant Treasurers, by duly adopted resolution.

5.2 President. The President shall be the chief executive officer of the Company. The President shall (i) preside at meetings of the members; (ii) have general and active management of the business of the Company, and preside over the day-to-day business operations of the Company; (iii) see that all orders and resolutions of the Manager are carried into effect; and (iv) perform all duties as may from time to time be assigned by the Manager.

5.3 Chief Financial Officer. The Chief Financial Officer shall perform such duties and shall have such powers as may from time to time be assigned by the Manager or the President, and shall perform such duties and have such powers and responsibilities as are

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incident to the office of Chief Financial Officer. In addition, the Chief Financial Officer shall have, along with the President, responsibility for the day-to-day business operations of the Company.

5.4 Vice Presidents. The Vice Presidents, if any, shall perform such duties and possess such powers as from time to time may be assigned to them by the Manager or the President. In the absence of the President or in the event of the inability or refusal of the President to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Manager, or in the absence of any designation, then in the order of the election or appointment of the Vice Presidents) shall perform the duties of the President and when so performing shall have all the powers of and be subject to all the restrictions upon the President.

5.5 Secretary. The Secretary shall perform such duties and shall have such powers as may from time to time be assigned by the Manager or the President. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of Secretary, including, without limitation, the duty and power to give notice of all meetings of members, the preparation and maintenance of minutes of the members’ meetings and other records and information required to be kept by the Company, and authenticating records of the Company.

5.6 Treasurer. The Treasurer shall perform such duties and shall have such powers as may from time to time be assigned by the Manager or the President. In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of Treasurer, including, without limitation, the duty and power to keep and be responsible for all funds and securities of the Company, to deposit funds of the Company in depositories selected in accordance with this Operating Agreement, to disburse such funds as ordered by the Manager, making proper accounts thereof, and to render as required by the Manager statements of all such transactions as Treasurer and of the financial condition of the Company.

5.7 Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries and Assistant Treasurers, if any, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Manager. In the absence, inability or refusal to act of the Secretary or the Treasurer, the Assistant Secretaries or Assistant Treasurers, respectively, in the order designated by the Manager, or in the absence of any designation, then in the order of their election or appointment, shall perform the duties and exercise the powers of the Secretary or Treasurer, as the case may be.

5.8 Current Officers. The officers of the Company as of the date of this Operating Agreement are set forth on Exhibit A.

6. Rights and Obligations of Members.

6.1 Limitation of Liability. Each member’s liability shall be limited as prescribed in this Operating Agreement, the NRS and other applicable law.

6.2 Company Debt Liability. A member will not be personally liable for any debts or losses of the Company beyond such member’s respective capital contributions or any obligation to make capital contributions.

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6.3 List of Members. Upon the written request of any member, the Manager shall provide a list showing the names, addresses and membership interests of all members and each person who acquires a member’s membership interest but who does not become a member (each an “Economic Interest Owner”). This information shall also be maintained at the Company’s registered office and may be inspected by any member at any time during normal business hours.

6.4 Company Books. The Manager shall maintain and preserve, during the term of the Company, and for five (5) years thereafter, all accounts, books and other relevant Company documents. Upon reasonable request, each member and Economic Interest Owner shall have the right, during ordinary business hours, to inspect and copy such Company documents at the requesting member’s or Economic Interest Owner’s expense.

6.5 Priority and Return of Capital. Subject to the terms of this Operating Agreement, no member or Economic Interest Owner shall have priority over any other member or Economic Interest Owner, either as to the return of capital contributions or as to net profits, net losses or distributions; provided that this Section shall not apply to loans (as distinguished from capital contributions) which a member has made to the Company.

7. Meetings of the Members.

7.1 Annual Meeting. The annual meeting of the members shall be held on the second Monday in January or at such other time as shall be determined by the Manager, commencing with the year following the year during which this Operating Agreement is executed, for the purpose of the transaction of such business as may come before the meeting.

7.2 Special Meetings. Special meetings of the members, for any purpose or purposes, unless otherwise prescribed by statute, may be called only by the Manager.

7.3 Place of Meetings. The Manager may designate any place, either within or outside the State of Nevada, as the place of meeting for any meeting of the members. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal executive office of the Company in the State of Nevada.

7.4 Notice of Meetings. Except as provided in this Operating Agreement, written notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called shall be delivered not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the Manager, to each member. If mailed, such notice shall be deemed to be delivered two (2) calendar days after being deposited in the United States mail, addressed to the member, at its address as it appears on the books of the Company, with postage thereon prepaid.

7.5 Meeting of all Members. If all of the members shall meet at any time and place, either within or outside of the State of Nevada, and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting lawful action may be taken.

7.6 Record Date. For the purpose of determining members entitled to notice of or to vote at any meeting of members or any meeting adjournment, or members entitled to receive

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payment of any distribution, or in order to make a determination of members for any other purpose, the date on which notice of the meeting is mailed or the date on which the resolution declaring such distribution is adopted, as the case may be, shall be the record date for such determination of members. When a determination of members entitled to vote at any meeting of members has been made as provided in this Section, such determination shall apply to any meeting adjournment.

7.7 Quorum. Members holding at least fifty percent (50%) of the members’ interests, represented in person or by proxy, shall constitute a quorum at any meeting of the members. In the absence of a quorum at any such meeting, a majority of the members so represented may adjourn the meeting from time to time for a period not to exceed sixty (60) days without further notice. However, if the adjournment is for more than sixty (60) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each member of record entitled to vote at the meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The members present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal during such meeting of a member holding a percentage of member’s interests whose absence would cause less than a quorum.

7.8 Manner of Acting. If a quorum is present, the affirmative vote of members holding a majority of the members’ interests shall be the act of the members, unless the vote of a greater or lesser proportion or number is otherwise required by the NRS, by the Articles of Organization, or by this Operating Agreement. Unless otherwise expressly provided in this Operating Agreement or required under applicable law, members who have an interest (economic or otherwise) in the outcome of any particular matter upon which the members are authorized by this Operating Agreement to vote or consent may vote or consent upon any such matter and their members’ interests, vote or consent, as the case may be, shall be counted in the determination of whether the requisite matter was approved by the members.

7.9 Proxies. At all meetings of members, a member may vote in person or by proxy executed in writing by the member or by a duly authorized attorney-in-fact. Such proxy shall be filed with the Manager of the Company before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

7.10 Action by Members Without a Meeting. Action required or permitted to be taken at a meeting of members may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, signed by each member entitled to vote and delivered to the Manager of the Company for inclusion in the minutes or for filing with the Company’s records. Action taken under this Section is effective when all members entitled to vote have signed the consent, unless the consent specifies a different effective date. The record date for determining members entitled to take action without a meeting shall be the date the first member signs a written consent.

7.11 Waiver of Notice. When any notice is required to be given to any member, a waiver of notice in writing signed by the person entitled to such notice, whether before, at, or after the time stated in it, shall be equivalent to the giving of such notice.

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8. Contributions to the Company and Capital Accounts.

8.1 Members’ Capital Contributions. Each member has contributed the consideration described in Exhibit B as its share of the Company’s capital.

8.2 Additional Contributions. Additional contributions may be made to a member’s capital account only in the amount and upon such other terms as the Manager determines.

8.3 Capital Accounts. The Company shall maintain separate capital accounts for each member.

9. Accounting; Distributions; Tax Treatment.

(a) The net profits and net losses of the Company shall be distributed and allocated, as applicable, to the members proportionately to the members’ interests. The Company’s net profits and net losses shall be accounted for in accordance with generally accepted accounting principles and in accordance with the provisions of the Internal Revenue Code.

(b) The Member acknowledges that for so long as the Company has a single member, it will be treated as a “disregarded entity” for US federal income tax purposes, as provided in Section 7701-3 of the Treasury Regulations promulgated under the Internal Revenue Code.

10. Records. The Company shall maintain records and accounts of all operations and expenditures of the Company. At a minimum, the Company shall keep at its principal place of business the following records: (a) a current list of the full name and last known business, residence or mailing address of each member, Economic Interest Owner and Manager; (b) a copy of the Articles of Organization of the Company and all amendments, together with executed copies of any powers of attorney pursuant to which any amendment has been executed; (c) a copy of the Company’s currently effective written Operating Agreement; (d) minutes of every annual meeting, special meeting and court-ordered meeting; and (e) any written consents obtained from members for actions taken by members without a meeting.

11. Additional Members. From the date of the Company’s formation, any person or entity acceptable to the members by their unanimous vote may become a member in this Company either by the issuance by the Company of member’s interests for such consideration as the members by their unanimous votes shall determine, or as a transferee of a member’s interest or any portion of it, subject to the terms and conditions of this Operating Agreement. No new members shall be entitled to any retroactive allocation of losses, income or expense deductions incurred by the Company.

12. Dissolution. The Company shall be dissolved upon occurrence of any of the following events: (a) the agreement of the holders of a majority in interest; and (b) upon the death,

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retirement, resignation, expulsion, bankruptcy or dissolution of a member or of any other event which terminates the continued membership of a member in the Company, unless the business of the Company is continued by the consent of a majority in interest. If the Company is dissolved, the Manager or other appropriate representative of the Company shall execute, deliver and file such certificates and forms as are necessary to complete the Company’s dissolution and to comply with all requirements of the Internal Revenue Code. On dissolution, the Company’s business shall be wound down in accordance with the NRS.

13. Exculpation and Indemnification.

13.1 Exculpation.

(a) Notwithstanding any other provisions of this Operating Agreement (whether express or implied) or obligation or duty at law or in equity, to the fullest extent permitted by applicable law, neither the Member, any other member, any officer of the Company, any employee of the Company nor the Manager (each, a “Covered Person”) shall be liable to any member, the Company or any other person or entity (including any creditor or claimant of the Company or any of its subsidiaries) for any losses, claims, damages or liabilities arising from any judgment or act or omission performed or omitted to be performed by a Covered Person in connection with the Company, nor shall any Covered Person be liable to any member, the Company or any other person or entity for any judgment, action or inaction of any employee or other agent of the Company, except, (i) in each case, to the extent that it shall have been determined by a final, non-appealable decision by a court of competent jurisdiction that any such losses, claims, damages or liabilities are attributable to such Covered Person’s acts or omissions which involve intentional misconduct or gross negligence, and (ii) in the case of any officer of the Company or any employee of the Company, to the extent that it shall have been determined by a final, non-appealable decision by a court of competent jurisdiction that any such losses, claims, damages or liabilities (A) are attributable to such employee’s or officer’s breach of the duty of loyalty to the Company or any member, (B) arise from a transaction in which such employee or officer derived an improper personal benefit or (C) are attributable to acts or omissions of such employee or officer that constitute a knowing violation of law. No amendment to or repeal of this Section 13.1 shall apply to or have any effect on the liability or alleged liability of the Covered Persons for or with respect to their acts or omissions occurring prior to such amendment or repeal.

(b) Except as otherwise provided by this Operating Agreement or applicable law, neither the Member (in its capacity as such), any other member (in its capacity as such) nor the Manager shall be liable to the Company or any other person or entity for a breach of any fiduciary duty (including duties of loyalty and care).

13.2 Indemnification. To the full extent permitted by law, the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action, suit or proceeding by or in the right of the Company to procure a judgment in its favor, by reason of the fact that the person is or was the Manager, a member, or an officer, employee or agent of the Company, or is or was serving at the request of the Company as a manager, member, officer, director, employee or agent of another limited liability

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company, corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. To the full extent permitted by law, the expenses of the Manager and any member incurred in defending a civil or criminal action, suit or proceeding must be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the Manager or a member to repay the amount if it is ultimately determined by a court of competent jurisdiction that the Manager or a member is not entitled to be indemnified by the Company; the provisions of this paragraph do not affect any rights to advancement of expenses to which personnel of the Company other than the Manager or a member may be entitled under any contract or otherwise by law. To the full extent permitted by law, the indemnification provisions included in this Operating Agreement do not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled for either an action in the person’s official capacity or an action in another capacity while holding office. The rights to indemnification and to advancement of expenses arising under a provision of this Operating Agreement shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, and such rights shall continue for a person who has ceased to be the Manager, a member, or an officer, employee or agent of the Company, and inure to the benefit of the heirs, executors and administrators of such a person.

14. Miscellaneous Provisions.

14.1 Notices. Any notice, demand or communication required or permitted to be given by any provision of this Operating Agreement shall be deemed to have been sufficiently given or served for all purposes if delivered personally to the party or to an executive officer of the party to whom the same is directed or, if sent by facsimile, email or registered or certified mail, postage and charges prepaid, addressed to the member’s or the Company’s address, as appropriate. The notice shall be effective on the addressee’s receipt of the notice.

14.2 Books of Account and Records. The Company shall prepare and maintain proper and complete records and books of account which shall be kept or shall be caused to kept by the Manager.

14.3 Application of Nevada Law. This Operating Agreement, and its application and interpretation, shall be governed exclusively by its terms and by the laws of the State of Nevada, and specifically the NRS.

14.4 Waiver of Action for Partition. Each member irrevocably waives during the term of the Company any right that it may have to maintain any action for partition with respect to the property of the Company.

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14.5 Amendments. This Operating Agreement may not be amended except by the unanimous written agreement of all of the members.

14.6 Execution of Additional Instruments. Each member agrees to execute such other and further statements of interest and holdings, designations, powers of attorney and other instruments necessary to comply with any laws, rules or regulations.

14.7 Construction. Whenever the singular number is used in this Operating Agreement and when required by the context, the same shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa.

14.8 Headings. The headings in this Operating Agreement are inserted for convenience only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Operating Agreement or any provision hereof.

14.9 Waivers. The failure of any party to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this Operating Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

14.10 Rights and Remedies Cumulative. The rights and remedies provided by this Operating Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive the right to use any or all other remedies. These rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

14.11 Severability. If any provision of this Operating Agreement or its application to any person or circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of this Operating Agreement and its application shall not be affected and shall be enforceable to the fullest extent permitted by law.

14.12 Successors and Assigns. Each and all of the covenants, terms, provisions and agreements in this Operating Agreement shall be binding upon and inure to the benefit of the parties and, to the extent permitted by this Operating Agreement, their respective successors and assigns.

14.13 Creditors. None of the provisions of this Operating Agreement shall be for the benefit of or enforceable by any creditor of any member, or any creditor of the Company.

14.14 No Third Party Beneficiary. The terms and provisions of this Operating Agreement are intended solely for the benefit of each party hereto or identified herein and its successors and permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person or entity.

14.15 Counterparts. This Operating Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

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14.16 Assignment. A member may not assign such member’s interest in the Company without the prior consent of each other member, except that any transfer resulting from a member’s amalgamation, merger, incapacity or death shall not require such consent. In the case of a transfer of a member’s interest resulting from the member’s incapacity or death, the transferee shall become an Economic Interest Owner, but not a member absent the other members’ consent.

14.17 Section 1123(a)(6) Prohibition on Non-Voting Equity Securities. The Company shall not issue non-voting equity securities of any class, series or other designation to the extent prohibited by Section 1123(a)(6) of the Bankruptcy Code; provided, however, that the foregoing restriction (i) shall have no further force and effect beyond that required under Section 1123(a)(6) of the Bankruptcy Code, (ii) shall only have such force and effect to the extent and for so long as such Section 1123(a)(6) is in effect and applies to the Company and (iii) may be amended or eliminated in accordance with applicable law as from time to time may be in effect.

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10

Dated effective [ ], 2015

MEMBER:

ALLIED NEVADA GOLD HOLDINGS LLC

By:
Name:
Title:

EXHIBIT A

Officers as of Date of Operating Agreement

EXHIBIT B

Description of Contribution of Capital

The unpatented mining claims described in Exhibit B attached to and by this reference incorporated in this Operating Agreement.

EXHIBIT A-2(i)

Operating Agreement of Hasbrouck Production Company LLC

FIRST AMENDED AND RESTATED OPERATING AGREEMENT

of

HASBROUCK PRODUCTION COMPANY LLC

THIS FIRST AMENDED AND RESTATED OPERATING AGREEMENT is made and entered into effective [            ], 2015, by and between Hasbrouck Production Company LLC, a Nevada limited liability company (the “Company”), and its sole member, Allied VGH Inc., a Nevada corporation (the “Member”). The Member entered into the Company’s original Operating Agreement effective July 11, 2012 (as amended, supplemented or otherwise modified prior to the date hereof, the “Current Operating Agreement”). This First Amended and Restated Operating Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, this “Operating Agreement”) was entered into in accordance with a plan of reorganization of the Company (the “Plan”) approved by order of the United States Bankruptcy Court for the District of Delaware in In re: Allied Nevada Gold Corp., et al., under chapter 11 of the United States Bankruptcy Code (11 U.S.C. §§ 101-1330), as amended (the “Bankruptcy Code”), which Plan became effective on [            ], 2015 (the “Plan Effective Date”). The Member agrees as follows:

1. Formation of Company.

1.1 Formation. On July 11, 2012, the Company’s organizer organized a Nevada limited liability company by executing and delivering articles of organization to the Nevada Secretary of State in accordance with and pursuant to the Nevada Revised Statutes (“NRS”).

1.2 Name. The name of the Company is Hasbrouck Production Company LLC.

1.3 Principal Place of Business. The principal place of business of the Company within the State of Nevada shall be 9790 Gateway Drive, Suite 200, Reno, Nevada 89521. The Company may locate its places of business and registered office at any place or places as the Manager may from time to time deem advisable.

1.4 Registered Office and Registered Agent. The Company’s registered office shall be at the office of its registered agent at 241 Ridge Street, Suite 210, Reno, Nevada 89501, and the name of its registered agent at such address shall be Thomas P. Erwin. The registered office and registered agent may be changed from time to time by filing the address of the new registered office and the name of the new registered agent with the Nevada Secretary of State pursuant to the NRS.

1.5 Term. The term of the Company shall be perpetual.

2. Business of the Company.

2.1 Permitted Businesses. The business of the Company shall be:

(a) To accomplish any lawful business or which shall at any time appear conducive to or expedient for the protection or benefit of the Company and its assets.

(b) To exercise all other powers necessary to or reasonably connected with the Company’s business which may be legally exercised by limited liability companies under the NRS.

(c) To engage in all activities necessary, customary, convenient or incident to any of the foregoing.

3. Names and Addresses of Members. The member shall be the Member, which shall hold one hundred percent (100%) of the members’ interests. The address of the Member is 9790 Gateway Drive, Suite 200, Reno, Nevada 89521. Additional members may be admitted in accordance with Section 11.

4. Management.

4.1 Manager. The business and affairs of the Company shall be managed by its Manager. The Manager shall direct, manage and control the business of the Company. At any time when there is more than one Manager, any one Manager may take any action permitted to be taken by the Managers, unless the approval of more than one Manager is expressly required pursuant to this Operating Agreement, any agreements entered into or adopted by a majority of the members or the NRS.

4.2 Appointment of Manager. The Manager shall be Allied VNC Inc., a Nevada corporation.

4.3 Manager’s Authority. Subject to the terms of this Operating Agreement, the Manager and the officers appointed by the Manager shall have all authority and rights authorized under the NRS. Except for situations in which the approval of the members is expressly required by this Operating Agreement or by non-waivable provisions of applicable law, the Manager shall have full and complete authority, power and discretion to manage and control the business, affairs and properties of the Company, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the Company’s business. The Manager shall not incur any debt or obligation to acquire assets from third parties without first obtaining the approval of a majority of the membership interests.

5. Officers.

5.1 Appointment by Manager. The Manager may appoint officers of the Company, including, without limitation, a President, a Chief Financial Officer, Vice Presidents, a Secretary, a Treasurer, Assistant Secretaries and Assistant Treasurers, by duly adopted resolution.

5.2 President. The President shall be the chief executive officer of the Company. The President shall (i) preside at meetings of the members; (ii) have general and active management of the business of the Company, and preside over the day-to-day business operations of the Company; (iii) see that all orders and resolutions of the Manager are carried into effect; and (iv) perform all duties as may from time to time be assigned by the Manager.

5.3 Chief Financial Officer. The Chief Financial Officer shall perform such duties and shall have such powers as may from time to time be assigned by the Manager or the

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President, and shall perform such duties and have such powers and responsibilities as are incident to the office of Chief Financial Officer. In addition, the Chief Financial Officer shall have, along with the President, responsibility for the day-to-day business operations of the Company.

5.4 Vice Presidents. The Vice Presidents, if any, shall perform such duties and possess such powers as from time to time may be assigned to them by the Manager or the President. In the absence of the President or in the event of the inability or refusal of the President to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Manager, or in the absence of any designation, then in the order of the election or appointment of the Vice Presidents) shall perform the duties of the President and when so performing shall have all the powers of and be subject to all the restrictions upon the President.

5.5 Secretary. The Secretary shall perform such duties and shall have such powers as may from time to time be assigned by the Manager or the President. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of Secretary, including, without limitation, the duty and power to give notice of all meetings of members, the preparation and maintenance of minutes of the members’ meetings and other records and information required to be kept by the Company, and authenticating records of the Company.

5.6 Treasurer. The Treasurer shall perform such duties and shall have such powers as may from time to time be assigned by the Manager or the President. In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of Treasurer, including, without limitation, the duty and power to keep and be responsible for all funds and securities of the Company, to deposit funds of the Company in depositories selected in accordance with this Operating Agreement, to disburse such funds as ordered by the Manager, making proper accounts thereof, and to render as required by the Manager statements of all such transactions as Treasurer and of the financial condition of the Company.

5.7 Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries and Assistant Treasurers, if any, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Manager. In the absence, inability or refusal to act of the Secretary or the Treasurer, the Assistant Secretaries or Assistant Treasurers, respectively, in the order designated by the Manager, or in the absence of any designation, then in the order of their election or appointment, shall perform the duties and exercise the powers of the Secretary or Treasurer, as the case may be.

5.8 Current Officers. The officers of the Company as of the date of this Operating Agreement are set forth on Exhibit A.

6. Rights and Obligations of Members.

6.1 Limitation of Liability. Each member’s liability shall be limited as prescribed in this Operating Agreement, the NRS and other applicable law.

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6.2 Company Debt Liability. A member will not be personally liable for any debts or losses of the Company beyond such member’s respective capital contributions or any obligation to make capital contributions.

6.3 List of Members. Upon the written request of any member, the Manager shall provide a list showing the names, addresses and membership interests of all members and each person who acquires a member’s membership interest but who does not become a member (each an “Economic Interest Owner”). This information shall also be maintained at the Company’s registered office and may be inspected by any member at any time during normal business hours.

6.4 Company Books. The Manager shall maintain and preserve, during the term of the Company, and for five (5) years thereafter, all accounts, books and other relevant Company documents. Upon reasonable request, each member and Economic Interest Owner shall have the right, during ordinary business hours, to inspect and copy such Company documents at the requesting member’s or Economic Interest Owner’s expense.

6.5 Priority and Return of Capital. Subject to the terms of this Operating Agreement, no member or Economic Interest Owner shall have priority over any other member or Economic Interest Owner, either as to the return of capital contributions or as to net profits, net losses or distributions; provided that this Section shall not apply to loans (as distinguished from capital contributions) which a member has made to the Company.

7. Meetings of the Members.

7.1 Annual Meeting. The annual meeting of the members shall be held on the second Monday in January or at such other time as shall be determined by the Manager, commencing with the year following the year during which this Operating Agreement is executed, for the purpose of the transaction of such business as may come before the meeting.

7.2 Special Meetings. Special meetings of the members, for any purpose or purposes, unless otherwise prescribed by statute, may be called only by the Manager.

7.3 Place of Meetings. The Manager may designate any place, either within or outside the State of Nevada, as the place of meeting for any meeting of the members. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal executive office of the Company in the State of Nevada.

7.4 Notice of Meetings. Except as provided in this Operating Agreement, written notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called shall be delivered not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the Manager, to each member. If mailed, such notice shall be deemed to be delivered two (2) calendar days after being deposited in the United States mail, addressed to the member, at its address as it appears on the books of the Company, with postage thereon prepaid.

7.5 Meeting of all Members. If all of the members shall meet at any time and place, either within or outside of the State of Nevada, and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting lawful action may be taken.

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7.6 Record Date. For the purpose of determining members entitled to notice of or to vote at any meeting of members or any meeting adjournment, or members entitled to receive payment of any distribution, or in order to make a determination of members for any other purpose, the date on which notice of the meeting is mailed or the date on which the resolution declaring such distribution is adopted, as the case may be, shall be the record date for such determination of members. When a determination of members entitled to vote at any meeting of members has been made as provided in this Section, such determination shall apply to any meeting adjournment.

7.7 Quorum. Members holding at least fifty percent (50%) of the members’ interests, represented in person or by proxy, shall constitute a quorum at any meeting of the members. In the absence of a quorum at any such meeting, a majority of the members so represented may adjourn the meeting from time to time for a period not to exceed sixty (60) days without further notice. However, if the adjournment is for more than sixty (60) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each member of record entitled to vote at the meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The members present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal during such meeting of a member holding a percentage of member’s interests whose absence would cause less than a quorum.

7.8 Manner of Acting. If a quorum is present, the affirmative vote of members holding a majority of the members’ interests shall be the act of the members, unless the vote of a greater or lesser proportion or number is otherwise required by the NRS, by the Articles of Organization, or by this Operating Agreement. Unless otherwise expressly provided in this Operating Agreement or required under applicable law, members who have an interest (economic or otherwise) in the outcome of any particular matter upon which the members are authorized by this Operating Agreement to vote or consent may vote or consent upon any such matter and their members’ interests, vote or consent, as the case may be, shall be counted in the determination of whether the requisite matter was approved by the members.

7.9 Proxies. At all meetings of members, a member may vote in person or by proxy executed in writing by the member or by a duly authorized attorney-in-fact. Such proxy shall be filed with the Manager of the Company before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

7.10 Action by Members Without a Meeting. Action required or permitted to be taken at a meeting of members may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, signed by each member entitled to vote and delivered to the Manager of the Company for inclusion in the minutes or for filing with the Company’s records. Action taken under this Section is effective when all members entitled to vote have signed the consent, unless the consent specifies a different effective date. The record date for determining members entitled to take action without a meeting shall be the date the first member signs a written consent.

7.11 Waiver of Notice. When any notice is required to be given to any member, a waiver of notice in writing signed by the person entitled to such notice, whether before, at, or after the time stated in it, shall be equivalent to the giving of such notice.

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8. Contributions to the Company and Capital Accounts.

8.1 Members’ Capital Contributions. Each member has contributed the consideration described in Exhibit B as its share of the Company’s capital.

8.2 Additional Contributions. Additional contributions may be made to a member’s capital account only in the amount and upon such other terms as the Manager determines.

8.3 Capital Accounts. The Company shall maintain separate capital accounts for each member.

9. Accounting; Distributions; Tax Treatment.

(a) The net profits and net losses of the Company shall be distributed and allocated, as applicable, to the members proportionately to the members’ interests. The Company’s net profits and net losses shall be accounted for in accordance with generally accepted accounting principles and in accordance with the provisions of the Internal Revenue Code.

(b) The Member acknowledges that for so long as the Company has a single member, it will be treated as a “disregarded entity” for US federal income tax purposes, as provided in Section 7701-3 of the Treasury Regulations promulgated under the Internal Revenue Code.

10. Records. The Company shall maintain records and accounts of all operations and expenditures of the Company. At a minimum, the Company shall keep at its principal place of business the following records: (a) a current list of the full name and last known business, residence or mailing address of each member, Economic Interest Owner and Manager; (b) a copy of the Articles of Organization of the Company and all amendments, together with executed copies of any powers of attorney pursuant to which any amendment has been executed; (c) a copy of the Company’s currently effective written Operating Agreement; (d) minutes of every annual meeting, special meeting and court-ordered meeting; and (e) any written consents obtained from members for actions taken by members without a meeting.

11. Additional Members. From the date of the Company’s formation, any person or entity acceptable to the members by their unanimous vote may become a member in this Company either by the issuance by the Company of member’s interests for such consideration as the members by their unanimous votes shall determine, or as a transferee of a member’s interest or any portion of it, subject to the terms and conditions of this Operating Agreement. No new members shall be entitled to any retroactive allocation of losses, income or expense deductions incurred by the Company.

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12. Dissolution. The Company shall be dissolved upon occurrence of any of the following events: (a) the agreement of the holders of a majority in interest; and (b) upon the death, retirement, resignation, expulsion, bankruptcy or dissolution of a member or of any other event which terminates the continued membership of a member in the Company, unless the business of the Company is continued by the consent of a majority in interest. If the Company is dissolved, the Manager or other appropriate representative of the Company shall execute, deliver and file such certificates and forms as are necessary to complete the Company’s dissolution and to comply with all requirements of the Internal Revenue Code. On dissolution, the Company’s business shall be wound down in accordance with the NRS.

13. Exculpation and Indemnification.

13.1 Exculpation.

(a) Notwithstanding any other provisions of this Operating Agreement (whether express or implied) or obligation or duty at law or in equity, to the fullest extent permitted by applicable law, neither the Member, any other member, any officer of the Company, any employee of the Company nor the Manager (each, a “Covered Person”) shall be liable to any member, the Company or any other person or entity (including any creditor or claimant of the Company or any of its subsidiaries) for any losses, claims, damages or liabilities arising from any judgment or act or omission performed or omitted to be performed by a Covered Person in connection with the Company, nor shall any Covered Person be liable to any member, the Company or any other person or entity for any judgment, action or inaction of any employee or other agent of the Company, except, (i) in each case, to the extent that it shall have been determined by a final, non-appealable decision by a court of competent jurisdiction that any such losses, claims, damages or liabilities are attributable to such Covered Person’s acts or omissions which involve intentional misconduct or gross negligence, and (ii) in the case of any officer of the Company or any employee of the Company, to the extent that it shall have been determined by a final, non-appealable decision by a court of competent jurisdiction that any such losses, claims, damages or liabilities (A) are attributable to such employee’s or officer’s breach of the duty of loyalty to the Company or any member, (B) arise from a transaction in which such employee or officer derived an improper personal benefit or (C) are attributable to acts or omissions of such employee or officer that constitute a knowing violation of law. No amendment to or repeal of this Section 13.1 shall apply to or have any effect on the liability or alleged liability of the Covered Persons for or with respect to their acts or omissions occurring prior to such amendment or repeal.

(b) Except as otherwise provided by this Operating Agreement or applicable law, neither the Member (in its capacity as such), any other member (in its capacity as such) nor the Manager shall be liable to the Company or any other person or entity for a breach of any fiduciary duty (including duties of loyalty and care).

13.2 Indemnification. To the full extent permitted by law, the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action, suit or proceeding by or in the right of the Company to procure a judgment in its favor, by reason of the fact that the person is or was the Manager, a member, or

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an officer, employee or agent of the Company, or is or was serving at the request of the Company as a manager, member, officer, director, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. To the full extent permitted by law, the expenses of the Manager and any member incurred in defending a civil or criminal action, suit or proceeding must be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the Manager or a member to repay the amount if it is ultimately determined by a court of competent jurisdiction that the Manager or a member is not entitled to be indemnified by the Company; the provisions of this paragraph do not affect any rights to advancement of expenses to which personnel of the Company other than the Manager or a member may be entitled under any contract or otherwise by law. To the full extent permitted by law, the indemnification provisions included in this Operating Agreement do not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled for either an action in the person’s official capacity or an action in another capacity while holding office. The rights to indemnification and to advancement of expenses arising under a provision of this Operating Agreement shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, and such rights shall continue for a person who has ceased to be the Manager, a member, or an officer, employee or agent of the Company, and inure to the benefit of the heirs, executors and administrators of such a person.

14. Miscellaneous Provisions.

14.1 Notices. Any notice, demand or communication required or permitted to be given by any provision of this Operating Agreement shall be deemed to have been sufficiently given or served for all purposes if delivered personally to the party or to an executive officer of the party to whom the same is directed or, if sent by facsimile, email or registered or certified mail, postage and charges prepaid, addressed to the member’s or the Company’s address, as appropriate. The notice shall be effective on the addressee’s receipt of the notice.

14.2 Books of Account and Records. The Company shall prepare and maintain proper and complete records and books of account which shall be kept or shall be caused to kept by the Manager.

14.3 Application of Nevada Law. This Operating Agreement, and its application and interpretation, shall be governed exclusively by its terms and by the laws of the State of Nevada, and specifically the NRS.

14.4 Waiver of Action for Partition. Each member irrevocably waives during the term of the Company any right that it may have to maintain any action for partition with respect to the property of the Company.

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14.5 Amendments. This Operating Agreement may not be amended except by the unanimous written agreement of all of the members.

14.6 Execution of Additional Instruments. Each member agrees to execute such other and further statements of interest and holdings, designations, powers of attorney and other instruments necessary to comply with any laws, rules or regulations.

14.7 Construction. Whenever the singular number is used in this Operating Agreement and when required by the context, the same shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa.

14.8 Headings. The headings in this Operating Agreement are inserted for convenience only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Operating Agreement or any provision hereof.

14.9 Waivers. The failure of any party to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this Operating Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

14.10 Rights and Remedies Cumulative. The rights and remedies provided by this Operating Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive the right to use any or all other remedies. These rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

14.11 Severability. If any provision of this Operating Agreement or its application to any person or circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of this Operating Agreement and its application shall not be affected and shall be enforceable to the fullest extent permitted by law.

14.12 Successors and Assigns. Each and all of the covenants, terms, provisions and agreements in this Operating Agreement shall be binding upon and inure to the benefit of the parties and, to the extent permitted by this Operating Agreement, their respective successors and assigns.

14.13 Creditors. None of the provisions of this Operating Agreement shall be for the benefit of or enforceable by any creditor of any member, or any creditor of the Company.

14.14 No Third Party Beneficiary. The terms and provisions of this Operating Agreement are intended solely for the benefit of each party hereto or identified herein and its successors and permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person or entity.

14.15 Counterparts. This Operating Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

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14.16 Assignment. A member may not assign such member’s interest in the Company without the prior consent of each other member, except that any transfer resulting from a member’s amalgamation, merger, incapacity or death shall not require such consent. In the case of a transfer of a member’s interest resulting from the member’s incapacity or death, the transferee shall become an Economic Interest Owner, but not a member absent the other members’ consent.

14.17 Section 1123(a)(6) Prohibition on Non-Voting Equity Securities. The Company shall not issue non-voting equity securities of any class, series or other designation to the extent prohibited by Section 1123(a)(6) of the Bankruptcy Code; provided, however, that the foregoing restriction (i) shall have no further force and effect beyond that required under Section 1123(a)(6) of the Bankruptcy Code, (ii) shall only have such force and effect to the extent and for so long as such Section 1123(a)(6) is in effect and applies to the Company and (iii) may be amended or eliminated in accordance with applicable law as from time to time may be in effect.

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10

Dated effective [ ], 2015

MEMBER:

ALLIED VGH INC.

By:
Name:
Title:

EXHIBIT A

Officers as of Date of Operating Agreement

EXHIBIT B

Description of Contribution of Capital

The patented mining claims and unpatented mining claims in Esmeralda County and Nye County, Nevada, known as the Hasbrouck Project and Three Hills Project, more particularly described in Exhibit A attached to and by this reference incorporated in this Operating Agreement, and all data, information, maps, reports and studies, all permits, all agreements and contracts and all core, cuttings and samples relating to the patented mining claims and unpatented mining claims in the lands adjacent to or near the patented mining claims and unpatented mining claims.

EXHIBIT D

Note Purchase Agreement

ALLIED NEVADA GOLD CORP.

NOTE PURCHASE AGREEMENT

Dated as of [            ], 2015

TABLE OF CONTENTS
Page

1.	Purchase and Sale of Notes		1

	1.1.	Purchase and Sale	1
	1.2.	Private Placement	1
	1.3.	Closing	2
	1.4.	Settlement	2
	1.5.	Original Issue Discount	2
	1.6.	Affiliates and Related Funds	2

2.	Representations and Warranties of the Debtors		3

	2.1.	Organization of the Debtors	3
	2.2.	Authority; No Conflict; Consents	3
	2.3.	Proceedings	4
	2.4.	Brokers or Finders	5
	2.5.	Exemption from Registration	5
	2.6.	Issuance	5
	2.7.	No Violation or Default	5
	2.8.	Title to Intellectual Property	6
	2.9.	Licenses and Permits	6
	2.10.	Compliance With Environmental Laws	6
	2.11.	Compliance With ERISA	7
	2.12.	No Unlawful Payments	7
	2.13.	Absence of Certain Changes or Events	8
	2.14.	Title to Property; Leases	8
	2.15.	Financial Statements	9
	2.16.	Tax Matters	10
	2.17.	Labor and Employment Compliance	10
	2.18.	SEC Reports and Disclosure Statement	11
	2.19.	Internal Control Over Financial Reporting	11
	2.20.	Disclosure Controls and Procedures	11
	2.21.	Full Disclosure	12
	2.22.	Arm’s Length	12

3.	Representations and Warranties of the Purchasers		12

	3.1.	Organization of Such Purchaser	12
	3.2.	Authority; No Conflict; Consents	12
	3.3.	Notes Not Registered	13
	3.4.	Acquisition for Own Account	13
	3.5.	Institutional Accredited Investor and Qualified Institutional Buyer	13
	3.6.	No Advertising or General Solicitation	13
	3.7.	No ERISA Plans	14
	3.8.	Access to Data	14
	3.9.	Brokers or Finders	14
	3.10.	Proceedings	14
	3.11.	Sufficiency of Funds	15

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4.	Covenants of the Debtors		15

	4.1.	Conditions Precedent	15
	4.2.	Use of Proceeds	15
	4.3.	Stamp Taxes	15
	4.4.	DTC Eligibility	15

5.	Covenants of the Purchasers		15

	5.1.	Conditions Precedent	15
	5.2.	Transfer Restrictions	15

6.	Conditions to Closing		16

	6.1.	Conditions Precedent to Obligations of the Purchasers	16
	6.2.	Conditions Precedent to Obligations of the Company	18

7.	Termination		19

8.	Indemnification		20

9.	Survival of Representations and Warranties		21

10.	Amendments and Waivers		21

11.	Notices, etc.		22

12.	Miscellaneous		23

	12.1.	Assignments	23
	12.2.	Severability	23
	12.3.	Entire Agreement	23
	12.4.	Counterparts	24
	12.5.	Governing Law	24
	12.6.	Submission to Jurisdiction	24
	12.7.	Waiver of Trial by Jury; Waiver of Certain Damages	24
	12.8.	Further Assurances	25
	12.9.	Specific Performance	25
	12.10.	Headings	25
	12.11.	Interpretation; Rules of Construction	25
	12.12.	Several, Not Joint, Obligations	25
	12.13.	Disclosure	25
	12.14.	No Recourse Party	26
	12.15.	Settlement Discussions	26
	12.16.	No Third Party Beneficiaries	26

13.	Definitions		26

	13.1.	Undefined Terms	26
	13.2.	Certain Defined Terms	27

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Schedules

1.1	Purchasers
1.3	Wire Transfer Instructions
2.16	Taxes

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THIS NOTE PURCHASE AGREEMENT is entered into as of [            ], 2015 (as amended, supplemented or otherwise modified from time to time, together with any schedules, exhibits and annexes hereto, this “Agreement”), by and among (a) Allied Nevada Gold Corp., a Delaware corporation (as in existence on the date hereof, as a debtor-in-possession in the Chapter 11 Cases (as defined below) and as a reorganized debtor, as applicable, the “Company”), (b) each of the Affiliates (as defined below) of the Company listed on the signature pages hereto under the title “Debtors” (such Affiliates, each as in existence on the date hereof, as a debtor-in-possession in the Chapter 11 Cases and as a reorganized debtor, as applicable, together with the Company, each a “Debtor” and, collectively, the “Debtors”), and (c) each of the undersigned entities and/or their investment advisors, managers, managed funds or accounts, intermediaries or nominees set forth on Schedule 1 hereto (each, a “Purchaser” and, collectively, the “Purchasers”). Capitalized terms used in this Agreement are defined in Section 13 hereof.

RECITALS

WHEREAS, on March 10, 2015, the Debtors commenced voluntary, pre-arranged jointly administered cases captioned In re Allied Nevada Gold Corp., et al., Ch. 11 Case No. 15-10503 (MFW) (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101, et seq. (as amended, the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”); and

WHEREAS, pursuant to (and subject to the terms and conditions set forth in) the Plan and this Agreement, on the Effective Date, the Company will issue and sell to each Purchaser an aggregate principal amount of Second Lien Convertible Notes due 2020 set forth opposite such Purchaser’s name on Schedule 1 hereto (each, a “Note” and, collectively, the “Notes”).

NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties and covenants set forth herein, and other good and valuable consideration, the Debtors and the Purchasers agree as follows:

1. Purchase and Sale of Notes.

1.1. Purchase and Sale. On the basis of the representations, warranties, agreements and covenants set forth herein and subject to the terms and conditions set forth herein, the Company hereby agrees to issue and sell to each Purchaser, and each Purchaser hereby agrees to purchase from the Company, at the Closing, the aggregate principal amount of Notes set forth opposite such Purchaser’s name on Schedule 1.1 hereto under the title “Face Amount of Purchased Notes” at the purchase price set forth opposite such Purchaser’s name on Schedule 1.1 hereto under the title “Notes Purchase Price” (such purchase price, the “Notes Purchase Price” and, the Notes Purchase Price of each Purchaser, collectively, the “Aggregate Purchase Price”).

1.2. Private Placement. The Notes will be sold to the Purchasers pursuant to (a) the exemption from registration afforded by Section 4(a)(2) of the Securities Act and the rules and regulations of the SEC thereunder and (b) the indenture attached to this Agreement as Exhibit A (the “Indenture”). Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Notes shall bear the legends applicable to each such Note as set forth in the Indenture.

1.3. Closing. The closing of the purchase and sale of the Notes hereunder (the “Closing”) will occur at 10:00 a.m., New York City time, on the Effective Date. At the Closing, (i) each Purchaser shall deliver or cause to be delivered its respective Notes Purchase Price to the Company by wire transfer of immediately available funds in U.S. dollars in accordance with the wire transfer instructions set forth on Schedule 1.3 hereto and (ii) the Debtors shall deliver to each Purchaser such certificates, counterparts to agreements, documents or instruments required to be delivered by the Debtors (or any of them) to such Purchaser pursuant to Section 6.1 hereof. The agreements, instruments, certificates and other documents to be delivered on the Effective Date by or on behalf of the Debtors will be delivered to the Purchasers at the offices of Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038.

1.4. Settlement. At the Closing and upon the satisfaction of the conditions precedent set forth in Section 6.1 hereof, (a) the Notes shall be registered in the name of Cede & Co., as a nominee of the Depository Trust Company (“DTC”), and be evidenced by global securities held on behalf of members or participants in DTC as nominees for the Purchasers and (b) the Purchasers and the Company shall cause [                    ] (the “Settlement Agent”) to settle the Notes issued through DTC by having the Notes deposited into the Settlement Agent’s DTC Participant Account whereafter the Settlement Agent shall deliver interests in the Notes to the participants identified in that certain settlement agreement, dated as of [            ], 2015 (the “Settlement Agreement”), between the Settlement Agent and the Company.

1.5. Original Issue Discount. The Company and each Purchaser agree (a) to treat the Notes as debt for U.S. federal income tax purposes, (b) to treat the Notes as issued with original issue discount (“OID”), and as a debt instrument described in Treasury Regulations Section 1.1272-1(c)(5) (which therefore is governed by the rules set out in Treasury Regulations Section 1.1272-1(c), and not by the rules set out in Treasury Regulations Section 1.1275-4), (c) that the Purchasers’ receipt of different amounts of the Put Option Payment shall be treated, for U.S. federal income tax purposes, as an adjustment to the issue price of the Notes, resulting in “market discount” or “acquisition premium,” as the case may be, in a manner determined by the Company in good faith and in consultation with appropriate tax advisors, which determination shall be binding on each Purchaser, (d) that any calculation by the Company or its agents regarding the amount of OID for any accrual period on the Notes shall be as set forth by the Company or its agents in accordance with applicable U.S. tax law, Treasury Regulation, and other applicable guidance, and will be available, after preparation, to such Purchaser with respect to the Notes held by such Purchaser, for any accrual period in which such Purchaser held such Notes, promptly upon request, and (e) to adhere to this Agreement for U.S. federal income tax purposes with respect to such Purchaser for so long as such Purchaser holds Notes and not to take any action or file any tax return, report or declaration inconsistent herewith (including, with respect to the amount of OID on the Notes, as determined in accordance with the preceding clause (c)). This Section 1.5 is not an admission by any Purchaser that it is subject to United States taxation.

1.6. Affiliates and Related Funds. Anything in this Agreement to the contrary notwithstanding (but without limiting the provisions of Section 12.1 hereof), any

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Purchaser, in its sole discretion, may designate that some or all of the Notes be issued in the name of, and delivered to, one or more of its Affiliates or Related Funds so long as any such Affiliate or Related Fund confirms in writing the representations and warranties set forth in Section 3 with respect to such Affiliate or Related Fund.

2. Representations and Warranties of the Debtors. Except as set forth in the SEC Reports (excluding any risk factor disclosure and disclosure included in any “forward-looking statements” disclaimer or other statements included in such SEC Reports that are forward-looking in nature and only to the extent that the relevance of a disclosure or statement therein to a representation or warranty in this Section 2 is reasonably apparent on its face), Debtors hereby, jointly and severally, represent and warrant to the Purchasers as set forth below. Except for representations and warranties that are expressly limited as to a particular date, each representation and warranty is made as of the date of this Agreement and as of the Effective Date.

2.1. Organization of the Debtors. Each Debtor and each of its Subsidiaries is a corporation or limited liability company (as the case may be) duly organized or formed (as applicable), validly existing and in good standing (to the extent such concept is applicable) under the Laws of its jurisdiction of organization or formation (as applicable), and has full corporate or limited liability company (as applicable) power and authority to conduct its business as it is now conducted. Each Debtor and each of its Subsidiaries is duly qualified or registered to do business as a foreign corporation or limited liability company (as the case may be) and is in good standing (to the extent such concept is applicable) under the Laws of each jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification or registration, except where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

2.2. Authority; No Conflict; Consents.

(a) Each Debtor (i) has the requisite corporate or limited liability company (as applicable) power and authority (A) to enter into, execute and deliver this Agreement and each other Transaction Document to which it is (or will be) a party, and to enter into, execute and file with the Bankruptcy Court the Plan and (B) to perform and consummate the Contemplated Transactions, and (ii) has taken all necessary corporate or limited liability company (as applicable) action required for (x) the due authorization, execution and delivery of this Agreement and each other Transaction Document to which it is (or will be) a party, (y) the due authorization, execution and filing with the Bankruptcy Court of the Plan and (z) the performance and consummation of the Contemplated Transactions. This Agreement has been (or, in the case of each other Transaction Document to be entered into by a Debtor at or prior to the Closing, will be) duly executed and delivered by each Debtor (or, in the case of any other Transaction Document, the Debtor party thereto). This Agreement constitutes (or, in the case of each other Transaction Document to be entered into by a Debtor at or prior to the Closing, will constitute) the legal, valid and binding obligation of each Debtor (or, in the case of any other Transaction Document, the Debtor party thereto), enforceable against such Debtor in accordance with its terms, except to the extent that the enforceability thereof may be limited by (I) applicable bankruptcy, insolvency, moratorium, reorganization and other laws of general application

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limiting the enforcement of creditors’ rights generally and (II) the fact that the courts may deny the granting or enforcement of equitable remedies. Subject to the expiration or waiver by the Bankruptcy Court of the fourteen (14) day period set forth in Bankruptcy Rules 6004(h) and 3020(e), the Plan constitutes the legal, valid and binding obligation of each Debtor, enforceable against such Debtor in accordance with its terms.

(b) Neither the execution and delivery by the Debtors of this Agreement or any of the other Transaction Documents, the execution or filing with the Bankruptcy Court by the Debtors of the Plan nor the performance or consummation by the Debtors of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time or both):

(i) contravene, conflict with or result in a violation or breach of any provision of the Organizational Documents of any Debtor;

(ii) after entry of the Confirmation Order, contravene, conflict with or result in a violation of any Law or Order to which any Debtor or any of its Subsidiaries, or any of the properties, assets, rights or interests owned or used by any Debtor or any of its Subsidiaries, may be subject;

(iii) contravene, conflict with or result in a violation or breach of any provision of, or give rise to any right of termination, acceleration or cancellation under, any Contract to which any Debtor or any of its Subsidiaries is a party or which any Debtor’s or any of its Subsidiaries’ properties, assets, rights or interests are bound; or

(iv) result in the imposition or creation of any Encumbrance (except for Permitted Encumbrances described in clause (e) of the definition thereof) upon or with respect to any of the assets, properties, rights, interests or businesses owned or used by any Debtor or any of its Subsidiaries that will not be released and discharged pursuant to the Plan;

except, in the case of clauses (ii) and (iii) above, where such occurrence, event or result (x) would not, individually or in the aggregate, reasonably be expected to be adverse in any material respect to any Debtor or any of its Subsidiaries, or (y) arises as a result of the filing of the Chapter 11 Cases or the discharge or compromise of claims as a result thereof.

(c) Subject to the Approvals, none of the Debtors will be required to give any notice to, make any filing with or obtain any Consent from, any Person in connection with the execution and delivery of this Agreement or any other Transaction Document, or the execution and filing with the Bankruptcy Court of the Plan, or the performance or consummation of any of the Contemplated Transactions, except any of the foregoing that are required to be given, made or obtained under Law in connection with the Chapter 11 Cases.

2.3. Proceedings. There are no pending, outstanding or, to the knowledge of the Debtors, threatened Proceedings to which any Debtor or any of its Subsidiaries is a party or to which any properties, assets, rights or interests of any of them are subject, except for (a) claims of creditors or parties in interest in the Chapter 11 Cases, (b) the class action securities

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litigations currently pending (and which were pending as of the Petition Date) in federal court in the State of Nevada and the Ontario Superior Court in Canada, (c) the shareholder demand to compel an annual meeting currently pending (and which was not pending as of the Petition Date) in the Court of Chancery for the State of Delaware, and (d) Proceedings that if adversely determined to such Debtor or any of its Subsidiaries would not, individually or in the aggregate, reasonably be expected to be adverse in any material respect to such Debtor or any of its Subsidiaries.

2.4. Brokers or Finders. Except for Moelis & Company and Houlihan Lokey Capital, Inc. (to the extent provided for in the engagement letter between the Company and Moelis & Company and the engagement letter with Houlihan Lokey Capital, Inc., acknowledged and agreed by the Company, each in effect on the date of this Agreement), neither any Debtor, any of its Subsidiaries nor any of their respective Representatives has incurred any obligation or liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or other similar payments in connection with this Agreement or any of the other Transaction Documents, the Plan or any of the Contemplated Transactions.

2.5. Exemption from Registration. Assuming the accuracy of the Purchasers’ representations set forth in Section 3 hereof, each of the Specified Issuances will be exempt from the registration and prospectus delivery requirements of the Securities Act.

2.6. Issuance.

(a) The Notes issued and delivered to the Purchasers pursuant to this Agreement and the Indenture will be free and clear of all taxes, Encumbrances, pre-emptive rights, rights of first refusal, subscription and similar rights (other than any such Encumbrances created by a Purchaser).

(b) Upon the issuance and delivery of the Notes in accordance with this Agreement and the Indenture, the Notes will be convertible at the option of the holder thereof into shares of New Common Stock in accordance with the terms of the Indenture and the Notes, and such shares of New Common Stock have been duly authorized and reserved and, when issued and delivered upon conversion of the Notes in accordance with the terms thereof and the Indenture, will be validly issued, fully paid and non-assessable, and will be free and clear of all taxes, Encumbrances, pre-emptive rights, rights of first refusal, subscription and similar rights.

2.7. No Violation or Default. Neither any Debtor nor any of its Subsidiaries is in violation of its Organizational Documents. Neither any Debtor nor any of its Subsidiaries is: (a) except for any defaults arising as a result of the Chapter 11 Cases, in default, and no event has occurred that, with notice or lapse of time or both, would constitute a default, under any Contract to which such Debtor or any of its Subsidiaries is a party or by which such Debtor or any of its Subsidiaries is bound or to which any of the properties, assets, rights or interests of such Debtor or any of its Subsidiaries is subject; or (b) in violation of any Law or Order, except, in the case of clauses (a) and (b) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to be adverse in any material respect to any Debtor or any of its Subsidiaries.

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2.8. Title to Intellectual Property. Each of the Debtors and its Subsidiaries owns, or is licensed or otherwise has the right to use, all patents, inventions and discoveries (whether patentable or not), trademarks, service marks, trade names, trade dress, internet domain names, copyrights, published and unpublished works of authorship (including software), and all registrations, recordations and applications of the foregoing and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and licenses related to any of the foregoing (“IP Rights”) owned by or used in the conduct of the businesses of each Debtor and its Subsidiaries (“Debtor IP Rights”), except where the failure to own or possess such rights to (or have licenses related to) any such IP Rights would not, individually or in the aggregate, reasonably be expected to be adverse in any material respect to any of the Debtors; and, to the knowledge of the Debtors, the conduct of the businesses of each Debtor and its Subsidiaries does not infringe or misappropriate in any material respect with any IP Rights of others, and each Debtor and its Subsidiaries have not received any written notice of any claim of infringement or misappropriation of any IP Rights of others. None of the Debtor IP Rights owned by any Debtor and/or any of its Subsidiaries have been adjudged invalid or unenforceable, and the Debtors have maintained all registered patents, trademarks and copyrights in full force and effect and used commercially reasonable efforts to protect all trade secrets, except where such adjudication or failure to maintain would not, individually or in the aggregate, reasonably be expected to be adverse in any material respect to any Debtor or any of its Subsidiaries. To the knowledge of the Debtors, no third party has infringed or misappropriated any Debtor IP Rights, except where such infringement or misappropriation of any such IP Rights would not, individually or in the aggregate, reasonably be expected to be adverse in any material respect to any Debtor or any of its Subsidiaries.

2.9. Licenses and Permits. Each Debtor and its Subsidiaries holds all material licenses, certificates of approval, approvals, registrations, permits and consents by, and have given all material notices to, the appropriate Governmental Bodies that are required to operate their businesses where they are currently being operated, except where the failure to have such licenses, certificates of approval, approvals, registrations, permits and consents could not reasonably be expected to be adverse in any material respect to any Debtor or any of its Subsidiaries. Neither any Debtor nor any of its Subsidiaries has received notice of any revocation or modification of any such license, certificate, permit, or authorization, or has any reason to believe that any such license, certificate, permit, or authorization will not be renewed in the ordinary course, or that any such renewal will be materially impeded, delayed, hindered or burdensome to obtain, except to the extent that any of the foregoing would not, individually or in the aggregate, reasonably be expected to be adverse in any material respect to any Debtor or any of its Subsidiaries.

2.10. Compliance With Environmental Laws. Except in the case of any of the following that would not, individually or in the aggregate, reasonably be expected to be adverse in any material respect to any Debtor or any of its Subsidiaries, each Debtor and its Subsidiaries:

(a) is in compliance with any and all material applicable Environmental Laws;

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(b) have received and are in compliance with all material permits, licenses, approvals or other Consents required of them under applicable Environmental Laws to conduct their respective businesses; and

(c) have no knowledge and have not received written notice from any Governmental Body or any Person of (i) any material violations of, or liability under, Environmental Laws with respect to the presence of any hazardous or toxic substances or wastes, pollutants or contaminants at, on, under, or emanating from any of their respective businesses and (ii) any actual or potential material liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants at, on, under or emanating from any of their respective currently owned, operated or leased real properties or tangible personal properties, or any of their respective formerly owned, operated or leased real properties or tangible personal properties, or any of their respective divested businesses or predecessors in interest.

For purposes of this Section 2.10, “Disposal” and “Release” shall have the same meanings as those terms are defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. § 9601 et seq.).

2.11. Compliance With ERISA. All material employee benefit, compensation and incentive plans, arrangements and agreements (including, but not limited to, employee benefit plans within the meaning of Section 3(3) of ERISA) (all such plans, arrangements and agreements, whether or not material, the “Benefit Plans”) maintained, administered or contributed to by any Debtor or any of its Subsidiaries for or on behalf of any employees or former employees of such Debtor or any of its Affiliates have been maintained in compliance in all material respects with its terms and the requirements of any applicable Laws or Orders, including, but not limited to, ERISA and the Code. None of the Benefit Plans are, and neither the Debtors, any of their respective Subsidiaries nor any of their respective ERISA Affiliates maintain, contribute to, or have an obligation to contribute to, or in the past six (6) years has maintained, contributed to, or had an obligation to contribute to, or have any liability with respect to, (i) a plan subject to Title IV of ERISA or Sections 412 or 4971 of the Code or (ii) a multiemployer plan (within the meaning of Section 4001(3) of ERISA or 413(c) of the Code).

2.12. No Unlawful Payments. Neither any Debtor nor any of its Subsidiaries nor, to the knowledge of any Debtor, any current or former director, officer or employee of any Debtor or any of its Subsidiaries has, directly or indirectly: (a) made, offered or promised to make or offer any payment, loan or transfer of anything of value, including any reward, advantage or benefit of any kind, to or for the benefit of any employee or official of a Governmental Body, candidate for public office, political party or political campaign, for the purpose of (i) influencing any act or decision of such employee, official, candidate, party or campaign, (ii) inducing such employee, official, candidate, party or campaign to do or omit to do any act in violation of a lawful duty, (iii) obtaining or retaining business for or with any Person, (iv) expediting or securing the performance of official acts of a routine nature, or (v) otherwise securing any improper advantage; (b) paid, offered or promised to pay or offer any bribe, payoff, influence payment, kickback, unlawful rebate, or other similar unlawful payment of any nature; (c) made, offered or promised to make or offer any unlawful contributions, gifts, entertainment or other unlawful expenditures; (d) established or maintained any unlawful fund of corporate

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monies or other properties; (e) created or caused the creation of any false or inaccurate books and records of any of the Debtors or any of their respective Subsidiaries related to any of the foregoing; or (f) otherwise violated any provision of the Foreign Corrupt Practices Act of 1977, 15 U.S.C. §§ 78dd-1, et seq., or any other applicable anti-corruption or anti-bribery law.

2.13. Absence of Certain Changes or Events. Since December 31, 2014, and excluding any transactions effected in connection with the Chapter 11 Cases, (a) each Debtor and its Subsidiaries have conducted their respective businesses in the ordinary course of business consistent with past practices; provided, that the conduct by the Debtors of their business in accordance with “Mining Suspension Plan (B)” as set forth in the “Allied Nevada – Project Aztec: Projection Update” dated June 2015 shall not be deemed to be a breach of the representation made in this clause (a); (b) there has not been any change with respect to any finance or tax accounting elections, methods, principles or practices of any Debtor or any of its Subsidiaries; and (c) neither any Debtor nor any of its Subsidiaries has incurred any damage, destruction, loss or casualty (not covered by insurance) to its property or assets with a value, individually or in the aggregate, in excess of $350,000. Except as set forth in the “Allied Nevada – Project Aztec: Projection Update” dated June 2015, since December 31, 2014, there has not been any Material Adverse Effect.

2.14. Title to Property; Leases.

(a) The Debtors and their respective Subsidiaries have good, valid and marketable title to (or, (i) in the case of leased assets or property (including, without limitation, all real property rights and interests, mining claims (whether patented or unpatented), mining leases or concessions leased by each Debtor or any of its Subsidiaries (the “Leased Real Property”)), a valid and subsisting leasehold interest in, or (ii) in the case of real property rights and interests, mining claims (whether patented or unpatented), mining leases or concessions owned by each Debtor or any of its Subsidiaries (the “Owned Real Property”), good, valid and marketable title to) all assets and properties that, individually or in the aggregate, are material to the conduct of the business of each Debtor and its Subsidiaries, free and clear of all Encumbrances other than Permitted Encumbrances. As of the date hereof all leases relating to the Leased Real Property are, and immediately after the Effective Date all leases relating to the Leased Real Property shall be, in full force and effect and enforceable by the Debtors and their respective Subsidiaries in accordance with their respective terms.

(b) To the knowledge of the Debtors, none of the buildings or structures situated on or forming part of the Owned Real Property or the Leased Real Property, or the operation or maintenance thereof, encroaches on any property owned by others, other than any such encroachments that would not, individually or in the aggregate, reasonably be expected to be adverse in any material respect to any Debtor or any of its Subsidiaries. To the knowledge of the Debtors, the Owned Real Property and the Leased Real Property and the current uses thereof by the Debtors and their respective Subsidiaries comply in all respects with applicable Laws, other than any such noncompliance that would not, individually or in the aggregate, reasonably be expected to be adverse in any material respect to any Debtor or any of its Subsidiaries. Except as set forth in the SEC Reports, no taking has been commenced or, the knowledge of the Debtors, is contemplated with respect to all or any portion of any Owned Real Property or Leased Real Property.

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(c) With respect to all patented and unpatented mining claims included in the Leased Real Property and the Owned Real Property (the “Mining Claims”), (i) such Mining Claims are validly located and recorded and are maintained, in each case, in accordance, in all material respects, with the Laws of the United States and the State of Nevada, (ii) neither the Debtors nor any of their respective Subsidiaries have any liability or obligations to any Person with respect to any Mining Claims (other than obligations in respect of the payment of royalties under a mining lease with the owner of certain patented and unpatented Mining Claims relating to the gold and silver mine commonly referred to as the “Hycroft Mine”), (iii) there is no material adverse claim against or challenge to the title of the Debtors or any of their respective Subsidiaries with respect to any Mining Claim that, if determined adversely to the Debtors or any of their respective Subsidiaries, would materially and adversely affect the ability of the Debtors or any of their respective Subsidiaries to make use of, transfer or otherwise exploit such Mining Claim, (iv) no other Person has any material interest in any Mining Claim that would affect the interest of the Debtors or any of their respective Subsidiaries in the Mining Claims, and (v) no Debtor or any of its Subsidiaries has received any written notice or, to the knowledge of the Debtors, any oral notice from any Governmental Body of any revocation or intent to revoke any Debtor’s or any of its Subsidiaries’ interest in any of the Mining Claims.

(d) The Debtors and their respective Subsidiaries own or have valid rights to use all water rights, surface use rights, access rights or agreement, easements and rights of way, tunnels, drifts, powerlines and roads that are necessary for the Debtors and their respective Subsidiaries to operate their business in the ordinary course of business.

2.15. Financial Statements. Each of (a) the audited consolidated balance sheet of the Company and its Subsidiaries as of December 31, 2014, and the related consolidated statements of (loss) income and comprehensive (loss) income, stockholders’ equity and cash flows for the twelve-month period then ended included in the Annual Report on Form 10-K of the Company for the year ended December 31, 2014 (the “Audited Financial Statements”), and (b) the unaudited consolidated balance sheet of the Company and its Subsidiaries as of June 30, 2015, and the related condensed consolidated statements of (loss) income and comprehensive income, stockholders’ equity (deficit) and cash flows for the six-month period then ended, included in the Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2015 (the “Unaudited Financial Statements” and, together with the Audited Financial Statements, the “Financial Statements”), (i) comply as to form in all material respects with applicable accounting requirements and published rules and regulations of the SEC with respect thereto; (ii) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (subject, in the case of the Unaudited Financial Statements to normal recurring year-end adjustments (that will not, individually or in the aggregate, be material in amount or effect) and the absence of all required footnotes thereto (that, if presented, would not, individually or in the aggregate, differ materially from those included in the Audited Financial Statements); and (iii) fairly present in all material respects the consolidated financial condition, stockholders’ equity and results of operations and cash flows (as applicable) of the Company and its Subsidiaries as of the respective dates thereof and for the periods referred to therein.

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2.16. Tax Matters.

(a) Except as set forth in the SEC Reports, (i) all tax returns required to be filed by or on behalf of any Debtor or any of its Subsidiaries, or any Affiliated Group of which any Debtor or any of its Subsidiaries is or was a member, have been properly prepared and duly and timely filed with the appropriate taxing authorities in all jurisdictions in which such tax returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings); (ii) all material taxes payable by or on behalf of any Debtor or any of its Subsidiaries either directly, as part of the consolidated tax return of another taxpayer, or otherwise, have been fully and timely paid, and adequate reserves or accruals for taxes have been provided in the balance sheet included as part of the Financial Statements in respect of any period for which tax returns have not yet been filed or for which taxes are not yet due and owing; (iii) no agreement, waiver or other document or arrangement extending or having the effect of extending the period for assessment or collection of a material amount of taxes (including any applicable statute of limitations) has been executed or filed with the IRS or any other Governmental Body by or on behalf of any Debtor, any of its Subsidiaries or any Affiliated Group of which any Debtor or any of its Subsidiaries is or was a member, and no power of attorney in respect of any tax matter is currently in force; and (iv) Schedule 2.16 represents, to the knowledge of the Debtors, the expected material (A) tax consequences of the Restructuring Transaction to the Debtor and its Affiliates and (B) tax basis of the Debtor and its Affiliates in their respective assets (including stock of other affiliates) as of the first day of the taxable year immediately following the Restructuring Transaction.

(b) Except as set forth in the SEC Reports, each Debtor and its Subsidiaries have complied in all material respects with all applicable Laws relating to the payment and withholding of taxes and have duly and timely withheld from employee salaries, wages, and other compensation and have paid over to the appropriate taxing authorities or other applicable Governmental Bodies all amounts required to be so withheld and paid over for all periods under all applicable Laws.

(c) Except as set forth in the SEC Reports, (i) all material deficiencies asserted or assessments made as a result of any examinations by the IRS or any other Governmental Body of the tax returns of or covering or including any Debtor or any of its Subsidiaries have been fully paid, and there are no other material audits or investigations by any taxing authority or any other Governmental Body in progress, nor has any Debtor, any of its Subsidiaries or any Affiliated Group of which any Debtor or any of its Subsidiaries is or was a member received notice from any taxing authority or other applicable Governmental Body that it intends to conduct such an audit or investigation; (ii) no issue has been raised by a federal, state, local, or foreign taxing authority or other applicable Governmental Body in any current or prior examination that, by application of the same or similar principles, could reasonably be expected to result in a material proposed deficiency for any subsequent taxable period; and (iii) there are no Encumbrances for taxes with respect to any Debtor or any of its Subsidiaries, or with respect to the assets or business of any Debtor or any of its Subsidiaries, nor is there any such Encumbrance that is pending or threatened, other than Permitted Encumbrances.

2.17. Labor and Employment Compliance. Except as set forth in the SEC Reports, each Debtor and each of its Subsidiaries is in compliance with all applicable Laws or Orders respecting employment and employment practices, except where the failure to comply with such applicable Laws or Orders would not, individually or in the aggregate, reasonably be

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expected to be adverse in any material respect to any Debtor or any of its Subsidiaries. Except as set forth in the SEC Reports, there is no Proceeding pending or, to the Debtors’ knowledge, threatened against any Debtor or any of its Subsidiaries alleging unlawful discrimination in employment before any Governmental Body and there is no Proceeding with regard to any unfair labor practice against any Debtor or any of its Subsidiaries pending before the National Labor Relations Board or any other Governmental Body, except for any such Proceedings that would not, individually or in the aggregate, reasonably be expected to be adverse in any material respect to any Debtor or any of its Subsidiaries. None of the employees of any Debtor or any of its Subsidiaries is covered by any collective bargaining agreement, and no collective bargaining agreement is currently being negotiated by any Debtor or any of its Subsidiaries.

2.18. SEC Reports and Disclosure Statement. Since the Petition Date, the Company has filed all forms, reports, statements, certifications and other documents (including all exhibits, amendments and supplements thereto) with the SEC as required by the Securities Act or the Exchange Act. As of their respective dates, and giving effect to any amendments or supplements thereto filed prior to the date of this Agreement, each of the SEC Reports complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act applicable to such SEC Reports, except to the extent of any noncompliance with the form of the SEC Report used to file this Agreement or other agreements during the Chapter 11 Cases results from the Company’s compliance with the last sentence of Section 12.13 or the requests of lenders to such agreements, as the case may be. The Company has filed with the SEC all “material contracts” (as such term is defined in Item 601(b)(10) of Regulation S-K under the Exchange Act) that are required to be filed as exhibits to the SEC Reports.

2.19. Internal Control Over Financial Reporting. As is set forth in the SEC Reports, the Debtors have established and maintain a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) promulgated under the Exchange Act) that, as of December 31, 2014, was effective to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP.

2.20. Disclosure Controls and Procedures. As is set forth in the SEC Reports, as of December 31, 2014, the Debtors (a) maintain disclosure controls and procedures (within the meaning of Rules 13a-15(e) and 15d-15(e) promulgated under the Exchange Act) designed to ensure that information required to be disclosed by the Debtors in the reports that the Debtors file and submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, including that information required to be disclosed by the Debtors in the reports that they file and submit under the Exchange Act is accumulated and communicated to management of the Debtors as appropriate to allow timely decisions regarding required disclosure, and (b) have disclosed, based upon the most recent evaluation by the Chief Executive Officer and Chief Financial Officer of the Debtors of the Debtors’ internal control over financial reporting, to its auditors and the audit committee of the Company’s board of directors (i) all material weaknesses in the design or operation of the Debtors’ internal control over financial reporting which are reasonably likely to adversely affect their ability to record, process, summarize and report financial data and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Debtors’ internal control over financial reporting.

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2.21. Full Disclosure. No representations or warranties by any of the Debtors in this Agreement, and no statement contained in any document (including the Financial Statements, the SEC Reports, certificates or other writing furnished or to be furnished by the Debtors or any of their respective Representatives pursuant to the provisions hereof or in connection with the any of the Contemplated Transactions), contains any untrue statement of material fact or omits to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which it was made, not misleading in any material respect.

2.22. Arm’s Length. Each Debtor acknowledges and agrees that the Purchasers are acting solely in the capacity of arm’s length contractual counterparties to the Debtors with respect to the transactions contemplated hereby (including in connection with determining the terms of the Indenture and the Notes) and not as financial advisors or fiduciaries to, or agents of, the Debtors or any other Person. Additionally, the Purchasers are not advising the Debtors or any other Person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. Each Debtor shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby and the other Contemplated Transactions, and the Purchasers shall have no responsibility or liability to any Debtor with respect thereto. Any review by a Purchaser of the Debtors, the Contemplated Transactions or other matters relating to the Contemplated Transactions will be performed solely for the benefit of such Purchaser and shall not be on behalf of the Debtors.

3. Representations and Warranties of the Purchasers. Each Purchaser, severally and not jointly, hereby represents and warrants to the Debtors as set forth below. Except for representations and warranties that are expressly limited as to a particular date, each representation and warranty is made as of the date hereof and as of the Effective Date.

3.1. Organization of Such Purchaser. Such Purchaser is duly organized or formed (as applicable), validly existing and in good standing under the Laws of its jurisdiction of incorporation or formation (as applicable), with full corporate, partnership or limited liability company (as applicable) power and authority to conduct its business as it is now conducted.

3.2. Authority; No Conflict; Consents.

(a) Such Purchaser (i) has the requisite corporate, partnership or limited liability company (as applicable) power and authority (A) to enter into, execute and deliver this Agreement and (B) to perform and consummate the transactions contemplated hereby, and (ii) has taken all necessary corporate, partnership or limited liability company (as applicable) action required for (x) the due authorization, execution and delivery of this Agreement and (y) the performance and consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Purchaser. This Agreement constitutes the legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms.

(b) Except (x) for Consents which have been obtained, notices which have been given and filings which have been made and (y) where the failure to give any notice, obtain

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any Consent or make any filing would not reasonably be expected to prevent or materially delay the consummation of any of the transactions contemplated by this Agreement, such Purchaser is not and will not be required to give any notice to, make any filing with or obtain any Consent from, any Person in connection with the execution and delivery by such Purchaser of this Agreement or the consummation or performance by such Purchaser of any of the transactions contemplated hereby.

3.3. Notes Not Registered. Such Purchaser has been advised by the Company and understands that (a) the Notes are being privately placed by the Company pursuant to an exemption from registration provided under Section 4(a)(2) of the Securities Act and neither the offer nor sale of any Notes pursuant to this Agreement has been registered under the Securities Act or any state “blue sky” laws; (b) the Notes being acquired by such Purchaser pursuant to this Agreement are characterized as “restricted securities” under the Securities Act inasmuch as they are being acquired by such Purchaser from the Company in a transaction not involving a public offering and, subject to such Purchaser’s rights under the Indenture, such Purchaser must continue to bear the economic risk of the investment in its Notes indefinitely unless the offer and sale of its Notes is subsequently registered under the Securities Act and all applicable state securities or “blue sky” laws or an exemption from such registration is available; (c) the Notes being acquired by such Purchaser pursuant to this Agreement have not been and will not be registered under the Securities Act or any state “blue sky” laws, and, except as set forth in the Indenture, the Company is under no obligation to assist such Purchaser in complying with any exemption from such registration; (d) it is not anticipated that there will be any public market for the Notes; (e) a restrictive legend in the form set forth in the Stockholders Agreement shall be placed on the certificates representing the Notes; and (f) a notation shall be made in the appropriate records of the trustee for the Notes indicating that the Notes are subject to restrictions on transfer.

3.4. Acquisition for Own Account. Such Purchaser is acquiring Notes pursuant to this Agreement for its own account (or for the accounts for which it is acting as investment advisor or manager) for investment purposes and not with a view toward, or for resale or transfer in connection with, the sale or distribution thereof within the meaning of the Securities Act that would be in violation of the Securities Act or any securities or “blue sky” laws of any state of the United States or other applicable law, and has no contract, agreement, undertaking or arrangement, and no intention to enter into any contract, agreement, undertaking or arrangement, to pledge such Notes or any part thereof (other than pledges to its own lenders or brokers).

3.5. Institutional Accredited Investor or Qualified Institutional Buyer. Such Purchaser is an Institutional Accredited Investor or a Qualified Institutional Buyer, and has such knowledge, skill and experience in business, financial and investment matters so that such Purchaser is capable of evaluating the merits, risks and consequences of an investment in the Notes and is able to bear the economic risk of loss of such investment, including the complete loss of such investment.

3.6. No Advertising or General Solicitation. Such Purchaser is not purchasing Notes as a result of any advertisement, article, notice or other communication regarding the Notes published in any newspaper, magazine or similar media or broadcast over

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television or radio or presented at any seminar or, to such Purchaser’s knowledge, any other general solicitation or general advertisement. Neither such Purchaser nor its Affiliates or any person acting on its or any of their behalf has engaged, or will engage, in any form of general solicitation or general advertising (within the meaning of Rule 502(c) under the Securities Act) in connection with the offering of the Notes.

3.7. No ERISA Plans. Either (a) such Purchaser is not purchasing or holding Notes (or any interest in Notes) with the assets of (i) an employee benefit plan that is subject to Title I of ERISA, (ii) a plan, individual retirement account or other arrangement that is subject to Section 4975 of the Code, (iii) an entity whose underlying assets are considered to include “plan assets” of any of the foregoing by reason of such plan’s, account’s or arrangement’s investment in such entity, or (iv) a governmental, church, non-U.S. or other plan that is subject to any similar laws; or (b) the purchase and holding of such Notes by such Purchaser, throughout the period that it holds such Notes, and the disposition of such Notes or an interest therein will not constitute (x) a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, (y) a breach of fiduciary duty under ERISA or (z) a similar violation under any applicable similar laws.

3.8. Access to Data. Such Purchaser has had an opportunity to ask questions of, and receive answers from, the officers of the Company concerning the Transaction Documents, the exhibits and schedules attached hereto and thereto, and the transactions contemplated by the Transaction Documents, as well as the Company’s business, management and financial affairs, which questions were answered to its satisfaction. Such Purchaser acknowledges that any business plans prepared by the Company have been, and continue to be, subject to change and that any projections included in such business plans or otherwise are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying the projections will not materialize or will vary significantly from actual results, but such acknowledgement is given by such Purchaser only under the premise that such projections were prepared in good faith and represent the Debtors’ best estimate of the Debtors’ future financial performance and such assumptions are believed by the Debtors to be fair in light of current business conditions.

3.9. No “Bad Actor” Disqualification Events. Neither (a) such Purchaser, (b) any of its directors, executive officers, general partners or managing members, nor (c) any beneficial owner of the Company’s voting equity securities (in accordance with Rule 506(d) of the Securities Act) owned by such Purchaser is subject to any “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act, except for such disqualification events covered by Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Securities Act and disclosed reasonably in advance of the Closing in writing in reasonable detail to the Company.

3.10. Brokers or Finders. Such Purchaser has not, and its Representatives have not, incurred any obligation or liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or other similar payments in connection with this Agreement or the other Transaction Documents, for which the Debtors may be liable.

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3.11. Proceedings. There is no pending, outstanding or, to the knowledge of such Purchaser, threatened Proceedings against such Purchaser that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the transactions contemplated by this Agreement, which, if adversely determined, would reasonably be expected to prohibit, materially delay or materially and adversely impact such Purchaser’s performance or consummation of its obligations under this Agreement.

3.12. Sufficiency of Funds. At the Closing, such Purchaser will have available funds sufficient to pay its Notes Purchase Price.

4. Covenants of the Debtors. The Debtors hereby, jointly and severally, agree with the Purchasers as set forth in this Section 4:

4.1. Conditions Precedent. The Debtors shall use their commercially reasonable efforts to satisfy or cause to be satisfied all the conditions precedent set forth in Section 6.1 hereof (including, without limitation, procuring and obtaining all Consents, authorizations and waivers of, making all filings with, and giving all notices to, Persons (including Governmental Bodies) which may be necessary or required on its part in order to consummate or effect the transactions contemplated herein); provided, however, that nothing contained in this Section 4 shall obligate the Debtors to waive any right or condition under this Agreement.

4.2. Use of Proceeds. The Debtors shall use the Proceeds solely for the purposes set forth in the Plan.

4.3. Stamp Taxes. To pay all stamp or other issuance or transfer taxes or duties other similar fees or charges which may be imposed by any governmental or regulatory authority in connection with the execution and delivery of this Agreement or the issuance or sale of the Notes.

4.4. DTC Eligibility. The Debtors shall use their commercially reasonable efforts to promptly make all Notes eligible for deposit with DTC.

5. Covenants of the Purchasers. Each of the Purchasers hereby agrees, severally and not jointly, with the Debtors as set forth in this Section 5:

5.1. Conditions Precedent. Each of the Purchasers shall use its commercially reasonable efforts to satisfy or cause to be satisfied all the conditions precedent applicable to such Purchaser set forth in Section 6.2 hereof; provided, however, that nothing contained in this Section 5.1 shall obligate any Purchaser to waive any right or condition under this Agreement.

5.2. Transfer Restrictions. Each Purchaser agrees not to offer, sell or otherwise transfer any Notes except (a) to the Company or any Subsidiary thereof, (b) for so long as the Notes are eligible for resale pursuant to Rule 144A under the Securities Act, to a Person it reasonably believes is a Qualified Institutional Buyer that purchases for its own account or for the account of a Qualified Institutional Buyer to which notice is given that the transfer is being made in reliance on such Rule 144A, (c) pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Securities Act, (d)

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to an Institutional Accredited Investor that is acquiring the Notes for its own account, or for the account of such an Institutional Accredited Investor, for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act, (e) pursuant to a registration statement which has been declared effective under the Securities Act, or (f) pursuant to another available exemption from the registration requirements of the Securities Act and, in each case, in compliance with any applicable securities laws of any state of the United States and any other applicable jurisdiction.

6. Conditions to Closing.

6.1. Conditions Precedent to Obligations of the Purchasers. The obligation of each Purchaser to purchase Notes hereunder is subject to the satisfaction (or waiver by the Requisite Purchasers) of each of the following conditions prior to or on the Effective Date:

(a) Amended and Restated Restructuring Support Agreement. The Amended and Restated Restructuring Support Agreement shall not have been terminated.

(b) Plan. The Plan, as confirmed by the Bankruptcy Court, shall be (including all schedules, documents and forms of documents contained in, or constituting a part of, the Plan Supplement) in form and substance reasonably acceptable to the Requisite Purchasers and the Debtors.

(c) Disclosure Statement. The Disclosure Statement shall be consistent in all material respects with the terms set forth in the Plan and otherwise in form and substance reasonably acceptable to the Requisite Purchasers and the Debtors.

(d) Note Purchase Agreement. Each of the Purchasers and the Debtors shall have executed and delivered this Agreement.

(e) Transaction Documents. The Debtors shall have executed and/or delivered, and all other parties thereto shall have executed and/or delivered, (x) each Note Document, (y) all documents, instruments and agreements required to be entered into and/or delivered by the Debtors in connection with the New First Lien Term Loans and (z) all other documents, instruments and agreements to be entered into and/or delivered by the Debtors in connection with the Contemplated Transactions (the documents, instruments and agreements referred to in clauses (x), (y) and (z), the “Transaction Documents”), all such Transaction Documents to be consistent with the Plan and the Amended and Restated Restructuring Support Agreement (as in effect on the date of this Agreement) and, if applicable, the Commitment Letter and otherwise in form and substance reasonably acceptable to the Requisite Purchasers and the Debtors.

(f) Confirmation Order. The Bankruptcy Court shall have entered the Confirmation Order, the Confirmation Order shall be in form and substance reasonably acceptable to the Requisite Purchasers and the Debtors, and the Confirmation Order shall be a Final Order.

(g) Disclosure Statement. The Bankruptcy Court shall have entered an order approving the Disclosure Statement (the “Disclosure Statement Order”) and the Disclosure Statement Order shall be in form and substance reasonably acceptable to the Requisite Purchasers and the Debtors.

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(h) Conditions to Effective Date. The conditions to the Effective Date set forth in the Plan shall have been satisfied (or waived with the prior written consent of the Requisite Purchasers) in accordance with the Plan, and the Effective Date shall have occurred or shall occur simultaneously with the Closing.

(i) Liens. All liens on all of the collateral to secure the obligations under the Notes and the Indenture and the guarantees thereof shall have been perfected in a manner that is acceptable to the Requisite Purchasers and such liens shall be second-priority liens subject only to the priority of the liens that secure the New First Lien Term Loans and certain permitted liens under the New First Lien Term Loan Credit Facility that are acceptable to the Requisite Purchasers and the Debtors.

(j) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction, judgment or other Order preventing the consummation of any of the transactions contemplated by this Agreement or any of the other Contemplated Transactions shall have been entered, issued, rendered or made, nor shall any Proceeding seeking any of the foregoing be commenced, pending or threatened; nor shall there be any Law promulgated, enacted, entered, enforced or deemed applicable to the Purchasers or the Debtors which makes the consummation of any of the transactions contemplated by this Agreement or any of the other Contemplated Transactions (including, without limitation, each of the Specified Issuances) illegal, void or rescinded.

(k) Notices and Consents. All governmental and third party notifications, filings, waivers, authorizations and Consents necessary or required to be obtained by the Debtors (other than such notifications, filings, waivers, authorizations or consents which are not required due to the Bankruptcy Code or order of the Bankruptcy Court) for the consummation of any of the transactions contemplated by this Agreement or any of the other Contemplated Transactions, if any, shall have been made or received and shall be in full force and effect.

(l) Representations and Warranties. Each of (i) the representations and warranties of the Debtors in this Agreement that are not qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all material respects and (ii) the representations and warranties of the Debtors in this Agreement that are qualified as to “materiality” or “Material Adverse Effect” shall be true and correct, in each case of clauses (i) and (ii), at and as of the date of this Agreement and as of the Effective Date as if made at and as of the Effective Date (except for representations and warranties made as of a specified date, which shall be true and correct only as of the specified date).

(m) Covenants. Each of the Debtors shall have complied in all material respects with all covenants in the Commitment Letter and/or this Agreement which are applicable to the Debtors.

(n) Reimbursed Fees and Expenses. The Debtors shall have paid all Reimbursed Fees and Expenses that have accrued and remain unpaid as of the Effective Date in accordance with the terms of the Commitment Letter, and no Reimbursed Fees and Expenses shall be required to be repaid or otherwise disgorged to the Debtors or any other Person.

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(o) Material Adverse Effect. Since the date of the Commitment Letter, there shall not have occurred any Material Adverse Effect.

(p) Opinions and Other Documentation. The Debtor shall have delivered to the Purchasers (i) opinions of counsel to the Debtors, dated as of the Effective Date and addressed to the Purchasers, addressing such matters that the Requisite Purchasers reasonably request related to the Indenture and the Notes, the liens securing the obligations thereunder and the Contemplated Transactions, which opinions shall be in form and substance reasonably acceptable to the Requisite Purchasers, and which shall be customary in scope and shall not include any opinion in respect of the disclosure or any “10b-5 negative assurance”, and (ii) any other agreement, certificate or other documentation reasonably requested by the Purchasers.

(q) New Common Stock. On the Effective Date, other than (i) the shares of New Common Stock issued to the Holders of General Unsecured Claims in exchange for such General Unsecured Claims under the Plan, (ii) the shares of New Common Stock reserved for issuance upon conversion of the Notes in accordance with the Indenture, and (iii) the shares of New Common Stock that are reserved for issuance upon exercise of the New Warrants issued to the Holders of Allowed Subordinated Securities Claims and Holders of Existing Equity Interests under the Plan, no shares of New Common Stock or pre-emptive rights, rights of first refusal, subscription and similar rights to acquire equity securities of the Company will be outstanding or in effect (other than as may be set forth in the Stockholders Agreement).

(r) No Registration; Compliance with Securities Laws. No Proceeding shall be pending or threatened by any Governmental Body or other Person that alleges that any of the Specified Issuances is not exempt from the registration and prospectus delivery requirements of Section 5 of the Securities Act.

(s) Officer’s Certificate. The Purchasers shall have received on and as of the Effective Date a certificate of the chief financial officer of the Debtors confirming that the conditions set forth in Sections 6.1 hereof have been satisfied.

6.2. Conditions Precedent to Obligations of the Company. The obligations of the Company to issue and sell the Notes to each of the Purchasers pursuant to Section 1 hereof are subject to the following conditions precedent, each of which may be waived in writing by the Company:

(a) Confirmation Order. The Bankruptcy Court shall have entered the Confirmation Order and the Confirmation Order shall be a Final Order.

(b) Conditions to Effective Date. The conditions to the Effective Date set forth in the Plan shall have been satisfied or waived in accordance with the Plan, and the Effective Date shall have occurred or shall occur simultaneously with the Closing.

(c) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction, judgment or other Order preventing the consummation of

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any of the transactions contemplated by this Agreement or any of the other Contemplated Transactions shall have been entered, issued, rendered or made, nor shall any Proceeding seeking any of the foregoing be commenced, pending or threatened; nor shall there be any Law promulgated, enacted, entered, enforced or deemed applicable to the Purchasers or the Debtors which makes the consummation of any of the transactions contemplated by this Agreement or any of the other Contemplated Transactions (including, without limitation, each of the Specified Issuances) illegal, void or rescinded.

(d) Representations and Warranties. Each of (x) the representations and warranties of each Purchaser in this Agreement that are not qualified as to “materiality” or “adverse in any material respect” shall be true and correct in all material respects and (y) the representations and warranties of each Purchaser that are qualified as to “materiality” or “adverse in any material respect” shall be true and correct, in each case of clauses (x) and (y), at and as of the date of this Agreement and as of the Effective Date as if made at and as of the Effective Date (except for representations and warranties made as of a specified date, which shall be true and correct only as of the specified date).

7. Termination.

(a) Unless earlier terminated in accordance with the terms of this Agreement, this Agreement shall terminate automatically and immediately, without a need for any further action on the part of (or notice provided to) any Person, upon the earlier to occur of:

(i) November 30, 2015 (the “Termination Date”); and

(ii) the date of termination of the Amended and Restated Restructuring Support Agreement.

(b) This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time by the Purchasers upon the giving by the Requisite Purchasers of three (3) Business Days’ written notice of termination to the Debtors:

(i) if (x) any of the Debtors shall have breached or failed to perform by any of their respective representations, warranties, covenants or other obligations contained in this Agreement, or any representation or warranty of any of the Debtors in this Agreement shall have become untrue, and (y) any such breach, failure to perform or occurrence referred to in clause (x) above is not curable or able to be performed by the Termination Date, or, if curable or able to be performed by the Termination Date, is not cured or performed within seven (7) days after written notice of such breach, failure or occurrence is given to the Debtors by the Requisite Purchasers;

(ii) if any of the conditions set forth in Section 6.1 hereof become incapable of fulfillment;

(iii) if any of the Debtors makes a public announcement, enters into an agreement, or files any pleading or document with the Bankruptcy Court, evidencing its intention to support, or otherwise supports, any Alternative Transaction; or

(iv) if the Commitments are terminated in accordance with the Commitment Letter.

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(c) This Agreement may be terminated at any time by written consent of the Debtors and the Requisite Purchasers.

(d) In the event of termination of this Agreement in accordance with this Section 7, the provisions of this Agreement shall immediately become void and of no further force or effect (other than Sections 7, 8, 10, 11 and 12 hereof (and any defined terms used in any such Sections), and other than in respect of any liability of any party for any breach of this Agreement prior to such termination, which shall in each case expressly survive any such termination).

(e) Each Debtor hereby acknowledges and agrees and shall not dispute that the giving of notice of termination by the Requisite Purchasers pursuant to this Agreement shall not be a violation of the automatic stay of section 362 of the Bankruptcy Code (and each Debtor hereby waives, to the greatest extent possible, the applicability of the automatic stay to the giving of such notice).

8. Indemnification.

Whether or not the transactions contemplated by this Agreement or in the Plan are consummated or any of the other Contemplated Transactions are consummated, the Debtors hereby agree, jointly and severally, to indemnify and hold harmless each of the Purchasers and each of their respective Affiliates, Related Funds, stockholders, equity holders, members, partners, managers, officers, directors, employees, attorneys, accountants, financial advisors, consultants, agents, advisors and controlling persons (each, an “Indemnified Party”) from and against any and all losses, claims, damages, liabilities and expenses, joint or several, imposed on, sustained, incurred or suffered by, or asserted against, any Indemnified Party as a result of or arising out of or in any way related to, directly or indirectly, this Agreement or any of the other Transaction Documents, any of the transactions contemplated by this Agreement and/or any other Contemplated Transaction, or any breach by any Debtor of any of its representations, warranties and/or covenants set forth in this Agreement, or any claim, litigation, investigation or Proceeding relating to any of the foregoing, regardless of whether any such Indemnified Party is a party thereto, and to reimburse each such Indemnified Party for the reasonable and documented legal or other out-of-pocket costs and expenses as they are incurred in connection with investigating, responding to or defending any of the foregoing; provided, that the foregoing indemnification will not, as to any Indemnified Party, apply to losses, claims, damages, liabilities or expenses to the extent that they are (i) determined by a final, non-appealable decision by a court of competent jurisdiction to have resulted from (x) any act by such Indemnified Party that constitutes fraud, gross negligence or willful misconduct or (y) the material breach by such Indemnified Party of its obligations under this Agreement; or (ii) incurred in connection with any dispute solely among the Indemnified Parties other than as a result of, or arising from, any act or omission by any of the Debtors or their respective Affiliates. If for any reason the foregoing

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indemnification is unavailable to any Indemnified Party or insufficient to hold it harmless, then the Debtors shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect not only the relative benefits received by the Debtors, on the one hand, and such Indemnified Party, on the other hand, but also the relative fault of the Debtors, on the one hand, and such Indemnified Party, on the other hand, as well as any relevant equitable considerations. It is hereby agreed that the relative benefits to the Debtors, on the one hand, and all Indemnified Parties, on the other hand, shall be deemed to be in the same proportion as (A) the total value received or proposed to be received by the Debtors pursuant to the sale of the Notes to the Purchasers bears to (B) the Put Option Payment paid to the Purchasers in connection with such sales. The Debtors also agree that no Indemnified Party shall have any liability based on its exclusive or contributory negligence or otherwise to the Debtors, any Person asserting claims on behalf of or in right of the Debtors, or any other Person in connection with or as a result of the Commitment Letter, this Agreement or any other Transaction Document, the Plan or any of the Contemplated Transactions, except as to any Indemnified Party to the extent that any losses, claims, damages, liability or expenses incurred by the Debtors solely resulted from the fraud or willful misconduct of such Indemnified Party, as determined by a final, non-appealable decision by a court of competent jurisdiction. The terms set forth in this Section 8 shall survive termination of this Agreement and shall remain in full force and effect regardless of whether the transactions contemplated by this Agreement or any of the other Contemplated Transactions are consummated. The indemnity and reimbursement obligations of the Debtors under this Section 8 are in addition to, and do not limit, the Debtors’ obligations under Commitment Letter.

9. Survival of Representations and Warranties. Notwithstanding any investigation at any time made by or on behalf of any party hereto with respect to, or any knowledge acquired (or capable of being acquired) about, the accuracy or inaccuracy of or compliance with, any representation or warranty made by or on behalf of any party hereto, all representations and warranties contained in this Agreement and in the certificate delivered pursuant to Section 6.1(s) hereof shall survive for a period of one year after the execution, delivery and performance of this Agreement.

10. Amendments and Waivers. Any term of this Agreement may be amended or modified and the compliance with any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only if such amendment, modification or waiver is signed, in the case of an amendment or modification, by the Requisite Purchasers and the Debtors, or in the case of a waiver, by the party waiving compliance; provided, however, that (a) Schedule 1 hereto may be amended in accordance with the terms of Section 12.1 hereof and (b) any modification of, or amendment or supplement to, this Agreement that would have the effect of changing the Notes Purchase Price of any Purchaser shall require the prior written consent of such Purchaser unless otherwise expressly contemplated by this Agreement. No delay on the part of any party in exercising any right, power or privilege pursuant to this Agreement will operate as a waiver thereof, nor will any waiver on the part of any party of any right, power or privilege pursuant to this Agreement, or any single or partial exercise of any right, power or privilege pursuant to this Agreement, preclude any other or further exercise thereof or the exercise of any other right, power or privilege pursuant to this Agreement. The rights and remedies provided pursuant to this Agreement are cumulative and are not exclusive of any rights or remedies which any party otherwise may have at law or in equity.

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11. Notices, etc. Except as otherwise provided in this Agreement, all notices, requests, demands, document deliveries and other communications under this Agreement shall be in writing and shall be deemed to have been duly given, provided or made (a) when delivered personally, (b) when sent by electronic mail (“e-mail”) or facsimile, (c) one (1) Business Day after deposit with an overnight courier service or (d) three (3) Business Days after mailed by certified or registered mail, return receipt requested, with postage prepaid to the parties at the following addresses, facsimile numbers or e-mail addresses (or at such other address, facsimile number or e-mail address for a party as shall be specified by like notice):

(a) if to a Purchaser, to the address, facsimile number or e-mail address for such Purchaser set forth on Schedule 1 hereto,

with a copy to:

Stroock & Stroock & Lavan LLP
180 Maiden Lane
New York, NY 10038
Attention:	Brett Lawrence, Esq.
-and-
Jayme T. Goldstein, Esq.

Fax:	(212) 806-6006
Email:	blawrence@stroock.com
jgoldstein@stroock.com

(b) If to the Debtors at:

Allied Nevada Gold Corp.
9790 Gateway Drive, Suite 200
Reno, NV 89521
Attention:	Stephen Jones

Fax:	(775) 358-4458
Email:	Steve.jones@alliednevada.com

with a copy to:

Akin Gump Strauss Hauer & Feld LLP
One Bryant Park
New York, New York 10036-6745
Attention:	Ira Dizengoff, Esq. Philip C. Dublin, Esq.

Fax:	(212) 872-1002
Email:	idizengoff@akingump.com pdublin@akingump.com

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and

Neal, Gerber & Eisenberg LLP
2 N. LaSalle Street, Suite 1700
Chicago, Illinois 60602
Attention:	David Stone, Esq.

Fax:	(312) 269-8411
Email:	dstone@ngelaw.com

12. Miscellaneous.

12.1. Assignments. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned by any of the parties (whether by operation of Law or otherwise) without the prior written consent of the other parties. Notwithstanding the immediately preceding sentence, any Purchaser’s rights, obligations or interests hereunder may be freely assigned, delegated or transferred, in whole or in part, by such Purchaser, to (a) any Purchaser, (b) any Affiliate of a Purchaser or (c) any Related Fund of a Purchaser; provided, that any such assignee assumes the obligations of the assigning Purchaser hereunder and agrees in writing prior to such assignment to be bound by the terms hereof in the same manner as the assigning Purchaser (including by making all of the representations and warranties set forth in Section 3 as to such assignee). Following any assignment described in the immediately preceding sentence, Schedule 1 hereto shall be updated by the Debtors (in consultation with the assigning Purchaser and the assignee) solely to reflect the name and address of the applicable assignee or assignees and the Notes Purchase Price that shall apply to such assignee or assignees, and any changes to the Notes Purchase Price applicable to the assigning Purchaser. Any update to Schedule 1 hereto described in the immediately preceding sentence shall not be deemed an amendment to this Agreement. Notwithstanding the foregoing or any other provisions herein, no such assignment will relieve the assigning Purchaser of its obligations hereunder if any such assignee fails to perform such obligations.

12.2. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by Law) not invalidate or render unenforceable such provision in any other jurisdiction.

12.3. Entire Agreement. Except as expressly set forth herein, this Agreement, the Commitment Letter, the Amended and Restated Restructuring Support Agreement and the Plan constitute the entire understanding among the parties hereto with respect to the subject matter hereof and replace and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof. For the avoidance of

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doubt, the provisions in the Commitment Letter relating to expense reimbursement (including Reimbursed Fees and Expenses), indemnity, the Termination Payment and confidentiality will survive the execution and delivery of this Agreement.

12.4. Counterparts. This Agreement may be executed in any number of counterparts, each of which will be an original, and all of which, when taken together, will constitute one agreement. Delivery of an executed counterpart of this Agreement by facsimile or portable document format (PDF) will be effective as delivery of a manually executed counterpart of this Agreement.

12.5. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES HERETO SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF EXCEPT SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.

12.6. Submission to Jurisdiction. Each party to this Agreement hereby (a) consents to submit itself to the personal jurisdiction of the federal court of the Southern District of New York or any state court located in New York County, State of New York in the event any dispute arises out of or relates to this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, including, without limitation, a motion to dismiss on the grounds of forum non conveniens, and (c) agrees that it will not bring any action arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the federal court of the Southern District of New York or any state court located in New York County, State of New York; provided, however, that during the pendency of the Chapter 11 Cases, all such actions shall be brought in the Bankruptcy Court; provided further that if the Bankruptcy Court lacks jurisdiction, the parties consent and agree that such actions or disputes shall be brought in a court referenced in clause (a) of this Section 12.6.

12.7. Waiver of Trial by Jury; Waiver of Certain Damages. EACH PARTY HERETO HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF ANY SUCH RIGHTS OR OBLIGATIONS. Except as prohibited by Law, the Debtors hereby waive any right which they may have to claim or recover in any action or claim referred to in the immediately preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. Each of the Debtors (a) certifies that none of the Purchasers nor any Representative of any Purchaser has represented, expressly or otherwise, that the Purchasers would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that, in entering into this Agreement, the Purchasers are relying upon, among other things, the waivers and certifications contained in this Section 12.7.

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12.8. Further Assurances. From time to time after the date of this Agreement, the parties hereto will execute, acknowledge and deliver to the other parties hereto such other documents, instruments and certificates, and will take such other actions, as any other party hereto may reasonably request in order to consummate the transactions contemplated by this Agreement.

12.9. Specific Performance. The Debtors and the Purchasers acknowledge and agree that (a) irreparable damage would occur in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, and (b) remedies at law would not be adequate to compensate the non-breaching party. Accordingly, the Debtors and the Purchasers agree that each of them shall have the right, in addition to any other rights and remedies existing in its favor, to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce its rights and obligations hereunder not only by an action or actions for damages but also by an action or actions for specific performance, injunctive and/or other equitable relief. The right to equitable relief, including specific performance or injunctive relief, shall exist notwithstanding, and shall not be limited by, any other provision of this Agreement. Each of the Debtors and the Purchasers hereby waives any defense that a remedy at law is adequate and any requirement to post bond or other security in connection with actions instituted for injunctive relief, specific performance or other equitable remedies.

12.10. Headings. The headings in this Agreement are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.

12.11. Interpretation; Rules of Construction. When a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or Exhibit or Schedule to, this Agreement unless otherwise indicated. Unless the context of this Agreement otherwise requires, (a) words of any gender include each other gender; (b) words using the singular or plural number also include the plural or singular number, respectively; (c) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement; and (d) the words “include”, “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation”. The parties hereto agree that they have been represented by legal counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any regulation, holding, rule of construction or Law providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document.

12.12. Several, Not Joint, Obligations. The representations, warranties, covenants and other obligations of the Purchasers under this Agreement are, in all respects, several and not joint or joint and several, such that no Purchaser shall be liable or otherwise responsible for any representations, warranties, covenants or other obligations of any other Purchaser, or any breach or violation thereof.

12.13. Disclosure. Unless otherwise required by applicable Law, the Debtors will not, without the prior written consent of the Requisite Purchasers, disclose to any Person any of the information set forth on Schedule 1 hereto (including the identities of the Purchasers and the Notes Purchase Price of each Purchaser), other than to the Debtors’ Representatives, in each

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case in connection with the transactions contemplated hereby and subject to their agreement to be bound by the confidentiality provisions hereof; provided, however, that each Purchaser agrees to permit disclosure in any filings by the Debtors with the Bankruptcy Court regarding the contents of this Agreement, including, but not limited to, the Aggregate Purchase Price; provided, that the Debtors shall not disclose in any such filing the Commitment or Notes Purchase Price of any Purchaser (including the amount of the Put Option Payment that will be paid to such Purchaser), except as otherwise required by applicable Law or with the prior written consent of such Purchaser. The Debtors agree to use their commercially reasonable efforts (including by filing all necessary applications and other filings under the Securities Act, the Exchange Act and/or any of the rules or regulations promulgated thereunder) to cause any copy of this Agreement that may be filed with the SEC to be accorded confidential treatment such that the Note Purchase Price of each Purchaser (including the Put Option Payment that will be paid to such Purchaser) shall be redacted.

12.14. No Recourse Party. Notwithstanding anything that may be expressed or implied in this Agreement, and notwithstanding the fact that certain of the Purchasers may be partnerships or limited liability companies, the Debtors and the Purchasers covenant, agree and acknowledge that no recourse under this Agreement shall be had against any former, current or future directors, officers, agents, Affiliates, general or limited partners, members, managers, employees, stockholders or equity holders of any party hereto, or any former, current or future directors, officers, agents, Affiliates, employees, general or limited partners, members, managers, employees, stockholders or equity holders of any of the foregoing, as such (any such Person, a “No Recourse Party”), whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable Law, it being expressly agreed and acknowledged that no liability whatsoever shall attach to, be imposed on or otherwise be incurred by any No Recourse Party for any obligation of any Purchaser under this Agreement for any claim based on, in respect of or by reason of such obligations or their creation; provided, that nothing in this Section 12.14 shall relieve the Purchasers of their obligations under this Agreement.

12.15. Settlement Discussions. Nothing herein shall be deemed an admission of any kind. Pursuant to Federal Rule of Evidence 408 and any applicable state rules of evidence, this Agreement and all negotiations relating hereto shall not be admissible into evidence in any Proceeding other than a Proceeding to enforce the terms of this Agreement.

12.16. No Third Party Beneficiaries. This Agreement is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any Person other than the parties hereto and other than (a) the Indemnified Parties with respect to Section 8 hereof and (b) the No Recourse Parties with respect to Section 12.14 hereof.

13. Definitions.

13.1. Undefined Terms. Each defined term used in this Agreement but not defined in this Agreement shall have the meaning given to such term in the Plan.

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13.2. Certain Defined Terms. As used in this Agreement, the following terms have the following respective meanings:

Affiliate: means, with respect to any Person, any other Person that directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, “control” (including with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person (whether through ownership of securities or partnership or other ownership interests, by Contract or otherwise).

Affiliated Group: has the meaning given to such term in Section 1504(a) of the Code.

Alternative Transaction: has the meaning given to such term in the Amended and Restated Restructuring Support Agreement.

Aggregate Purchase Price: has the meaning given to such term in Section 1.1 hereof.

Agreement: has the meaning given to such term in the preamble hereof.

Amended and Restated Restructuring Support Agreement: means the Amended and Restated Restructuring Support Agreement, dated as of July 23, 2015, by and among the Debtors, the parties thereto from time to time as “Consenting Noteholders” and the parties thereto from time to time as “Secured Lenders,” as amended, supplemented or otherwise modified from time to time.

Approvals: means all approvals and authorizations that are required under the Bankruptcy Code for the Debtors to take corporate or limited liability company (as applicable) action.

Audited Financial Statements: has the meaning given to such term in Section 2.15 hereof.

Bankruptcy Code: has the meaning given to such term in the recitals hereof.

Bankruptcy Court: has the meaning given to such term in the recitals hereof.

Bankruptcy Rules: means the Federal Rules of Bankruptcy Procedure, as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, as amended from time to time, applicable to the Chapter 11 Cases and/or the transactions contemplated by this Agreement, and any Local Rules of the Bankruptcy Court.

Benefit Plan(s): has the meaning given to such term in Section 2.11 hereof.

Business Day: means any day other than a Saturday, Sunday or other day on which commercial banks in New York City, New York are authorized or required by Law to be closed.

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Chapter 11 Cases: has the meaning given to such term in the recitals hereof.

Closing: has the meaning given to such term in Section 1.3 hereof.

Code: means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

Commitment Letter: means that certain Exit Facility Commitment Letter, dated as of July 23, 2015, by and among the Company and the Purchasers, including all annexes, exhibits and schedules thereto.

Commitments: has the meaning given to such term in the Commitment Letter.

Company: has the meaning given to such term in the preamble hereof.

Confirmation Order: means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

Consent: means any consent, waiver, approval, order or authorization of, or registration, declaration or filing with or notice to, any Governmental Body or other Person.

Contemplated Transactions: means all of the transactions contemplated by the Plan, the Commitment Letter or any of the other Transaction Documents.

Contract: means any agreement, contract, obligation, promise, undertaking or understanding, whether written or oral.

Debtor IP Rights: has the meaning given to such term in Section 2.8 hereof.

Debtors: has the meaning given to such term in the preamble hereof.

Disclosure Statement: means the disclosure statement that relates to the Plan, as such disclosure statement may be amended, modified or supplemented (including all exhibits and schedules annexed thereto or referred to therein).

Disclosure Statement Order: has the meaning given to such term in Section 6.1(g) hereof.

DTC: has the meaning given to such term in Section 1.4 hereof.

Effective Date: means the first Business Day on which all conditions to the “Effective Date” set forth in Section 8.1 of the Plan have been satisfied or waived, and no stay of the Confirmation Order is in effect.

Encumbrance: means any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

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Environmental Laws: means all applicable Laws and Orders relating to pollution or the regulation and protection of human or animal health, safety, the environment or natural resources, including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. § 9601 et seq.); the Hazardous Materials Transportation Uniform Safety Act, as amended (49 U.S.C. 5101 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C. § 136 et seq.); the Resource Conservation and Recovery Act, as amended (42 U.S.C. § 6901 et seq.); the Oil Pollution Act of 1990, as amended (33 U.S.C. § 2701 et seq.); the Toxic Substances Control Act, as amended (15 U.S.C. § 2601 et seq.); the Clean Air Act, as amended (42 U.S.C. § 7401 et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C. § 1251 et seq.); the Occupational Safety and Health Act, as amended (29 U.S.C. § 651 et seq.); the Safe Drinking Water Act, as amended (42 U.S.C. § 300f et seq.); and their state, municipal and local counterparts or equivalents and any transfer of ownership notification or approval statutes.

ERISA: means the Employee Retirement Income Security Act of 1974, as amended.

ERISA Affiliate(s): means any entity which is a member of any Debtor or its Subsidiaries’ controlled group, or under common control with any Debtor or its Subsidiaries, within the meaning of Section 414 of the Code.

Exchange Act: means the Securities Exchange Act of 1934, as amended, and the rules promulgated pursuant thereto.

Financial Statements: has the meaning given to such term in Section 2.15 hereof.

GAAP: means generally accepted accounting principles in the United States, as in effect from time to time, consistently applied.

Governmental Body: means any federal, national, supranational, foreign, state, provincial, local, county, municipal or other government, any governmental, regulatory or administrative authority, agency, department, bureau, board, commission or official or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority, or any court, tribunal, judicial or arbitral body.

Indemnified Party: has the meaning given to such term in Section 8 hereof.

Indenture: has the meaning given to such term in Section 1.2 hereof.

IP Rights: has the meaning given to such term in Section 2.8 hereof.

IRS: means the Internal Revenue Service and any Governmental Body succeeding to the functions thereof.

Institutional Accredited Investor: means an institutional “accredited investor” within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act.

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Law: means any federal, national, supranational, foreign, state, provincial, local, county, municipal or similar statute, law, common law, writ, injunction, decree, guideline, policy, ordinance, regulation, rule, code, Order, constitution, treaty, requirement, judgment or judicial or administrative doctrines enacted, promulgated, issued, enforced or entered by any Governmental Body.

Leased Real Property: has the meaning given to such term in Section 2.14 hereof.

Material Adverse Effect: means any event, change, effect, occurrence, development, circumstance or change of fact that has had, or would reasonably be expected to have, a material adverse effect on the business, affairs, results of operations, condition (financial or otherwise), assets, properties or liabilities of the Debtors, taken as a whole; provided, however, that “Material Adverse Effect” shall not include any event, change, effect, occurrence, development, circumstance or change of fact arising out of, resulting from or relating to the commencement or existence of the Chapter 11 Cases, the announcement of the Plan and the Contemplated Transactions, or compliance by any Debtor with the covenants and agreements contained herein or in the Plan.

Mining Claims: has the meaning given to such term in Section 2.14 hereof.

New Common Stock: means the common stock of the Company to be authorized and issued by the Company on the Effective Date.

No Recourse Party: has the meaning given to such term in Section 12.14 hereof.

Note Documents: means, collectively, this Agreement, the Indenture, the Notes, the Security Documents, the New Intercreditor Agreement, the Settlement Agreement and, in each case, each certificate, agreement or document (other than this Agreement) that any Debtor is required to execute and/or deliver pursuant to any of the foregoing documents or agreements.

Notes: has the meaning given to such term in the recitals hereof.

Notes Purchase Price: has the meaning given to such term in Section 1.1 hereof.

OID: has the meaning given to such term in Section 1.5 hereof.

Order: means any order, writ, judgment, injunction, decree, rule, ruling, directive, stipulation, determination or award made, issued or entered by or with any Governmental Body, whether preliminary, interlocutory or final.

Organizational Documents: means, with respect to any Person other than a natural person, the documents by which such Person was organized (such as a certificate of incorporation, certificate of formation, certificate of limited partnership or articles of organization, and including, without limitation, any certificates of designation for preferred stock or other forms of preferred equity) or which relate to the internal governance of such Person (such as by-laws, a partnership agreement or an operating, limited liability or members agreement).

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Owned Real Property: has the meaning given to such term in Section 2.14 hereof.

Permitted Encumbrances: means (a) Encumbrances for utilities and current taxes not yet due and payable or that are due but may not be paid as a result of the commencement of the Chapter 11 Cases, (b) easements, rights of way, restrictive covenants, encroachments and similar non-monetary encumbrances or non-monetary impediments against any of the assets of the Debtors which do not, individually or in the aggregate, adversely affect the operation of the business of the Debtors, (c) applicable zoning Laws, building codes, land use restrictions and other similar restrictions imposed by Law (but not restrictions arising from a violation of any such Law), (d) materialmans’, mechanics’, artisans’, shippers’, warehousemans’ or other similar common law or statutory liens incurred in the ordinary course of business for sums not yet due and payable or that are due but may not be paid as a result of the commencement of the Chapter 11 Cases and do not result from a breach, default or violation by a Debtor or any of its Subsidiaries of any Contract or Law, and (e) any obligations, liabilities or duties created by this Agreement or any of the other Transaction Documents.

Person: means an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization or a Governmental Body.

Petition Date: means March 10, 2015.

Plan: means that certain Debtors’ Amended Joint Chapter 11 Plan of Reorganization, Docket No. 917, as filed with the Bankruptcy Court on August 26, 2015.

Proceeds: means the net cash proceeds from the sale of the Notes pursuant to this Agreement.

Proceeding: means any action, arbitration, audit, hearing, investigation, inquiry, litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body.

Purchaser: has the meaning given to such term in the preamble hereof.

Put Option Payment: has the meaning given to such term in the Commitment Letter.

Qualified Institutional Buyer: means an “qualified institutional buyer” as defined in Rule 144A under the Securities Act.

Reimbursed Fees and Expenses: has the meaning given to such term in the Commitment Letter.

Related Fund: means, with respect to any Purchaser, any fund, account or investment vehicle that is controlled or managed by (a) such Purchaser, (b) an Affiliate of such Purchaser or (c) the same investment manager or advisor as such Purchaser or an Affiliate of such investment manager or advisor.

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Representatives: means, as to any Person, such Person’s employees, officers, directors, accountants, attorneys and other advisors.

Requisite Purchasers: means, as of any date of determination, the Purchasers whose aggregate Notes Purchase Price constitute more than 75% of the Aggregate Purchase Price as of such date.

SEC: means the United States Securities and Exchange Commission.

SEC Reports: means all forms, reports, statements, certifications and other documents (including all exhibits, amendments and supplements thereto) filed (but not furnished) by the Company with the SEC.

Securities Act: means the Securities Act of 1933, as amended, and the rules promulgated pursuant thereto.

Security Documents: means the security agreements, pledge agreements, collateral assignments, mortgages and related agreements, creating, evidencing or perfecting the security interests in and Liens on the collateral securing the obligations under the Notes.

Settlement Agent: has the meaning given to such term in Section 1.4 hereof.

Settlement Agreement: has the meaning given to such term in Section 1.4 hereof.

Specified Issuances: means, collectively, (a) the issuance and sale by the Company of the Notes to the Purchasers pursuant to this Agreement, (b) the issuance by the Company of shares of New Common Stock in connection with any conversion of the Notes in accordance with the terms of the Indenture, (c) the issuance of shares of New Common Stock to the Holders of General Unsecured Claims pursuant to the Plan, (d) the issuance by the Company of the New Warrants and (e) the issuance of shares of New Common Stock in connection with any exercise of the New Warrants in accordance with the terms of the New Warrant Agreement.

Stockholders Agreement: means the Stockholders Agreement, dated as of the date hereof, by and among the Company and the stockholders of the Company, as amended, supplemented, amended and restated, or otherwise modified from time to time.

Subsidiary: means, with respect to any Person (the “Owner”), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation’s or other Person’s board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred), are held by the Owner or one or more of its Subsidiaries.

Termination Date: has the meaning given to such term in Section 7(a)(i) hereof.

Termination Payment: has the meaning given to such term in the Commitment Letter.

32

Transaction Documents: has the meaning given to such term in Section 6.1(e) hereof.

Unaudited Financial Statements: has the meaning given to such term in Section 2.15 hereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

33

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

DEBTORS:

[ ]

By:
Name:
Title:

PURCHASERS:

[ ]

By:
Name:
Title:

[Signature Page to Notes Purchase Agreement]

Schedule 1.1

Purchasers

Name of Purchaser	Face Amount of Purchased Notes			Purchase Price		Notes Purchase Price			Mailing Address, Email Address and Fax Number
[ ]	$	[	]	[	]%	$	[	]	[ ]

Schedule 1.3

Wire Transfer Instructions

Wire Transfer Instructions are as follows:

Account Name:	Allied Nevada Gold Corp.
9790 Gateway Dr., Suite 200
Reno, NV 89521
Bank:	Wells Fargo Bank, NA
San Francisco, CA
ABA #	121000248
Account Number	4126096528

Schedule 2.16

Taxes

EXHIBIT F

New Warrant Agreement

WARRANT AGREEMENT1

THIS WARRANT AGREEMENT (as amended, restated, amended and restated or otherwise modified from time to time, this “Agreement”) is made as of the [●] day of [●], 2015, between Allied Nevada Gold Corp., a Delaware corporation (herein called the “Company”), and [●], as Warrant Agent (together with its successors and assigns, the “Warrant Agent”).

WHEREAS, on March 10, 2015, the Company and certain of its domestic direct and indirect subsidiaries (collectively, the “Debtors”) filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101-1532 (the “Bankruptcy Code”) with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”);

WHEREAS, the Company proposes to issue shares of New Common Stock (as defined below) pursuant to the order of the Bankruptcy Court, Case No. 15-110503, and under the Plan of Reorganization (as defined below) in connection with the reorganization of the Debtors under the Bankruptcy Code;

WHEREAS, the Company proposes to issue under the Plan of Reorganization, on the Effective Date (as defined below), warrants (the “Warrants”) to purchase, in the aggregate, that number of shares of New Common Stock equal to the Warrant Share Number, which number initially equals [            ] shares of New Common Stock (such number being the “Initial Warrant Share Number” referred to herein), each Warrant initially entitling the Holder (as defined below) thereof to purchase one (1) share of New Common Stock, at the Exercise Price (as defined below), such Warrants being issued under the Plan of Reorganization to all holders of Subordinated Securities Claims (as defined below) and Existing Common Stock (as defined below) on a Pro Rata (as defined below) basis;

WHEREAS, the Warrants are being issued under, and upon the terms and conditions set forth in, the Plan of Reorganization in an offering in reliance on the exemption afforded by section 1145 of the Bankruptcy Code from the registration and prospectus delivery requirements of the Securities Act and of any applicable states securities or “blue sky” laws;

WHEREAS, the Company desires to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights and immunities of the Company, the Warrant Agent and the holders of the Warrants;

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange, exercise and cancellation of the Warrants; and

WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants, when executed on behalf of the Company and countersigned by or on behalf of the Warrant Agent, as provided herein, the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

[1]	NTD: This Agreement is subject to the review and comment by the Warrant Agent and the Depositary and may be further revised to address any comments provided by such parties.

ARTICLE I

DEFINITIONS

Section 1.1 Definition of Terms. As used in this Agreement, the following capitalized terms shall have the following respective meanings:

(a) “Accredited Investor” shall mean an “accredited investor” as such term is defined in Rule 501 under the Securities Act.

(b) “Adjusted Equity Value” shall mean, on any Exercise Date, the sum of (i) the product of (A) all of the outstanding unsecured debt of the Debtors immediately prior to the Effective Date (including, but not limited to, (x) all principal and accrued and unpaid interest (including post-petition interest at the default rate) on the Notes, and (y) all other Unsecured Claims) and (B) 1.10,2 plus (ii) the aggregate amount of New Second Lien Convertible Notes (including all PIK Interest and accrued and unpaid interest) that were converted into shares of New Common Stock prior to 5:00 p.m. (New York City time) on such Exercise Date plus (iii) the aggregate amount of New Second Lien Convertible Notes (including all PIK Interest and accrued and unpaid interest) that is outstanding as of 5:00 p.m. (New York City time) on such Exercise Date. The Adjusted Equity Value with respect to any Exercise Date during any Liquidity Event Exercise Period shall be determined by treating any conversion, repayment or retirement of New Second Lien Convertible Notes that takes place in connection with such Liquidity Event as having occurred prior to 5:00 p.m. (New York City time) on such Exercise Date. As of the date of this Agreement, the Adjusted Equity Value is $[            ].

(c) “Affiliate” shall mean, with respect to any Person, any other Person that (either directly or indirectly) controls, is controlled by, or is under direct or indirect common control with the specified Person. The term “control” includes the possession, directly or indirectly, of the power to direct the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

(d) “Beneficial Holder” shall mean any Person that holds beneficial interests in a Global Warrant Certificate.

(e) “Board” shall mean the Board of Directors of the Company.

(f) “Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York, are authorized by applicable law to remain closed.

(g) “Cheap Stock Factor” shall mean, on any Exercise Date, one (1), as the same may be adjusted from time to time pursuant to Section 5.1(c) prior to 5:00 p.m. (New York City time) on such Exercise Date.

(h) “Company” shall have the meaning set forth in the preamble until a successor Person shall have become such pursuant to the applicable provisions of this Agreement and thereafter “Company” shall mean such successor Person.

(i) “Consenting Noteholders” shall have the meaning set forth in the Plan of Reorganization.

[2]	NTD: The Debtors estimate that the amount in clause (i) of the definition of “Adjusted Equity Value” is estimated to be in a range of $383,335,000 to $434,280,000.

(j) “Conversion Share Number” shall mean, on any Exercise Date, with respect to any conversion of the New Second Lien Convertible Notes, the number of shares of New Common Stock that were issued upon conversion of such New Second Lien Convertible Notes prior to 5:00 p.m. (New York City time) on such Exercise Date, as such number may be adjusted from time to time pursuant to Article V prior to 5:00 p.m. (New York City time) on such Exercise Date.

(k) “Converted Share Number” shall mean, on any Exercise Date, the sum of the respective Conversion Share Numbers as of such Exercise Date with respect to each conversion of New Second Lien Convertible Notes that has occurred prior to 5:00 p.m. (New York City time) on such Exercise Date.

(l) “Convertible Securities” shall mean any securities (directly or indirectly) convertible into or exchangeable for New Common Stock, but excluding Options.

(m) “Delivery Deadline” shall mean, with respect to exercise of any Warrant, the date that is five (5) Business Days after the Exercise Effective Date.

(n) “Effective Date” shall mean the date upon which all conditions precedent to the effectiveness of the Plan of Reorganization have been satisfied or are expressly waived in accordance with the terms thereof, as the case may be, and on which the transactions to occur on the Effective Date pursuant to the Plan of Reorganization become effective or are consummated.

(o) “Eligible Party” shall mean any entity in which, as of immediately after the corresponding Liquidity Event transaction, either (i) the Company’s stockholders as of immediately prior to such transaction and their Affiliates own, directly or indirectly (including by or through the Company or any other entity), an aggregate of 10% or less of the total voting power of the Voting Securities of such entity, or (ii) an aggregate of 90% or more of the total voting power of the Voting Securities of such entity is owned, directly or indirectly, by Persons that owned in the aggregate 5% or less of the total voting power of the Voting Securities of the Company as of immediately prior to such transaction or Affiliates of such Persons, provided, however, that this clause (ii) shall not apply if any of the Persons described in this clause (ii) are Liquidity Event Restricted Persons.

(p) “Equity Committee” shall have the meaning set forth in the Plan of Reorganization.

(q) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(r) “Excluded Issuance” shall mean (i) issuances of the New Second Lien Convertible Notes and issuances of Securities upon conversion of the New Second Lien Convertible Notes, (ii) issuances of stock, Options and Convertible Securities to any Person in connection with the refinancing or repayment of the New Second Lien Convertible Notes (or of any indebtedness, debt securities or equity securities issued pursuant to any initial or successive refinancing of the New Second Lien Convertible Notes) so long as such stock, Options or Convertible Securities that are issued to such Person(s) are no more dilutive to the Warrants than the indebtedness, debt securities or equity securities being refinanced (except for increased dilution that results from (x) the principal or stated amount of the refinancing indebtedness, debt securities or equity securities being greater than the principal or stated amount of the indebtedness, debt securities or equity securities being refinanced on account of the repayment of accrued interest or dividends, premiums and fees and expenses in connection with such refinancing and (y) the refinancing indebtedness, debt securities or equity securities having a later maturity date than the indebtedness, debt securities or equity securities being refinanced), and (iii) issuances of stock, Options and Convertible Securities upon exercise, conversion or exchange of any stock, Options and Convertible Securities that were issued in any issuance described in clause (i) or (ii) above.

(s) “Exercise Date” shall mean, in connection with the exercise of any Warrant, any Business Day on or prior to the Expiration Date on which all conditions to due exercise of such Warrant specified in this Article IV have been satisfied.

(t) “Exercise Deadline” shall mean 5:00 p.m. New York City time on the earlier of (i) the seven (7) year anniversary of the Effective Date and (ii) if a Liquidity Event occurs prior to the date specified in clause (i), the date that is the later of (x) the date that is twenty (20) Business Days after the Company delivers a Liquidity Event Notice in respect of such Liquidity Event to each Registered Holder at such Registered Holder’s address appearing on the Warrant Registrar in accordance with Section 10.2 and (y) the date that is three (3) Business Days prior to the date of consummation of such Liquidity Event.

(u) “Exercise Period” shall mean the period commencing on the Effective Date and ending at the Exercise Deadline.

(v) “Exercise Price” shall mean, on any Exercise Date, the price per Warrant Share at the time of exercise of the Warrants, equal to the product of (i) the amount obtained by dividing (A) the Adjusted Equity Value on such Exercise Date by (B) the Total Share Number on such Exercise Date multiplied by (ii) the Cheap Stock Factor on such Exercise Date. Upon any adjustment from time to time to the Initial Share Number or any Conversion Share Number in accordance with Article V, the Exercise Price shall adjust automatically by virtue of, and in accordance with, the definition of Total Share Number.

(w) “Existing Common Stock” shall mean the common stock, par value $0.001 per share, of the Company outstanding immediately prior to the Effective Date.

(x) “Expiration Date” shall mean the day on which the Exercise Deadline occurs.

(y) “Fair Market Value” shall mean, on any date, the fair market value per share of New Common Stock as determined by the Board in good faith. In determining Fair Market Value of the New Common Stock, an orderly sale transaction between a willing buyer and a willing seller shall be assumed, without regard to the lack of liquidity of the New Common Stock due to any restrictions (contractual or otherwise) applicable thereto or any discount for minority interests and assuming full disclosure to the buyer of all relevant information and a reasonable period of time for effectuating such sale and assuming the sale of all of the issued and outstanding New Common Stock (including fractional interests) calculated on a fully diluted basis to include the conversion or exchange of all Securities then outstanding that are convertible into or exchangeable for New Common Stock and the exercise of all rights and warrants then outstanding and exercisable to purchase shares of New Common Stock or Securities convertible into or exchangeable for shares of New Common Stock; provided, that such assumption shall not include those Securities, rights and warrants (i) owned or held by or for the account of the Company or any of its direct or indirect subsidiaries, or (ii) convertible or exchangeable into New Common Stock where the conversion, exchange or exercise price per share is greater than the Fair Market Value. The Company shall not be required to obtain a fairness, valuation or other opinion in connection with any determination of Fair Market Value.

(z) “Family Member” shall mean, with respect to any individual, (i) any Related Person of such individual or (ii) any trust the sole beneficiaries of which are such individual or one or more of such individual’s Related Persons.

(aa) “Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

(bb) “Initial Share Number” shall mean, on any Exercise Date, the number of shares of New Common Stock that were issued and outstanding as of the Effective Date to the holders of Unsecured Claims (or [            ] shares), as the same may be adjusted from time to time pursuant to Article V prior to 5:00 p.m. (New York City time) on such Exercise Date.

(cc) “Initial Warrant Share Number” shall mean the product of (i) [            ] (i.e., the Total Share Number on the Effective Date) multiplied by (ii) the quotient of (A) 17.5 divided by (B) 82.5.

(dd) “Joinder Agreement” shall mean a joinder agreement to the Stockholders Agreement, the form of which is attached as an exhibit to the Stockholders Agreement.

(ee) “Liquidity Event” shall mean the consummation of:

(i) a sale, conveyance or disposition of all or substantially all of the assets of the Reorganized Debtors and any direct and/or indirect subsidiaries of the Company taken as a whole (including by or through the sale or other disposition of the outstanding capital stock or other outstanding equity interests of, or reorganization, merger, share exchange, consolidation or other business combination involving, any direct and/or indirect subsidiary or subsidiaries of the Company, if (A) substantially all of the assets of the Reorganized Debtors and any direct and/or indirect subsidiaries of the Company, taken as a whole, are held by such subsidiary or subsidiaries and (B) immediately after any such transaction either (1) the Company’s stockholders as of immediately prior to such transaction and their Affiliates own, directly or indirectly (including by or through the Company or any other entity), an aggregate of 10% or less of the total voting power of the Voting Securities of such subsidiary or subsidiaries, or (2) an aggregate of 90% or more of the total voting power of the Voting Securities of such subsidiary or subsidiaries is owned, directly or indirectly, by Persons that owned in the aggregate 5% or less of the total voting power of the Voting Securities of the Company as of immediately prior to such transaction or Affiliates of such Persons, provided, however, that this clause (2) shall not apply if any of the Persons described in this clause (2) are Liquidity Event Restricted Persons), in any case under this clause (i), to or with an Eligible Party;

(ii) a reorganization, merger, share exchange, consolidation or other business combination of the Company with or into any other entity in which transaction either (A) the Company’s stockholders as of immediately prior to such transaction and their Affiliates own, directly or indirectly, immediately after such transaction an aggregate of 10% or less of the total voting power of the Voting Securities of the Company or, if the Company is not the acquiring, resulting or surviving entity in such transaction, such other entity, or (B) Persons that owned in the aggregate 5% or less of the total voting power of the Voting Securities of the Company as of immediately prior to such transaction, or Affiliates of such Persons, own immediately after such transaction an aggregate of 90% or more of the total voting power of the Voting Securities of the Company or, if the Company is not the acquiring, resulting or surviving entity in such transaction, such other entity, provided, however, that this clause (B) shall not apply if any of the Persons described in this clause (B) are Liquidity Event Restricted Persons; or

(iii) the sale or other disposition (in one transaction or a series of related transactions) of outstanding Voting Securities of the Company representing in the aggregate 90% or more of the total voting power of the Voting Securities of the Company (after giving effect to such sale or other disposition) to any Person or “group” (as such term is used in Section 13(d)(3) of the Exchange Act) of Persons, but only if as of immediately following such sale or other disposition the Company would constitute an Eligible Party.

For purposes of determining the Company’s stockholders as of immediately prior to any transaction that is described in clause (i), (ii) or (iii) above, if any such transaction is consummated through a series of related transactions (including a combination of different types or forms of transactions described in any of clauses (i), (ii) or (iii) above), then such determination shall be made as of immediately prior to the first transaction in such series of related transactions.

(ff) “Liquidity Event Exercise Period” shall mean, for any Liquidity Event, the period commencing on the date the Liquidity Event Notice in respect thereof is given pursuant to Section 4.2(c) and ending on the Exercise Deadline.

(gg) “Liquidity Event Restricted Person” shall mean any Person who is (i) a member, or has the right to appoint or designate a member, of the board of directors (or similar governing body) of the Reorganized Debtors or of any direct and/or indirect subsidiary of the Company, (ii) a member of management of the Reorganized Debtors or of any direct and/or indirect subsidiary of the Company, (iii) a Consenting Noteholder who owned Notes as of immediately prior to the Effective Date, or (iv) any Affiliate of any Person described in clause (i), (ii), or (iii).

(hh) “Management Incentive Plan” shall mean any management incentive plan that the Board implements that provides for the issuance of Options and/or other equity-based compensation to the management and directors of the Company.

(ii) “National Securities Exchange” shall mean any national securities exchange that is registered with the Securities Exchange Commission under Section 6(a) of the Exchange Act.

(jj) “New Common Stock” shall mean the class of common stock, $0.001 par value per share, authorized for issuance by the Company on the Effective Date.

(kk) “New Second Lien Convertible Note Indenture” shall mean the Indenture, dated as of the Effective Date, between the Company, as issuer, and [            ], as trustee and collateral agent, as amended, supplemented or otherwise modified from time to time.

(ll) “New Second Lien Convertible Notes” shall mean those notes issued by the Company pursuant to the New Second Lien Convertible Note Indenture, as such notes may be amended, supplemented, amended and restated, modified, increased, replaced, reissued or extended from time to time.

(mm) “Notes” shall mean the 8.75% senior unsecured notes due 2019 issued by the Company pursuant to that certain indenture, dated as of May 25, 2012, between the Company and Computershare Trust Company of Canada, as trustee.

(nn) “Options” shall mean any warrants or other rights or options to subscribe for or purchase New Common Stock or Convertible Securities.

(oo) “Person” shall mean any individual, firm, corporation, limited liability company, partnership, trust or other entity, and shall include any successor (by merger or otherwise) thereof or thereto.

(pp) “Per Warrant Share Number” shall mean, on any Exercise Date, the product of (i) the quotient of (A) the Warrant Share Number on such Exercise Date divided by (B) the Initial Warrant Share Number on such Exercise Date, multiplied by (ii) the quotient of (x) one (1) divided by (y) the Cheap Stock Factor on such Exercise Date. Upon any adjustment from time to time to the Initial Share Number or any Conversion Share Number in accordance with Article V, the Per Warrant Share Number shall adjust automatically by virtue of, and in accordance with, the definition of Total Share Number and, thus, the definition of Warrant Share Number.

(qq) “Petition Date” shall mean March 10, 2015.

(rr) “PIK Interest” shall mean the interest on the New Second Lien Convertible Notes that is paid in kind.

(ss) “Plan of Reorganization” shall mean the Debtors’ joint chapter 11 plan of reorganization, as may be altered, amended, modified or supplemented from time to time, in accordance with its terms, the Bankruptcy Code, the Bankruptcy Rules, the Amended and Restated Restructuring Support Agreement and the Exit Facility Commitment Letter (each as defined in the Plan of Reorganization), as finally approved by the Bankruptcy Court.

(tt) “Pro Rata” shall have the meaning set forth in the Plan of Reorganization.

(uu) “Qualified Institutional Buyer” shall mean an “qualified institutional buyer” as defined in Rule 144A under the Securities Act.

(vv) “Related Person” shall mean, with respect to any individual, any of such individual’s parents, spouse, siblings, children and grandchildren.

(ww) “Reorganized Debtors” shall mean, collectively, (i) the Company, (ii) Allied Nevada Gold Holdings LLC, (iii) Allied VGH Inc., (iv) Allied VNC Inc., (v) ANG Central LLC, (vi) ANG Cortez LLC, (vii) ANG Eureka LLC, (viii) ANG North LLC, (ix) ANG Northeast LLC, (x) ANG Pony LLC, (xi) Hasbrouck Production Company LLC, (xii) Hycroft Resources & Development, Inc., (xiii) Victory Exploration Inc., and (xiv) Victory Gold Inc., in each case, as reorganized under the Plan of Reorganization.

(xx) “Requisite Consenting Noteholders” shall have the meaning set forth in the Plan of Reorganization.

(yy) “Requisite Exit Facility Lenders” shall have the meaning set forth in the Plan of Reorganization.

(zz) “Restricted Person” shall mean (i) a holder of a Note as of immediately prior to the Effective Date (for so long as such Person continues to hold any equity securities or debt securities of the Reorganized Debtors), (ii) an Affiliate of any holder of a Note as of immediately prior to the Effective Date or of the Reorganized Debtors; provided, however, that any Person that acquires stock, Options or Convertible Securities at different times as part of a series of related transactions shall not be deemed an Affiliate of the Reorganized Debtors for purposes of any issuance of such stock, Options or Convertible Securities if such Person was not an Affiliate of the Reorganized Debtors immediately prior to the first transaction in such series of related transactions, and (iii) an employee, officer or director of any holder of a Note as of immediately prior to the Effective Date or of the Reorganized Debtors.

(aaa) “Securities” shall mean any instruments that constitute such under Section 2(a)(1) of the Securities Act, including the New Common Stock.

(bbb) “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(ccc) “Stockholders Agreement” shall mean the Stockholders Agreement, dated as of the date hereof, by and among the Company and the stockholders of the Company, as amended, supplemented, amended and restated, or otherwise modified from time to time.

(ddd) “Subordinated Securities Claims” shall have the meaning set forth in the Plan of Reorganization.

(eee) “Total Share Number” shall mean, on any Exercise Date, the sum of (without duplication) (i) the Initial Share Number as of such Exercise Date, (ii) the Converted Share Number as of such Exercise Date and (iii) the number of shares of New Common Stock that are issuable upon full conversion of the amount of New Second Lien Convertible Notes outstanding as of 5:00 p.m. (New York City time) on such Exercise Date. The Total Share Number with respect to any Exercise Date (x) during any Liquidity Event Exercise Period shall be determined by treating any conversion, repayment or retirement of New Second Lien Convertible Notes that takes place during such Liquidity Event Exercise Period as having occurred prior to 5:00 p.m. (New York City time) on such Exercise Date and (y) shall be determined after giving effect to any adjustment to the Initial Share Number or any Conversion Share Number or the Cheap Stock Factor pursuant to Sections 5.1(a), (b) or (c) the effective time for which is prior to or immediately after the open of business on such Exercise Date. For the avoidance of doubt, the Total Share Number shall not include any Warrant Shares. As of the date of this Agreement, the Total Share Number is [            ].

(fff) “Transfer” shall mean any direct or indirect sale, transfer, gift, hypothecation, pledge, assignment, devise or other disposition of Warrants (including the granting of any option or entering into any agreement for the future sale, transfer or other disposition of Warrants), whether voluntary or involuntary, whether of record, constructively or beneficially and whether by operation of law or otherwise.

(ggg) “Unsecured Claims” shall have the meaning set forth in the Plan of Reorganization.

(hhh) “Voting Securities” shall mean, with respect to any Person, the Securities of such Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person.

(iii) “Warrant Share Number” shall mean, on any Exercise Date, the product of (i) Total Share Number on such Exercise Date multiplied by (ii) the quotient of (A) 17.5 divided by (B) 82.5.

(jjj) “Warrant Shares” shall mean shares of the New Common Stock or such other securities or property as shall be issuable upon exercise of Warrants as provided in Section 5.1(d).

Section 1.2 Table of Defined Terms.

Term	Section
Additional Shares of New Common Stock	Section 5.1(c)(ii)
Agreement	Preamble
Appropriate Officer	Section 3.3(a)
Bankruptcy Code	Recitals
Bankruptcy Court	Recitals
Book-Entry Warrants	Section 3.1
Cashless Exercise	Section 4.4(b)
Company	Preamble
Debtors	Recitals
Delivery Deadline	Section 4.5(d)
Depositary	Section 3.2(b)
Exercise Amount	Section 4.5(a)
Exercise Form	Section 4.3(a)
Fundamental Change	Section 5.1(d)
Global Warrant Certificates	Section 3.2(a)
Holder	Section 4.1
Liquidity Event Notice	Section 4.2(d)
Recipient	Section 4.4(b)
Registered Holder	Section 3.4(d)
Warrants	Recitals
Warrant Agent	Preamble
Warrant Register	Section 3.4(b)
Warrant Representative Compensation	Section 9.2
Warrant Statements	Section 3.1

ARTICLE II

APPOINTMENT OF WARRANT AGENT

Section 2.1 Appointment. The Company hereby appoints the Warrant Agent to act as agent for the Company in respect of the Warrants upon the express terms and subject to the conditions herein set forth (and no implied terms), and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the terms and conditions set forth in this Agreement.

ARTICLE III

WARRANTS

Section 3.1 Issuance of Warrants. On the terms and subject to the conditions of this Agreement and in accordance with the terms of the Plan of Reorganization, on the Effective Date the Company will issue Warrants to purchase Warrant Shares in an aggregate number equal to the Warrant Share Number, which number is subject to adjustment in accordance with the terms of this Agreement, to holders of Subordinated Securities Claims as of the Distribution Record Date (as defined in the Plan of Reorganization) and holders of Existing Common Stock as of the Distribution Record Date on a Pro Rata basis. [As of the date of this Agreement, the Pro Rata portion of the Warrant Share Number of each holder of Subordinated Securities Claims or Existing Common Stock, expressed as a percentage, is as set forth on Appendix I hereto.]3 On the Effective Date, the Company will deliver, or cause to be delivered to the Depositary, one or more Global Warrant Certificates evidencing a portion of the Warrants. Upon receipt by the Warrant Agent of a written order of the Company pursuant to Section 3.4 hereof, the remainder of the Warrants shall be issued by book-entry registration on the books of the Warrant Agent (“Book-Entry Warrants”) and the issuance thereof shall be confirmed by statements delivered by the Warrant Agent from time to time, including within ten (10) days of the initial issuance thereof, to the Registered Holders of Book-Entry Warrants reflecting such book-entry position (the “Warrant Statements”). The Company shall promptly notify the Warrant Agent in writing upon the occurrence of the Effective Date and, if such notification is given orally, the Company shall confirm the same in writing on or prior to the Business Day next following. Until such notice is received by the Warrant Agent, the Warrant Agent may presume conclusively for all purposes that the Effective Date has not occurred.

Section 3.2 Form of Warrant.

(a) Subject to Section 6.1 of this Agreement, the Warrants shall be issued either (i) in uncertificated form via book-entry registration on the books and records of the Warrant Agent with the issuance thereof confirmed by Warrant Statements, in substantially the form set forth in Exhibit A-1 attached hereto, or (ii) in certificated form in the form of one or more global certificates (the “Global Warrant Certificates”), with the forms of election to exercise and of assignment printed on the reverse thereof, in substantially the form set forth in Exhibit A-2 attached hereto. The Warrant Statements and Global Warrant Certificates may bear such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement, may have such letters, numbers or other marks of identification if required to comply with any law or with any rules made pursuant thereto or with any rules of any securities exchange.

(b) The Global Warrant Certificates shall be deposited on or after the Effective Date with the Warrant Agent and registered in the name of Cede & Co., as the nominee of The Depository Trust Company (the “Depositary”), and held for the benefit of the Beneficial Holders thereof. Each Global Warrant Certificate shall represent such number of the outstanding Warrants as specified therein, and each shall provide that it shall represent the aggregate amount of outstanding Warrants from time to time endorsed thereon and that the aggregate amount of outstanding Warrants represented thereby may from time to time be reduced or increased, as appropriate, in accordance with the terms of this Agreement.

(c) Book-Entry Warrants shall be issued in, and Global Warrant Certificates shall represent, only whole numbers of Warrants.

Section 3.3 Execution of Global Warrant Certificates.

(a) The Global Warrant Certificates shall be signed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its Chief Financial Officer, any Vice President, its Treasurer or any other officer approved by the Board (each, an “Appropriate Officer”). Each such signature upon the Global Warrant Certificates may be in the form of a facsimile signature of any such Appropriate Officer and may be imprinted or otherwise reproduced on the Global Warrant Certificates and for that purpose the Company may adopt and use the facsimile signature of any Appropriate Officer.

(b) If any Appropriate Officer who shall have signed any of the Global Warrant Certificates shall cease to be such Appropriate Officer before the Global Warrant Certificates so signed shall have been countersigned by the Warrant Agent or delivered or disposed of by the Company, such

[3]	NTD: Debtors to confirm whether the information for Appendix I can be obtained.

Global Warrant Certificates nevertheless may be countersigned and delivered or disposed of as though such Appropriate Officer had not ceased to be such Appropriate Officer; and any Global Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Global Warrant Certificate, shall be an Appropriate Officer, although at the date of the execution of this Agreement any such person was not an Appropriate Officer.

Section 3.4 Registration and Countersignature.

(a) Upon receipt of a written order of the Company, the Warrant Agent shall (i) register in the Warrant Register the Book-Entry Warrants and deliver Warrant Statements to the Registered Holders of Book-Entry Warrants and (ii) upon receipt of the Global Warrant Certificates duly executed on behalf of the Company, either manually or by facsimile signature countersign one or more Global Warrant Certificates evidencing Warrants and deliver such Global Warrant Certificates to or upon the written order of the Company. Such written order of the Company shall specifically state the number of Warrants that are to be issued as Book-Entry Warrants and the number of Warrants that are to be issued as one or more Global Warrant Certificates, and the Company is delivering such a written order to the Warrant Agent contemporaneously with its execution and delivery of this Agreement. A Global Warrant Certificate shall be, and shall remain, subject to the provisions of this Agreement until such time as all of the Warrants evidenced thereby shall have been duly exercised or shall have expired or been cancelled in accordance with the terms hereof.

(b) No Global Warrant Certificate shall be valid for any purpose, and no Warrant evidenced thereby shall be exercisable, until such Global Warrant Certificate has been either manually or by facsimile signature countersigned by the Warrant Agent. Such signature by the Warrant Agent upon any Global Warrant Certificate executed by the Company shall be conclusive evidence that such Global Warrant Certificate so countersigned has been duly issued hereunder.

(c) The Warrant Agent shall keep, at an office designated for such purpose, books (the “Warrant Register”) in which, subject to such reasonable regulations as it may prescribe, it shall register the Book-Entry Warrants as well as any Global Warrant Certificates and exchanges and transfers of outstanding Warrants in accordance with the procedures set forth in Section 6.1 of this Agreement, all in form satisfactory to the Company and the Warrant Agent. Subject to Section 8.1, no service charge shall be made for any exchange or registration of transfer of the Warrants, but the Company may require payment of a sum sufficient to cover any stamp or other tax or other charge that may be imposed on the Registered Holder in connection with any such exchange or registration of transfer. Notwithstanding anything in this Agreement to the contrary, the Warrant Agent shall have no obligation to take any action whatsoever with respect to an exchange or registration of transfer of Warrants unless and until it is reasonably satisfied that all such payments required by the immediately preceding sentence have been made.

(d) Prior to due presentment for registration of transfer or exchange of any Global Warrant Certificate evidencing any Warrant or an instruction requesting registration of transfer of any Book-Entry Warrant in accordance with the procedures set forth in this Agreement, the Company and the Warrant Agent may deem and treat the Person in whose name any Warrant is registered upon the Warrant Register (the “Registered Holder” of such Warrant) as the absolute owner of such Warrant (notwithstanding any notation of ownership or other writing on a Global Warrant Certificate or Warrant Statement made by anyone), for the purpose of any exercise thereof, any distribution in respect thereof and for all other purposes, and neither the Warrant Agent nor the Company shall be affected by notice to the contrary.

(e) The Book-Entry Warrants constitute “uncertificated securities” under the Uniform Commercial Code, and Warrant Statements delivered by the Warrant Agent in respect of Book-Entry Warrants shall solely confirm the registration in the name of the Registered Holders of, but shall in no event represent or evidence, Book-Entry Warrants.

Section 3.5 Legends. Each Global Warrant Certificate originally issued to a Holder, or issued upon registration of transfer of, or upon exchange for or in lieu of, any Book-Entry Warrant or Global Warrant Certificate shall bear (and the Warrants evidenced thereby shall be subject to the restrictions set forth in) and any Book-Entry Warrants originally issued to a Holder, or issued upon registration of transfer of, or upon exchange for or in lieu of, any Book-Entry Warrant or Global Warrant Certificate shall be subject to the restrictions set forth in (and any Warrant Statements delivered in respect of such Book-Entry Warrants shall bear) the following legends:

“THIS WARRANT HAS BEEN, AND THE WARRANT SHARES WHICH MAY BE PURCHASED PURSUANT TO THE EXERCISE OF THIS WARRANT WILL BE, ISSUED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SECTION 1145 OF CHAPTER 11 OF TITLE 11 OF THE UNITED STATES CODE (THE “BANKRUPTCY CODE”). THE WARRANTS AND SUCH WARRANT SHARES MAY BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), PROVIDED THAT THE HOLDER IS NOT DEEMED TO BE AN UNDERWRITER AS SUCH TERM IS DEFINED IN SECTION 1145(b) OF THE BANKRUPTCY CODE. IF THE HOLDER IS DEEMED TO BE AN UNDERWRITER AS SUCH TERM IS DEFINED IN SECTION 1145(b) OF THE BANKRUPTCY CODE, THEN THE SECURITIES MAY ONLY BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED UPON REGISTRATION UNDER THE SECURITIES ACT OR RECEIPT OF AN OPINION OF COUNSEL SATISFACTORY TO ALLIED NEVADA GOLD CORP. (THE “COMPANY”) AND ITS COUNSEL THAT SUCH DISPOSITION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT, AND OF ANY APPLICABLE STATE SECURITIES LAWS.

THIS WARRANT IS SUBJECT TO VARIOUS TERMS, PROVISIONS AND CONDITIONS, INCLUDING CERTAIN RESTRICTIONS ON SALE, DISPOSITION OR TRANSFER, AS SET FORTH IN THAT CERTAIN WARRANT AGREEMENT, DATED AS OF [            ], 2015 (THE “WARRANT AGREEMENT”), BETWEEN THE COMPANY AND THE WARRANT AGENT NAMED THEREIN. NO REGISTRATION OF TRANSFER OF THIS WARRANT WILL BE MADE ON THE BOOKS OF THE COMPANY UNLESS AND UNTIL SUCH RESTRICTIONS SHALL HAVE BEEN COMPLIED WITH. THE COMPANY WILL FURNISH WITHOUT CHARGE TO THE HOLDER OF RECORD OF THIS WARRANT A COPY OF THE WARRANT AGREEMENT, CONTAINING THE ABOVE-REFERENCED RESTRICTIONS ON TRANSFERS OF THIS WARRANT, UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS.

THE WARRANT SHARES WHICH MAY BE PURCHASED PURSUANT TO THE EXERCISE OF THIS WARRANT ARE SUBJECT TO VARIOUS TERMS, PROVISIONS AND CONDITIONS, INCLUDING CERTAIN RESTRICTIONS ON SALE, DISPOSITION OR TRANSFER, AS SET FORTH IN THE COMPANY’S CERTIFICATE OF INCORPORATION AND A STOCKHOLDERS AGREEMENT MADE AS OF [            ], 2015, TO WHICH THE COMPANY AND ALL STOCKHOLDERS ARE PARTY. NO REGISTRATION OF TRANSFER OF THESE WARRANT SHARES WILL BE MADE ON THE BOOKS OF THE COMPANY UNLESS AND UNTIL SUCH RESTRICTIONS SHALL HAVE BEEN COMPLIED WITH. THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH HOLDER OF RECORD OF THE WARRANT SHARES WHICH MAY BE PURCHASED

PURSUANT TO THE EXERCISE OF THIS WARRANT A COPY OF THE CERTIFICATE OF INCORPORATION AND THE STOCKHOLDERS AGREEMENT, CONTAINING THE ABOVE-REFERENCED RESTRICTIONS ON TRANSFERS OF STOCK, UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS.”

ARTICLE IV

TERMS AND EXERCISE OF WARRANTS

Section 4.1 Exercise Price. From time to time on any Business Day during the Exercise Period, each Warrant shall entitle (i) in the case of the Book-Entry Warrants, the Registered Holder thereof and (ii) in the case of Warrants held through the book-entry facilities of the Depositary or by or through Persons that are direct participants in the Depositary, the Beneficial Holder thereof (any Registered Holder or Beneficial Holder described in clause (i) or clause (ii), a “Holder”), subject to the provisions of such Warrant and of this Agreement, to purchase from the Company (and the Company shall issue and sell to each Holder) a number of Warrant Shares equal to the Per Warrant Share Number on such Exercise Date at a purchase price per Warrant Share equal to the Exercise Price on such Exercise Date.

Section 4.2 Exercise Period; Expiration Date; Liquidity Event.

(a) All or any whole number of Warrants may be exercised in accordance with Section 4.3 below by the Holder thereof at any time and from time to time during the Exercise Period. Any Warrant not exercised prior to the Exercise Deadline shall (i) not be exercisable after the Exercise Deadline (such right to exercise being deemed permanently and irrevocably waived following the Exercise Deadline), (ii) become permanently and irrevocably null and void at the Exercise Deadline, and all rights thereunder and all rights in respect thereof under this Agreement shall cease and terminate at such time, and (iii) not entitle the Holder thereof to any distribution, payment or other amount on or in respect thereof.

(b) Any solicitation, negotiation or closing of a Liquidity Event shall be subject to the sole and absolute discretion of the Company and the holders of New Common Stock. The Company and/or holders of New Common Stock will determine in their sole discretion whether to effect or consummate a Liquidity Event.

(c) The Company shall use commercially reasonable efforts to provide at least ten (10) Business Days prior written notice to all Registered Holders in accordance with Section 10.2 of any Liquidity Event (a “Liquidity Event Notice”) (and that Cashless Exercise may be elected with respect thereto). If the Company uses commercially reasonable efforts to deliver such notice, then any failure of the Company to deliver such notice shall not in any way impair or affect the validity of any Liquidity Event or the expiration of Warrants on the Expiration Date. Any Liquidity Event Notice may (but shall not be required to) specify conditions to which consummation thereof is subject and, in any event, shall not give rise to any obligation of the Company or any holders of New Common Stock to consummate, or assist in the consummation of, such Liquidity Event.

Section 4.3 Method of Exercise.

(a) Subject to the provisions of the Warrants and this Agreement, a Holder may exercise such Holder’s right to purchase the Warrant Shares as to all or any whole number of Warrants, no later than the Exercise Deadline, by (i)(x) in the case of Persons who hold Book-Entry Warrants, providing an exercise form for the election to exercise such Warrant (“Exercise Form”) substantially in the form of Exhibit B-1 hereto, properly completed and duly executed by the Registered Holder thereof, and, in the case of an exercise for cash pursuant to Section 4.5(a), providing payment of the Exercise Amount, to the Warrant Agent, and (y) in the case of Warrants evidenced by a Global Warrant Certificate held through the book-entry facilities of the Depositary or by or through Persons that are direct participants in the Depositary, providing an Exercise Form substantially in the form of Exhibit B-2 hereto, properly completed and duly executed by the Beneficial Holder thereof, and, in the case of an exercise for cash pursuant to Section 4.5(a), providing payment of the Exercise Amount, to its broker for further distribution to the Warrant Agent, and causing the exercising participant whose name appears on a securities position listing of the Depositary as the holder of such interest in such Warrants held through the Depositary to comply with the Depositary’s procedures relating to the exercise of such interest in such Warrants held through the Depositary, and (ii) delivering to the Warrant Agent a Joinder Agreement that has been duly executed and delivered by the Recipient of the Warrant Shares issuable upon exercise of such Warrants.

Upon any exercise of Warrants held through the Depositary as specified in clause (y) of the preceding paragraph, the Warrant Agent shall cause, in accordance with the standing instructions and procedures existing between the Depositary and Warrant Agent, the number of Warrants represented by the Global Warrant Certificate to be reduced by the number of Warrants so exercised.

(b) Any exercise of a Warrant pursuant to the terms of this Agreement shall be irrevocable and shall constitute a binding agreement between the Holder and the Company, enforceable in accordance with its terms; provided, however, that if such exercise is made in connection with a Liquidity Event, such exercise shall be deemed conditioned on the consummation of such Liquidity Event.

(c) The Warrant Agent shall:

(i) examine all Exercise Forms and all other documents delivered to it by or on behalf of Holders as contemplated hereunder to ascertain whether or not, on their face, such Exercise Forms and any such other documents have been executed and completed in accordance with their terms and the terms hereof;

(ii) where an Exercise Form or other document appears on its face to have been improperly completed or executed or some other irregularity in connection with the exercise of the Warrants exists, endeavor to inform the appropriate parties (including the Person submitting such Exercise Form or other document) of the need for fulfillment of all requirements, specifying those requirements which appear to be unfulfilled;

(iii) inform the Company of and cooperate with and assist the Company in resolving any reconciliation problems between Exercise Forms received and the delivery of Warrants to the Warrant Agent’s account;

(iv) advise the Company, no later than five (5) Business Days after receipt of an Exercise Form, of (A) the receipt of such Exercise Form and the number of Warrants exercised in accordance with the terms and conditions of this Agreement, (B) the instructions with respect to delivery of the Warrant Shares deliverable upon such exercise, subject to timely receipt from the Depositary of the necessary information and (C) such other information as the Company shall reasonably require;

(v) if requested by the Company and provided with the Warrant Shares and all other necessary information, liaise with the Depositary and endeavor to deliver the Warrant Shares to the relevant accounts at the Depositary in accordance with its customary requirements; and

(vi) account promptly to the Company with respect to Warrants exercised and promptly deposit all monies received by the Warrant Agent for the purchase of Warrant Shares through the exercise of Warrants in the account of the Company maintained with the Warrant Agent for such purpose.

(d) The Company reserves the right to reasonably reject any and all Exercise Forms that are not in proper form in any material respect (including if an Exercise Form specifies delivery of Warrant Shares to an Improper Recipient) and the Company shall not incur any liability for any such rejection. Such determination by the Company shall be final and binding on the Holders, absent manifest error. Moreover, the Company reserves the absolute right to waive any of the conditions to the exercise of Warrants or defects in Exercise Forms with regard to any particular exercise of Warrants. The Company shall give prompt written notice of rejection to each Holder whose Exercise Form is rejected in accordance with the first sentence of this Section 4.3(d). Subject to the immediately preceding sentence, neither the Company nor the Warrant Agent shall be under any duty to give notice to the Holders of any irregularities in any exercise of Warrants, nor shall it incur any liability for the failure to give such notice.

Section 4.4 Issuance of Shares of New Common Stock.

(a) Upon exercise of any Warrants pursuant to Section 4.3, the delivery to the Warrant Agent of a Joinder Agreement that has been duly executed and delivered by the applicable Recipient and, if applicable, clearance of the funds in payment of the Exercise Price, the Company shall promptly at its expense, and in no event later than the applicable Delivery Deadline, calculate and cause to be issued to or upon the order of the Holder of such Warrants the total number of whole Warrant Shares for which such Warrants are being exercised:

(i) in the case of a Beneficial Holder who holds the Warrants being exercised through the Depositary’s book-entry transfer facilities, by same-day or next-day credit to the Depositary for the account of such Beneficial Holder or for the account of a participant in the Depositary the number of Warrant Shares to which such Person is entitled, in each case registered in such name and delivered to such account as directed in the Exercise Form by such Beneficial Holder or by the direct participant in the Depositary through which such Beneficial Holder is acting, or

(ii) in the case of a Registered Holder who holds the Warrants being exercised in the form of Book-Entry Warrants, a book-entry interest in the shares of New Common Stock registered on the books of the Company’s transfer agent or, at the Registered Holder’s option, by delivery to the address designated by such Registered Holder on its Exercise Form of a physical certificate representing the number of Warrant Shares to which such Registered Holder is entitled, in fully registered form, registered in such name or names as may be directed by such Registered Holder;

provided, however, that (x) no Exercise Form shall specify that Warrant Shares be delivered to, or for the account of, any Person to whom the Holder would not have been permitted to sell or otherwise transfer Warrants pursuant to Section 6.1(g) (any such Person, an “Improper Recipient”) and (y) if any exercise of a Warrant is made during a Liquidity Event Exercise Period and all shares of New Common Stock are to be cancelled, terminated or exchanged in connection with the applicable Liquidity Event, then the Company may, at its option, elect not to issue Warrant Shares to the Recipient so long as appropriate provision is made such that the Recipient receives the cash, securities or other property that the Recipient would have received in connection with such Liquidity Event if it held the Warrant Shares for which such Warrants are being exercised (but the Recipient shall be deemed to be bound by the terms and provisions of the Stockholders Agreement, including the terms and provisions set forth in Article III thereof).

(b) As to any Warrant that has been properly and timely exercised, the Holder of such Warrant or the person directed by such Holder as specified in Section 4.4(a) (which shall not be an Improper Recipient) (the “Recipient”) shall be deemed to be the holder of record of the Warrant Shares issuable upon exercise of such Warrant as of immediately prior to 5:00 p.m. (New York City time) on the applicable Exercise Date. At such time, subject to Section 5.1(i), the Warrant Shares issuable upon such exercise as provided in Section 4.5 shall be deemed to have been issued and, for all purposes of this Agreement, the Recipient shall, as between such Person and the Company, be deemed to be and entitled to all rights of the holder of record of such Warrant Shares, subject to the terms of the Stockholders Agreement. Warrants may not be exercised by, or securities issued to, any Holder in any state in which such exercise or issuance would be unlawful.

Section 4.5 Exercise of Warrant.

(a) Right to Exercise by Cash Payment. Warrants may be exercised by the Holders thereof at any time and from time to time during the Exercise Period by delivery of payment to the Warrant Agent, for the account of the Company, in cash by certified or bank cashier’s check payable to the order of the Company (or as otherwise agreed to by the Company), in lawful money of the United States of America, of the full Exercise Price for the number of Warrant Shares specified in the Exercise Form (which shall be equal to the Exercise Price on the Exercise Date multiplied by the product of the number of Warrants being exercised and the Per Warrant Share Number on such Exercise Date and, to the extent required by Section 8.1 hereof, any and all applicable taxes and charges due in connection with the exercise of Warrants and the exchange of Warrants for Warrant Shares (the “Exercise Amount”)).

(b) Cashless Exercise. In lieu of exercising Warrants by cash payment pursuant to Section 4.5(a), Holders may exercise Warrants for shares of New Common Stock as provided in this Section 4.5(b) (a “Cashless Exercise”) at any time and from time to time prior to the Exercise Deadline only (i) during a Liquidity Event Exercise Period; provided, however, that any such Cashless Exercise during a Liquidity Event Exercise Period shall be subject to, and conditioned upon, the consummation of such Liquidity Event, or (ii) if on the applicable Exercise Date the Warrant Shares are then listed for trading on a National Securities Exchange, by the surrender in the case of each of clause (i) and clause (ii), to the Warrant Agent of a duly executed and properly completed Exercise Form marked to reflect election of a Cashless Exercise with respect to a specified number of Warrants. Upon a Cashless Exercise with respect to a particular number of Warrants and elected on the Exercise Form, the Company shall calculate and, subject to the terms of Section 4.4, deliver or cause to be delivered to the Holder (without delivery by the Holder of any Exercise Amount or any cash or other consideration (except to the extent set forth in Section 8.1)) that number of fully paid and nonassessable Warrant Shares (subject to the provisions of Section 4.7) equal to the quotient obtained by dividing (x) the value of such Warrants on the Exercise Date to which the Exercise Form relates, which value shall be determined by subtracting (A) the aggregate Exercise Amount of the Warrant Shares immediately prior to the Cashless Exercise from (B) the aggregate Fair Market Value of the Warrant Shares issuable upon exercise of such Warrants on the Exercise Date to which the Exercise Form relates by (y) the Fair Market Value of one Warrant Share on the Exercise Date to which the Exercise Form relates. Expressed as a formula, such Cashless Exercise shall be computed as follows:

X =	B – A
Y

Where:	X =	the number of Warrant Shares issuable to the Holder in respect of such Cashless Exercise

Y =	the Fair Market Value of one Warrant Share on the Exercise Date to which the Exercise Form relates

A =	the aggregate Exercise Amount for the Warrants as to which Cashless Exercise has been elected (i.e., the Exercise Price on the applicable Exercise Date multiplied by the product of the number of such Warrants as to which Cashless Exercise has been elected and the Per Warrant Share Number on the applicable Exercise Date, plus, to the extent required by Section 8.1 hereof, any and all applicable taxes and charges due in connection with the exercise of the applicable Warrants and the exchange of such Warrants for Warrant Shares)

B =	the aggregate Fair Market Value of the Warrant Shares as to which Cashless Exercise has been elected (i.e., Fair Market Value of one Warrant Share on the applicable Exercise Date multiplied by the product of the number of Warrants as to which Cashless Exercise has been elected and the Per Warrant Share Number on the applicable Exercise Date)

If the foregoing calculation results in a negative number, then no Warrant Shares shall be issuable upon Cashless Exercise by the applicable Holder.

(c) Determination of the Number of Shares of New Common Stock to be Issued. The number of Warrant Shares to be issued on each Cashless Exercise of Warrants will be determined by the Company (with written notice thereof to the Warrant Agent) using the formula set forth in this Section 4.5. The Warrant Agent shall have no duty or obligation to investigate or confirm whether the Company’s determination of the number of Warrant Shares to be issued on such exercise, pursuant to this Section 4.5, is accurate or correct.

Section 4.6 Reservation of Shares. The Company covenants that, prior to the Exercise Deadline, the Company will at all times reserve and keep available, from its authorized and unissued New Common Stock solely for issuance and delivery upon the exercise of the Warrants and free of preemptive rights, such number of Warrant Shares and other securities, cash or property as from time to time shall be issuable upon the exercise in full of all outstanding Warrants. The Company further covenants that it shall, from time to time, use commercially reasonable efforts to take all steps necessary to increase the authorized number of shares of New Common Stock if at any time the authorized number of shares of New Common Stock remaining unissued would otherwise be insufficient to allow delivery of all the Warrant Shares then deliverable upon the exercise in full of all outstanding Warrants. The Company covenants that all Warrant Shares issuable upon exercise of the Warrants will, upon issuance, be validly issued, fully paid and non-assessable, free and clear of all taxes (subject to Section 8.1), liens, security interests, charges and other encumbrances or restrictions of any kind (other than (x) restrictions set forth in the Stockholders Agreement and (y) any applicable restrictions under federal and state securities laws) and free and clear of all preemptive rights or similar rights of stockholders, and the Company shall take all such action as may be necessary or appropriate in order that the Company may validly and legally issue all Warrant Shares in compliance with this sentence. The Company shall take all such actions as may be necessary to ensure that all such Warrant Shares may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic stock exchange upon which Warrant Shares may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance). The Company covenants that all Warrant Shares will, at all times that Warrants are exercisable, be duly approved for listing subject to official notice of issuance on each securities exchange, if any, on which the Warrant Shares are then listed. The Company covenants that the stock certificates, if any, issued to evidence any Warrant Shares issued upon exercise of Warrants will comply with applicable law.

Section 4.7 Fractional Shares. If any exercise of a Warrant results in a fraction of a share of Common Stock, the Company shall have the option, in its sole discretion, to elect to make a cash payment in respect of such fractional share in lieu of issuing such fractional share. If the Company elects to make such a cash payment, the Company shall notify the Warrant Agent in writing of the amount to be paid in lieu of the fraction of a share of Common Stock and concurrently pay or provide to the Warrant Agent for payment to the Holder of the Warrant an amount in cash equal to the product of (a) such fraction of a share of Common Stock and (b) the Fair Market Value of a share of Common Stock on the applicable Exercise Date. All shares of Common Stock issuable upon exercise of more than one Warrant by a Holder thereof shall be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share.

Section 4.8 Redemption. The Warrants shall not be redeemable by the Company or any other Person.

ARTICLE V

ADJUSTMENT OF WARRANT SHARES AND

OF EXERCISE PRICE

The Initial Share Number and any Conversion Share Number and the Cheap Stock Factor (and, thus, by virtue of and in accordance with the definitions thereof, the Exercise Price and the Per Warrant Share Number) shall be subject to adjustment from time to time upon the happening of certain events as provided in this Article V.

Section 5.1 Mechanical Adjustments.

(a) If at any time prior to the exercise in full of the Warrants, the Company shall pay or declare a dividend or make a distribution on the New Common Stock payable in shares of New Common Stock (other than a dividend or distribution upon a Fundamental Change to which Section 5.1(d) applies), then the Initial Share Number and any Conversion Share Number in effect at the open of business on the day after the record date of such event shall be adjusted upward by multiplying (i) the Initial Share Number or such Conversion Share Number, as applicable, in effect at the open of business on the day after the record date of such event by (ii) a fraction the numerator of which is the total number of shares of New Common Stock a holder of one share of New Common Stock would hold immediately after such event as a result of such event and the denominator of which is one, such that the resulting adjustment reflects a proportionate increase to the Initial Share Number or any Conversion Share Number, as applicable. Any adjustment required by this Section 5.1(a) shall be made immediately after the open of business on the day after the record date of such event, whenever any event in this Section 5.1(a) shall occur. If any dividend or distribution of the type described in this Section 5.1(a) is declared or authorized but not so paid or made, the Initial Share Number and any Conversion Share Number shall again be adjusted to the Initial Share Number and the Conversion Share Number that would then be in effect if such dividend or distribution had not been so declared or authorized.

(b) If at any time prior to the exercise in full of the Warrants, the Company shall (i) subdivide, split, reclassify or recapitalize its outstanding New Common Stock into a greater number of shares of New Common Stock, or (ii) combine, reclassify or recapitalize its outstanding New Common Stock into a smaller number of shares of New Common Stock, then the Initial Share Number and any Conversion Share Number in effect at the open of business on the day after the record date of such event shall be adjusted (either upward or downward, as the case may be) by multiplying (x) the Initial Share Number or such Conversion Share Number, as applicable, in effect at the open of business on the day after the record date of such event by (y) a fraction the numerator of which is the total number of shares of New Common Stock a holder of one share of New Common Stock would hold immediately after such event as a result of such event and the denominator of which is one, such that the resulting adjustment reflects a proportionate increase or decrease, as applicable, to the Initial Share Number or Conversion Share Number, as applicable. Any adjustment required by this Section 5.1(b) shall be made immediately after the open of business on the day after the record date of such event, whenever any event in this Section 5.1(b) shall occur. If any subdivision, split, reclassification, recapitalization or combination of the type described in this Section 5.1(b) is declared or authorized but not so paid or effected, the Initial Share Number or Conversion Share Number, as applicable, shall again be adjusted to the Initial Share Number or Conversion Share Number, as applicable, that would then be in effect if such subdivision, split, reclassification, recapitalization or combination had not been so declared or authorized.

(c) (i) In the event the Company at any time or from time to time after the Effective Date shall issue Additional Shares of New Common Stock (including Additional Shares of New Common Stock deemed to be issued pursuant to Section 5.1(c)(iv)) without consideration or for consideration per share less than the Fair Market Value of the New Common Stock on the date of, and immediately prior to, such issuance or, if such Additional Shares of New Common Stock are issued (or, pursuant to Section 5.1(c)(iv), deemed to be issued) to a Restricted Person, the Exercise Price in effect on the date of, and immediately prior to, such issuance, then the Cheap Stock Factor shall be reduced, concurrently with such issuance, by multiplying (x) the Cheap Stock Factor then in effect by (y) a fraction, (A) the numerator of which shall be the sum of (I) the number of shares of New Common Stock outstanding immediately prior to such issuance plus (II) the number of shares of New Common Stock which the aggregate consideration received by or payable to the Company for the total number of Additional Shares of New Common Stock so issued would purchase at the Fair Market Value of the New Common Stock on the date of, and immediately prior to, such issuance or, if such Additional Shares of New Common Stock are issued (or, pursuant to Section 5.1(c)(iv), deemed to be issued) to a Restricted Person, the Exercise Price in effect on the date of, and immediately prior to, such issuance, and (B) the denominator of which shall be the sum of (I) number of shares of New Common Stock outstanding immediately prior to such issuance plus (II) the number of Additional Shares of New Common Stock so issued. For purposes of the above calculation, the number of shares of New Common Stock outstanding immediately prior to such issuance shall be calculated on a fully diluted basis, as if all outstanding Convertible Securities had been fully converted into shares of New Common Stock and any outstanding Options had been fully exercised (and the resulting securities fully converted into shares of New Common Stock, if so convertible) as of such date; provided, that any stock, Convertible Securities or Options owned or held by or for the account of the Company or any of its direct or indirect subsidiaries shall not be included in such calculation.

(ii) For purposes of this Section 5.1(c), the “Additional Shares of New Common Stock” shall mean all shares of New Common Stock issued (or, pursuant to Section 5.1(c)(iv), deemed to be issued) by the Company after the Effective Date, other than:

(A) shares of New Common Stock or other Securities issued or issuable upon exercise of Warrants;

(B) shares of New Common Stock issued or issuable in a dividend or distribution to which Section 5.1(a) applies, in a subdivision, split, reclassification or recapitalization to which Section 5.1(b) applies, or a merger, consolidation or sale of substantially all assets to which Section 5.1(d) applies;

(C) any Excluded Issuance; or

(D) shares of New Common Stock issued or issuable in an issuance for which adjustment of the Cheap Stock Factor has previously been made pursuant to Section 5.1(c)(i).

(iii) Notwithstanding any provision herein to the contrary, no adjustment in the Cheap Stock Factor shall be made in respect of the issuance of Additional Shares of New Common Stock unless the consideration per share (determined pursuant to Section 5.1(c)(v) hereof) for an Additional Share of New Common Stock issued or deemed to be issued by the Company is less than either (x) the Fair Market Value of the New Common Stock on the date of such issuance or (y) if, and only if, such Additional Shares of New Common Stock are issued (or, pursuant to Section 5.1(c)(iv), deemed to be issued) to a Restricted Person, the Exercise Price in effect on the date of, and immediately prior to, such issuance.

(iv) In the event the Company at any time or from time to time after the Effective Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of New Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of New Common Stock issued (x) as of the time of such issuance or, in case such a record date shall have been fixed, as of the close of business on such record date and (y) to the Persons to which such Options or Convertible Securities are issued or, in case such a record date shall have been fixed, such holders of record; provided, further, that in any such case in which Additional Shares of New Common Stock are deemed to be issued:

(A) no further adjustments in the Cheap Stock Factor shall be made upon the subsequent issue of shares of New Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities (or, in the case of Options for the purchase of Convertible Securities, the subsequent issue of the Convertible Securities or the shares of New Common Stock issuable upon conversion or exchange thereof);

(B) if such Options or Convertible Securities by their terms (other than terms designed to protect against dilution) provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Company, or increase or decrease in the number of shares of New Common Stock issuable, upon the exercise, conversion or exchange thereof, the Cheap Stock Factor computed upon the original issuance thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities; provided, however, that no such adjustment of the Cheap Stock Factor shall apply to New Common Stock previously issued upon exercise of any Warrants;

(C) on the expiration, termination or surrender of any such Options or Convertible Securities, any previous adjustment to the Cheap Stock Factor shall be rescinded and annulled and the Cheap Stock Factor shall be readjusted to the Cheap Stock Factor that would have been obtained had the adjustment made upon the issuance of such Options or Convertible Securities been made upon the basis of the issuance of only the number of shares of New Common Stock actually issued upon the exercise, conversion or exchange of such Options or Convertible Securities; provided, however, that no such adjustment of the Cheap Stock Factor shall apply to shares of New Common Stock previously issued upon exercise of any Warrants; and

(D) no readjustment pursuant to clause (B) or clause (C) above shall have the effect of increasing the Cheap Stock Factor to an amount that exceeds the initial Cheap Stock Factor on the Effective Date.

(v) For purposes of this Section 5.1(c), the consideration received by or payable to the Company in connection with the issuance of any Additional Shares of New Common Stock shall be computed as follows:

(A) Such consideration shall:

(1) insofar as it consists of cash, be computed at the aggregate amount of cash received by or payable to the Company therefor prior to deducting therefrom any discounts, commissions or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof;

(2) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issuance, as determined in good faith by the Board (irrespective of any accounting treatment), except where such consideration consists of securities that are listed on a National Securities Exchange or quoted on the Nasdaq Stock Market, in which case the amount of consideration received by or payable to the Company shall be the daily volume-weighted average price of such securities (as reflected on such National Securities Exchange or quoted by the Nasdaq Stock Market) for the ten (10) consecutive Business Days immediately preceding the date of receipt of such securities; and

(3) in the event Additional Shares of New Common Stock are issued together with other securities or property of the Company for consideration which covers both the Additional Shares of New Common Stock and such other securities or property, be the proportion of such consideration so received in respect of the Additional Shares of New Common Stock, computed as provided in clauses (1) and (2) above, as determined in good faith by the Board (irrespective of any accounting treatment).

(B) The consideration per share received by or payable to the Company for Additional Shares of New Common Stock deemed to have been issued pursuant to Section 5.1(c)(iv) relating to Options and Convertible Securities shall be determined by dividing:

(1) the total amount, if any, received by or payable to the Company as consideration for the issuance of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) received by or payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(2) the maximum number of shares of New Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) issuable upon the exercise of such Options or conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

(d) If (i) the Company shall be a party to or otherwise engage in any transaction or series of related transactions constituting (x) a merger of the Company into, a consolidation of the Company with, or a sale of all or substantially all of the Company’s assets to, any other Person, or (y) any merger of another Person into the Company in which, in the case of clause (x) or clause (y), the previously outstanding shares of New Common Stock shall be cancelled, reclassified or converted or changed into or exchanged for securities of the Company or other property (including cash) or any combination of the foregoing; and (ii) such transaction or series of related transactions is not a Liquidity Event (any such transaction or series of related transactions, a “Fundamental Change”), the Holder of each Warrant outstanding immediately prior to the occurrence of such Fundamental Change will have the right upon any subsequent exercise (and payment of the applicable Exercise Price) to receive (but only out of legally available funds, to the extent required by applicable law) the kind and amount (subject to the proviso of this sentence) of stock, other securities, cash and assets that such Holder would have received if such Warrant had been exercised pursuant to the terms hereof immediately prior thereto (assuming such Holder failed to exercise his rights of election, if any, as to the kind or amount of stock, securities, cash or other property receivable upon such Fundamental Change); provided, however, that the amount of such stock, other securities, cash and assets that would be received upon exercise of a Warrant following the consummation of such Fundamental Change shall be calculated on the applicable Exercise Date in a manner consistent with, and on terms as nearly as equivalent as practicable to, the provisions of Section 1.1(pp) and Section 4.1 with respect to the aggregate consideration received by the holders of shares of New Common Stock in such Fundamental Change. Upon each Fundamental Change, appropriate adjustment shall be deemed to be made with respect to the Holders’ rights under this Agreement, including, without limitation, with respect to the kind and amount of stock, securities, cash or assets thereafter acquirable upon exercise of each Warrant, such that the provisions of this Agreement shall thereafter be applicable, as nearly as possible, to any shares of stock, securities, cash or assets thereafter acquirable upon exercise of each Warrant, and the Company shall notify the Warrant Agent of any such adjustments promptly following the consummation of such Fundamental Change. The provisions of this Section 5.1(d) shall similarly apply to successive Fundamental Changes. The Company shall not effect any Fundamental Change unless, prior to the consummation thereof, the successor Person (if the Company is not the surviving or resulting Person from such Fundamental Change) shall assume, by written instrument substantially similar in form and substance to this Agreement, the obligation to deliver to the Holders such shares of stock, securities, cash or assets which, in accordance with the foregoing provisions, such Holder shall be entitled to receive upon exercise of each Warrant.

(e) Whenever (i) the Initial Share Number or any Conversion Share Number or the Cheap Stock Factor is adjusted pursuant to Section 5.1(a), (b), or (c) (but subject to the provisions of such Sections relating to readjustment) or (ii) any New Second Lien Convertible Notes are repaid or otherwise become no longer outstanding, the Exercise Price and the Per Warrant Share Number (i.e., the number of shares of New Common Stock issuable upon exercise of each Warrant) shall simultaneously be adjusted by virtue of and in accordance with the provisions of the respective definitions thereof in Section 1.1.

(f) If, at any time after the issuance of the Warrants on the Effective Date, any adjustment is made to the Initial Share Number or any Conversion Share Number or the Cheap Stock Factor pursuant to this Section 5.1, such adjustment to the Initial Share Number or any Conversion Share Number or the Cheap Stock Factor (and, thus, the Exercise Price and the Per Warrant Share Number) will be applicable with respect to all then outstanding Warrants and all Warrants issued in exchange or substitution therefor on or after the date of the adjustment to the Initial Share Number or any Conversion Share Number or the Cheap Stock Factor, but no such adjustment shall apply to any Warrants that were exercised prior to such adjustment or any Warrant Shares issued upon exercise of such Warrants.

(g) All calculations under this Section 5.1 shall be made to the nearest cent ($0.01) (with $0.005 being rounded upward) or to the nearest one-hundredth of a share (with 0.005 of a share being rounded upward), as the case may be. Notwithstanding anything in this Section 5.1 to the contrary, the Initial Share Number or any Conversion Share Number shall not be increased, and the Cheap Stock Factor shall not be decreased, so as to result in the Exercise Price being reduced to less than the then-existing par value of the New Common Stock as a result of any adjustment made hereunder; provided, that the Company shall not increase the par value of the New Common Stock above the Exercise Price then in effect and shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of New Common Stock upon the exercise of any Warrant.

(h) The Company will not take any action specified in Section 5.1(a), (b) or (c) that would otherwise result in any adjustment in the Initial Share Number or any Conversion Share Number or the Cheap Stock Factor (and, thus, the Exercise Price or the Per Warrant Share Number) hereunder if the total number of shares of New Common Stock issuable after such action upon exercise in full of the Warrants, together with all shares of New Common Stock then outstanding and all shares of New Common Stock then issuable upon exercise of all Options and upon conversion of all Convertible Securities then outstanding (other than the Warrants), would exceed the total number of shares of New Common Stock authorized for issuance by the Company’s then effective Certificate of Incorporation.

(i) In any case in which Section 5.1(a) or Section 5.1(b) shall result in an adjustment to the Per Warrant Share Number and the Exercise Price becoming effective prior to the occurrence of a specified event and any Warrant is exercised after the time at which the adjustment becomes effective but prior to the occurrence of such specified event, the Company may elect to defer until the occurrence of such specified event (A) the issuance to the Holder of such Warrant (or other Person entitled thereto) of, and the registration of such Holder (or other Person) as the record holder of, the Warrant Shares over and above the Warrant Shares issuable upon such exercise on the basis of the number of Warrant Shares obtainable upon exercise of such Warrant immediately prior to such adjustment and to require payment in respect of such number of Warrant Shares the issuance of which is not deferred on the basis of the Exercise Price in effect immediately prior to such adjustment and (B) the corresponding reduction in the Exercise Price; provided, however, that the Company shall deliver to such Holder or other Person a due bill or other appropriate instrument that meets any applicable requirements of the principal national securities exchange or other market on which the Warrant Shares are then traded and evidences the right of such Holder or other Person to receive, and to become the record holder of, such additional Warrant Shares, upon the occurrence of such specified event requiring such adjustment (without payment of any additional Exercise Price in respect of such additional Warrant Shares).

(j) The Company may at its option, at any time during the term of the Warrants, increase the number of Warrant Shares into which each Warrant is exercisable, or decrease the Exercise Price, in addition to those changes required by Section 5.1(a), (b) or (c) as deemed advisable by the Board, in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

(k) [Intentionally deleted.]

(l) The Initial Share Number and any Conversion Share Number and the Cheap Stock Factor (and, thus, the Exercise Price and the Per Warrant Share Number) shall not be adjusted as a result of any issuance of any shares of New Common Stock, Options, or Convertible Securities or any other securities (whether pursuant to the Management Incentive Plan or otherwise) except as expressly specified in Sections 5.1(a), (b), and (c).

(m) The Company shall cause any record of persons entitled to participate in an event specified in Section 5.1(a), (b) or (d) to be taken only as of the close of business on the record date for such event.

(n) Notwithstanding anything to the contrary contained herein, there shall be no adjustment to the Initial Share Number, any Conversion Share Number or the Cheap Stock Factor with respect to any Excluded Issuance.

(o) In the event that at any time, as a result of any adjustment made pursuant to Section 5.1(d), each Holder thereafter shall become entitled to receive any securities or property other than New Common Stock, thereafter the number of such other securities or property so receivable upon exercise of any Warrant and the Exercise Price shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the New Common Stock contained in this Section 5.1 and this Agreement shall be amended so to provide.

Section 5.2 Notices of Adjustment. Whenever the Initial Share Number or any Conversion Share Number or the Cheap Stock Factor (and, thus, the Per Warrant Share Number and the Exercise Price) is adjusted, or the kind of securities or property constituting Warrant Shares is changed as herein provided, the Company shall (i) prepare and deliver, or cause to be prepared and delivered, forthwith to the Warrant Agent a certificate signed by an Appropriate Officer setting forth the Initial Share Number or Converted Share Number or the Cheap Stock Factor (and, thus, the Per Warrant Share Number and the Exercise Price) as so adjusted, and any change in the kind of securities or property constituting Warrant Shares, the facts requiring such adjustment or change and the computation by which such adjustment or change was made, and (ii) direct the Warrant Agent to give written notice to each Registered Holder in the manner provided in Section 10.2, which notice shall state the Initial Share Number or Converted Share Number or the Cheap Stock Factor (and, thus, the Per Warrant Share Number and the Exercise Price) as so adjusted, and any change in the kind of securities or property constituting Warrant Shares, the facts requiring such adjustment or change and the computation by which such adjustment or change was made and a description of the procedures and method of payment in respect thereof. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event. The Warrant Agent shall be fully protected in relying upon such a certificate and shall have no duty with respect to, and shall not be deemed to have knowledge of, any adjustments, unless and until the Warrant Agent shall have received such a certificate.

Section 5.3 Form of Global Warrant Certificates After Adjustments. Irrespective of any adjustment in the Initial Share Number and any Conversion Share Number (and, thus, by virtue of and in accordance with the definitions thereof, the Exercise Price and the Per Warrant Share Number) or amount or kind of Warrant Shares into which the Warrants are exercisable, Global Warrant Certificates theretofore or thereafter issued may continue to express the same Initial Share Number and any Conversion Share Number (and, thus, by virtue of and in accordance with the definitions thereof, the Exercise Price and the Per Warrant Share Number) initially applicable or amount or kind of Warrant Shares initially issuable upon exercise of the Warrants evidenced thereby pursuant to this Agreement. The Company, however, may at any time in its sole discretion make any change in the form of Global Warrant Certificate that it may deem appropriate to give effect to such adjustments and that does not affect the substance of the Global Warrant Certificate (including the rights, duties, immunities or obligations of the Warrant Agent), and any Global Warrant Certificate thereafter issued, whether in exchange or substitution for an outstanding Global Warrant Certificate or otherwise, may be in the form so changed.

ARTICLE VI

TRANSFER AND EXCHANGE OF WARRANTS

Section 6.1 Registration of Transfers and Exchanges.

(a) Transfer and Exchange of Global Warrant Certificates or Beneficial Interests Therein. The transfer and exchange of Global Warrant Certificates or beneficial interests therein shall be effected through the Depositary, in accordance with this Agreement and the procedures of the Depositary therefor.

(b) Exchange of a Beneficial Interest in a Global Warrant Certificate for a Book-Entry Warrant.

(i) Any Holder of a beneficial interest in any whole number of Warrants represented by a Global Warrant Certificate may, upon request, exchange such beneficial interest for a Book-Entry Warrant. Upon receipt by the Warrant Agent from the Depositary or its nominee of written instructions or such other form of instructions as is customary for the Depositary on behalf of any Person having a beneficial interest in a Global Warrant Certificate, and all other necessary information, the Warrant Agent shall cause, in accordance with the standing instructions and procedures existing between the Depositary and the Warrant Agent, the number of Warrants represented by the Global Warrant Certificate to be reduced by the number of Warrants to be represented by the Book-Entry Warrants to be issued in exchange for the beneficial interest of such Person in the Global Warrant Certificate and, following such reduction, the Warrant Agent shall register in the name of the Holder a Book-Entry Warrant and deliver to said Holder a Warrant Statement.

(ii) Book-Entry Warrants issued in exchange for a beneficial interest in a Global Warrant Certificate pursuant to this Section 6.1(b) shall be registered in such names as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Warrant Agent; provided, that such name shall not be that of a Person to whom the Holder would not have been permitted to sell or otherwise transfer Warrants pursuant to Section 6.1(g) if such exchange was a transfer of Warrants. The Warrant Agent shall deliver Warrant Statements confirming such registration to the Persons in whose names such Warrants are so registered.

(c) Transfer and Exchange of Book-Entry Warrants. When the Registered Holder of Book-Entry Warrants has presented to the Warrant Agent a written request:

(i) to register the transfer of any Book-Entry Warrants; or

(ii) to exchange any Book-Entry Warrants for an equal number of Book-Entry Warrants of other authorized denominations,

the Warrant Agent shall register the transfer or make the exchange as requested if (x) its customary requirements for such transactions are met and (y) such transfer or exchange otherwise satisfies the provisions of this Agreement (including, without limitation, Section 6.1(g)); provided, however, that the Warrant Agent has received a written instruction of transfer or exchange, as applicable, in form satisfactory to the Warrant Agent, properly completed and duly executed by the Registered Holder thereof or by his attorney, duly authorized in writing.

(d) Restrictions on Exchange or Transfer of a Book-Entry Warrant for a Beneficial Interest in a Global Warrant Certificate. A Book-Entry Warrant may not be exchanged for a beneficial interest in a Global Warrant Certificate except upon satisfaction of the requirements set forth below. Upon receipt by the Warrant Agent of appropriate instruments of transfer with respect to a Book-Entry Warrant, in form satisfactory to the Warrant Agent, together with written instructions directing the Warrant Agent to make, or to direct the Depositary to make, an endorsement on the Global Warrant Certificate to reflect an increase in the number of Warrants represented by the Global Warrant Certificate equal to the number of Warrants represented by such Book-Entry Warrant, and all other necessary information, then the Warrant Agent shall cancel such Book-Entry Warrant on the Warrant Register and cause, or direct the Depositary to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Warrant Agent, the number of Warrants represented by the Global Warrant Certificate to be increased accordingly. If no Global Warrant Certificates are then outstanding, the Company shall issue and the Warrant Agent shall either manually or by facsimile countersign a new Global Warrant Certificate representing the appropriate number of Warrants.

(e) Restrictions on Transfer and Exchange of Global Warrant Certificates. Notwithstanding any other provisions of this Agreement (other than the provisions set forth in Section 6.1(f)), unless and until it is exchanged in whole for a Book-Entry Warrant, a Global Warrant Certificate may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary with the prior written consent of the Company.

(f) Book-Entry Warrants. If at any time, (i) the Depositary for the Global Warrant Certificates notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Warrant Certificates and a successor Depositary for the Global Warrant Certificates is not appointed by the Company within 90 days after delivery of such notice or (ii) the Company, in its sole discretion, notifies the Warrant Agent in writing that it elects to exclusively cause the issuance of Book-Entry Warrants under this Agreement, then the Warrant Agent, upon receipt of written instructions signed by an Appropriate Officer, shall register Book-Entry Warrants, in an aggregate number equal to the number of Warrants represented by the Global Warrant Certificates, in exchange for such Global Warrant Certificates in such names and in such amounts as directed by the Depositary or, in the absence of instructions from the Depositary, by the Company.

(g) Restrictions on Transfer. No Warrants shall be Transferred if:

(i) such Transfer would result in any violation of the Securities Act or any state securities laws or regulations, or any other applicable federal or state laws or order of any Governmental Authority having jurisdiction over the Company;

(ii) such Transfer would, if consummated (after taking into account any other proposed Transfers or transfers of Convertible Notes or shares of New Common Stock for which a notice thereof has been previously delivered to the Board, but not yet consummated), result in the Company having, in the aggregate, [400]4 or more holders of record (as such concept is understood for purposes of Section 12(g) of the Exchange Act) of shares of New Common Stock, Convertible Notes and Warrants, unless at the time of such Transfer the Company is already subject to the reporting obligations under Sections 13 or 15(d) of the Exchange Act; provided, that (x) the number [400] as used in this Section 6.1(g)(ii) shall be increased by the number of such holders that acquire shares of Common Stock from the Company other than on account of an exercise or conversion of

[4]	NTD: Subject to confirmation of the number of record holders of shares of Common Stock, Convertible Notes and Warrants.

Convertible Notes or Warrants and (y) the provisions of this Section 6.1(g)(ii) shall not apply to a Transfer to a transferee that is a Qualified Institutional Buyer and an Accredited Investor so long as (A) the transferor certifies in writing to the Company that such transferee is a Qualified Institutional Buyer and an Accredited Investor, (B) the transferee certifies in writing to the Company that it is a Qualified Institutional Buyer and an Accredited Investor and (C) such Transfer would, if consummated (after taking into account any other proposed Transfers or transfers of Convertible Notes or shares of New Common Stock for which a notice thereof has been previously delivered to the Board, but not yet consummated), not result in the Company having, in the aggregate, 1,900 or more holders of record (as such concept is understood for purposes of Section 12(g) of the Exchange Act) of shares of Common Stock, Convertible Notes and Warrants, unless at the time of such Transfer the Company is already subject to the reporting obligations under Sections 13 or 15(d) of the Exchange Act; provided, further that any such transferee that is a Qualified Institutional Buyer and an Accredited Investor described in the foregoing clause (y) shall not be counted for purposes of determining whether any Transfer made after the date the Transfer is made to such transferee would, if consummated (after taking into account any other proposed Transfers or transfers of Convertible Notes or shares of New Common Stock for which a notice thereof has been previously delivered to the Board, but not yet consummated), result in the Company having, in the aggregate, [400] or more holders of record (as such concept is understood for purposes of Section 12(g) of the Exchange Act) of shares of Common Stock, Convertible Notes and Warrants (unless the Company obtains knowledge that such transferee ceases to be an Accredited Investor); or

(iii) such Transfer would, if consummated (after taking into account any other proposed Transfers or transfers of Convertible Notes or shares of New Common Stock for which a notice thereof has been previously delivered to the Board, but not yet consummated), require the Company to register the New Common Stock or any other equity securities of the Company under the Exchange Act (as a result of the number of stockholders or otherwise), unless at the time of such Transfer, the Company is already subject to the reporting obligations under Sections 13 or 15(d) of the Exchange Act.

Any purported Transfer of Warrants in violation of this Section 6.1(g) shall be void ab initio and shall not be recognized by the Company or the Warrant Agent.

(h) Cancellation of Global Warrant Certificate. At such time as all beneficial interests in Global Warrant Certificates have been exchanged for Book-Entry Warrants, repurchased or cancelled, all Global Warrant Certificates shall be returned to, or retained and cancelled by, the Warrant Agent, upon written instructions from the Company satisfactory to the Warrant Agent.

Section 6.2 Obligations with Respect to Transfers and Exchanges of Warrants.

(i) To permit registrations of transfers and exchanges, the Company shall execute Global Warrant Certificates, if applicable, and the Warrant Agent is hereby authorized, in accordance with the provisions of Section 3.4 and this Article VI, to countersign such Global Warrant Certificates, if applicable, or register Book-Entry Warrants, if applicable, as required pursuant to the provisions of this Article VI and for the purpose of any distribution of new Global Warrant Certificates contemplated by Section 7.2 or additional Global Warrant Certificates contemplated by Article V.

(ii) All Book-Entry Warrants and Global Warrant Certificates issued upon any registration of transfer or exchange of Book-Entry Warrants or Global Warrant Certificates shall be the valid obligations of the Company, entitled to the same benefits under this Agreement as the Book-Entry Warrants or Global Warrant Certificates surrendered upon such registration of transfer or exchange.

(iii) Subject to Section 8.1, no service charge shall be made to a Holder for any registration, transfer or exchange of Warrants, but the Company may require payment of a sum sufficient to cover any stamp or other tax or other charge that may be imposed on the Holder in connection with any such transfer, exchange or registration of transfer.

(iv) So long as the Depositary, or its nominee, is the Registered Holder of a Global Warrant Certificate, the Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Warrants represented by such Global Warrant Certificate for all purposes under this Agreement. Except as provided in Section 6.1(b) and Section 6.1(f) upon the exchange of a beneficial interest in a Global Warrant Certificate for Book-Entry Warrants, Beneficial Holders will not be entitled to have any Warrants registered in their names, and will under no circumstances be entitled to receive physical delivery of any such Warrants and will not be considered the Registered Holder thereof under the Warrants or this Agreement. Neither the Company nor the Warrant Agent, in its capacity as registrar for such Warrants, will have any responsibility or liability for any aspect of the records relating to beneficial interests in a Global Warrant Certificate or for maintaining, supervising or reviewing any records relating to such beneficial interests.

(v) Subject to Section 6.1(b), Section 6.1(c), Section 6.1(d), Section 6.1(g), and this Section 6.2, the Warrant Agent shall, upon receipt of all information required to be delivered hereunder, from time to time register the transfer of any outstanding Warrants in the Warrant Register, upon delivery to the Warrant Agent, at its office designated for such purpose, of a properly completed form of assignment substantially in the form of Exhibit C-1 or Exhibit C-2 hereto, duly signed by the Registered Holder thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, such signature to be guaranteed by a participant in the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program and, in the case of a transfer of a Global Warrant Certificate pursuant to Section 6.1(e), upon surrender to the Warrant Agent of such Global Warrant Certificate, duly endorsed. Upon any such registration of transfer, a new Global Warrant Certificate (solely in the case of a transfer pursuant to Section 6.1(e)) or otherwise a Warrant Statement, as the case may be, shall be delivered to the transferee.

Section 6.3 Fractional Warrants. The Warrant Agent shall not be required to effect any registration of transfer or exchange which will result in the issuance of a Global Warrant Certificate or Book-Entry Warrant for a fraction of a Warrant.

ARTICLE VII

OTHER PROVISIONS RELATING TO RIGHTS OF HOLDERS OF WARRANTS

Section 7.1 No Rights or Liability as Stockholder; Notice to Registered Holders. Except as provided in Section 7.4, nothing contained in the Warrants or this Agreement shall be construed as conferring upon any Holder or his, her or its transferees the right to vote or to receive dividends or to consent or to receive notice as a stockholder in respect of any meeting of stockholders for the election of directors of the Company or of any other matter, or any rights whatsoever as stockholders of the Company (including appraisal rights, dissenters rights, subscription rights or otherwise), or be deemed the holder of capital stock of the Company. No provision of the Warrants or this Agreement and no mere enumeration therein or herein of the rights or privileges of any Holder shall give rise to any liability of such Holder for the Exercise Price hereunder or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company. A Warrant does not entitle any Holder thereof to any of the rights of a stockholder or any other securities of the Company. To the extent not covered by any statement delivered pursuant to Section 5.2, the Company shall give notice to Registered Holders in accordance with Section 10.2 if at any time prior to the expiration or exercise in full of the Warrants:

(a) any dividend or distribution payable in shares of New Common Stock upon the New Common Stock shall be proposed;

(b) an offer for subscription pro rata to the holders of New Common Stock of any additional shares of stock of any class or other securities or rights shall be proposed; or

(c) any Fundamental Change or a dissolution, liquidation or winding up of the Company shall be proposed.

The Company shall use commercially reasonable efforts to provide such notice at least ten (10) Business Days prior to the date fixed as a record date or effective date or the date of closing of the Company’s stock transfer books for the determination of the stockholders entitled to vote on any of the events described in clauses (a)-(c) immediately above. Such notice shall specify such record date or the date of closing the stock transfer books or the anticipated date the relevant event shall take place, as the case may be, a reasonably detailed description of such event, and the anticipated timing thereof (provided, that, with respect to any Fundamental Change, the Company may elect to omit from such notice any such terms and conditions of such Fundamental Change if (x) the Company determines that the disclosure thereof to the Holders would have an adverse effect on such Fundamental Change or the consummation thereof or (y) the disclosure of either or both terms and conditions would violate any confidentiality obligations to which the Company is bound; provided, however, that the Company may not omit any information that relates to any election that a holder of Common Stock is entitled to make prior to the consummation of such Fundamental Change that relates to the consideration that can be received by such holder in connection with such Fundamental Change). If the Company uses commercially reasonable efforts to deliver such notice, then failure to provide such notice shall not affect the validity of any action taken in connection with such proposed event. For the avoidance of doubt, no such notice shall supersede or limit any adjustment called for by Section 5.1 by reason of any event as to which notice is required by this Section 7.1.

Section 7.2 Lost, Stolen, Mutilated or Destroyed Warrants. If any Global Warrant Certificate is lost, wrongfully taken, mutilated or destroyed, the Company shall issue, and the Warrant Agent shall countersign and deliver, in exchange and substitution for and upon cancellation of the mutilated Global Warrant Certificate, or in lieu of and substitution for such Global Warrant Certificate lost, wrongfully taken or destroyed, a new Global Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence and an affidavit reasonably satisfactory to the Company and the Warrant Agent of the loss, wrongful taking or destruction of such Global Warrant Certificate and/or the posting of a surety bond, indemnifying the Company and Warrant Agent for any losses in connection therewith, if requested by the Company, also satisfactory to it. Applicants for such substitute Global Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe and as required by Section 8-405 of the Uniform Commercial Code as in effect in the State of Delaware.

Upon the issuance of any new Global Warrant Certificate under this Section 7.2, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and other expenses (including the fees and expenses of the Warrant Agent and of counsel to the Company) in connection therewith.

Every new Global Warrant Certificate issued pursuant to this Section 7.2 in lieu of any lost, wrongfully taken, mutilated or destroyed Global Warrant Certificate shall constitute an additional contractual obligation of the Company, whether or not the allegedly lost, wrongfully taken, mutilated or destroyed Global Warrant Certificate shall be at any time enforceable by anyone, and the Warrants evidenced thereby shall be entitled to the benefits of this Agreement equally and proportionately with any and all other Warrants evidenced by Global Warrant Certificates or Book-Entry Warrants duly issued hereunder.

The provisions of this Section 7.2 are exclusive and shall preclude (to the extent lawful) all other rights or remedies with respect to the replacement of mutilated, lost, wrongfully taken, or destroyed Global Warrant Certificates.

Section 7.3 Cancellation of Warrants. The Warrant Agent shall cancel all Global Warrant Certificates surrendered for exchange, substitution, transfer or exercise in whole or in part. Such cancelled Global Warrant Certificates shall thereafter be disposed of in a manner satisfactory to the Company provided in writing to the Warrant Agent.

Section 7.4 Purchase Rights.

(a) If, after the Effective Date, the Company issues or sells equity securities to any Person who was a stockholder of the Company on the Effective Date for consideration per share that is greater than the Exercise Price, then each Registered Holder of Book-Entry Warrants and Beneficial Holder of Warrants evidenced by a Global Warrant Certificate that, in each case, is an Accredited Investor (any such holder, an “Eligible Holder”) shall have the right (such right, the “Purchase Right”), for a period of twenty (20) days after the Company delivers notice of such issuance or sale to such Eligible Holder, to participate in such issuance or sale on a pro rata basis (based on such Eligible Holder’s percentage ownership of shares of New Common Stock assuming full conversion, exercise or exchange of the Warrants, the New Second Lien Convertible Notes (and all indebtedness, debt securities or equity securities issued pursuant to any initial or successive refinancing of the New Second Lien Convertible Notes), and all other outstanding options, warrants, or convertible securities that also have a pro rata right to participate in such issuance or sale). A Registered Holder of Book-Entry Warrants and Beneficial Holder of Warrants evidenced by a Global Warrant Certificate shall be permitted to transfer such holder’s Purchase Rights to any Affiliate or Family Member of such Holder so long as (x) such Affiliate or Family Member is an Accredited Investor, and (y) such transfer of Purchase Rights would not violate Section 6.1(g) if such transfer was a transfer of Warrants. Eligible Holders shall not be entitled to Purchase Rights with respect to any of the following exempted issuances: (i) issuances of the New Second Lien Convertible Notes and issuances of equity securities upon conversion of the New Second Lien Convertible Notes, (ii) issuances of equity securities in connection with the refinancing or repayment of any indebtedness or debt securities of the Company or any of its subsidiaries, (iii) issuances of equity securities to employees, directors, consultants and other service providers pursuant to an equity compensation plan approved by the Board, (iv) issuances of equity securities by means of a pro rata distribution to all holders of New Common Stock, (v) issuances of equity securities in a public offering, and (vi) issuances of equity securities upon exercise, conversion or exchange of any equity securities that were issued in any issuance described in any of the foregoing exempted issuances.

(b) In the event that the sale of equity securities by the Company triggers the Purchase Rights, the Company shall be permitted to sell all of such equity securities to one or more stockholders of the Company without first offering to sell such equity securities to the Eligible Holders pursuant to their respective Purchase Rights so long as, within a reasonable period of time following the sale of such equity securities to such stockholder(s), the Company offers to sell to the Eligible Holders their respective pro rata shares (as determined above) of such equity securities pursuant to their respective Purchase Rights.

Section 7.5 Listing on National Securities Exchange. If the New Common Stock is listed for trading on a National Securities Exchange, then the Company will use commercially reasonable efforts to list the Warrants for trading on such National Securities Exchange (subject to the listing requirements for such National Securities Exchange).

Section 7.6 Piggyback Registration Rights. If any holder of shares of New Common Stock is granted piggy-back registration rights, the holders of New Common Stock issued upon exercise of the Warrants will also be granted piggyback registration rights on substantially the same terms as such other holder.

ARTICLE VIII

CONCERNING THE WARRANT AGENT AND OTHER MATTERS

Section 8.1 Payment of Taxes. The Company will from time to time promptly pay all transfer taxes and charges that may be imposed upon the Company or the Warrant Agent in respect of the issuance or delivery of the Warrant Shares upon the exercise of Warrants, but any such taxes or charges in connection with the issuance or registration of Warrants or Warrant Shares in (or payment of cash or other property to) any name other than that of the Holder of the Warrants shall be paid by such Holder; and in any such case, the Company and the Warrant Agent shall not be required to issue or deliver any Warrants or Warrant Shares (or pay any cash or other property) until such taxes or charges shall have been paid or it is established to the Company’s and the Warrant Agent’s reasonable satisfaction that no tax or charge is due. Notwithstanding any other provision of this Agreement, the Company and any applicable withholding agent, as defined under the Internal Revenue Code of 1986, as amended, shall be permitted to comply with applicable law regarding withholding taxes, if any, and any amounts so withheld shall be treated as being paid or transferred to the Person against whom such withholding is made for all purposes of this Agreement.

Section 8.2 Resignation, Consolidation or Merger of Warrant Agent.

(a) Appointment of Successor Warrant Agent. The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving thirty (30) days’ notice in writing to the Company. The Company may remove the Warrant Agent at any time after giving thirty (30) days’ notice in writing to the Warrant Agent. If the office of the Warrant Agent becomes vacant by resignation or removal, the Company shall appoint in writing a successor Warrant Agent in place of the Warrant Agent. In the case of a resignation, if the

Company shall fail to make such appointment within a period of thirty (30) calendar days after it has been notified in writing of such resignation by the Warrant Agent or by the Registered Holder of a Warrant (who shall, with such notice, submit his Warrant for inspection by the Company), then the Registered Holder of any Warrant may apply to any court of competent jurisdiction located in the State of Delaware for appointment of a successor Warrant Agent. Any successor Warrant Agent, whether appointed by the Company or by such court, shall be a Person organized and existing under the laws of any state or of the United States of America, and shall be authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authority. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Warrant Agent all the authority, powers, rights, immunities, duties and obligations of such predecessor Warrant Agent hereunder; and upon request of any successor Warrant Agent, the Company shall make, execute, acknowledge and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties and obligations. For the avoidance of doubt, any predecessor Warrant Agent shall deliver and transfer to its successor Warrant Agent any property at the time held by it hereunder and execute and deliver, at the expense of the Company, any further assurance, conveyance, act or deed necessary for the purpose of delivering and transferring such property.

(b) Notice of Successor Warrant Agent. In the event a successor Warrant Agent shall be appointed, the Company shall (i) give notice thereof to the predecessor Warrant Agent and the transfer agent for the New Common Stock not later than the effective date of any such appointment, and (ii) cause written notice thereof to be delivered to each Registered Holder at such holder’s address appearing on the Warrant Register. Failure to give any notice provided for in this Section 8.2(b) or any defect therein shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of a successor Warrant Agent, as the case may be.

(c) Merger, Consolidation or Name Change of Warrant Agent.

(i) Any Person or other entity into which the Warrant Agent may be merged or converted or with which it may be consolidated or any Person resulting from any merger, conversion, or consolidation to which the Warrant Agent shall be a party or any Person succeeding to the shareholder services business of the Warrant Agent or any successor Warrant Agent, shall be the successor Warrant Agent under this Agreement, without any further act or deed, if such Person would be eligible for appointment as a successor Warrant Agent under the provisions of Section 8.2(a). If any of the Global Warrant Certificates have been countersigned but not delivered at the time such successor to the Warrant Agent succeeds under this Agreement, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent; and if at that time any of the Global Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Global Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases such Global Warrant Certificates shall have the full force provided in the Global Warrant Certificates and in this Agreement.

(ii) If at any time the name of the Warrant Agent is changed and at such time any of the Global Warrant Certificates have been countersigned but not delivered, the Warrant Agent whose name has changed may adopt the countersignature under its prior name; and if at that time any of the Global Warrant Certificates have not been countersigned, the Warrant Agent may countersign such Global Warrant Certificates either in its prior name or in its changed name; and in all such cases such Global Warrant Certificates shall have the full force provided in the Global Warrant Certificates and in this Agreement.

Section 8.3 Fees and Expenses of Warrant Agent.

(a) Remuneration. The Company agrees to pay the Warrant Agent reasonable remuneration to be agreed upon between the Warrant Agent and the Company for its services as Warrant Agent hereunder and will reimburse the Warrant Agent upon demand for all out-of-pocket third party expenses (including reasonable outside counsel fees and expenses) that the Warrant Agent may reasonably incur in the preparation, delivery, administration, execution and amendment of this Agreement and the exercise and performance of its duties hereunder.

(b) Further Assurances. The Company agrees to perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments, and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Agreement.

Section 8.4 Liability of Warrant Agent.

(a) Reliance on Company Statement. Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter may be deemed to be conclusively proved and established by a certificate signed by any Appropriate Officer and delivered to the Warrant Agent; and such certificate will be full authorization to the Warrant Agent for any action taken, suffered or omitted by it under the provisions of this Agreement in reliance upon such certificate. The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any Appropriate Officer, and to apply to such officers for advice or instructions in connection with its duties, and it may rely upon such advice and instructions and will not be liable for any action taken, suffered or omitted to be taken by it in accordance therewith or pursuant to the provisions of this Agreement.

(b) Indemnity. The Warrant Agent shall be liable hereunder only for its own gross negligence, willful misconduct or bad faith (which gross negligence, willful misconduct or bad faith must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction). The Company agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability, suit, action, proceeding, judgment, claim, settlement, cost or expense (including reasonable counsel fees and expenses), incurred without gross negligence, willful misconduct or bad faith on the part of the Warrant Agent (which gross negligence, willful misconduct or bad faith must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction) as a result of a third party claim against the Warrant Agent for any action taken, suffered or omitted by the Warrant Agent in connection with the preparation, delivery, acceptance, administration, execution and amendment of this Agreement and the exercise and performance of its duties hereunder. No provision in this Agreement shall be construed to relieve the Warrant Agent from liability for its own gross negligence, willful misconduct or bad faith (which gross negligence, willful misconduct or bad faith must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction).

(c) Exclusions. The Warrant Agent shall have no responsibility with respect to the validity of this Agreement or with respect to the validity or execution of any Warrant (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant; nor shall it be responsible or have any duty to make any calculation or adjustment, or to determine when any calculation or adjustment required under the provisions of Article IV or Article V hereof should be made, how it should be made or what it should be, or have any responsibility or liability for the manner, method or amount of any such calculation or adjustment or the ascertaining of the existence of facts that would require any such calculation or adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Warrant Shares to be issued pursuant to this Agreement or any Warrant or as to whether any Warrant Shares will, when issued, be valid and fully paid and nonassessable.

Section 8.5 Acceptance of Agency. The Warrant Agent hereby accepts the agency established by this Agreement and agrees to perform the same upon the express terms and conditions herein set forth and, among other things, shall account promptly to the Company with respect to Warrants exercised and concurrently account for and pay to the Company all moneys received by the Warrant Agent for the purchase of Warrant Shares through the exercise of Warrants.

Section 8.6 Agent for the Company. In acting in the capacity of Warrant Agent under this Agreement, the Warrant Agent is acting solely as agent of the Company and does not assume any obligation or relationship of agency or trust with any of the owners or holders of the Warrants.

Section 8.7 Counsel. The Warrant Agent may consult with counsel satisfactory to it (which may be counsel to the Company), and the advice of such counsel shall be full and complete authorization to and protection of the Warrant Agent in respect of any action taken, suffered or omitted by it hereunder in accordance with the advice of such counsel.

Section 8.8 Documents. The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in reliance upon any notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

Section 8.9 Certain Transactions. The Warrant Agent, and its officers, directors and employees, may become the owner of, or acquire any interest in, any Warrant, with the same rights that it or they would have were it not the Warrant Agent hereunder, and, to the extent permitted by applicable law, it or they may engage or be interested in any financial or other transaction with the Company and may act on, or as a depositary, trustee or agent for, any committee or body of holders of Warrants, or other securities or obligations of the Company as freely as if it were not the Warrant Agent hereunder. Nothing in this Agreement shall be deemed to prevent the Warrant Agent from acting as trustee under an indenture.

Section 8.10 No Liability for Interest. The Warrant Agent shall not be under any liability for interest on any monies at any time received by it pursuant to any of the provisions of this Agreement.

Section 8.11 No Liability for Invalidity. The Warrant Agent shall not be under any responsibility with respect to the validity or sufficiency of this Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Warrant Agent) or with respect to the validity or execution of the Global Warrant Certificates (except its countersignature thereon).

Section 8.12 No Responsibilities for Recitals. The recitals contained herein and in the Global Warrant Certificates (except as to the Warrant Agent’s countersignature thereon) shall be taken as the statements of the Company and the Warrant Agent assumes no responsibility hereby for the correctness of the same.

Section 8.13 No Implied Obligations. The Warrant Agent shall be obligated to perform such duties as are explicitly set forth herein and no implied duties or obligations shall be read into this Agreement against the Warrant Agent. The Warrant Agent shall not be under any obligation to take any action hereunder that may involve it in any expense or liability, the payment of which within a reasonable time is not, in its opinion, assured to it. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any Global Warrant Certificate authenticated by the Warrant Agent and delivered by it to the Company pursuant to this Agreement or for the application by the Company of the proceeds of the issue and sale, or exercise, of the Warrants. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained herein or in any Global Warrant Certificate or in the case of the receipt of any written demand from a Holder with respect to such default, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or, to make any demand upon the Company.

Section 8.14 Agents. The Warrant Agent may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys-in-fact, and the Warrant Agent shall not be responsible for any loss or expense arising out of, or in connection with, the actions or omissions to act of its agents or attorneys-in-fact, so long as the Warrant Agent acts without gross negligence, willful misconduct or bad faith (which gross negligence, willful misconduct or bad faith must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction) in connection with the selection of, and assignment of tasks to, such agents or attorneys-in-fact; provided, that this provision shall not permit the Warrant Agent to assign all or substantially all of its primary record-keeping responsibilities hereunder to any third party provider without the Company’s prior written consent.

Section 8.15 Force Majeure. In no event shall the Warrant Agent be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.

ARTICLE IX

WARRANT REPRESENTATIVE

Section 9.1 Appointment. The Equity Committee shall be entitled to appoint a representative for the holders of the Warrants, which representative shall be acceptable to the Debtors, the Requisite Consenting Noteholders and the Requisite Exit Facility Lenders (such representative, the “Warrant Representative”).

Section 9.2 Warrant Representative Rights. The Warrant Representative shall have the right to monitor any sale process the Company or its direct or indirect subsidiaries may commence in seeking to sell substantially all of their business and operations after the Effective Date solely in an observer capacity (it being understood that the Warrant Representative (i) may monitor, observe, attend, and, if requested by the Board, participate in any discussions or meetings of the Board or stockholders relating to, any aspect of such sale process or any terms or conditions of any related sale, but shall have no right to vote on any matter relating to any such sale process or such related sale, and (ii) shall not have any right to monitor, observe, vote on, participate in any discussions or meetings of the Board or stockholders relating to, or otherwise be involved with, any other transaction, decision or other matter relating to the Company or any of its subsidiaries). The Warrant Representative shall be required to enter into a confidentiality and non-use agreement that is acceptable to the Company, the Requisite Consenting Noteholders, the Requisite Exit Facility Lenders and, with respect to any confidentiality and non-use agreement that will be entered into by the Warrant Representative on the Effective Date, the Equity Committee. The Company shall pay the Warrant Representative the Warrant Representative Compensation within 30 days following the Company’s receipt of an invoice therefor. For the purposes of this Section 9.2, “Warrant Representative Compensation” shall mean the actual expenses (but not fees) incurred by the Warrant Representative, which shall be limited to (x) $50,000 minus (y) the amount of fees and expenses that the Company pays to Gordian Group LLC in its capacity as investment banker to the Equity Committee.

Section 9.3 Notices of Issuance, Adjusted Equity Value, and Total Share Number. Promptly following each issuance (or, pursuant to Section 5.1(c)(iv), deemed issuance in respect of any issuance of Options or Convertible Securities) of Additional Shares of New Common Stock, the Company shall deliver to the Warrant Representative a writing signed by an executive officer of the Company (solely in such officer’s capacity as a duly authorized officer of the Company and not in his or her individual capacity and without personal liability) certifying the Board’s determination of (i) the consideration per share received by the Company in connection with such issuance of Additional Shares of New Common Stock (as computed pursuant to Section 5.1(c)(v)) and (ii) the Fair Market Value per share of the New Common Stock immediately prior to such issuance, as determined by the Board (it being understood that (1) the Company shall not be required to obtain a fairness, valuation or other opinion in connection with any such issuance and (2) any determination certified to by the executive officer of the Company would be a determination of the Board and not a determination of such executive officer). In addition, (x) within 15 days after the end of each calendar quarter and (y) on a date that is between 10 and 15 days prior to the Expiration Date, the Company shall deliver to the Warrant Representative a writing signed by an executive officer of the Company (solely in such officer’s capacity as a duly authorized officer of the Company and not in his or her individual capacity and without personal liability) certifying to the Adjusted Equity Value and the Total Share Number as of, in the case of clause (x), such calendar quarter end or, in the case of clause (y), a date specified in such writing that is within 15 days prior to the Expiration Date, as applicable, and containing a calculation of the Adjusted Equity Value and the Total Share Number as of such date.

ARTICLE X

MISCELLANEOUS PROVISIONS

Section 10.1 Binding Effects; Benefits. This Agreement shall inure to the benefit of and shall be binding upon the Company, the Warrant Agent and the Holders and their respective heirs, legal representatives, successors and permitted assigns, subject to the terms of this Agreement (including Article VI and Section 7.4). Nothing in this Agreement, expressed or implied, is intended to or shall confer on any Person other than the Company, the Warrant Agent and the Holders, or their respective heirs, legal representatives, successors or permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 10.2 Notices. Any notice or other communication required or which may be given hereunder shall be in writing and shall be sent by certified or registered mail, by private national courier service (return receipt requested, postage prepaid), by personal delivery or by electronic or facsimile transmission. Such notice or communication shall be deemed given, delivered, provided or received (a) if mailed, two Business Days after the date of mailing, (b) if sent by national courier service, one Business Day after being sent, (c) if delivered personally, when so delivered, or (d) if sent by electronic or facsimile transmission, on the Business Day such transmission is sent if such transmission is sent prior to 5:00 p.m. (New York City time) on the Business Day it is sent (and if such transmission is sent after 5:00 p.m. (New York City time), such transmission shall be deemed sent on the Business Day immediately following the Business Day on which such transmission is sent), in each case as follows:

if to the Warrant Agent, to:

[●]

Tel: [●]

Facsimile: [●]

E-mail: [●]

if to the Warrant Representative, to:

[●]

Tel: [●]

Facsimile: [●]

E-mail: [●]

if to the Company, to:

Allied Nevada Gold Corp.

9790 Gateway Drive, Suite 200

Reno, NV 89521

Attention: Stephen M. Jones

Facsimile: 775 358 4458

E-mail: [●]

with a copy (which shall not constitute notice) to:

[●]

Attention: [●]

Facsimile: [●]

E-mail: [●]

if to Registered Holders, at their addresses as they appear in the Warrant Register.

The Company shall not have any obligation to deliver any notice of any event or matter to any Beneficial Holder, whether or not any notice thereof is required to be given to any Registered Holder.

In any case where notice is given to Registered Holders, neither the failure to give such notice, nor any defect in any notice so given, to any particular Registered Holder shall affect the sufficiency of such notice with respect to other Registered Holders.

Where this Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.

If the Company fails to maintain such office or agency or fails to give such notice of any change in the location thereof, presentation may be made and notices and demands may be served at the office of the Warrant Agent designated for such purpose.

Section 10.3 Persons Having Rights under this Agreement. Nothing in this Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any Person other than the parties hereto and the Registered Holders (and, solely as and to the extent specified herein, the Beneficial Holders), any right, remedy, or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise, or agreement hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto, their successors and assigns and the Holders.

Section 10.4 Examination of this Agreement. A copy of this Agreement shall be available at all reasonable times at the office of the Warrant Agent designated for such purpose, for examination by the Holder of any Warrant. Prior to such examination, the Warrant Agent may require any such Holder to submit his Warrant for inspection by it.

Section 10.5 Counterparts. This Agreement may be executed in any number of original, facsimile, PDF or electronic counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Section 10.6 Effect of Headings. The section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation hereof.

Section 10.7 Amendments.

(a) Subject to Section 10.7(b) below, this Agreement may not be amended except in writing signed by the Company and the Warrant Agent.

(b) Subject to the terms of Sections 5.1(d) and 5.1(o) (it being understood that adjustments made to this Agreement and the Warrants described in Sections 5.1(d) and 5.1(o) are not subject to the provisions of this Section 10.7), the Company and the Warrant Agent may from time to time supplement or amend this Agreement or the Warrants with the prior written consent of the Registered Holders of a majority of the Warrants then outstanding; provided, however, that the consent of each Registered Holder affected thereby shall be required for any supplement or amendment to this Agreement or the Warrants that would: (i) increase the Exercise Price or change how the Exercise Price is payable; (ii) decrease the Warrant Share Number or the Per Warrant Share Number; (iii) shorten the Exercise Deadline; (iv) waive the application of the adjustment provisions contained in Article V in connection with any events to which such provisions apply or otherwise modify the adjustment provisions contained in Article V in a manner adverse in any material respect to the Holders; (v) change the type of stock, other securities, cash, or assets issuable upon exercise of the Warrants; (vi) change the definitions of Eligible Party, Liquidity Event, Liquidity Event Exercise Period, Liquidity Event Restricted Persons, or Restricted Persons; (vii) change Sections 4.2(c), 4.7, 7.4, 7.5, 7.6 or 10.7 or Article IX, or (viii) treat such Holder differently in an adverse way from any other Holder of Warrants (without regard to any effect resulting from (A) the individual circumstances of any such Holder or (B) the differences in the respective percentages of ownership of Warrants of the Holders); provided, further that any adjustments to this Agreement or any of the Warrants made pursuant to the provisions of Article V shall not be deemed to be a supplement or amendment to this Agreement or the Warrants that is covered by this Section 10.7. In determining whether Registered Holders of the required number of Warrants have consented to any supplement or amendment to this Agreement or the Warrants, the Warrants owned by the Reorganized Debtors, their Affiliates, and each Liquidity Event Restricted Person shall be disregarded and deemed not to be outstanding.

(c) Any amendment, modification or waiver effected pursuant to and in accordance with the provisions of this Section 10.7 will be binding upon all Holders and upon each future Holder, the Company and the Warrant Agent. In the event of any amendment, modification or waiver, the Company will give prompt notice thereof to all Registered Holders and, if appropriate, notation thereof will be made on all Global Warrant Certificates thereafter surrendered for registration of transfer or exchange.

Section 10.8 No Inconsistent Agreements. The Company will not, on or after the date hereof, enter into any agreement with respect to its securities which expressly conflicts with the rights granted to the Holders in the Warrants pursuant to the provisions hereof. The Company represents and warrants to the Holders that, as of the date hereof, the rights granted hereunder do not in any way conflict with the rights granted to holders of the Company’s securities under any other agreements.

Section 10.9 Integration/Entire Agreement. This Agreement, the Warrants and the other agreements and documents referenced herein and therein constitute the complete agreement among the Company, the Warrant Agent and the Holders with respect to the subject matter hereof and supersede all prior agreements, oral or written, between or among the parties with respect thereto.

Section 10.10 GOVERNING LAW, ETC. THIS AGREEMENT AND EACH WARRANT ISSUED HEREUNDER SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF DELAWARE AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS THEREOF. EACH PARTY HERETO CONSENTS AND SUBMITS TO (AND EACH HOLDER, BY ITS ACCEPTANCE OF WARRANTS, SHALL BE DEEMED TO HAVE CONSENTED AND SUBMITTED TO) THE EXCLUSIVE JURISDICTION OF THE DELAWARE COURT OF CHANCERY AND ANY STATE APPELLATE COURT THEREFROM WITHIN THE STATE OF DELAWARE (UNLESS THE DELAWARE COURT OF CHANCERY SHALL DECLINE TO ACCEPT JURISDICTION OVER A PARTICULAR MATTER, IN WHICH CASE, OF ANY DELAWARE STATE OR FEDERAL COURT WITHIN THE STATE OF DELAWARE) IN CONNECTION WITH ANY ACTION OR PROCEEDING BROUGHT AGAINST IT THAT ARISES OUT OF OR IN CONNECTION WITH, THAT IS BASED UPON, OR THAT RELATES TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO HEREBY WAIVES (AND EACH HOLDER, BY ITS ACCEPTANCE OF WARRANTS, SHALL BE DEEMED TO HAVE WAIVED) ANY OBJECTION TO JURISDICTION OR VENUE IN ANY SUCH COURT IN ANY SUCH ACTION OR PROCEEDING AND AGREES (AND EACH HOLDER, BY ITS ACCEPTANCE OF WARRANTS, SHALL BE DEEMED TO HAVE AGREED) NOT TO ASSERT ANY DEFENSE BASED ON FORUM NON CONVENIENS OR LACK OF JURISDICTION OR VENUE IN ANY SUCH COURT IN ANY SUCH ACTION OR PROCEEDING.

Section 10.11 Termination. This Agreement shall terminate at the Exercise Deadline. Notwithstanding the foregoing, this Agreement will terminate on any earlier date when all Warrants have been exercised or have expired or been cancelled. The provisions of Section 8.4 and this Article X shall survive such termination and the resignation or removal of the Warrant Agent.

Section 10.12 WAIVER OF TRIAL BY JURY. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES (AND EACH HOLDER, BY ITS ACCEPTANCE OF WARRANTS, SHALL BE DEEMED TO HAVE IRREVOCABLY AND UNCONDITIONALLY WAIVED) THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT, COUNTERCLAIM OR OTHER PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, CONNECTED WITH OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 10.13 Severability. In the event that any one or more of the provisions contained herein or in the Warrants, or the application thereof in any circumstances, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provisions in every other respect and of the remaining provisions contained herein and therein shall not be affected or impaired thereby; provided, that if any such excluded term, provision, covenant or restriction shall materially adversely affect the rights, immunities, duties or obligations of the Warrant Agent, the Warrant Agent shall be entitled to resign immediately. Furthermore, subject to the preceding sentence, in lieu of any such invalid, illegal or unenforceable provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms and commercial effect to such invalid, illegal or unenforceable provision as may be possible and be valid and enforceable.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

ALLIED NEVADA GOLD CORP.

By:
Name:
Title:

[●]

By:
Name:
Title:

APPENDIX I

Initial Pro Rata Portions of Warrant Share Number

[TO BE COMPLETED]

EXHIBIT A-1

FORM OF WARRANT STATEMENT5

The Warrant Agreement, (the “Warrant Agreement”) dated as of [●], 2015, between Allied Nevada Gold Corp., a Delaware corporation (the “Company”), and [●], as Warrant Agent (the “Warrant Agent”), hereby is incorporated by reference in and made a part of this statement and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the Registered Holders of the Warrants, and this statement is qualified in its entirety by reference to the Warrant Agreement. A copy of the Warrant Agreement may be inspected at the Warrant Agent’s office designated for such purpose. All capitalized terms used herein but not defined that are defined in the Warrant Agreement shall have the meanings assigned to them therein.

Each Book-Entry Warrant shall entitle the Registered Holder thereof, subject to the provisions of this Warrant and of the Warrant Agreement, to purchase from the Company at any time and from time to time prior to the Exercise Deadline (and the Company shall issue and sell to each Holder) the number of fully paid and non-assessable shares of New Common Stock (or such other securities or property as shall from time to time constitute Warrant Shares) equal to the Per Warrant Share Number on such Exercise Date at a purchase price per Warrant Share equal to the Exercise Price on such Exercise Date. The Exercise Price and the Per Warrant Share Number and the number and kind of shares purchasable under each Book-Entry Warrant are subject to adjustment from time to time as provided in Article V of the Warrant Agreement. All or any whole number of Warrants may be exercised in accordance with Article IV of the Warrant Agreement, by the Holder thereof at any time prior to the Exercise Deadline. Any Warrant not exercised prior to the Exercise Deadline shall (i) not be exercisable after the Exercise Deadline (such right to exercise being deemed permanently and irrevocably waived following the Exercise Deadline), (ii) become permanently and irrevocably null and void at the Exercise Deadline, and all rights thereunder and all rights in respect thereof under the Warrant Agreement shall cease and terminate at such time, and (iii) not entitle the Holder thereof to any distribution, payment or other amount on or in respect thereof.

The Company shall not be required to issue any fraction of a Warrant Share or any certificates that evidence fractional Warrant Shares if the Company makes the cash payment described in Section 4.7 of the Warrant Agreement.

No Warrants may be sold, exchanged or otherwise transferred in violation of the Securities Act or state securities laws, or otherwise in a manner that is prohibited by Article VI of the Warrant Agreement.

A Book-Entry Warrant does not entitle the Holder thereof to any of the rights of a stockholder of the Company.

The Company and Warrant Agent may deem and treat the Registered Holder of any Book-Entry Warrant as the absolute owner of such Warrant (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, any distribution in respect thereof and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

[5]	NTD: Warrant Agent to prepare in proper format.

EXHIBIT A-2

FORM OF FACE OF GLOBAL WARRANT CERTIFICATE

VOID AFTER THE DATES AND TIMES SET FORTH IN THE WARRANT AGREEMENT

THIS WARRANT HAS BEEN, AND THE WARRANT SHARES WHICH MAY BE PURCHASED PURSUANT TO THE EXERCISE OF THIS WARRANT WILL BE, ISSUED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SECTION 1145 OF CHAPTER 11 OF TITLE 11 OF THE UNITED STATES CODE (THE “BANKRUPTCY CODE”). THE WARRANTS AND SUCH WARRANT SHARES MAY BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), PROVIDED THAT THE HOLDER IS NOT DEEMED TO BE AN UNDERWRITER AS SUCH TERM IS DEFINED IN SECTION 1145(b) OF THE BANKRUPTCY CODE. IF THE HOLDER IS DEEMED TO BE AN UNDERWRITER AS SUCH TERM IS DEFINED IN SECTION 1145(b) OF THE BANKRUPTCY CODE, THEN THE SECURITIES MAY ONLY BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED UPON REGISTRATION UNDER THE SECURITIES ACT OR RECEIPT OF AN OPINION OF COUNSEL SATISFACTORY TO ALLIED NEVADA GOLD CORP. (THE “COMPANY”) AND ITS COUNSEL THAT SUCH DISPOSITION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT, AND OF ANY APPLICABLE STATE SECURITIES LAWS.

THIS WARRANT IS SUBJECT TO VARIOUS TERMS, PROVISIONS AND CONDITIONS, INCLUDING CERTAIN RESTRICTIONS ON SALE, DISPOSITION OR TRANSFER, AS SET FORTH IN THAT CERTAIN WARRANT AGREEMENT, DATED AS OF [ ], 2015 (THE “WARRANT AGREEMENT”), BETWEEN THE COMPANY AND THE WARRANT AGENT NAMED THEREIN. NO REGISTRATION OF TRANSFER OF THIS WARRANT WILL BE MADE ON THE BOOKS OF THE COMPANY UNLESS AND UNTIL SUCH RESTRICTIONS SHALL HAVE BEEN COMPLIED WITH. THE COMPANY WILL FURNISH WITHOUT CHARGE TO THE HOLDER OF RECORD OF THIS WARRANT A COPY OF THE WARRANT AGREEMENT, CONTAINING THE ABOVE-REFERENCED RESTRICTIONS ON TRANSFERS OF THIS WARRANT, UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS.

THE WARRANT SHARES WHICH MAY BE PURCHASED PURSUANT TO THE EXERCISE OF THIS WARRANT ARE SUBJECT TO VARIOUS TERMS, PROVISIONS AND CONDITIONS, INCLUDING CERTAIN RESTRICTIONS ON SALE, DISPOSITION OR TRANSFER, AS SET FORTH IN THE COMPANY’S CERTIFICATE OF INCORPORATION AND A STOCKHOLDERS AGREEMENT MADE AS OF [ ], 2015, TO WHICH THE COMPANY AND ALL STOCKHOLDERS ARE PARTY. NO REGISTRATION OF TRANSFER OF THESE WARRANT SHARES WILL BE MADE ON THE BOOKS OF THE COMPANY UNLESS AND UNTIL SUCH RESTRICTIONS SHALL HAVE BEEN COMPLIED WITH. THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH HOLDER OF RECORD OF THE WARRANT SHARES WHICH MAY BE PURCHASED PURSUANT TO THE EXERCISE OF THIS WARRANT A COPY OF THE CERTIFICATE OF INCORPORATION AND THE STOCKHOLDERS AGREEMENT, CONTAINING THE ABOVE-REFERENCED RESTRICTIONS ON TRANSFERS OF STOCK, UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS.

This Global Warrant Certificate is held by The Depository Trust Company (the “Depositary”) or its nominee in custody for the benefit of the beneficial owners hereof, and is not transferable to any Person under any circumstances except that (i) this Global Warrant Certificate may be exchanged for Book-Entry Warrants in whole but not in part pursuant to Section 6.1(f) of the Warrant Agreement or upon request of a Beneficial Holder of a beneficial interest in any whole number of Warrants represented hereby pursuant to Section 6.1(b) of the Warrant Agreement, (ii) this Global Warrant Certificate may be delivered to the Warrant Agent for cancellation pursuant to Section 6.1(h) of the Warrant Agreement and (iii) this Global Warrant Certificate may be transferred by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary with the prior written consent of the Company.

Unless this Global Warrant Certificate is presented by an authorized representative of the Depositary to the Company or the Warrant Agent for registration of transfer, exchange or payment and any certificate issued is registered in the name of Cede & Co., or such other entity as is requested by an authorized representative of the Depositary (and any payment hereon is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depositary), any transfer, pledge or other use hereof for value or otherwise by or to any Person is wrongful because the registered owner hereof, Cede & Co., has an interest herein.

Transfers of this Global Warrant Certificate shall be limited to transfers in whole, but not in part, to nominees of the Depositary or to a successor thereof or such successor’s nominee, and transfers of portions of this Global Warrant Certificate shall be limited to transfers made in accordance with the restrictions set forth in Article VI of the Warrant Agreement.

No registration or transfer of the securities issuable pursuant to the Warrant will be recorded on the books of the Company until these provisions have been complied with.

2

THE SECURITIES REPRESENTED BY THIS GLOBAL WARRANT CERTIFICATE (INCLUDING THE SECURITIES ISSUABLE UPON EXERCISE OF THE WARRANTS) ARE SUBJECT TO ADDITIONAL AGREEMENTS SET FORTH IN THE WARRANT AGREEMENT DATED AS OF [●], 2015 BY AND BETWEEN THE COMPANY AND THE WARRANT AGENT (THE “WARRANT AGREEMENT”).

THIS WARRANT WILL BE VOID AFTER THE DATES AND TIMES

SET FORTH IN THE WARRANT AGREEMENT

WARRANT TO PURCHASE

WARRANT SHARES OF

ALLIED NEVADA GOLD CORP.

CUSIP: [●]

DISTRIBUTION DATE: [●], 2015

No.

This certifies that, for value received, Cede & Co., and its registered assigns (collectively, the “Registered Holder”), is the Registered Holder of                      (                    ) (or such greater or lesser number as may be indicated on the “Schedule of Changes of Warrants Evidenced by the Global Warrant Certificate” attached hereto) Warrants, each such Warrant entitling the Registered Holder to purchase from Allied Nevada Gold Corp., a corporation incorporated under the laws of the State of Delaware (the “Company”), subject to the terms and conditions hereof and as more fully described in Article IV of the Warrant Agreement, at any time and from time to time prior to the Exercise Deadline the number of fully paid and non-assessable shares of New Common Stock (or such other securities or property as shall from time to time constitute Warrant Shares) equal to the Per Warrant Share Number on the Exercise Date at a purchase price per Warrant Share equal to the Exercise Price on the Exercise Date. The Exercise Price and the Per Warrant Share Number and the number and kind of shares purchasable hereunder are subject to adjustment from time to time as provided in Article V of the Warrant Agreement. Any Warrant not exercised prior to the Exercise Deadline shall (i) not be exercisable after the Exercise Deadline (such right to exercise being deemed permanently and irrevocably waived following the Exercise Deadline), (ii) become permanently and irrevocably null and void at the Exercise Deadline, and all rights thereunder and all rights in respect thereof under the Warrant Agreement shall cease and terminate at such time, and (iii) not entitle the Holder thereof to any distribution, payment or other amount on or in respect thereof. Warrants evidenced by this Global Warrant Certificate may be exercised only in a whole number of Warrants.

Capitalized terms used herein without definitions shall have the meanings given to such terms in the Warrant Agreement.

This Global Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

IN WITNESS WHEREOF, this Global Warrant Certificate has been duly executed by the Company under its corporate seal as of the      day of             , 2015.

ALLIED NEVADA GOLD CORP.

By:
Name:
Title:

Attest:

Secretary

[●], as Warrant Agent

By:
Name:
Title:

Address of Registered Holder for Notices (until changed in accordance with this Global Warrant Certificate):

Cede & Co.

55 Water Street

New York, New York 10041

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS GLOBAL WARRANT CERTIFICATE SET FORTH ON THE REVERSE HEREOF. SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

FORM OF REVERSE OF GLOBAL WARRANT CERTIFICATE

The Warrants evidenced by this Global Warrant Certificate are a part of a duly authorized issue of Warrants to purchase Warrant Shares issued pursuant to the Warrant Agreement, a copy of which may be inspected at the Warrant Agent’s office designated for such purpose. The Warrant Agreement hereby is incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the Holders of the Warrants, and this Global Warrant Certificate is qualified in its entirety by reference to the Warrant Agreement. All capitalized terms used in this Global Warrant Certificate herein but not defined that are defined in the Warrant Agreement shall have the meanings assigned to them therein.

The Company shall not be required to issue fractions of Warrant Shares or any certificates that evidence fractional Warrant Shares if the Company makes the cash payment described in Section 4.7 of the Warrant Agreement.

No Warrants may be sold, exchanged or otherwise transferred in violation of the Securities Act or state securities laws, or otherwise in a manner that is prohibited by Article VI of the Warrant Agreement.

A Warrant does not entitle the Holder to any of the rights of a stockholder of the Company.

The Company and Warrant Agent may deem and treat the Registered Holder hereof as the absolute owner of this Global Warrant Certificate and the Warrants evidenced hereby (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purpose of any exercise hereof, any distribution in respect thereof and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

SCHEDULE OF CHANGES OF WARRANTS EVIDENCED

BY THE GLOBAL WARRANT CERTIFICATE

The following changes in the number of Warrants evidenced by this Global Warrant Certificate as a result of exchanges of all or any part hereof for Book-Entry Warrants, or upon the exercise, expiration or cancellation of Warrants, have been made:

Date of Change	Amount of Decrease in Number of Warrants of this Global Warrant Certificate	Amount of Increase in Number of Warrants of this Global Warrant Certificate	Number of Warrants of this Global Warrant Certificate Following such Decrease (or Increase)

EXHIBIT B-1

EXERCISE FORM FOR REGISTERED HOLDERS

HOLDING BOOK-ENTRY WARRANTS

(To be executed upon exercise of Book-Entry Warrant)

The undersigned hereby irrevocably elects to exercise the right, represented by              Book-Entry Warrants, to purchase Warrant Shares and (check one):

☐	herewith tenders payment for the Warrant Shares to the order of Allied Nevada Gold Corp. in the amount of $ in accordance with the terms of the Warrant Agreement; provided, however, that any such exercise during a Liquidity Event Exercise Period shall be subject to, and conditioned upon, the consummation of the applicable Liquidity Event;

☐	if during a Liquidity Event Exercise Period, herewith tenders, pursuant to the cashless exercise provisions of Section 4.5(b) of the Warrant Agreement, that number of the Book-Entry Warrants specified above equal to the quotient obtained by dividing (x) the aggregate Exercise Amount for the Book-Entry Warrants specified above by (y) the Fair Market Value of one Warrant Share as of the Exercise Date, all determined in accordance with the terms of the Warrant Agreement; provided, however, that any such Cashless Exercise during a Liquidity Event Exercise Period shall be subject to, and conditioned upon, the consummation of the applicable Liquidity Event; or

☐	if on the applicable Exercise Date the Warrant Shares are then listed for trading on a National Securities Exchange, herewith tenders, pursuant to the cashless exercise provisions of Section 4.5(b) of the Warrant Agreement, that number of the Book-Entry Warrants specified above equal to the quotient obtained by dividing (x) the aggregate Exercise Amount for the Book-Entry Warrants specified above by (y) the Fair Market Value of one Warrant Share as of the Exercise Date, all determined in accordance with the terms of the Warrant Agreement.

The undersigned requests that the Warrant Shares issuable upon exercise of the Book-Entry Warrants specified above be in registered form in the authorized denominations, registered in such names and delivered, all as specified in accordance with the instructions set forth below; provided, that (x) if the Warrant Shares are evidenced by global securities, the Warrant Shares shall be registered in the name of the Depositary or its nominee and (y) no Warrant Shares shall be delivered to, or for the account of, any Person to whom the undersigned would not have been permitted to sell or otherwise transfer Warrants pursuant to Section 6.1(g) of the Warrant Agreement.

NOTE: THIS EXERCISE FORM MUST BE DELIVERED TO THE WARRANT AGENT, PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EARLIER OF (i) THE SEVEN (7) YEAR ANNIVERSARY OF THE EFFECTIVE DATE OR (ii) IF A LIQUIDITY EVENT OCCURS PRIOR TO THE DATE SPECIFIED IN CLAUSE (i), THE DATE THAT IS THE LATER OF (X) THE DATE THAT IS TWENTY (20) BUSINESS DAYS AFTER THE COMPANY DELIVERS A LIQUIDITY EVENT NOTICE IN RESPECT OF SUCH LIQUIDITY EVENT TO EACH REGISTERED HOLDER AT SUCH HOLDER’S ADDRESS APPEARING ON THE WARRANT REGISTRAR AND (Y) THE DATE THAT IS THREE (3) BUSINESS DAYS PRIOR TO THE DATE OF CONSUMMATION OF SUCH LIQUIDITY EVENT. THE WARRANT AGENT SHALL NOTIFY YOU (THROUGH THE CLEARING SYSTEM) OF (1) THE WARRANT AGENT’S ACCOUNT AT THE DEPOSITARY TO WHICH YOU MUST DELIVER YOUR WARRANTS ON THE EXERCISE DATE AND (2) THE ADDRESS, PHONE NUMBER AND FACSIMILE NUMBER WHERE YOU CAN CONTACT THE WARRANT AGENT AND TO WHICH WARRANT EXERCISE NOTICES ARE TO BE SUBMITTED. NAME OF DIRECT PARTICIPANT IN THE DEPOSITARY:

Name
Address

Delivery Address (if different)

Signature
Social Security or Other Taxpayer
Identification Number of Holder
Note: If the Warrant Shares are to be registered in a name other than that in which the Book-Entry Warrants are registered, the signature of the holder hereof must be guaranteed.

SIGNATURE GUARANTEED BY:

Signatures must be guaranteed by a participant in the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program.

2

EXHIBIT B-2

EXERCISE FORM FOR BENEFICIAL HOLDERS

HOLDING WARRANTS THROUGH THE DEPOSITORY TRUST COMPANY

TO BE COMPLETED BY DIRECT PARTICIPANT

IN THE DEPOSITORY TRUST COMPANY

(To be executed upon exercise of Warrant)

The undersigned hereby irrevocably elects to exercise the right, represented by              Warrants held for its benefit through the book-entry facilities of Depository Trust Company (the “Depositary”), to purchase Warrant Shares and (check one):

☐	herewith tenders payment for Warrant Shares to the order of Allied Nevada Gold Corp. in the amount of $ in accordance with the terms of the Warrant Agreement; provided, however, that any such exercise during a Liquidity Event Exercise Period shall be subject to, and conditioned upon, the consummation of the applicable Liquidity Event;

☐	if during a Liquidity Event Exercise Period, herewith tenders, pursuant to the cashless exercise provisions of Section 4.5(b) of the Warrant Agreement, that number of the Warrants specified above equal to the quotient obtained by dividing (x) the aggregate Exercise Amount for the Warrants specified above by (y) the Fair Market Value of one Warrant Share as of the Exercise Date, all determined in accordance with the terms of the Warrant Agreement; provided, however, that any such Cashless Exercise during a Liquidity Event Exercise Period shall be subject to, and conditioned upon, the consummation of the applicable Liquidity Event; or

☐	if on the applicable Exercise Date the Warrant Shares are then listed for trading on a National Securities Exchange, herewith tenders, pursuant to the cashless exercise provisions of Section 4.5(b) of the Warrant Agreement, that number of the Warrants specified above equal to the quotient obtained by dividing (x) the aggregate Exercise Amount for the Warrants specified above by (y) the Fair Market Value of one Warrant Share as of the Exercise Date, all determined in accordance with the terms of the Warrant Agreement.

The undersigned requests that the Warrant Shares issuable upon exercise of the Warrants specified above be in registered form in the authorized denominations, registered in such names and delivered, all as specified in accordance with the instructions set forth below; provided, that (x) if the Warrant Shares are evidenced by global securities, the Warrant Shares shall be registered in the name of the Depositary or its nominee and (y) no Warrant Shares shall be delivered to, or for the account of, any Person to whom the undersigned would not have been permitted to sell or otherwise transfer Warrants pursuant to Section 6.1(g) of the Warrant Agreement.

Dated:

NOTE: THIS EXERCISE FORM MUST BE DELIVERED TO THE WARRANT AGENT, PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EARLIER OF (i) THE SEVEN (7) YEAR ANNIVERSARY OF THE EFFECTIVE DATE OR (ii) IF A LIQUIDITY EVENT OCCURS PRIOR TO THE DATE SPECIFIED IN CLAUSE (i), THE DATE THAT IS THE LATER OF (X) THE DATE THAT IS TWENTY (20) BUSINESS DAYS AFTER THE COMPANY DELIVERS A LIQUIDITY

EVENT NOTICE IN RESPECT OF SUCH LIQUIDITY EVENT TO EACH REGISTERED HOLDER AT SUCH HOLDER’S ADDRESS APPEARING ON THE WARRANT REGISTRAR AND (Y) THE DATE THAT IS THREE (3) BUSINESS DAYS PRIOR TO THE DATE OF CONSUMMATION OF SUCH LIQUIDITY EVENT. THE WARRANT AGENT SHALL NOTIFY YOU (THROUGH THE CLEARING SYSTEM) OF (1) THE WARRANT AGENT’S ACCOUNT AT THE DEPOSITARY TO WHICH YOU MUST DELIVER YOUR WARRANTS ON THE EXERCISE DATE AND (2) THE ADDRESS, PHONE NUMBER AND FACSIMILE NUMBER WHERE YOU CAN CONTACT THE WARRANT AGENT AND TO WHICH WARRANT EXERCISE NOTICES ARE TO BE SUBMITTED. NAME OF DIRECT PARTICIPANT IN THE DEPOSITARY:

(PLEASE PRINT)

ADDRESS:

CONTACT NAME:

ADDRESS:

TELEPHONE (INCLUDING INTERNATIONAL CODE):

FAX (INCLUDING INTERNATIONAL CODE):

SOCIAL SECURITY OR OTHER TAXPAYER IDENTIFICATION NUMBER (IF APPLICABLE):

ACCOUNT FROM WHICH WARRANTS ARE BEING DELIVERED:

DEPOSITARY ACCOUNT NO.

WARRANT EXERCISE FORMS WILL BE VALID ONLY IF DELIVERED IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH IN THIS FORM (OR AS OTHERWISE DIRECTED), MARKED TO THE ATTENTION OF “WARRANT EXERCISE”. WARRANT BENEFICIAL HOLDER DELIVERING WARRANTS, IF OTHER THAN THE DIRECT DEPOSITARY PARTICIPANT DELIVERING THIS WARRANT EXERCISE FORM:

NAME:
(PLEASE PRINT)

CONTACT NAME:

TELEPHONE (INCLUDING INTERNATIONAL CODE):

FAX (INCLUDING INTERNATIONAL CODE):

SOCIAL SECURITY OR OTHER TAXPAYER IDENTIFICATION NUMBER (IF APPLICABLE):

ACCOUNT TO WHICH THE WARRANT SHARES ARE TO BE CREDITED:

DEPOSITARY ACCOUNT NO.

2

FILL IN FOR DELIVERY OF THE WARRANT SHARES, IF OTHER THAN TO THE PERSON DELIVERING THIS WARRANT EXERCISE FORM:

NAME:
(PLEASE PRINT)

ADDRESS:

CONTACT NAME:

TELEPHONE (INCLUDING INTERNATIONAL CODE):

FAX (INCLUDING INTERNATIONAL CODE):

SOCIAL SECURITY OR OTHER TAXPAYER IDENTIFICATION NUMBER (IF APPLICABLE):

NUMBER OF WARRANTS BEING EXERCISED:

(ONLY ONE EXERCISE PER WARRANT EXERCISE NOTICE)

Signature:

Name:

Capacity in which Signing:

SIGNATURE GUARANTEED BY:

Signatures must be guaranteed by a participant in the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program.

3

EXHIBIT C-1

FORM OF ASSIGNMENT

(To be executed only upon assignment of Book-Entry Warrants)

For value received,                                          hereby sells, assigns and transfers unto the Assignee(s) named below the rights represented by the Book-Entry Warrants listed opposite the respective name(s) of the Assignee(s) named below and all other rights of the Registered Holder under such Book-Entry Warrants, and does hereby irrevocably constitute and appoint                                          attorney, to transfer said Book-Entry Warrant on the books of the within-named Company, with full power of substitution in the premises:

Name(s) of Assignee(s)	Address	No. of Book-Entry Warrants

Dated: , 20	Signature
		Note:	The above signature should correspond exactly with the name of the Registered Holder of the above-specified Book-Entry Warrants

EXHIBIT C-2

FORM OF ASSIGNMENT

(To be executed only upon assignment of Global Warrant Certificate)*

For value received,                                          hereby sells, assigns and transfers unto the Assignee(s) named below the rights represented by the Warrants evidenced by such Global Warrant Certificate listed opposite the respective name(s) of the Assignee(s) named below and all other rights of the Registered Holder under the within Global Warrant Certificate with respect to such Warrants, and does hereby irrevocably constitute and appoint                                         attorney, to transfer said Global Warrant Certificate on the books of the within-named Company with respect to the number of Warrants set forth below, with full power of substitution in the premises:

Name(s) of Assignee(s)	Address	No. of Warrants

And if said number of Warrants shall not be all the Warrants represented by the Global Warrant Certificate, a new Global Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the Warrants represented by said Global Warrant Certificate.

Dated: , 20	Signature
		Note:	The above signature should correspond exactly with the name on the face of this Global Warrant Certificate

*	To be used only in circumstances specified in Section 6.1(e) of Warrant Agreement.

EXHIBIT J

Stockholders Agreement

ALLIED NEVADA GOLD CORP.

STOCKHOLDERS AGREEMENT

This STOCKHOLDERS AGREEMENT (as amended, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”) is made as of the [    ] day of [    ], 2015, by and among (a) ALLIED NEVADA GOLD CORP., a Delaware corporation (the “Corporation”), and (b) (i) each of the holders of Common Stock (as defined below) on the date hereof (which, pursuant to Section 8.8, is deemed to have entered into this Agreement pursuant to the Plan (as defined below) regardless of whether such holder has actually executed this Agreement) and (ii) each Person (as defined below) who hereafter becomes a holder of Common Stock and is thereby required to sign a Joinder Agreement (as defined below) pursuant to the terms hereof, the Certificate of Incorporation (as defined below) or any Benefit Plan (as defined below) (such holders of Common Stock referred to in the foregoing clause (b) are each, a “Stockholder” and, collectively, the “Stockholders”).

W I T N E S S E T H :

WHEREAS, the Corporation and certain of its direct and indirect subsidiaries filed a joint plan of reorganization (as amended, supplemented or otherwise modified from time to time, the “Plan”) under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101-1330 (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”);

WHEREAS, on the date hereof, the Plan became effective;

WHEREAS, pursuant to the Plan and the Confirmation Order (as defined in the Plan), the Corporation is authorized to enter into this Agreement; and

WHEREAS, the parties hereto are entering into this Agreement (and, pursuant to the Plan, each of the Stockholders is deemed to have entered into this Agreement) to set forth certain rights and obligations with respect to the affairs of the Corporation and the shares of Common Stock owned or held by the Stockholders.

NOW, THEREFORE, in consideration of the premises and the mutual agreements, covenants and provisions contained herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

As used in this Agreement, the following terms shall have the definitions set forth below:

(a) “Accredited Investor” means an “accredited investor” as such term is defined in Rule 501 under the Securities Act.

(b) “Affiliate” means, with respect to any Person, any other Person that (either directly or indirectly) controls, is controlled by, or is under direct or indirect common control with the specified Person, and shall also include (i) any Related Fund of such Person and (ii) in the case of a specified Person who is an individual, any Family Member of such Person. The term “control” includes the possession, directly or indirectly, of the power to direct the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise. No Stockholder shall be deemed an Affiliate of another Person solely by virtue of being a party to this Agreement or by being a lender to or creditor of such other Person.

(c) “Affiliate Transaction” has the meaning specified in Section 5.1(a).

(d) “Agreement” has the meaning specified in the preamble of this Agreement.

(e) “Bankruptcy Code” has the meaning specified in the recitals to this Agreement.

(f) “Bankruptcy Court” has the meaning specified in the recitals to this Agreement.

(g) “Benefit Plan” means any employee benefit plan or program, incentive compensation plan or program, executive compensation agreement or directors’ compensation program, in each case approved by the Board of Directors.

(h) “Board of Directors” means the board of directors of the Corporation.

(i) “Business Day” means any day other than a day which is a Saturday, Sunday or legal holiday on which banks in the City of New York are authorized or obligated by law to close.

(j) “Bylaws” means the Amended and Restated Bylaws of the Corporation in the form attached hereto as Exhibit A, as amended, amended and restated, supplemented or otherwise modified and in effect from time to time.

(k) “Certificate of Incorporation” means the Second Amended and Restated Certificate of Incorporation of the Corporation in the form attached hereto as Exhibit A, as amended, amended and restated, supplemented or otherwise modified and in effect from time to time.

(l) “Common Stock” has the meaning specified in the Certificate of Incorporation. For purposes of this Agreement, if the Common Stock has been reclassified or changed, or if the Corporation pays a dividend or makes a distribution on the Common Stock in shares of capital stock, or subdivides (or combines) its outstanding shares of Common Stock into a greater (or smaller) number of shares of Common Stock, a share of Common Stock shall be deemed to be such number of shares of stock and amount of other securities to which a holder of a share of Common Stock outstanding immediately prior to such change, reclassification, dividend, distribution, subdivision or combination would be entitled to hold as a result of such change, reclassification, dividend, distribution, subdivision or combination.

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(m) “Competitor” means a Person that is engaged in competition with the Corporation, as determined by the Board of Directors.

(n) “Confidential Information” has the meaning specified in Section 8.3(a).

(o) “Confidentiality Period” has the meaning specified in Section 8.3(a).

(p) “Convertible Notes” means the Senior Secured Convertible Notes due 2020 issued by the Corporation pursuant to the Convertible Notes Indenture, as amended, supplemented, amended and restated, modified, increased, replaced, reissued or extended from time to time.

(q) “Convertible Notes Indenture” means the Indenture, dated as of the Effective Date, between the Corporation, as issuer, and [            ], as trustee and collateral agent, as amended, supplemented or otherwise modified from time to time.

(r) “Corporation” has the meaning specified in the preamble of this Agreement.

(s) “Derivative Securities” means direct or indirect options, rights, warrants or securities convertible into, or redeemable, exercisable or exchangeable for, shares of Common Stock.

(t) “DGCL” means the Delaware General Corporation Law, as amended from time to time.

(u) “Drag-Along Documents” has the meaning specified in Section 3.1(g).

(v) “Dragged Holders” has the meaning specified in Section 3.1(a).

(w) “Drag Notice” has the meaning specified in Section 3.1(a).

(x) “Effective Date” means the “Effective Date” as defined in the Plan.

(y) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(z) “Excluded Transfer” means, with respect to any Person, any Transfer of shares of Common Stock made by such Person: (i) to any Affiliate of such Person, or (ii) in the case of any Stockholder that is an investment fund, account or other investment vehicle, as an in-kind distribution to its partners, members or accountholders.

(aa) “Family Member” means, with respect to any individual, (i) any Related Person of such individual or (ii) any trust the sole beneficiaries of which are such individual or one or more of such individual’s Related Persons.

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(bb) “Fully Diluted Common Stock” means, as of any time of determination, all issued and outstanding shares of Common Stock as of such time (other than any shares of Common Stock owned by the Corporation or any Subsidiary of the Corporation), assuming that all Derivative Securities (including the Convertible Notes but expressly excluding the Warrants) existing as of such time were converted into, or redeemed, exercised or exchanged for, shares of Common Stock as of such time. Any reference in this Agreement to shares of Fully Diluted Common Stock owned or held by any Person (or group of Persons) as of any particular time shall mean the sum of (i) the shares of Common Stock owned or held by such Person (or group of Persons) as of such time and (ii) the shares of Common Stock that such Person (or group of Persons) would own or hold as of such time if all Derivative Securities (including the Convertible Notes but expressly excluding the Warrants) owned or held by such Person (or group of Persons) as of such time were converted into, or redeemed, exercised or exchanged for, shares of Common Stock as of such time.

(cc) “GAAP” means generally accepted accounting principles in effect in the United States from time to time consistently applied, as recommended by the American Institute of Certified Public Accountants.

(dd) “Governmental Authority” means any nation or government, any state or other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, body, commission or instrumentality of the U.S. or any other nation, or any state or other political subdivision thereof, any court, tribunal or arbitrator and any self-regulatory organization.

(ee) “Highbridge” means, as of any time of determination, the Affiliates of Highbridge Capital Management, LLC that are Stockholders and/or holders of Derivative Securities as of such time.

(ff) “Highbridge Director” has the meaning specified in Section 4.1(a)(ii).

(gg) “Holder Directors” means, collectively, the Highbridge Director, the Mudrick Director and the Whitebox Director, and each of the Highbridge Director, the Mudrick Director and the Whitebox Director, individually, shall be referred to as a “Holder Director”.

(hh) “Indebtedness” has the meaning specified in Section 5.1(b).

(ii) “Identified Person” has the meaning specified in Section 5.2(a).

(jj) “Initiating Holders” has the meaning specified in Section 7.1(a).

(kk) “Joinder Agreement” means a Joinder Agreement in the form attached hereto as Exhibit C.

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(ll) “Liens” means any lien, encumbrance, claim, right, demand, charge, mortgage, deed of trust, option, pledge, security interest or similar interest, title defect, hypothecation, easement, right of way, restrictive covenant, encroachment, right of first refusal, preemptive right, judgment, conditional sale or other title retention agreement and all other impositions, imperfections, defects, limitations or restrictions of any nature or kind whatsoever.

(mm) “Mudrick” means, as of any time of determination, the Affiliates of Mudrick Capital Management, LP that are Stockholders and/or holders of Derivative Securities as of such time.

(nn) “Mudrick Director” has the meaning specified in Section 4.1(a)(iii).

(oo) “Permitted Liens” means Liens that are imposed (i) by this Agreement, (ii) by the Certificate of Incorporation, or (iii) under applicable securities laws.

(pp) “Person” means an individual, partnership, corporation, unincorporated organization, joint stock company, limited liability company, partnership, association, trust, joint venture or any other entity, or a governmental agency or political subdivision thereof.

(qq) “Plan” has the meaning specified in the recitals to this Agreement.

(rr) “Qualified Institutional Buyer” means an “qualified institutional buyer” as defined in Rule 144A under the Securities Act.

(ss) “Qualified Public Offering” means the first underwritten public offering pursuant to an effective registration statement covering a sale of shares of Common Stock to the public that (i) results in shares of Common Stock being listed on a national securities exchange or quoted on the Nasdaq Stock Market, and (ii) involves gross cash proceeds of at least $100 million.

(tt) “Related Fund” means, with respect to any Person, any fund, account or investment vehicle that is controlled or managed by (i) such Person or (ii) the same investment manager or advisor as such Person or an Affiliate of such investment manager or advisor.

(uu) “Related Person” means, with respect to any individual, any of such individual’s parents, spouse, siblings, children and grandchildren.

(vv) “Representatives” has the meaning specified in Section 8.3(b)(i).

(ww) “Sale Notice” has the meaning specified in Section 7.1(a).

(xx) “Sale Transaction” means the sale, lease, transfer, issuance or other disposition, in one transaction or a series of related transactions, of (i) all or substantially all of the consolidated assets of the Corporation and its Subsidiaries (including by or through the issuance, sale, contribution, transfer or other disposition (including by way of

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reorganization, merger, share exchange, consolidation or other business combination) of a majority of the capital stock or other equity interests of any direct and/or indirect Subsidiary or Subsidiaries of the Corporation if substantially all of the consolidated assets of the Corporation and its Subsidiaries are held by such Subsidiary or Subsidiaries) or (ii) at least a majority of the then-issued and outstanding shares of Common Stock, to (in either case of clause (i) or clause (ii)) any Person or “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) of Persons (other than the Selling Holders or any Affiliates thereof) (a “Third Party Purchaser”), whether directly or indirectly or by way of any merger, statutory share exchange, recapitalization, sale or contribution of equity, tender offer, reclassification, consolidation or other business combination transaction or purchase of beneficial ownership.

(yy) “Sale Transaction Documents” has the meaning specified in Section 3.1(b)(iv).

(zz) “SEC” means the United States Securities and Exchange Commission.

(aaa) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(bbb) “Selling Holders” has the meaning specified in Section 3.1(a).

(ccc) “Significant Holder” means each of the following: (i) Highbridge, (ii) Mudrick, and (iii) Whitebox; provided, that any Significant Holder will cease to be a Significant Holder at such time when the Persons included within the definition of such Significant Holder own or hold less than ten percent (10%) of the Fully Diluted Common Stock. No right of a Person (or group of Persons) that is determined with reference to such Person (or group of Persons) being a “Significant Holder” may be assigned or transferred to any other Person, other than a Person that is included within such Person’s (or such group’s) definition of “Significant Holder”.

(ddd) “Subsidiary Governing Body” means the board of directors, the board of managers or other similar governing body (including any committee of any such governing body) of each Subsidiary of the Corporation.

(eee) “Super-Majority Stockholders” has the meaning specified in Section 8.6.

(fff) “Stockholders” has the meaning specified in the preamble; provided, however, for the avoidance of doubt, any Person shall cease to be a Stockholder under this Agreement at such time that such Person becomes a Terminated Party (subject to the proviso set forth in Section 8.1). The term “Stockholder” means any one of the Stockholders.

(ggg) “Subsidiary” means any Person in which the Corporation, directly or indirectly through one or more Subsidiaries or otherwise, beneficially owns more than 50% of the voting power of the securities of such Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person.

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(hhh) “Tag-Along Percentage Interest” means, with respect to any Initiating Holder or any Tag-Along Seller in connection with any Tag-Along Transaction, the percentage derived by dividing (i) the total number of shares of Fully Diluted Common Stock owned and held by (without double counting in any respect) such Initiating Holder and its Affiliates (other than any Affiliates that are Initiating Holders or Tag-Along Sellers) or such Tag-Along Seller and its Affiliates (other than any Affiliates that are Initiating Holders or Tag-Along Sellers), as applicable, by (ii) the total number of shares of Fully Diluted Common Stock owned or held by (without double counting in any respect) all Initiating Holders, Tag-Along Sellers and their respective Affiliates.

(iii) “Tag-Along Sellers” has the meaning specified in Section 7.1(a).

(jjj) “Tag-Along Transaction” means any transaction or series of related transactions involving a sale by one or more Stockholders of shares of Common Stock representing at least twenty-five percent (25%) of the Fully Diluted Common Stock (excluding any Excluded Transfer) to a single Person or “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) of Persons.

(kkk) “Tag-Along Transaction Documents” has the meaning specified in Section 7.1(c).

(lll) “Terminated Party” has the meaning specified in Section 8.1.

(mmm) “Third Party Purchaser” has the meaning specified in the definition of “Sale Transaction.”

(nnn) “Transfer” means any direct or indirect sale, transfer, gift, hypothecation, pledge, assignment, devise or other disposition of Common Stock (including (x) the granting of any option or entering into any agreement for the future sale, transfer or other disposition of Common Stock, or (y) the sale, transfer, assignment or other disposition of any securities or rights convertible into, or exchangeable or exercisable for, Common Stock), whether voluntary or involuntary, whether of record, constructively or beneficially and whether by operation of law or otherwise, including by recapitalization, merger, consolidation, liquidation, dissolution, dividend, distribution or otherwise. Notwithstanding the foregoing, any transaction in which a Stockholder lends or borrows any shares of Common Stock to or from brokers, banks, or other financial institutions for the purpose of effecting margin transactions, or pledges or otherwise encumbers shares of Common Stock in connection with such Stockholder’s financing arrangements, in any case in the ordinary course of business, shall not constitute a Transfer of shares of Common Stock for purposes of this Agreement; provided, however, that any foreclosure (including the retention of shares of Common Stock in satisfaction of any obligations) on shares of Common Stock by any such broker, bank or other financial institution shall be deemed a Transfer of shares of Common Stock for purposes of this Agreement. The terms “Transferee,” “Transferor,” “Transferred,” and other forms of the word “Transfer” shall have the correlative meanings.

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(ooo) “Warrants” means the Warrants to purchase shares of Common Stock issued pursuant to the Warrant Agreement, as any of the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

(ppp) “Warrant Agreement” means the Warrant Agreement, dated as of the Effective Date, between the Corporation and [            ], as warrant agent, as amended, supplemented or otherwise modified from time to time.

(qqq) “Whitebox” means, as of any time of determination, the Affiliates of Whitebox Advisors LLC that are Stockholders and/or holders of Derivative Securities as of such time.

(rrr) “Whitebox Director” has the meaning specified in Section 4.1(a)(iv).

ARTICLE II

TRANSFERS OF SHARES

SECTION 2.1 Restrictions on Transfer.

(a) Prohibited Transfers. Without limiting any other provisions or restrictions or conditions of this Article II, unless otherwise waived by the Board of Directors in its sole discretion, no shares of Common Stock shall be Transferred by any Stockholder (regardless of the manner in which the Transferor initially acquired such shares of Common Stock), if:

(i) such Transfer would, if consummated, result in any violation of the Securities Act or any state securities laws or regulations, or any other applicable federal or state laws or order of any Governmental Authority having jurisdiction over the Corporation;

(ii) such Transfer would, if consummated (after taking into account any other proposed Transfers or transfers of Convertible Notes or Warrants for which a notice thereof has been previously delivered to the Board of Directors, but not yet consummated), result in the Corporation having, in the aggregate, [400]1 or more holders of record (as such concept is understood for purposes of Section 12(g) of the Exchange Act) of shares of Common Stock, Convertible Notes and Warrants, unless at the time of such Transfer the Corporation is already subject to the reporting obligations under Sections 13 or 15(d) of the Exchange Act; provided, that (x) the number [400] as used in this Section 2.1(a)(ii) shall be increased by the number of such holders that acquire shares of Common Stock from the Corporation other than on account of an exercise or conversion of

[1]	NTD: Subject to confirmation of the number of record holders of shares of Common Stock, Convertible Notes and Warrants.

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Convertible Notes or Warrants and (y) the provisions of this Section 2.1(a)(ii) shall not apply to a Transfer to a Transferee that is a Qualified Institutional Buyer and an Accredited Investor so long as (A) the Transferor certifies to the Corporation in the applicable Transfer Notice that such Transferee is a Qualified Institutional Buyer and an Accredited Investor, (B) the Transferee certifies to the Corporation in the representation letter delivered to the Corporation pursuant to Section 2.1(b)(ii)(B)(1) that it is a Qualified Institutional Buyer and an Accredited Investor and (C) such Transfer would, if consummated (after taking into account any other proposed Transfers or transfers of Convertible Notes or Warrants for which a notice thereof has been previously delivered to the Board of Directors, but not yet consummated), not result in the Corporation having, in the aggregate, 1,900 or more holders of record (as such concept is understood for purposes of Section 12(g) of the Exchange Act) of shares of Common Stock, Convertible Notes and Warrants, unless at the time of such Transfer the Corporation is already subject to the reporting obligations under Sections 13 or 15(d) of the Exchange Act; provided, further that any such Transferee that is a Qualified Institutional Buyer and an Accredited Investor described in the foregoing clause (y) shall not be counted for purposes of determining whether any Transfer made after the date the Transfer is made to such Transferee would, if consummated (after taking into account any other proposed Transfers or transfers of Convertible Notes or Warrants for which a notice thereof has been previously delivered to the Board of Directors, but not yet consummated), result in the Corporation having, in the aggregate, [400] or more holders of record (as such concept is understood for purposes of Section 12(g) of the Exchange Act) of shares of Common Stock, Convertible Notes and Warrants (unless the Corporation obtains knowledge that such Transferee ceases to be an Accredited Investor);

(iii) such Transfer would, if consummated (after taking into account any other proposed Transfers or transfers of Convertible Notes or Warrants for which a notice thereof has been previously delivered to the Board of Directors, but not yet consummated), require the Corporation to register its Common Stock or any other equity securities of the Corporation under the Exchange Act (as a result of the number of stockholders or otherwise), unless at the time of such Transfer the Corporation is already subject to the reporting obligations under Sections 13 or 15(d) of the Exchange Act; or

(iv) such Transfer is to a Competitor or an Affiliate of a Competitor, except if any such Affiliate is a holder of any of the Convertible Notes on the Effective Date or any Affiliate of any such holder.

(b) Certificates; Legal Opinion. In addition to the restrictions set forth in Section 2.1(a), no shares of Common Stock shall be Transferred by any Stockholder unless (i) the certificates (if any) representing such shares bear legends as provided in Section 2.1(e) (and, with respect to uncertificated shares, notice of such legends is provided in accordance with applicable law), for so long as such legends are applicable, and (ii) either (A) the Transferee is an Affiliate of the Transferor or (B) prior to such Transfer (1) the Transferee and the Transferor shall have delivered to the Corporation

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representation letters in such form as may be approved from time to time by the Board of Directors and available from the Secretary of the Corporation and (2) the Transferor shall have delivered to the Corporation a legal opinion reasonably acceptable to the Board of Directors, stating that the registration of the shares of Common Stock that are the subject of such proposed Transfer is not required under the Securities Act or any applicable state securities or “blue sky” laws. Any of the requirements set forth in clause (B) of the immediately preceding sentence may be waived by the Board of Directors in its sole discretion.

(c) Notice of Transfer. Subject to Section 3.1, and unless otherwise provided by the Board of Directors, any Stockholder, or group of Stockholders, effecting a Transfer of Common Stock must submit to the Corporation, prior to such Transfer, a written notice (a “Transfer Notice”) of such Transfer. A Transfer Notice shall be mailed or delivered to (i) the Secretary or Chief Financial Officer of the Corporation, or any of their designees, and (ii) the Chairman of the Board (the “Transfer Notice Recipients”), in each case in accordance with Section 8.2. A Transfer Notice shall include or be accompanied by (A) the name, address and telephone number of the Transferor and the Transferee, (B) whether the Transferee is an Affiliate of the Transferor and whether the Transferee is an Accredited Investor, (C) the number of shares of Common Stock proposed to be Transferred to, and acquired by, the Transferee, (D) the date on which the Transfer is expected to take place, (E) the percentage of the Transferor’s total number of shares of Common Stock to be Transferred, (F) a Joinder Agreement, duly completed and executed by the Transferee to the extent such Transferee has not already signed a counterpart of the Stockholders Agreement and (G) a request that the Corporation register the Transfer on the books of the Corporation and inform the Corporation’s stock transfer agent of the Transfer. So long as the other provisions of this Article II are satisfied and complied with, the Board of Directors (or an officer of the Corporation to whom such determination has been delegated by the Board of Directors) shall, within ten (10) Business Days after a Transfer Notice is submitted to the Corporation, cause the Transfer to be registered on the books of the Corporation and inform the Corporation’s stock transfer agent of such Transfer unless, prior to the expiration of such ten (10) Business Day period, the Board of Directors (or such delegated officer) or any of the Transfer Notice Recipients request information demonstrating that the Transfer complies with this Article II (including information demonstrating that the Transferee or any of its Affiliates (other than any Affiliate that is a holder of any of the Convertible Notes on the Effective Date or any Affiliate of any such holder) is not a Competitor), in which case the Transfer shall be registered on the books of the Corporation no later than ten (10) Business Days after the Board of Directors (or such delegated officer) or such Transfer Notice Recipient receives such information, unless the Board of Directors (or such delegated officer) determines that the Transfer is not permitted pursuant to the terms of this Article II, in which case the Board of Directors (or such delegated officer) shall promptly inform the Transferor of such determination.

(d) Prohibited Transfers Void. The Corporation shall not record upon its books any Transfer of any shares of Common Stock except in accordance with the provisions of this Agreement and the Certificate of Incorporation. Any purported Transfer of shares of Common Stock in violation of such provisions shall be void ab initio and shall not be recognized by the Corporation.

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(e) Legend on Certificates.

(i) All certificates (if any) evidencing shares of Common Stock shall conspicuously bear the following legend (subject to Section 2.1(e)(iii) below):

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, OR AN EXEMPTION THEREFROM AND, IN EACH CASE, IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS.”

(ii) In addition to the legend required by Section 2.1(e)(i) above, all certificates (if any) evidencing shares of Common Stock shall conspicuously bear the following legend (subject to Section 2.1(e)(iii) below):

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO VARIOUS TERMS, PROVISIONS AND CONDITIONS, INCLUDING CERTAIN RESTRICTIONS ON SALE, DISPOSITION OR TRANSFER AS SET FORTH IN THE CORPORATION’S CERTIFICATE OF INCORPORATION AND A STOCKHOLDERS AGREEMENT DATED AS OF [    ], 2015, TO WHICH THE CORPORATION AND ALL STOCKHOLDERS ARE PARTY. NO REGISTRATION OR TRANSFER OF THESE SHARES WILL BE MADE ON THE BOOKS OF THE CORPORATION UNLESS AND UNTIL SUCH RESTRICTIONS SHALL HAVE BEEN COMPLIED WITH. THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH HOLDER OF RECORD OF THE SHARES REPRESENTED BY THIS CERTIFICATE A COPY OF THE CERTIFICATE OF INCORPORATION AND THE STOCKHOLDERS AGREEMENT, CONTAINING THE ABOVE-REFERENCED RESTRICTIONS ON TRANSFERS OF STOCK, UPON WRITTEN REQUEST TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS.”

(iii) In the event that any shares of Common Stock represented by a certificate shall be registered for Transfer under the Securities Act, the Corporation shall, upon the written request of the holder of such shares, issue to such holder a new certificate evidencing such shares without the legend required by Section 2.1(e)(i). In the event that any shares of Common Stock represented by a certificate shall cease to be subject to the restrictions on Transfer set forth in this Section 2.1, the Corporation shall, upon the written request of the holder of such shares, issue to such holder a new certificate evidencing such shares without the legend required by Section 2.1(e)(ii).

(iv) In the case of uncertificated shares of Common Stock, the Corporation shall provide notice of the legend required by Sections 2.1(e)(i) and 2.1(e)(ii) above in accordance with applicable law.

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(f) Transfer Agents and Registrars; Regulations. The Corporation, by resolution of the Board of Directors, may from time to time appoint a transfer agent and a registrar, under such arrangements and upon such terms and conditions as the Board of Directors deems advisable. Unless and until the Board of Directors appoints some other Person as its transfer agent (and upon the revocation of any such appointment, thereafter until a new appointment is similarly made) the Secretary shall be the transfer agent of the Corporation without the necessity of any formal action of the Board of Directors, and the Secretary, or any Person designated by the Secretary, shall perform all of the duties of such transfer agent. The Board of Directors may make such rules and regulations as it may deem expedient and as are not inconsistent with this Agreement, concerning the issue, registration and Transfer of shares of Common Stock.

SECTION 2.2 Certain Stockholders. If any Stockholder is an entity that was formed for the primary purpose of acquiring indebtedness of, or securities in, the Corporation (including any predecessor to the Corporation), or that has no substantial assets other than shares of Common Stock and indebtedness of, or securities in, the Corporation, then such Stockholder agrees that no shares of capital stock of, or other equity interests in, such Stockholder may be sold, transferred or otherwise disposed to any Person other than in accordance with the terms and provisions of this Article II as if such capital stock or other equity interests were shares of Common Stock.

ARTICLE III

DRAG-ALONG

SECTION 3.1 Drag-Along Rights in Sale Transaction.

(a) In the event that one or more Stockholders that own or hold, together with their Affiliates, a majority of the Fully Diluted Common Stock (the “Selling Holders”) determine to effect, approve or otherwise take any action that would cause the occurrence of, or desire to consummate, a Sale Transaction, the Corporation or the Selling Holders (or a designated representative acting on behalf of the Selling Holders) will have the right (but not the obligation) to deliver written notice thereof (a “Drag Notice”) to all other Stockholders (the “Dragged Holders”). Such written notice shall be delivered in accordance with Section 8.2, and shall contain a general description of the material terms and conditions of the Sale Transaction, including the identity of the Third Party Purchaser, the amount and form of consideration to be paid by the Third Party Purchaser and the proposed date (which may be an estimated date or range of dates) for the closing of the Sale Transaction.

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(b) If a Drag Notice is delivered by the Corporation or by or on behalf of the Selling Holders to the Dragged Holders in accordance with Section 3.1(a), each of the Dragged Holders shall:

(i) if such Sale Transaction is structured as a Transfer of shares of Common Stock, be obligated to Transfer to the Third Party Purchaser (subject to the other terms of this Section 3.1(b)), at the closing of such Sale Transaction, all shares of Common Stock held by such Dragged Holder (or the applicable portion of such Dragged Holder’s shares of Common Stock that are required to be Transferred in connection with such Sale Transaction, as determined in accordance with Section 3.1(c)) on the same terms and conditions as the Selling Holders (excluding any investment or reinvestment opportunity given to management of the Corporation or any of its Subsidiaries), free and clear of any Liens (other than Permitted Liens); provided, that each Stockholder will receive the same form of consideration in respect of such Stockholder’s shares of Common Stock (or, if any Stockholder is given an option as to the form of consideration to be received in exchange for each share of Common Stock held by such Stockholder, each other Stockholder holding shares of Common Stock of the same class, series or type shall be given the same option (excluding any investment or reinvestment opportunity given to employees of the Corporation or any of its Subsidiaries)) and the same portion of the aggregate consideration in respect of such Stockholder’s shares of Common Stock that such Stockholder would have received if such aggregate consideration had been distributed by the Corporation in complete liquidation pursuant to the rights and preferences set forth in the Certificate of Incorporation as in effect immediately prior to such Sale Transaction;

(ii) if such Sale Transaction is structured as a Transfer of assets (including by or through the sale, issuance or other disposition of the outstanding capital stock or other outstanding equity interests of, or reorganization, merger, share exchange, consolidation or other business combination involving, any direct and/or indirect Subsidiary or Subsidiaries of the Corporation), approve any subsequent dissolution and liquidation of the Corporation or any of its Subsidiaries in connection therewith and execute and/or deliver any applicable documents, instruments or agreements related thereto; provided, that, in any liquidation, each Stockholder shall receive on account of its shares of Common Stock the distributions pursuant to the rights and preferences set forth in the Certificate of Incorporation as in effect immediately prior to such Sale Transaction;

(iii) (A) be required to vote (including by written consent) such Dragged Holder’s shares of Common Stock, whether by proxy, voting agreement or otherwise, in favor of such Sale Transaction, and (B) not raise any objection against such Sale Transaction or the process pursuant to which it was arranged;

(iv) execute and deliver any purchase agreement, merger agreement, indemnity agreement, escrow agreement, letter of transmittal or other agreements or documents governing or relating to such Sale Transaction that the Corporation, the Selling Holders or the Third Party Purchaser may request (the “Sale Transaction Documents”); provided, however, that no Dragged Holder shall be required to become liable for any indemnification obligations that exceed the total consideration payable to such Dragged Holder in connection with such Sale Transaction;

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(v) use commercially reasonable efforts to obtain or make any consents or filings necessary to be obtained or made by such Dragged Holder to effectuate such Sale Transaction;

(vi) waive and refrain from exercising any appraisal, dissenters or similar rights with respect to such Sale Transaction (and each Stockholder shall be deemed to have irrevocably waived any appraisal, dissenters or similar rights arising from or relating to any Sale Transaction);

(vii) not (A) take any action that might impede, be prejudicial to or be inconsistent with, such Sale Transaction, (B) assert, to the extent that an advance waiver is permitted by applicable non-waiveable law, at any time, any claim against the Corporation, any member of the Board of Directors (or any committee thereof), any member of any Subsidiary Governing Body or any other Stockholder or any of its Affiliates (including any Selling Holder and any of its Affiliates) in connection with such Sale Transaction, or (C) disclose to any Person any information related to such Sale Transaction (including, without limitation, the fact that discussions or negotiations are taking place concerning such Sale Transaction, or any of the terms, conditions or other facts with respect to such Sale Transaction); and

(viii) take all necessary or desirable actions reasonably requested by the Selling Holders and/or the Corporation in connection with the consummation of such Sale Transaction.

(c) In the case of a Sale Transaction involving less than 100% of the then-issued and outstanding shares of Common Stock, a percentage of the shares of Common Stock owned or held by each Dragged Holder and each Selling Holder shall be Transferred in such Sale Transaction, which percentage shall be derived by dividing (i) the total number of shares of Common Stock owned or held by the Selling Holders (in the aggregate) that are proposed to be included in such Sale Transaction by (ii) the total number of shares of Common Stock owned or held by the Selling Holders (in the aggregate).

(d) At the closing of any Sale Transaction that is structured as a sale or other Transfer of shares of Common Stock in which the Selling Holders have exercised their rights under this Section 3.1, each Dragged Holder shall deliver at such closing, against payment of the purchase price therefor in accordance with the terms of the Sale Transaction Documents, certificates or other documentation (or other evidence thereof reasonably acceptable to the Third Party Purchaser) representing such Dragged Holder’s Common Stock to be sold, duly endorsed for transfer or accompanied by duly endorsed stock powers, and such other documents as are deemed reasonably necessary by any one or more of the Selling Holders, the Third Party Purchaser and/or the Corporation for the proper transfer of such Common Stock on the books of the Corporation, free and clear of any Liens (other than Permitted Liens).

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(e) Each Selling Holder and each Dragged Holder will bear its pro rata share (based upon its relative percentage ownership of shares of Common Stock) of the costs and expenses of any Sale Transaction to the extent such costs and expenses are incurred for the benefit of all Stockholders or the Corporation and are not otherwise paid by the Corporation or the Third Party Purchaser; provided, however, that no Dragged Holder shall be directly and personally liable for any costs and expenses of any Sale Transaction that is not consummated (other than if such failure to consummate such Sale Transaction is a result of such Dragged Holder breaching its obligations under this Agreement). Costs and expenses incurred by any Stockholder on its own behalf will not be considered costs and expenses of the Sale Transaction and will be borne solely by such Stockholder.

(f) The Corporation shall, and shall use its commercially reasonable efforts to cause its officers, employees, agents, contractors and others under its control to, cooperate and assist in any proposed Sale Transaction and not to take any action which might impede, be prejudicial to or be inconsistent with, any such Sale Transaction. Pending the completion of any proposed Sale Transaction, the Corporation shall use commercially reasonable efforts to operate in the ordinary course of business and to maintain all existing business relationships in good standing.

(g) The Selling Holders shall have the power and authority to cause the Corporation to enter into a Sale Transaction and to take any and all such further action in connection therewith as the Selling Holders may deem necessary or appropriate in order to consummate (or, if directed by the Selling Holders, abandon) any such Sale Transaction. Neither the Corporation nor any of the Selling Holders shall have any liability if any such Sale Transaction is not consummated for any reason. Subject to the provisions of this Section 3.1, the Selling Holders, in exercising their rights under this Section 3.1, shall have complete discretion over the terms and conditions of any Sale Transaction effected thereby, including price, payment terms, conditions to closing, representations, warranties, affirmative covenants, negative covenants, indemnification, holdbacks and escrows. Without limitation of the foregoing, the Selling Holders may authorize and cause the Corporation or any now or hereafter created Subsidiary to execute such agreements, documents, applications, authorizations, registration statements and instruments (collectively “Drag-Along Documents”) as they may deem necessary or appropriate in connection with any Sale Transaction, and each third person who is party to any such Drag-Along Documents may rely on the authority vested in the Selling Holders under this Section 3.1 for all purposes.

(h) IN ORDER TO SECURE THE OBLIGATIONS OF EACH DRAGGED HOLDER TO VOTE SUCH DRAGGED HOLDER’S SHARES OF COMMON STOCK IN FAVOR OF A SALE TRANSACTION AND TO WAIVE ANY APPRAISAL, DISSENTERS OR SIMILAR RIGHTS THAT SUCH DRAGGED HOLDER HAS (OR MAY HAVE) WITH RESPECT TO ANY SALE TRANSACTION, IN EACH CASE AS SET FORTH IN SECTION 3.1(b), EACH DRAGGED HOLDER HEREBY IRREVOCABLY APPOINTS THE SELLING HOLDERS (AND EACH OF THEM) AS

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SUCH DRAGGED HOLDER’S TRUE AND LAWFUL PROXY AND ATTORNEY, WITH FULL POWER OF SUBSTITUTION, TO VOTE ALL SHARES OF COMMON STOCK OWNED OR HELD BY SUCH DRAGGED HOLDER OR OVER WHICH SUCH DRAGGED HOLDER HAS VOTING CONTROL TO EFFECTUATE SUCH VOTES AND WAIVERS FOR THE DURATION OF THE EXISTENCE OF THE CORPORATION. IN ADDITION, IN ORDER TO SECURE THE OBLIGATIONS OF EACH DRAGGED HOLDER TO EXECUTE AND DELIVER THE SALE TRANSACTION DOCUMENTS, AND TO TAKE ACTIONS IN CONNECTION WITH THE CONSUMMATION OF A SALE TRANSACTION, IN EACH CASE AS SET FORTH IN SECTION 3.1(b), EACH DRAGGED HOLDER HEREBY IRREVOCABLY GRANTS TO THE SELLING HOLDERS (AND EACH OF THEM) A POWER-OF-ATTORNEY TO SIGN ANY AND ALL SUCH SALE TRANSACTION DOCUMENTS AND TO TAKE ANY AND ALL SUCH ACTIONS, IN THE NAME AND ON BEHALF OF SUCH DRAGGED HOLDER. THE PROXIES AND POWERS OF ATTORNEY GRANTED BY EACH DRAGGED HOLDER PURSUANT TO THIS SECTION 3.1(h) ARE COUPLED WITH AN INTEREST, ARE IRREVOCABLE, SHALL NOT BE AFFECTED BY AND SHALL SURVIVE THE DEATH, INCOMPETENCY, INCAPACITY, DISABILITY, BANKRUPTCY OR INSOLVENCY OF ANY DRAGGED HOLDER WHO IS AN INDIVIDUAL AND THE MERGER, CONSOLIDATION, LIQUIDATION, BANKRUPTCY, INSOLVENCY OR DISSOLUTION OF ANY DRAGGED HOLDER THAT IS NOT AN INDIVIDUAL. ANY SELLING HOLDER MAY EXERCISE THE PROXIES AND POWERS OF ATTORNEY GRANTED BY ANY DRAGGED HOLDER HEREUNDER AT ANY TIME SUCH DRAGGED HOLDER FAILS TO COMPLY WITH THE PROVISIONS OF THIS ARTICLE III.

(i) If the Selling Holders enter into any negotiation or transaction for which Rule 506 of Regulation D (or any similar rule then in effect) promulgated by the SEC may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), each Dragged Holder who is not an Accredited Investor shall, at the request of the Corporation or the Selling Holders (as applicable), appoint a “purchaser representative” (as such term is defined in Rule 501 of Regulation D) reasonably acceptable to the Corporation or the Selling Holders in connection with such negotiation or transaction and the Corporation shall pay the fees and expenses of such purchaser representative.

(j) The provisions of this Section 3.1 shall be in addition to, and not in limitation of, the provisions of Section 7 of the Certificate of Incorporation.

(k) A Transfer of shares of Common Stock in a Sale Transaction by a Selling Holder or a Dragged Holder pursuant to this Section 3.1 shall not be subject to the requirements of Article II other than Section 2.1(a)(i).

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ARTICLE IV

BOARD OF DIRECTORS

SECTION 4.1 Election of Directors; Number and Composition.

(a) Designees. Each Stockholder agrees to vote, execute proxies or written consents, or otherwise cause to be voted all of its Common Stock (and any other shares of Common Stock over which it exercises voting control), and to take such other actions as are necessary, so as to (x) fix the number of directors of the Corporation at five (5) persons or such greater or lesser number as specified by Stockholders that own or hold, together with their Affiliates, a majority of the Fully Diluted Common Stock (provided, that the number of seats on the Board of Directors shall not be less than that number as is required to give effect to the designation rights set forth in clauses (ii), (iii) and (iv) of this Section 4.1(a) while any such designation rights are in effect pursuant to the terms of this Agreement), and (y) elect and continue in office as directors and to take all other action within its control to cause such election and continuance (including using its commercially reasonable efforts to cause the Corporation to call a special meeting of Stockholders) of the following:

(i) one (1) director who shall be the individual serving as the Chief Executive Officer of the Corporation on the Effective Date, provided, that if for any reason such individual shall cease to serve as the Chief Executive Officer of the Corporation, each Stockholder shall (A) vote, execute proxies or written consents or otherwise cause to be voted all of its Common Stock (and any other shares of Common Stock over which such Stockholder exercises voting control), and take any other action necessary, to remove such individual from the Board of Directors if such individual has not resigned as a member of the Board of Directors, and (B) elect as a director an individual nominated and designated by the Stockholders that own or hold, together with their Affiliates, a majority of the Fully Diluted Common Stock;

(ii) for so long as Highbridge continues to be a Significant Holder, one (1) director nominated and designated by Highbridge (such person, the “Highbridge Director”);

(iii) for so long as Mudrick continues to be a Significant Holder, one (1) director nominated and designated by Mudrick (such person, the “Mudrick Director”);

(iv) for so long as Whitebox continues to be a Significant Holder, one (1) director nominated and designated by Whitebox (such person, the “Whitebox Director”); and

(v) one (1) director, who qualifies, as of the date of such director’s election or appointment, as an “Independent Director” under the listing requirements of NYSE MKT LLC, in effect as of such date, nominated and designated by the vote of Stockholders that own or hold, together with their Affiliates, a majority of the Fully Diluted Common Stock.

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(b) Lapse of Nomination and Designation Right. If at any time a nomination and designation right of a Significant Holder set forth in clause (ii), (iii) or (iv) of Section 4.1(a) lapses because the Persons included within the definition of such Significant Holder own or hold less than ten percent (10%) of the Fully Diluted Common Stock, each Stockholder agrees to vote, execute proxies or written consents or otherwise cause to be voted all of its Common Stock (and any other shares of Common Stock over which such Stockholder exercises voting control), and to take any other action necessary, for the removal of the director previously nominated pursuant to such clause and to elect as a director on the Board of Directors an individual nominated and designated by the Stockholders that own or hold, together with their Affiliates, a majority of the Fully Diluted Common Stock; and the Corporation shall cause such removal or election to be made with respect to each Subsidiary Governing Body to give effect to Section 4.2.

(c) Committees. Each Holder Director shall have the right (but shall not be obligated) to serve on any committee of the Board of Directors other than any committee that is established to evaluate, consider or otherwise deal with a contract, transaction or other matter with respect to which such Holder Director has a conflict of interest.

(d) Transferability of Nomination and Designation Right. The right of a Significant Holder to nominate and designate a Holder Director as set forth in this Section 4.1 shall not be transferable to any Person other than to any Person included within the definition of such Significant Holder.

(e) Removal; Replacement. Each Stockholder agrees to vote, execute proxies or written consents or otherwise cause to be voted all of its Common Stock (and any other shares of Common Stock over which such Stockholder exercises voting control), and take any other action necessary, for the removal of any director upon the request of the Person(s) then entitled to nominate and designate such director as set forth in this Section 4.1, and for the election or appointment to the Board of Directors of a substitute nominated and designated by such Person(s) in accordance with the provisions hereof. The Person(s) entitled to nominate and designate a director pursuant to this Section 4.1 shall have the exclusive right to remove, whether with or without cause, such director. Each Stockholder further agrees to vote, execute proxies or written consents or otherwise cause to be voted all of its Common Stock (and any other shares of Common Stock over which he, she or it exercises voting control), and take any other action as shall be necessary or appropriate, to ensure that any vacancy on the Board of Directors resulting from the resignation or removal of a director, or resulting from a director becoming unable to serve as a result of death, disability or otherwise, shall be filled by the Person(s) then entitled to nominate and designate such director as set forth in this Section 4.1.

(f) Quorum. A quorum for meetings of the Board of Directors will require the attendance (telephonically or in person) of at least one (1) plus a majority of the directors then in office; provided, however, that if the number of directors in office at any particular time shall be less than three (3), then a quorum for meetings of the Board of

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Directors at such time will require the attendance (telephonically or in person) of all of the directors in office at such time. The vote of a majority of the directors present and entitled to vote at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the express provision of a statute requires a different vote, in which case such express provision shall govern and control. In the absence of a quorum at any such meeting, a majority of the directors present and entitled to vote may adjourn the meeting from time to time without further notice, other than announcement at the meeting, until a quorum shall be present.

(g) No Liability for Election of Recommended Director. None of the Stockholders and Significant Holders, and no officer, director, manager, stockholder, partner, member, employee or agent of any Stockholder or Significant Holder, makes any representation or warranty as to the fitness or competence of the designee of any party hereunder to serve on the Board of Directors or any Subsidiary Governing Body by virtue of being a party to this Agreement or by the act of such party in voting for such nominee pursuant to this Agreement.

(h) Compensation. Each non-employee director shall be paid such amount per annum or such fixed sum, in such form (including cash, securities or a combination thereof) as reasonably determined by the Board of Directors from time to time to be market-rate compensation for attendance at meetings of the Board of Directors, audit, compensation, nominating and corporate governance or other committees, together with reimbursement for the reasonable and necessary expenses incurred by such director in connection with the performance of such director’s duties (including, but not limited to, expenses incurred in attending meetings of the Board of Directors). Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity or any of its Subsidiaries in any other capacity and receiving proper compensation therefor.

SECTION 4.2 Subsidiary Governing Bodies. The Corporation agrees to take all necessary and desirable actions (including the voting of any and all of the capital stock of the Subsidiaries owned or held by the Corporation (or over which the Corporation has voting control), the execution of written consents, the calling of special meetings, the removal of directors, the filling of vacancies on the Subsidiary Governing Bodies, the waiving of notice and the attending of meetings) so that the Subsidiary Governing Body of any Subsidiary of the Corporation shall be comprised of the same individuals who serve on the Board of Directors or any committee thereof, as applicable, and that the provisions set forth in Section 4.1(f) apply to such Subsidiary Governing Body; provided, however, that (i) the Corporation may exclude any individual as a director of a Subsidiary if the Board of Directors shall determine that the best interests of the Corporation are reasonably likely to require that such individual be so excluded and (ii) the obligations of the Corporation under this Section 4.2 shall not apply to any Subsidiary of the Corporation which is a single-member limited liability company that managed by its sole member.

SECTION 4.3 PROXY AND POWER OF ATTORNEY. IN ORDER TO SECURE THE OBLIGATIONS OF EACH STOCKHOLDER TO VOTE SUCH STOCKHOLDER’S SHARES OF COMMON STOCK IN ACCORDANCE WITH THE PROVISIONS OF THIS

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ARTICLE IV, EACH STOCKHOLDER HEREBY IRREVOCABLY APPOINTS EACH OFFICER OF THE CORPORATION AS SUCH STOCKHOLDER’S TRUE AND LAWFUL PROXY AND ATTORNEY, WITH FULL POWER OF SUBSTITUTION, TO VOTE ALL SHARES OF COMMON STOCK OWNED OR HELD BY SUCH STOCKHOLDER OR OVER WHICH SUCH STOCKHOLDER HAS VOTING CONTROL TO EFFECTUATE SUCH VOTES FOR THE DURATION OF THE EXISTENCE OF THE CORPORATION. IN ADDITION, IN ORDER TO SECURE THE OBLIGATIONS OF EACH STOCKHOLDER TO EXECUTE AND DELIVER PROXIES AND WRITTEN CONSENTS, AND TO TAKE ACTIONS REQUIRED TO BE TAKEN BY SUCH STOCKHOLDER SET FORTH IN THIS ARTICLE IV, EACH STOCKHOLDER HEREBY IRREVOCABLY GRANTS TO EACH OFFICER OF THE CORPORATION A POWER-OF-ATTORNEY TO SIGN ANY AND ALL SUCH PROXIES AND WRITTEN CONSENTS AND TO TAKE ANY AND ALL SUCH ACTIONS, IN THE NAME AND ON BEHALF OF SUCH STOCKHOLDER. THE PROXIES AND POWERS OF ATTORNEY GRANTED BY EACH STOCKHOLDER PURSUANT TO THIS SECTION 4.3 ARE COUPLED WITH AN INTEREST, ARE IRREVOCABLE, SHALL NOT BE AFFECTED BY AND SHALL SURVIVE THE DEATH, INCOMPETENCY, INCAPACITY, DISABILITY, BANKRUPTCY OR INSOLVENCY OF ANY STOCKHOLDER WHO IS AN INDIVIDUAL AND THE MERGER, CONSOLIDATION, LIQUIDATION, BANKRUPTCY, INSOLVENCY OR DISSOLUTION OF ANY STOCKHOLDER THAT IS NOT AN INDIVIDUAL. ANY OFFICER OF THE CORPORATION MAY EXERCISE THE PROXIES AND POWERS OF ATTORNEY GRANTED BY ANY STOCKHOLDER HEREUNDER AT ANY TIME SUCH STOCKHOLDER FAILS TO COMPLY WITH THE PROVISIONS OF THIS ARTICLE IV.

ARTICLE V

AFFILIATE TRANSACTIONS; CORPORATE OPPORTUNITIES

SECTION 5.1 Affiliate Transactions.

(a) Other than any transaction or agreement (i) entered into, consummated or effected on the Effective Date or (ii) entered into, consummated or effected between the Corporation and any of the Corporation’s Subsidiaries or between Subsidiaries of the Corporation, the Corporation shall not, and shall cause each Subsidiary of the Corporation not to, take any action, enter into any agreement, contract or other arrangement, amend, supplement or otherwise modify any existing agreement, contract or other arrangement, effect any transaction, or commit to enter into or otherwise effect any of the foregoing, with or for the benefit of an Affiliate of the Corporation (or any employee, agent, officer, director, manager, stockholder, member or partner of an Affiliate of the Corporation) (each, an “Affiliate Transaction”) without the prior written consent of each Significant Holder.

(b) Anything in this Section 5.1 or elsewhere in this Agreement to the contrary notwithstanding, the Corporation and the Stockholders each hereby agree and acknowledge that certain Stockholders and/or their Affiliates are also holders of indebtedness and debt securities and guarantees thereof of the Corporation and its Subsidiaries (collectively, “Indebtedness”), and in such capacity may have interests that

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are divergent from the Corporation or the other Stockholders, and that under no circumstances will any such Stockholder or any such Affiliate be prohibited from taking any action or enforcing any right entitled to it under the terms of the documentation relating to or governing the Indebtedness held by such Stockholder or such Affiliate. To the fullest extent permitted by law, no holder of Indebtedness shall be liable to the Corporation or the other Stockholders for breach of any fiduciary duty by reason of any such activities of such holder, including exercising any rights of such holder under documentation relating to or governing such Indebtedness, and each Stockholder hereby irrevocably waives any and all rights to claim any such actions are a breach of this Agreement, or the fiduciary duties (if any) of such holder. In addition, any holder of Indebtedness, in exercising its rights as a lender or creditor of the Corporation or any of its Subsidiaries, including making its decision on whether to foreclose on any collateral security, will have no duty to consider (i) its status or the status of any of its Affiliates as a Stockholder, (ii) the interests of the Corporation or any of its Subsidiaries, or (iii) any duty it may have to any other Stockholder, except as may be required under the applicable financing documents relating to such Indebtedness.

SECTION 5.2 Corporate Opportunities.

(a) The Corporation and each Stockholder acknowledge that each Stockholder (who is not also an employee of the Corporation or any of its Subsidiaries), each member of the Board of Directors or any committee thereof (other than an employee of the Corporation or any of its Subsidiaries), each member of any Subsidiary Governing Body (other than an employee of the Corporation or any of its Subsidiaries), and any one or more of the respective Affiliates, managers, directors, principals, officers, employees and other representatives of each such Stockholder, member of the Board of Directors (or committee thereof) or member of any Subsidiary Governing Body who is not (in any such case) also an employee of the Corporation or any of its Subsidiaries (the foregoing Persons being referred to, collectively, as “Identified Persons” and, each individually, as an “Identified Person”) may now engage, may continue to engage, or may, in the future, decide to engage, in the same or similar activities or lines of business as those in which the Corporation or any of its Affiliates, directly or indirectly, now engage or may engage or other business activities that overlap with, are complementary to, or compete with those in which the Corporation or any of its Affiliates, directly or indirectly, now engage or may engage (any such activity or line of business, an “Opportunity”). No Identified Person shall have any duty to refrain, directly or indirectly, from (i) engaging in any Opportunity or (ii) otherwise competing with the Corporation or any of its Affiliates. No Identified Person shall have any duty or obligation to refer or offer to the Corporation or any of its Affiliates any Opportunity, and the Corporation hereby renounces any interest or expectancy of the Corporation in, or in being offered, an opportunity to participate in any Opportunity which may be a corporate (or analogous) or business opportunity for the Corporation or any of its Affiliates.

(b) In the event that any Identified Person acquires knowledge of a potential transaction or other corporate (or analogous) or business opportunity which may be an Opportunity for the Corporation or any of its Affiliates, such Identified Person shall have no duty to communicate or offer such Opportunity to the Corporation or any of its

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Affiliates and shall not be liable to the Corporation or the Stockholders for breach of any purported fiduciary duty by reason of the fact that such Identified Person pursues or acquires such Opportunity for itself, or offers or directs such Opportunity to another Person (including any Affiliate of such Identified Person).

(c) The Corporation and each Stockholder (i) acknowledge that the Identified Persons may now own, may continue to own, and from time to time may acquire and own, investments in one or more other entities (such entities, collectively, “Related Companies”) that are direct competitors of, or that otherwise may have interests that do or could conflict with those of, the Corporation, any of the Stockholders or any of their respective Affiliates, and (ii) agree that (A) the enjoyment, exercise and enforcement of the rights, interests, privileges, powers and benefits granted or available to the Identified Persons under this Agreement shall not be in any manner reduced, diminished, affected or impaired, and the obligations of the Identified Persons under this Agreement shall not be in any manner augmented or increased, by reason of any act, circumstance, occurrence or event arising from or in any respect relating to (x) the ownership by an Identified Person of any interest in any Related Company, (y) the affiliation of any Related Company with an Identified Person or (z) any action taken or omitted by an Identified Person in respect of any Related Company, (B) no Identified Person shall, by reason of such ownership, affiliation or action, become subject to any fiduciary duty to the Corporation, any of the Stockholders or any of their respective Affiliates, (C) none of the duties imposed on an Identified Person, whether by contract or law, do or shall limit or impair the right of any Identified Person lawfully to compete with the Corporation, any of the Stockholders or any of their respective Affiliates as if the Identified Persons were not a party to this Agreement and (D) the Identified Persons are not and shall not be obligated to disclose to the Corporation, any of the Stockholders or any of their respective Affiliates any information related to their respective businesses or opportunities, including acquisition opportunities, or to refrain from or in any respect to be restricted in competing against the Corporation, any of the Stockholders or any of their respective Affiliates in any such business or as to any such opportunities.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

The Company and each Stockholder (including each Stockholder that is deemed to have entered into this Agreement), severally and not jointly, as of the date hereof or, with respect to any Stockholder that becomes a party hereto after the date hereof, the date any such Stockholder executes and delivers a Joinder Agreement, represents and warrants that:

SECTION 6.1 Ownership and Authority. This Agreement constitutes the valid and binding obligation of such party, enforceable in accordance with its terms (except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws relating to or affecting creditors’ rights generally and the effect and application of general principles of equity and the availability of equitable remedies).

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SECTION 6.2 Organization. If an entity, such party is duly organized, validly existing and, if applicable, in good standing under the laws of the jurisdiction of its organization.

SECTION 6.3 Authority. Such party has the full power, right and authority to enter into this Agreement, to perform, observe and comply with all of such party’s agreements and obligations hereunder, and to consummate the transactions contemplated hereby. If an entity, such party has taken all action required to be taken by it with respect to the execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby.

SECTION 6.4 No Conflict. The execution, delivery and performance by such party of this Agreement does not and will not, and the consummation of the transactions contemplated hereby in compliance with the terms and provisions hereof will not, to the best knowledge of such party, with or without the giving of notice, the passage of time, or both, conflict with, result in a breach of, or constitute a violation or default of or give any third party the right to terminate, accelerate or modify any obligation under (i) any material agreement or other document or instrument to which such party is a party or by which such party is bound or affected, (ii) if an entity, the organizational documents of such party, or (iii) any law, statute, rule, regulation, ordinance, writ, order or judgment to which such party is bound or affected.

The representations and warranties contained in this Agreement shall survive the execution of this Agreement and continue in full force and effect indefinitely.

ARTICLE VII

TAG-ALONG

SECTION 7.1 Tag-Along Rights.

(a) In the event that one or more Stockholders (the “Initiating Holders”) desire to effect a Tag-Along Transaction (and such Initiating Holders have not exercised the drag-along rights set forth in Article III), the Initiating Holders (or a designated representative acting on their behalf) shall deliver written notice (a “Sale Notice”) to all other Stockholders (the “Tag-Along Sellers”) and the Corporation, in accordance with Section 8.2, at least ten (10) Business Days prior to the consummation of such Tag-Along Transaction, offering the Tag-Along Sellers the opportunity to participate in such Tag-Along Transaction on the terms and conditions set forth in the Sale Notice (which terms and conditions shall be substantially the same as those terms and conditions applicable to the Initiating Holders). The Sale Notice shall contain a general description of the material terms and conditions of the Tag-Along Transaction, including the identity of the parties to the proposed Tag-Along Transaction, the total number of shares of Common Stock proposed to be sold, the proposed amount and form of consideration and whether any termination fee, break-up fee or similar fee would be payable by the Initiating Holders and the Tag-Along Sellers if the Tag-Along Transaction is not consummated (and the amount of any such termination fee, break-up fee or similar fee).

(b) Each Tag-Along Seller may, by written notice to the Initiating Holders (or their designated representative) delivered within five (5) Business Days after delivery of the Sale Notice to such Tag-Along Seller, elect to sell shares of Common Stock in such

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Tag-Along Transaction, on the terms and conditions set forth in the Sale Notice; provided, however, that if such proposed Transferee desires to purchase a number of shares of Common Stock that is less than the aggregate number of shares of Common Stock proposed to be sold by the Initiating Holders and any Tag-Along Sellers electing to sell shares of Common Stock in the Tag-Along Transaction, then the Initiating Holders may elect to either (i) terminate such Tag-Along Transaction with respect to the Initiating Holders and each Tag-Along Seller or (ii) consummate such Tag-Along Transaction on the basis of such lesser number of shares of Common Stock and, upon such election to consummate the Tag-Along Transaction, each Initiating Holder and each electing Tag-Along Seller shall be permitted to sell to such Transferee up to that number of shares of Common Stock owned by such Initiating Holder or such Tag-Along Seller, as the case may be, equal to the product of (x) the total number of shares of Common Stock to be acquired by the Transferee in the proposed Tag-Along Transaction and (y) the Tag-Along Percentage Interest of such Initiating Holder or such Tag-Along Seller, as the case may be.

(c) In connection with any Tag-Along Transaction in which any Tag-Along Seller elects to participate pursuant to this Section 7.1, each such Tag-Along Seller will take all necessary or desirable actions reasonably requested by the Initiating Holders and/or the Corporation in connection with the consummation of such Tag-Along Transaction, including executing and delivering the applicable purchase agreement, merger agreement, indemnity agreement, escrow agreement, letter of transmittal or other agreements or documents governing or relating to such Tag-Along Transaction that the Initiating Holders or the Transferee in such Tag-Along Transaction may request (the “Tag-Along Transaction Documents”). No Tag-Along Seller shall (i) take any action that might impede, be prejudicial to or be inconsistent with, any Tag-Along Transaction, (ii) assert, to the extent that an advance waiver is permitted by applicable non-waiveable law, at any time, any claim against the Corporation or any other Stockholder (including any Initiating Holder) in connection with such Tag-Along Transaction, or (iii) disclose to any Person any information related to such Tag-Along Transaction (including, without limitation, the fact that discussions or negotiations are taking place concerning such Tag-Along Transaction, or any of the terms, conditions or other facts with respect to such Tag-Along Transaction).

(d) At the closing of any Tag-Along Transaction in which any Tag-Along Seller has exercised its rights under this Section 7.1, such Tag-Along Seller shall deliver at such closing, against payment of the consideration therefor in accordance with the terms of the Tag-Along Transaction Documents, certificates or other documentation (or other evidence thereof reasonably acceptable to the Transferee of such shares of Common Stock) representing its shares of Common Stock to be sold, duly endorsed for transfer or accompanied by duly endorsed stock powers, and such other documents as are deemed reasonably necessary by the Initiating Holders, the Transferee and/or the Corporation for the proper Transfer of such shares of Common Stock on the books of the Corporation, free and clear of any Liens (other than Permitted Liens).

(e) Each Initiating Holder and each Tag-Along Seller electing to participate in a Tag-Along Transaction will bear its pro rata share (based upon its relative percentage

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ownership of shares of Common Stock to be sold in such Tag-Along Transaction) of the costs and expenses of any such Tag-Along Transaction to the extent such costs and expenses are incurred for the benefit of all such Stockholders and are not otherwise paid by the Corporation or the Transferee. Costs and expenses incurred by any such Stockholder on its own behalf will not be considered costs of the Tag-Along Transaction and will be borne solely by such Stockholder.

(f) Subject to the provisions of this Section 7.1, the Initiating Holders shall have complete discretion over the terms and conditions of any Tag-Along Transaction, including price, payment terms, conditions to closing, representations, warranties, affirmative covenants, negative covenants, indemnification, holdbacks and escrows. Neither the Corporation nor any of the Initiating Holders shall have any liability if any Tag-Along Transaction is not consummated for any reason.

(g) The Corporation shall, and shall use its commercially reasonable efforts to cause its officers, employees, agents, contractors and others under its control to, cooperate and assist in any proposed Tag-Along Transaction and not to take any action which might impede, be prejudicial to or be inconsistent with, any such Tag-Along Transaction. Pending the completion of any proposed Tag-Along Transaction, the Corporation shall use commercially reasonable efforts to operate in the ordinary course of business and to maintain all existing business relationships in good standing and otherwise comply with the terms of the Tag-Along Transaction Documents to which it is a party.

(h) If any Tag-Along Seller electing to participate in a Tag-Along Transaction breaches any of its obligations under this Section 7.1 or under any of the Tag-Along Transaction Documents, then such Tag-Along Seller will not be permitted to participate in such Tag-Along Transaction and the Initiating Holders can proceed to close such Tag-Along Transaction excluding the sale of such Tag-Along Seller’s shares of Common Stock therefrom.

(i) In no event shall any Tag-Along Seller have any rights under this Section 7.1 or otherwise with respect to a sale or other Transfer by any Initiating Holders of any debt or equity securities of the Company other than shares of Common Stock.

(j) A Transfer of shares of Common Stock by an Initiating Holder or a Tag-Along Seller pursuant to this Section 7.1 shall not be subject to the requirements of Article II (other than Section 2.1(a)(ii)) and the provisions of this Section 7.1 shall not apply in the event that Selling Holders Transfer shares of Common Stock in a Sale Transaction in which such Selling Holders exercise their rights under Section 3.1.

ARTICLE VIII

MISCELLANEOUS

SECTION 8.1 Term and Termination. At such time as any Stockholder shall cease to own, hold or control Common Stock (a “Terminated Party”), such Terminated Party shall

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automatically no longer be a party to this Agreement and shall cease to be a Stockholder hereunder; provided, however, that such Terminated Party shall continue to be bound by the provisions of Section 8.3 in accordance with the terms thereof. Except for the legend requirements set forth in Section 2.1(e) (to the extent still applicable) and, to the extent still applicable, Section 8.3, all the rights and obligations of the parties set forth in this Agreement shall terminate automatically upon the earliest of: (i) each of the Significant Holders and the Stockholders that own or hold, together with their Affiliates, a majority of the Fully Diluted Common Stock electing to terminate this Agreement, (ii) the consummation of a Qualified Public Offering and (iii) all shares of Common Stock being owned by a single Person.

SECTION 8.2 Notices. All notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be deemed to have been effectively given and delivered (a) when personally delivered to the party to be notified; (b) when sent by confirmed facsimile to the party to be notified; (c) three (3) Business Days after deposit in the United States mail, postage prepaid, by certified or registered mail with return receipt requested, addressed to the party to be notified; or (d) one (1) Business Day after deposit with a national overnight delivery service, postage prepaid, addressed to the party to be notified with next-Business Day delivery guaranteed, in each case as follows: (i) in the case of any Stockholder, to such Stockholder at its address or facsimile number set forth in the stock records of the Corporation; and (ii) in the case of the Corporation, to the Secretary of the Corporation at the Corporation’s principal place of business. A party may change its address for purposes of notice hereunder by giving notice of such change in the manner provided in this Section 8.2.

SECTION 8.3 Confidentiality.

(a) Each Stockholder hereby agrees that, during the period commencing on the Effective Date and ending on the second anniversary of the date on which such Stockholder became a Terminated Party (such period, the “Confidentiality Period”), such Stockholder will keep strictly confidential and will not disclose or divulge to any other Person (other than as permitted by this Section 8.3) any (x) confidential, business, financial or proprietary information regarding the Corporation or any of its Subsidiaries, or any confidential, business, financial or proprietary information regarding the business or affairs of any other Stockholder in respect of the Corporation or any of its Subsidiaries (in any such case, whether in written, oral or electronic form), that is obtained from, or on behalf of, the Corporation or any of its Subsidiaries, the Corporation’s or any such Subsidiary’s legal and financial advisors or any other agents or advisors engaged by the Corporation or any of its Subsidiaries or from any other Stockholder and (y) notes, analyses, compilations, studies, interpretations or other documents prepared by such Stockholder or its Representatives which contain, reflect or are based upon the information referred to in clause (x) above (collectively, “Confidential Information”). Confidential Information shall not include information which (A) is known or becomes known to the public in general (other than as a result of a breach of this Section 8.3 by a Stockholder or any of its Representatives) or (B) is or becomes available to a Stockholder on a non-confidential basis from a source other than the Corporation, its Affiliates or its Representatives or any other Stockholder (provided that such Stockholder is not aware that such source is under an obligation to keep such Confidential Information confidential) prior to such information being provided to such Stockholder by or on behalf of (or obtained from) the Corporation, its Affiliate or its Representatives or any other Stockholder.

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(b) Notwithstanding clause (a) of this Section 8.3, a Stockholder may disclose Confidential Information as follows:

(i) Confidential Information may be provided, on a confidential basis, to a Stockholder’s managers, officers, directors, employees, partners, members, representatives, attorneys, accountants, other professional advisors and financing sources (collectively, “Representatives”), to the extent reasonably necessary in connection with such Stockholder’s investment in the Corporation; provided, however, that such Stockholder shall cause its Representatives to comply, and such Stockholder shall be responsible for ensuring that its Representatives comply, with the restrictions in this Section 8.3.

(ii) Confidential Information may be provided, on a confidential basis, to an actual or potential Transferee of all or a portion of the Common Stock owned, held or controlled by such Stockholder, to the extent reasonably necessary to consummate a Transfer of such Common Stock permitted under this Agreement; provided, however, that (x) in the case that such actual or potential transferee is a Competitor, such disclosure shall be permitted only if such Competitor has been expressly authorized by the Board of Directors to receive Confidential Information, and (y) prior to such Stockholder’s delivery of Confidential Information to an actual or potential Transferee of Common Stock pursuant to this paragraph, such actual or potential Transferee shall have executed and delivered to such Stockholder and the Corporation a transferee confidentiality agreement in a form approved by the Board of Directors.

(iii) In the event that such Stockholder (x) determines, in good faith upon the advice of counsel, that disclosure of Confidential Information is required under applicable law or regulation, or (y) is requested or required (by oral questions, interrogatories, request for information or documents in legal proceedings, subpoena, civil investigative demand or similar process, or by regulatory authorities having jurisdiction over such Stockholder) to disclose any of the Confidential Information, such Stockholder, to the extent legally permitted, will promptly provide the Corporation with written notice (which shall be, to the extent legally permitted, prior to any such disclosure) so that the Corporation may seek an appropriate protective order or other remedy and/or waive compliance with this Agreement. Provided that such notice (to the extent legally permitted) is furnished, if, in the absence of a protective order, other remedy or receipt of a waiver by the Corporation, such Stockholder is, in the opinion of its counsel, legally compelled to disclose Confidential Information or else be held liable for contempt or suffer other censure or penalty, such Stockholder may disclose pursuant to this Section 8.3(b)(iii) only that portion of such Confidential Information, and only to those parties, that such counsel has advised must be disclosed, without liability under this Agreement.

(c) Termination. All the rights and obligations of the Stockholders set forth in this Section 8.3 shall terminate automatically upon the expiration of the Confidentiality Period; provided, however, that no such termination shall relieve any Stockholder from any liability relating to any breach of this Section 8.3.

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SECTION 8.4 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

SECTION 8.5 Entire Agreement. This Agreement, together with the Certificate of Incorporation and the Bylaws, supersedes all prior discussions and agreements among any of the parties hereto (and their Affiliates) with respect to the subject matter hereof and contains the sole entire understanding of the parties with respect to the subject matter hereof.

SECTION 8.6 Amendment. This Agreement may be amended, modified or waived only with the written approval of (a) the Corporation, (b) Stockholders that own or hold, together with their respective Affiliates, at least 66.67% of the Fully Diluted Common Stock (such Stockholders, the “Super-Majority Stockholders”), and (c) each Significant Holder. Notwithstanding the foregoing sentence, no amendment, modification to or waiver of this Agreement that would materially and adversely affect the rights or increase the obligations of any Stockholder set forth in this Agreement in a manner that is disproportionate in any material respect to the comparable rights and obligations of the Super-Majority Stockholders (without regard to any effect resulting from (x) the individual circumstances of any such Stockholder or (y) the differences in the respective percentages of ownership of shares of Common Stock of the Stockholders) shall be made without the affirmative vote or written consent of such affected Stockholder; provided, however, that, for the avoidance of doubt, neither the creation of a new class or series of shares of Common Stock or other equity or equity-based securities of the Corporation, nor the issuance of any additional shares of Common Stock or other equity or equity-based securities of the Corporation, shall be deemed to adversely affect the rights or obligations of any Stockholder. In addition, no amendment, modification or waiver of the Certificate of Incorporation or the Bylaws may be made without the prior written approval of the Super-Majority Stockholders and each Significant Holder; and each Stockholder agrees to vote, execute proxies or written consents, or otherwise cause to be voted all of its Common Stock (and any other shares of Common Stock over which it exercises voting control), and to take such other actions as are necessary, so as to amend, modify or waive any provision of the Certificate of Incorporation or the Bylaws as is requested by the Super-Majority Stockholders and each Significant Holder.

SECTION 8.7 No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto or identified herein and its successors and permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person.

SECTION 8.8 Deemed Execution; Effective Date. On the Effective Date, pursuant to Section 4.5(a) of the Plan, each holder of then-issued and outstanding shares of Common Stock shall be deemed to have entered into this Agreement, regardless of whether any such holder has executed this Agreement, and this Agreement shall be deemed to be a valid, binding and enforceable obligation of such holder (including any obligation set forth herein to waive or

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refrain from exercising any appraisal, dissenters or similar rights) even if such holder has not actually executed and delivered a counterpart hereof. No additional shares of Common Stock shall be issued by the Corporation unless the Person to whom such shares are issued is an existing party to this Agreement or executes and delivers to the Corporation a Joinder Agreement. This Agreement shall apply to all shares of Common Stock owned by a Stockholder, no matter when or how acquired. This Agreement shall take effect immediately and automatically on the Effective Date without any further action on the part of any Person.

SECTION 8.9 Interpretation. The titles and section headings set forth in this Agreement are for convenience only and shall not be considered as part of the agreement of the parties hereto. When the context requires, the plural shall include the singular and the singular the plural, and any gender shall include all other genders or neuter. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” No provision of this Agreement shall be interpreted or construed against any party because such party or its counsel was the drafter thereof. Any reference to the DGCL or other statutes or laws will include all amendments, modifications or replacements of the specific sections and provisions concerned. Numbered or lettered articles, sections, and subsections herein contained refer to articles, sections and subsections of this Agreement unless otherwise expressly stated.

SECTION 8.10 Governing Law; Consent to Jurisdiction and Service of Process. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ITS CONFLICTS OF LAW DOCTRINE. THE CORPORATION AND EACH STOCKHOLDER HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE DELAWARE COURT OF CHANCERY AND ANY STATE APPELLATE COURT THEREFROM WITHIN THE STATE OF DELAWARE (UNLESS THE DELAWARE COURT OF CHANCERY SHALL DECLINE TO ACCEPT JURISDICTION OVER A PARTICULAR MATTER, IN WHICH CASE, OF ANY DELAWARE STATE OR FEDERAL COURT WITHIN THE STATE OF DELAWARE), AND ANY JUDICIAL PROCEEDING BROUGHT AGAINST THE CORPORATION OR ANY STOCKHOLDER WITH RESPECT TO ANY DISPUTE ARISING OUT OF THIS AGREEMENT OR ANY MATTER RELATED HERETO SHALL BE BROUGHT ONLY IN SUCH COURTS. THE CORPORATION AND EACH STOCKHOLDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION IT MAY HAVE OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE CORPORATION AND EACH STOCKHOLDER HEREBY CONSENTS TO PROCESS BEING SERVED IN ANY SUCH PROCEEDING BY THE MAILING OF A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE ADDRESS SPECIFIED IN SECTION 8.2, OR IN ANY OTHER MANNER PERMITTED BY LAW. THE CORPORATION AND EACH STOCKHOLDER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUCH ACTION OR PROCEEDING.

SECTION 8.11 Injunctive Relief. It is hereby agreed and acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties to this

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Agreement fail to comply with any of the obligations imposed on them by this Agreement and that in the event of any such failure, a non-breaching party hereto will be irreparably damaged and will not have an adequate remedy at law. Any such Person shall, therefore, be entitled to injunctive relief, including specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law and any requirement to post bond or other security in connection with actions instituted for injunctive relief, specific performance or other equitable remedies. The parties hereby waive, and shall cause their respective representatives to waive, any requirement for the securing or posting of any bond in connection with any action brought for injunctive relief hereunder.

SECTION 8.12 Enforceability; Severability. Each provision of this Agreement shall be enforceable in accordance with its terms to the fullest extent permitted by law, but in case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein.

SECTION 8.13 Recapitalization. In the event that any capital stock or other securities are issued in respect of, in exchange for, or in substitution of, shares of capital stock of the Corporation by reason of any reorganization, recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, stock dividend, split-up, sale of assets, distribution to stockholders or combination of Common Stock or any other change in the Corporation’s capital structure, appropriate adjustments shall be made to the provisions of this Agreement so as to fairly and equitably preserve, as far as practicable, the original rights and obligations of the parties hereto under this Agreement.

SECTION 8.14 Conflict with Bylaws. The Stockholders agree that in the event any term or provision of the Bylaws conflict with this Agreement, this Agreement shall control.

SECTION 8.15 Additional Actions and Documents. The parties agree to execute and deliver any further instruments or perform any additional acts that are or may become reasonably necessary to carry out the purposes and intent of this Agreement.

SECTION 8.16 Information Rights.

(a) Subject to the obligations of the Stockholders under Section 8.3, the Company shall make available to the Stockholders the following information:

(i) within 90 days after the end of each fiscal year of the Corporation, copies of the audited consolidated financial statements of the Corporation, including a balance sheet, income statement and cash flow statement, for such fiscal year (which financial statements shall include footnote disclosures) together with the auditors’ report on such audited consolidated financial statements in accordance with GAAP; and

(ii) within 30 days after the end of each month in each fiscal year of the Corporation, the unaudited consolidated balance sheet and income statement and statement of cash flows of the Corporation for such month, in accordance with GAAP, subject to periodic adjustments.

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(b) The Company shall make available the information described in Section 8.16(a) on a password-protected website that is only available to Stockholders. As a condition to gaining access to the information posted on such website, a Stockholder shall be required to “click through” or take other affirmative action pursuant to which such Stockholder shall (i) confirm and ratify that it is a party to, any bound by all of the terms and provisions of, the Stockholders Agreement, (ii) acknowledge its confidentiality obligations in respect of such information and (iii) certify its status as a Stockholder hereunder.

(c) Unless terminated earlier pursuant to the terms of Section 8.1, the requirements of this Section 8.16 shall cease to apply at such time as the Corporation becomes obligated to file reports with the SEC under Section 13 or Section 15(d) of the Exchange Act or as a voluntary filer pursuant to contractual obligations (so long as the Corporation makes such filings).

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives, or are deemed to have executed this Agreement, as of the Effective Date.

CORPORATION:

ALLIED NEVADA GOLD CORP.

By:
Name:
Title:

STOCKHOLDERS:

[ ]

By:
Name:
Title:

Exhibit A

Second Amended and Restated

Bylaws of the Corporation

Exhibit B

Second Amended and Restated

Certificate of Incorporation of the Corporation

Exhibit C

Form of Joinder Agreement

This Joinder Agreement (this “Joinder”) is executed pursuant to the terms of that certain Stockholders Agreement dated as of [                 ], 2015 (as amended, the “Agreement”), by and among Allied Nevada Gold Corp. (the “Corporation”) and the Stockholders (as defined in the Agreement). Capitalized terms used and not defined herein shall have the meanings set forth in the Agreement. By the execution of this Joinder, the undersigned agrees as follows:

(1) Acknowledgement. The undersigned acknowledges that the undersigned is acquiring Common Stock subject to the terms and conditions of the Agreement.

(2) Agreement. The undersigned agrees that for all purposes of the Agreement the undersigned shall, effective as of the date hereof, be bound by all of the terms and provisions thereof, with the same force and effect as if the undersigned were originally a party thereto as a “Stockholder” (as defined in the Agreement).

The address and facsimile number to which notices required or permitted by the Agreement may be sent to the undersigned is as follows:

Facsimile No.:
Address:

Date:
Name: